As filed with the Securities and Exchange Commission on November 23, 2007
Registration Statement No. 333-145141

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM S-1/A
Amendment No. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_________________

Midway Gold Corp.
(Exact name of Registrant as specified in its charter)

British Columbia (State or jurisdiction of incorporation or organization)	1040 (Primary Standard Industrial Classification Code Number)	98-0459178 (I.R.S. Employee Identification No.)
Unit 1 – 15782 Marine Drive White Rock, British Columbia, Canada V4B 1E6 (Address of principal executive offices)		(604) 536-2711 (Registrant’s telephone number, including area code)

Dorsey & Whitney LLP
Republic Plaza, Suite 4700
370 Seventeenth St. Denver, CO 80202

(303) 629-3400
(Name, address and telephone number of agent for service)

_________________

Copy to:

Kenneth G. Sam, Esq.
Dorsey & Whitney LLP
Republic Plaza, Suite 4700
370 Seventeenth St. Denver, CO 80202
(303) 629-3445

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

_________________

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.   ☒

_________________

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

_________________

If  this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

_________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

_________________

CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common shares to be offered for resale by the selling shareholders	7,450,000	$2.79(1)	$20,785,500(1)	$639

Common shares acquirable upon exercise of warrants to be offered for resale by the selling shareholders (2)	1,000,000	$2.89(2)	$2,890,000	$89

TOTAL	8,450,000		$23,675,500	$728(3)

(1)

Estimated pursuant to Rule 457(c) under the U.S. Securities Act of 1933, as amended, solely for purposes of calculating amount of registration fee, based on an average of the high and low sales prices equal to Cdn$2.89 of the Registrant’s common shares on July 24, 2007, as quoted on the TSX Venture Exchange.  Based on a Cdn$  to US$ conversion rate of Cdn$1.0372 as of July 24, 2007, based on the noon buying rate in New York City for cable transfers payable in Canadian Dollars and certified for customs purposes by the Federal Reserve Bank of New York.

(2)

Consisting of 1,000,000 shares of common shares issuable upon the exercise of warrants issued on November 10, 2006, with each whole warrant exercisable into one common share for a period of 12 months from the date of issue at an exercise price of Cdn$3.00 per share.  Estimated pursuant to Rule 457(g) under the U.S. Securities Act of 1933, as amended, solely for the purposes of calculating the registration fee, based on an exercise price of Cdn$3.00 per share, the highest exercise price for the warrants over the term of the warrants.  Based on a Cdn$  to US$ conversion rate of Cdn$1.0372 as of July 24, 2007, based on the noon buying rate in New York City for cable transfers payable in Canadian Dollars and certified for customs purposes by the Federal Reserve Bank of New York.

(3)

Filing fees were calculated based on estimates pursuant to Rule 457(c) under the U.S. Securities Act of 1933, as amended.  Filing fees were previously paid in connection with the initial filing with the Securities and Exchange Commission on August 6, 2007.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended (the “Securities Act”), or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ii

The information contained in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these shares, and the selling shareholders are not soliciting an offer to buy these shares in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Midway Gold Corp.

Subject To Completion: Dated November 23, 2007

8,450,000 Shares of Common shares

This is a public offering up to 8,450,000 shares of the common shares, no par value, of Midway Gold Corp. All of the shares being offered, when sold, will be sold by selling shareholders as listed in this prospectus beginning on page 20 of this prospectus. The price at which the selling shareholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.

The common shares registered for resale under this registration statement include:

•

7,450,000 common shares held by selling shareholders; and

•

1,000,000 common shares issuable upon the exercise of 1,000,000 warrants issued on November 10, 2006, with each whole warrant exercisable for one share of common shares for a period of 12 months from the issue date at an exercise price of Cdn$3.00 per share.

We will not receive any proceeds from the sale or distribution of the common shares by the selling shareholders.  If the warrants are exercised in full the Company will receive proceeds from the exercise equal to Cdn$3.00 per share for aggregate consideration of Cdn$3,000,000.

Our common shares is quoted on the TSX Venture Exchange (the “TSX.V”) under the symbol “MDW”. On November 22, 2007, the closing sale price for our common shares on the TSX. V was Cdn$3.15 (US$3.18 based on a noon exchange rate of $0.9894 on November 21, 2007 as reported by the United States Federal Reserve Bank of New York for the conversion of Canadian dollars into United States dollars).  There is no trading market for our common shares in the United States, and we cannot assure you that any trading market will develop in the United States in the foreseeable future, if at all.

Investing in our common shares involves significant risks.  See “Risk Factors and Uncertainties” beginning on page 9 of this prospectus.

These securities have not been approved or disapproved by the Securities Exchange Commission or any state securities commission nor has the Securities Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

SUMMARY INFORMATION

3

FINANCIAL INFORMATION AND ACCOUNTING PRINCIPLES

3

RISK FACTORS AND UNCERTAINTIES

9

FORWARD-LOOKING STATEMENTS

17

USE OF PROCEEDS

18

SELLING SECURITY HOLDERS

18

PLAN OF DISTRIBUTION

22

DESCRIPTION OF SECURITIES

23

U.S. FEDERAL INCOME TAX CONSIDERATIONS

24

DESCRIPTION OF THE BUSINESS

29

DESCRIPTION OF PROPERTY

55

LEGAL PROCEEDINGS

56

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

56

SELECTED FINANCIAL DATA

57

MANAGEMENT’S DISCUSSION AND ANALYSIS

59

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

AND FINANCIAL DISCLOSURE

70

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

70

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

70

EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE

72

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

81

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

82

FINANCIAL STATEMENTS

85

THE SEC’S POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITIES

174

TRANSFER AGENT AND REGISTRAR

174

LEGAL MATTERS

174

WHERE YOU CAN FIND MORE INFORMATION

174

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

174

SIGNATURES

174

This summary does not contain all of the information you should consider before buying shares of our common stock. You should read the entire prospectus carefully, especially the “Risk Factors and Uncertainties” section and our consolidated financial statements and the related notes appearing at the end of this prospectus, before deciding to invest in shares of our common stock.

SUMMARY INFORMATION

THE OFFERING

This is an offering of up to 8,450,000 shares of our common shares by certain selling shareholders.

Shares Offered By the Selling Shareholders	8,450,000 shares of common shares, no par value
Offering Price	Determined at the time of sale by the selling shareholders
Common Shares Outstanding as of October 29, 2007	48,583,882 shares(1)
Use of Proceeds	We will not receive any of the proceeds of the shares offered by the selling shareholders. We intend to use the proceeds from the exercise of warrants, if any, for general working capital purposes.
Dividend Policy	We currently intend to retain any future earnings to fund the development and growth of our business. Therefore, we do not currently anticipate paying cash dividends on our common shares.
TSX Venture Exchange Symbol(2)	MDW

(1)

Outstanding common shares excludes shares of common shares acquirable upon exercise of the following convertible securities issued and outstanding as of October 29, 2007:

•

3,761,500 common shares acquirable upon exercise of options at exercise prices ranging from Cdn$0.80 to Cdn$3.20 per share; and

•

1,108,500 common shares acquirable upon exercise of warrants at exercise prices ranging from Cdn$1.42856 to Cdn$3.00 per share.

(2)

There is no trading market for our common shares in the United States, and we cannot assure you that any trading market will develop in the United States in the foreseeable future, if at all.

FINANCIAL INFORMATION AND ACCOUNTING PRINCIPLES

In this prospectus all references to “$” means the U.S. dollar.  All references to “Cdn$” refers to the Canadian dollar, and unless otherwise indicated all currency amounts in this prospectus are stated in Canadian dollars.  All Midway financial statements have been prepared in accordance with accounting principles generally accepted in the United States and are reported in Canadian dollars.  All Pan-Nevada financial statements have been prepared in accordance with accounting principles generally accepted in Canada and are reported in Canadian dollars.

SELECTED FINANCIAL DATA

The selected financial data of Midway for the years ended December 31, 2006, 2005, 2004, 2003 and 2002, and the three and nine months ended September 30, 2007 and 2006, reflected in the following table, have been derived from the audited consolidated financial statements of Midway and the interim unaudited financial statements for Midway, which are included elsewhere in this prospectus.  The selected financial data for the  pro forma financial information for Midway giving effect to the Arrangement to acquire Pan-Nevada as of December 31, 2006, reflected in the following table, have been derived from the unaudited condensed pro forma financial statements of Midway, which are included elsewhere in this prospectus and should be read in conjunction with the description of the Arrangement contained in this prospectus.  The consolidated financial statements of Midway, which have been prepared in accordance with United States Generally Accepted Accounting Principles (GAAP), the application of which, in the case of Midway, conforms in all material respects for the periods presented with Canadian GAAP.

The selected financial data should be read in conjunction with the consolidated financial statements and other financial information included elsewhere in this prospectus.

Midway has not declared any dividends on its common shares since incorporation and does not anticipate that it will do so in the foreseeable future.  The present policy of Midway is to retain future earnings for use in its operations and the expansion of its business.

	Midway Gold Corp. Selected Financial Data (Cdn$ in 000s, except per share data)
	Unaudited Pro Forma Year Ended December 31, 2006(1)	Unaudited ProForma Nine Months Ended September 30, 2007	Year Ended December 31					Unaudited Three Months Ended		Unaudited Nine Months Ended
			2006	2005	2004	2003	2002	September 30		September 30
								2007	2006	2007	2006
Statement Of Operations And Deficit
Operating Revenues	nil	nil	nil	nil	nil	nil	nil	nil	nil	nil	nil

Interest Income	220	255	197	42	9	7	12	(86)	(64)	(248)	(123)

Net Loss for the Period	9,758	8,857	7,241	4,403	2,995	1,575	2,276	3,547	2,147	8,336	5,407

Basic & Diluted Loss per common share	0.25	0.21	0.23	0.18	0.16	0.09	0.28	0.08	0.06	0.20	0.17

Dividends Declared	nil	nil	nil	nil	nil	nil	nil	nil	nil	nil	nil

(1)

Pro forma financial information presented assuming the Arrangement to acquire Pan Nevada was consummated at January 1, 2006, the beginning of the fiscal year ended December 31, 2006.  The unaudited pro forma financial data are not necessarily indicative of Midway’s consolidated financial position and results from operations if the events reflected therein had been in effect for the year ended December 31, 2006, nor do they purport to project Midway’s consolidated financial position or results from operations for any future periods.  The pro forma consolidated financial statements are based on certain assumptions and adjustments, including the non-recurring expenditures related to the Arrangement.

	At December 31					Unaudited At September 30, 2007
Balance Sheet	2006	2005	2004	2003	2002
Total Assets	16,695	8,143	6,960	6,408	6,537	56,543

Working Capital (deficit)	8,127	1,094	357	429	706	6,997

Mineral Properties	7,679	6,601	6,167	5,842	5,725	47,376

Net Assets	16,088	7,164	6,615	6,303	6,453	47,683

Shareholders’ Equity	16,088	7,164	5,179	4,307	4,457	47,683

Weighted Average Number of Shares Outstanding 000’s	32,000	24,064	19,037	17,171	8,229	41,984

EXCHANGE RATE INFORMATION

The table below sets forth the average rate of exchange for the Canadian Dollar at the end of the five most recent calendar years ended December 31st.  The table also sets forth the high and low rate of exchange for the Canadian Dollar at the end of the eight most recent months.  For purposes of this table, the rate of exchange means the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York.  The table sets forth the number of Canadian dollars required under that formula to buy one U.S. Dollar.  The average rate means the average of the exchange rates on the last day of each month during the period.

Canadian Dollar / US Dollar

	Year Ended December 31
	2006	2005	2004	2003	2002
Average for Period	1.13	1.21	1.30	1.39	1.57

	Sept 2007	August 2007	July 2007	June 2007	May 2007	April 2007	March 2007	February 2007	January 2007
High for Period	1.05	1.08	1.07	1.07	1.11	1.15	1.18	1.19	1.18
Low for Period	0.99	1.05	1.04	1.06	1.06	1.10	1.15	1.16	1.17

The noon rate of exchange on November 21, 2007 as reported by the United States Federal Reserve Bank of New York for the conversion of Canadian dollars into United States dollars was $0.9894 (US$1.00 = Cdn$1.0107).

METRIC CONVERSION TABLE

For ease of reference, the following conversion factors are provided:

Metric Unit	U.S. Measure	U.S. Measure	Metric Unit

1 hectare	2.471 acres	1 acre	0.4047 hectares
1 metre	3.2881 feet	1 foot	0.3048 metres
1 kilometre	0.621 miles	1 mile	1.609 kilometres
1 gram	0.032 troy oz.	1 troy ounce	31.1 grams
1 kilogram	2.205 pounds	1 pound	0.4541 kilograms
1 tonne	1.102 short tons	1 short ton	0.907 tonnes
1 gram/tonne	0.029 troy ozs./ton	1 troy ounce/ton	34.28 grams/tonne

GLOSSARY OF MINING TERMS

S.E.C Industry Guide	National Instrument 43-101

Reserve: That part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. The United States Securities and Exchange Commission requires a final or full Feasibility Study to support either Proven or Probable Reserves and does not recognize other classifications of mineralized deposits.

Mineral Reserve: The economically mineable part of a Measured or Indicated Mineral Resource demonstrated by at least a Preliminary Feasibility study.  This study must include adequate information on mining, processing, metallurgical, economic, and other relevant factors that demonstrate, at the time of reporting, that economic extraction can be justified.

Proven (Measured) Reserves: Reserves for which a quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; grade and/or quality are computed from the results of detailed sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth, and mineral content of reserves are well established.

Proven Mineral Reserve: The economically mineable part of a Measured Mineral Resource demonstrated by at least a Preliminary Feasibility study. This study must include adequate information on mining, processing, metallurgical, economic and other relevant factors that demonstrate, at the time of reporting, that economic extraction is justified.

Probable (Indicated) Reserves: For which quantity and grade and/or quality are computed from information similar to that used for proven (measured) reserves, but the sites for inspection, sampling and measurement are farther apart or are otherwise less adequately spaced.  The degree of assurance, although lower than that for proven (measured) reserves, is high enough to assume continuity between points of observation.

Probable Mineral Reserve: The economically mineable part of an indicated, and in some circumstances, a Measured Mineral Resource, demonstrated by at least a Preliminary Feasibility Study. This study must include adequate information on mining, processing, metallurgical, economic, and other relevant factors that demonstrate, at the time of reporting, that economic extraction can be justified.

Information concerning the properties and operations of Pan-Nevada and Midway has been prepared in accordance with Canadian standards, and may not be comparable to similar information for United States companies.  National Instrument 43-101, Standards of Disclosure for Mineral Projects (“NI 43-101”) provides guidelines for use of the terms “Mineral Resource” and “ Mineral Reserve” which are Canadian mining terms defined in accordance with under the guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) Standards on Mineral Resources and Mineral Reserves Definitions and guidelines adopted by the CIM.

While the terms “Mineral Resource”, “Measured Mineral Resource”, “Indicated Mineral Resource” and “Inferred Mineral Resource” are recognized and required by Canadian regulations, they are not defined terms under standards in the United States.  As such, certain of the information contained in this prospectus concerning descriptions of mineralization and resources under Canadian standards is not comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements of the United States Securities and Exchange Commission (the “SEC”).  “Indicated Mineral Resource” and “Inferred Mineral Resource” have a great amount of uncertainty as to their existence and a great uncertainty as to their economic and legal feasibility.  It can not be assumed that all or any part of an “Indicated Mineral Resource” or “Inferred Mineral Resource” will ever be upgraded to a higher category.  Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves.

In addition, the prospectus contains information about certain historical resources and reserves on Pan-Nevada's Pan Gold project.  These historical estimates were made prior to the inception of NI 43-101 and have not been verified as Mineral Resources or Mineral Reserves pursuant to NI 43-101, are not being treated as current Mineral Resources or Mineral Reserves as defined in NI 43-101.  While Pan-Nevada considers these estimates to be relevant, it has not verified the estimates in accordance with NI 43-101 and therefore cannot confirm the estimations of the resources or reserves.

The historic resources and reserves described in this prospectus are also not defined terms under standards in the United States.  As such, this information concerning descriptions of mineralization is not comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements of the SEC.

It can not be assumed that all or any part of an historical resource or reserve will ever be current NI 43-101 resources or reserves or ever be upgraded to a higher category.  Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves.

SUMMARY OF OUR BUSINESS

Midway Gold Corp. (“Midway”, “we”, “us”) was incorporated under the Company Act (British Columbia) on May 14, 1996, under the name Neary Resources Corporation. On October 8, 1999, Midway changed its name to Red Emerald Resource Corp. On July 10, 2002, it changed its name to Midway Gold Corp. Midway became a reporting issuer in the Province of British Columbia upon the issuance of a receipt for a prospectus on May 16, 1997. The common shares were listed on the Vancouver Stock Exchange (a predecessor of the TSX Venture Exchange) on May 29, 1997. On July 1, 2001, Midway became a reporting issuer in the Province of Alberta pursuant to Alberta BOR#51-501.  Midway’s shares are currently listed on the TSX.V under the symbol “MDW.”

Midway is an exploration stage company engaged in the acquisition, exploration, and, if warranted, development of gold and silver mineral properties in North America. It is our objective to identify mineral prospects of merit, conduct preliminary exploration work, and if results are positive, conduct advanced exploration and, if warranted, development work. Our mineral properties are all located in Nevada. The Midway and Spring Valley gold properties are exploratory stage projects and have identified gold mineralization and the Thunder Mountain project is an earlier stage gold and silver exploration project.  On April 16, 2007, we completed the acquisition of Pan-Nevada Gold Corporation thereby acquiring its exploratory stage Pan Gold project and the Monte, Afgan, KDK, Maggie Creek and Jessup, each early stage gold exploration projects.

The corporate organization chart for Midway as of the date of this prospectus is as follows:

This prospectus provides information regarding Midway.

Our corporate office in Canada is located at Unit 1 - 15782 Marine Drive, White Rock, B.C. V4B 1E6, and our corporate office phone number is 604-536-2711.  Our registered office in Canada is located at Suite 2800, 666 Burrard Street, Vancouver, British Columbia, V6C 2Z1.  Our operations office in the United States is located at 600 Lola Street, Suite 10, Helena, Montana 59601.  Our agent for service of process is Dorsey & Whitney LLP, 370 17th Street, Suite 4700 Republic Plaza, Denver, Colorado, 80202, and our registered agent’s phone number is 303-629-3400.  We maintain a website at www.midwaygold.com.  Information contained on our website is not part of this prospectus.

RISK FACTORS AND UNCERTAINTIES

RISKS RELATED TO MIDWAY’S BUSINESS

Readers should carefully consider the risks and uncertainties described below before deciding whether to invest in our common shares.

Our failure to successfully address the risks and uncertainties described below would have a material adverse effect on our business, financial condition and/or results of operations, and the trading price of our common shares may decline and investors may lose all or part of their investment.  We cannot assure you that we will successfully address these risks or other unknown risks that may affect our business.

Estimates of mineralized material are forward-looking statements inherently subject to error.  Unforeseen events and uncontrollable factors can have a significant impact on mineralized material estimates and actual results may differ from estimates.

We will require additional financing to fund exploration and, if warranted, development

We have not commenced commercial production on any of our mineral properties.  We have no revenues from operations and anticipate we will have no operating revenues until we place one or more of our properties into production.  All of our properties are in the exploration stage, which means that we have known mineral reserves on our properties.  We currently do not have sufficient funds to fully complete exploration and development work on any of our properties, which means that we will be required to raise additional capital, enter into joint venture relationships or find alternative means to finance placing one or more of our properties into commercial production, if warranted.  Currently, we estimate that we have sufficient cash on hand to fund the completion of our current drilling programs, permitting and general and administrative expenses for approximately 10 months.  However, we may experience unexpected delays or cost overruns, which may require additional financing.

Failure to obtain sufficient financing may result in the delay or indefinite postponement of exploration, and, development or production on one or more of our properties and any properties we may acquire in the future or even a loss of property interests.  This includes our leases over claims covering the principal deposits on our properties, which may expire unless we expend minimum levels of expenditures over the terms of such leases. We cannot be certain that additional capital or other types of financing will be available if needed or that, if available, the terms of such financing will be favorable or acceptable to us.  Future financings may cause dilution to our shareholders.

We have no history of producing metals from our mineral properties.

We have no history of producing metals from any of our properties.  Our properties are all exploration stage properties in various stages of exploration.  Our Midway, Spring Valley, Pan and Afgan properties are exploratory stage exploration projects with identified gold mineralization, and our Thunder Mountain, Jessup, KDK, Maggie Creek and Monte projects are each early stage exploration projects.  Advancing properties from exploration into the development stage requires significant capital and time and successful commercial production from a property, if any, will be subject to completing feasibility studies, permitting and construction of the mine, processing plants, roads, and other related works and infrastructure.  As a result, we are subject to all of the risks associated with developing and establishing new mining operations and business enterprises including:

▪

completion of feasibility studies to verify reserves and commercial viability, including the ability to find sufficient gold reserves to support a commercial mining operation;

▪

the timing and cost, which can be considerable, of further exploration, preparing feasibility studies, permitting and construction of infrastructure, mining and processing facilities;

▪

the availability and costs of drill equipment, exploration personnel, skilled labor and mining and processing equipment, if required;

▪

the availability and cost of appropriate smelting and/or refining arrangements, if required;

▪

compliance with environmental and other governmental approval and permit requirements;

▪

the availability of funds to finance exploration, development and construction activities, as warranted;

▪

potential opposition from non-governmental organizations, environmental groups, local groups or local inhabitants which may delay or prevent development activities; and

▪

potential increases in exploration, construction and operating costs due to changes in the cost of fuel, power, materials and supplies.

The costs, timing and complexities of exploration, development and construction activities may be increased by the location of our properties and demand by other mineral exploration and mining companies.  It is common in exploration programs to experience unexpected problems and delays during drill programs and, if warranted, development, construction and mine start-up.  Accordingly, our activities may not result in profitable mining operations and we may not succeed in establish mining operations or profitably producing metals at any of our properties.

Mining and resource exploration is inherently dangerous and subject to conditions or events beyond our control, which could have a material adverse effect on our business and plans.

Mining and mineral exploration involves various types of risks and hazards, including:

▪

environmental hazards;

▪

power outages;

▪

metallurgical and other processing problems;

▪

unusual or unexpected geological formations;

▪

flooding, fire, explosions, cave-ins, landslides and rock-bursts;

▪

inability to obtain suitable or adequate machinery, equipment, or labor;

▪

metals losses; and

▪

periodic interruptions due to inclement or hazardous weather conditions.

These risks could result in damage to, or destruction of, mineral properties, production facilities or other properties, personal injury, environmental damage, delays in mining, increased production costs, monetary losses and possible legal liability. We may not be able to obtain insurance to cover these risks at economically feasible premiums. Insurance against certain environmental risks, including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from production, is not generally available to us or to other companies within the mining industry. We may suffer a material adverse effect on our business if we incur losses related to any significant events that are not covered by our insurance policies.

The figures for our resources are estimates based on interpretation and assumptions and may yield less mineral production under actual conditions than is currently estimated.

Unless otherwise indicated, mineralization figures presented in this prospectus and in our filings with securities regulatory authorities, press releases and other public statements that may be made from time to time are based upon estimates made by independent geologists and our internal geologists.  When making determinations about whether to advance any of our projects to development, we must rely upon such estimated calculations as to the mineral reserves and grades of mineralization on our properties.  Until ore is actually mined and processed, mineral reserves and grades of mineralization must be considered as estimates only.

Estimates can be imprecise and depend upon geological interpretation and statistical inferences drawn from drilling and sampling analysis, which may prove to be unreliable. We cannot assure you that:

▪

these estimates will be accurate;

▪

resource or other mineralization estimates will be accurate; or

▪

this mineralization can be mined or processed profitably.

Any material changes in mineral resource estimates and grades of mineralization will affect the economic viability of placing a property into production and a property’s return on capital.

Because we have not completed feasibility studies on any of our properties and have not commenced actual production, mineralization estimates, including resource estimates, for our properties may require adjustments or downward revisions.  In addition, the grade of ore ultimately mined, if any, may differ from that indicated by our feasibility studies and drill results.  Minerals recovered in small scale tests may not be duplicated in large scale tests under on-site conditions or in production scale.

The resource estimates contained in this prospectus have been determined and valued based on assumed future prices, cut-off grades and operating costs that may prove to be inaccurate.  Extended declines in market prices for gold, silver or other commodities may render portions of our mineralization and resource estimates uneconomic and result in reduced reported mineralization or adversely affect the commercial viability determinations we reach. Any material reductions in estimates of mineralization, or of our ability to extract this mineralization, could have a material adverse effect on our share price and the value of our properties.

There are differences in U.S. and Canadian practices for reporting reserves and resources.

Our reserve and resource estimates are not directly comparable to those made in filings subject to Securities and Exchange Commission or SEC reporting and disclosure requirements, as we generally report reserves and resources in accordance with Canadian practices. These practices are different from the practices used to report reserve and resource estimates in reports and other materials filed with the SEC. It is Canadian practice to report measured, indicated and inferred resources, which are generally not permitted in disclosure filed with the SEC. In the United States, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. Investors are cautioned not to assume that all or any part of measured or indicated resources will ever be converted into reserves. Further, “inferred resources” have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. Disclosure of “contained ounces” is permitted disclosure under Canadian regulations; however, the SEC only permits issuers to report “resources” as in place tonnage and grade without reference to unit measures.

Accordingly, information concerning descriptions of mineralization, reserves and resources contained in this prospectus, or in the documents incorporated herein by reference, may not be comparable to information made public by other United States companies subject to the reporting and disclosure requirements of the SEC.

Our exploration activities on our properties may not be commercially successful, which could lead us to abandon our plans to develop the property and our investments in exploration.

Our long-term success depends on our ability to identify mineral deposits on our existing properties and other properties we may acquire, if any, that we can then develop into commercially viable mining operations. Mineral exploration is highly speculative in nature, involves many risks and is frequently nonproductive. These risks include unusual or unexpected geologic formations, and the inability to obtain suitable or adequate machinery, equipment or labor. The success of gold, silver and other commodity exploration is determined in part by the following factors:

▪

the identification of potential mineralization based on surficial analysis;

▪

availability of government-granted exploration permits;

▪

the quality of our management and our geological and technical expertise; and

▪

the capital available for exploration.

Substantial expenditures are required to establish proven and probable reserves through drilling and analysis, to develop metallurgical processes to extract metal, and to develop the mining and processing facilities and infrastructure at any site chosen for mining. Whether a mineral deposit will be commercially viable depends on a number of factors, which include, without limitation, the particular attributes of the deposit, such as size, grade and proximity to infrastructure; metal prices, which fluctuate widely; and government regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. We may invest significant capital and resources in exploration activities and abandon such investments if we are unable to identify commercially exploitable mineral reserves. The decision to abandon a project may have an adverse effect on the market value of our securities and the ability to raise future financing.

We may encounter archaeological issues and claims relating to our Midway property, which may delay our ability to conduct further exploration or developmental activities or could affect our ability to place the property into commercial production, if warranted

Our exploration and development activities may be delayed due to the designation of a portion of the Midway property as a site of archaeological significance.  A cultural inventory of the Midway project has identified a prehistoric site associated with a dune field in the Ralston Valley, adjacent to the Midway property.  An intensive cultural and geomorphological inspection was conducted of the project area to determine archaeologically significant areas.  Techniques and methods used during the inventory were sufficient to identify most cultural resources and features in the area.  Should sufficient mineral resources be identified on the Midway property, a complete archaeological inventory and evaluation would be required, including the possibility of curating the site.

Our Midway property is in close proximity to a municipal water supply, which may delay our ability to conduct further exploration or developmental activities or could affect our ability to place the property into commercial production, if warranted

The Midway Property lies within a basin from which the town of Tonopah obtains its municipal water supply.  To date, Midway's exploration activities have not been restricted due to the proximity of the activities to this basin.  As Midway's exploration and development activities expand, there is an increased risk that the activities may interfere with the water supply.  As part of the mining development work on the Midway Property, Midway may need to complete a hydrologic review of the basin and establish a strategy for preventing exploration and development activities from interfering with the water supply.  Any damage to or contamination of the water supply caused by Midway's activities could result in Midway incurring significant liability.  We cannot predict the magnitude of such liability or the impact of such liability on our business, prospects or financial condition.  If it is established that the same aquifer which provides Tonopah with its municipal water supply also underlies the Midway Property, Midway's planned exploration and development activities may be restricted and could affect our ability to place the property into commercial production, if warranted.

Changes in the market price of gold, silver and other metals, which in the past has fluctuated widely, will affect the profitability of our operations and financial condition.

Our profitability and long-term viability depend, in large part, upon the market price of gold and other metals and minerals produced from our mineral properties. The market price of gold and other metals is volatile and is impacted by numerous factors beyond our control, including:

▪

expectations with respect to the rate of inflation;

▪

the relative strength of the U.S. dollar and certain other currencies;

▪

interest rates;

▪

global or regional political or economic conditions;

▪

supply and demand for jewelry and industrial products containing metals; and

▪

sales by central banks and other holders, speculators and producers of gold and other metals in response to any of the above factors.

We cannot predict the effect of these factors on metal prices. Gold and silver prices have fluctuated during the last several years.  The price of gold (London Fix) has ranged from $608 to $788.50 per ounce during the period from January 1 through November 19, 2007, closing at $778.85 on November 19, 2007.  The price of silver (London Fix) has ranged from $11.67 to $14.58 per ounce from January 1 through November 19, 2007, closing at $14.52 on November 19, 2007.  The price of gold was $513 per ounce at December 31, 2005, and during 2006 has had a high of $725 and a low of $525.  The price of gold was $632 per ounce on December 31, 2006.  The price of silver also improved from $8.83 per ounce at December 31, 2005 to close at December 31, 2006 at $12.90 per ounce, with a yearly high of $14.94, with a low of $8.83, during 2006.  Historically, gold prices ranged from $536.50 to $411.10 per ounce in 2005 and from $454.20 to $375.00 per ounce in 2004; and silver prices have ranged from $9.22 to $6.39 per ounce in 2005 and from $8.29 to $5.49 per ounce in 2004.

A decrease in the market price of gold and other metals could affect the commercial viability of our properties and our anticipated development of such properties in the future.  Lower gold prices could also adversely affect our ability to finance exploration and development of our properties.

We do not maintain insurance with respect to certain high-risk activities, which exposes us to significant risk of loss

Mining operations generally involve a high degree of risk.  Hazards such as unusual or unexpected formations or other conditions are often encountered.  Midway may become subject to liability for pollution, cave-ins or hazards against which it cannot insure or against which it cannot maintain insurance at commercially reasonable premiums.  Any significant claim would have a material adverse effect on Midway's financial position and prospects.  Midway is not currently covered by any form of environmental liability insurance, or political risk insurance, since insurance against such risks (including liability for pollution) is prohibitively expensive.  Midway may have to suspend operations or take cost interim compliance measures if Midway is unable to fully fund the cost of remedying an environmental problem, if it occurs.

We may not be able to obtain all required permits and licenses to place any of our properties into production

Our current and future operations, including development activities and commencement of production, if warranted, require permits from governmental authorities and such operations are and will be governed by laws and regulations governing prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. Companies engaged in property exploration and the development or operation of mines and related facilities generally experience increased costs, and delays in production and other schedules as a result of the need to comply with applicable laws, regulations and permits.  We cannot predict if all permits which we may require for continued exploration, development or construction of mining facilities and conduct of mining operations will be obtainable on reasonable terms or that such laws and regulations.  Costs related to applying for and obtaining permits and licenses may be prohibitive and could delay our planned exploration and development activities.  Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions.

Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.  Amendments to current laws, regulations and permits governing operations and activities of mining companies, or more stringent implementation thereof, could have a material adverse impact on our operations and cause increases in capital expenditures or production costs or reduction in levels of production at producing properties or require abandonment or delays in development of new mining properties.

We face risks associated with the claims by a third-party related to the title to the property acquired from Seymork Property Interest by our subsidiary, MGC Resources Inc.

In May 2006 our wholly-owned Nevada subsidiary, MGC Resources Inc., purchased additional property from Seymork Investments Ltd. for $200,000 to expand the Spring Valley project in Nevada.  The acquired property represents about 4% of the surface area of the Spring Valley project.  In 1997 as a part of a loan arrangement, Emma Wagner transferred title of the acquired property to Seymork.  Seymork alleges it was a sale, Wagner alleges it was collateral for a loan.  In 1998 the parties entered into another loan arrangement whereby this time Wagner lent Seymork funds, using title to the acquired property as security for the loan.  Later, Wagner assigned the rights to the loan to a group represented by Wallace D. Stephens.  The loan was not repaid and in March 2006 Stephens sought to foreclose its interest against Seymork. In June 2006 Wagner brought a cross claim in the lawsuit against Seymork alleging that Wagner was the rightful owner of the disputed interest.  We joined the lawsuit in order to protect our interests in the disputed interest.  If the court determines that Wagner was the rightful owner of the property, then we will lose title to the property purchased from Seymork and will write off the purchase price of $200,000.

While we believe that we have a credible basis for maintaining our title to the acquired property, we may lose this property interest.

We are subject to significant governmental regulations, which affect our operations and costs of conducting our business

Our current and future operations are and will be governed by laws and regulations, including:

▪

laws and regulations governing mineral concession acquisition, prospecting, development, mining and production;

▪

laws and regulations related to exports, taxes and fees;

▪

labor standards and regulations related to occupational health and mine safety;

▪

environmental standards and regulations related to waste disposal, toxic substances, land use and environmental protection;

▪

and other matters.

Companies engaged in exploration activities often experience increased costs and delays in production and other schedules as a result of the need to comply with applicable laws, regulations and permits.  Failure to comply with applicable laws, regulations and permits may result in enforcement actions, including the forfeiture of claims, orders issued by regulatory or judicial authorities requiring operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or costly remedial actions.  We may be required to compensate those suffering loss or damage by reason of its mineral exploration activities and may have civil or criminal fines or penalties imposed for violations of such laws, regulations and permits.

Existing and possible future laws, regulations and permits governing operations and activities of exploration companies, or more stringent implementation, could have a material adverse impact on our business and cause increases in capital expenditures or require abandonment or delays in exploration.

Our activities are subject to environmental laws and regulations that may increase our costs of doing business and restrict our operations.

All phases of our operations are subject to environmental regulation in the jurisdictions in which it operates. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees.  These laws address emissions into the air, discharges into water, management of waste, management of hazardous substances, protection of natural resources, antiquities and endangered species and reclamation of lands disturbed by mining operations.  Compliance with environmental laws and regulations and future changes in these laws and regulations may require significant capital outlays and may cause material changes or delays in our operations and future activities. It is possible that future changes in these laws or regulations could have a significant adverse impact on our properties or some portion of our business, causing us to re-evaluate those activities at that time.

Land reclamation requirements for our properties may be burdensome and expensive.

Although variable depending on location and the governing authority, land reclamation requirements are generally imposed on mineral exploration companies (as well as companies with mining operations) in order to minimize long term effects of land disturbance.

Reclamation may include requirements to:

▪

control dispersion of potentially deleterious effluents; and

▪

reasonably re-establish pre-disturbance land forms and vegetation.

In order to carry out reclamation obligations imposed on us in connection with our potential development activities, we must allocate financial resources that might otherwise be spent on further exploration and development programs. We plan to set up a provisions for our reclamation obligations on our properties, as appropriate, but this provision may not be adequate. If we are required to carry out unanticipated reclamation work, our financial position could be adversely affected.

Increased competition could adversely affect our ability to attract necessary capital funding or acquire suitable producing properties or prospects for mineral exploration in the future.

The mining industry is intensely competitive.  Significant competition exists for the acquisition of properties producing, or capable of producing, gold or other metals.  We may be at a competitive disadvantage in acquiring additional mining properties because we must compete with other individuals and companies, many of which have greater financial resources, operational experience and technical capabilities than us.  We may also encounter increasing competition from other mining companies in our efforts to hire experienced mining professionals.  Competition for exploration resources at all levels is currently very intense, particularly affecting the availability of manpower, drill rigs, mining equipment and production equipment. Increased competition could adversely affect our ability to attract necessary capital funding or acquire suitable producing properties or prospects for mineral exploration in the future.

We compete with larger, better capitalized competitors in the mining industry.

The mining industry is competitive in all of its phases, including financing, technical resources, personnel and property acquisition. It requires significant capital, technical resources, personnel and operational experience to effectively compete in the mining industry.  Because of the high costs associated with exploration, the expertise required to analyze a project’s potential and the capital required to develop a mine, larger companies with significant resources may have a competitive advantage over us.  We face strong competition from other mining companies, some with greater financial resources, operational experience and technical capabilities than us. As a result of this competition, we may be unable to maintain or acquire financing, personnel, technical resources or attractive mining properties on terms we consider acceptable or at all.

Midway may enter into joint venture and option agreements with other parties, which could decrease our ownership interest and control over such properties

We may, in the future, be unable to meet its share of costs incurred under option or joint venture agreements to which it is a party and we may have our interest in the properties subject to such agreements reduced or terminated as a result.  Furthermore, if other parties to such agreements do not meet their share of such costs, we may be unable to finance the cost required to complete recommended programs.  In many joint ventures or option arrangements, we would give up control over decisions to commence work and the timing of such work, if any.

Our directors and officers may have conflicts of interest as a result of their relationships with other companies.

Certain or our officers and directors are also directors, officers or shareholders of other companies that are similarly engaged in the business of acquiring, developing and exploiting natural resource properties.  For example, Alan Branham, our President, CEO and Director, also serves as a director for Rocky Mountain Resources Corp.; Doris Meyer, our CFO and Corporate Secretary, also serves as an officer and/or director of  AuEx Ventures, Inc., Chief Financial Officer and Corporate Secretary; Crescent Resources Corp., Chief Financial Officer and Corporate Secretary; Kalimantan Gold Corporation Limited, Director and Chief Financial Officer; Miranda Gold Corp. Chief Financial Officer and Corporate Secretary; Rolling Rock Resources Corp. Chief Financial Officer and Corporate Secretary; Sunridge Gold Corp. Director, Chief Financial Officer and Corporate Secretary; Brian Bayley, a director, is also director of American Natural Energy Corporation, Arapaho Capital Corp., Cypress Hills Resource Corp., Esperanza Silver Corporation, Eurasian Minerals Inc., Greystar Resources Ltd., Kirkland Lake Gold Inc., PetroFalcon Corporation, Quest Capital Corp., Rockhaven Resources Ltd., Rocky Mountain Resources Corp., Sanu Resources Ltd., Torque Energy Inc. and TransAtlantic Petroleum Corp.; George Hawes, also serves as a director for Proginet Corporation and Rocky Mountain Resources Corp.; William Sheriff, a director, is also a director, President and CEO of Golden Predator Mines Inc., a director of Uranium One Inc. and a director of Eurasian Minerals Inc.; William Lupien, a director, is a director of Uranium One Inc.; and Brian McAlister, a director, is a director of Rocky Mountain Resources Corp.  Consequently, there is a possibility that our directors and/or officers may be in a position of conflict in the future.

We may experience difficulty attracting and retaining qualified management to meet the needs of our anticipated growth, and the failure to manage our growth effectively could have a material adverse effect on our business and financial condition

We are dependent on a relatively small number of key employees, including Alan Branham, our President and CEO and Doris Meyer, our CFO.  The loss of Mr. Branham or Ms. Meyer could have an adverse effect on Midway.  Midway does not have any key person insurance with respect to any of its key employees.

Our results of operations could be affected by currency fluctuations

We arrange our equity funding and pays most of its administrative costs in Canadian dollars.  However our properties are all located in the United States and most costs associated with these properties are paid in U.S. dollars.  There can be significant swings in the exchange rate between the U.S. and Canadian dollar. There are no plans at this time to hedge against any exchange fluctuations in currencies.

Title to our properties may be subject to other claims, which could affect our property rights and claims.

There are risks that title to our properties may be challenged or impugned. Most of our properties are located in Nevada and may be subject to prior unrecorded agreements or transfers or native land claims and title may be affected by undetected defects.  There may be valid challenges to the title of our properties which, if successful, could impair development and/or operations.  This is particularly the case in respect of those portions of the our properties in which we hold our interest solely through a lease with the claim holders, as such interest is substantially based on contract and has been subject to a number of assignments (as opposed to a direct interest in the property).

Several of the mineral rights to our properties consist of "unpatented" mining claims created and maintained in accordance with the U.S. General Mining Law. Unpatented mining claims are unique property interests, and are generally considered to be subject to greater title risk than other real property interests because the validity of unpatented mining claims is often uncertain. This uncertainty arises, in part, out of the complex federal and state laws and regulations under the U.S. General Mining Law, including the requirement of a proper physical discovery of valuable minerals within the boundaries of each claim and proper compliance with physical staking requirements.  Also, unpatented mining claims are always subject to possible challenges by third parties or validity contests by the federal government.  The validity of an unpatented mining or millsite claim, in terms of both its location and its maintenance, is dependent on strict compliance with a complex body of U.S. federal and state statutory and decisional law.  In addition, there are few public records that definitively determine the issues of validity and ownership of unpatented mining claims.

Midway may be a passive foreign investment company for United States federal income tax purposes.

Midway may be a passive foreign investment company, or "PFIC," for United States Federal income tax purposes. If so, Midway will continue to be so until it generates sufficient revenue from its mineral exploration and extraction activities.  However, the actual determination of PFIC status is fundamentally factual in nature and cannot be made until the close of the applicable taxable year.  If Midway is a PFIC, any gain recognized by a U.S. holder of common shares of Midway upon a sale or other disposition of common shares of Midway may be ordinary (rather than capital), and any resulting United States federal income tax may be increased by an interest charge. Rules similar to those applicable to dispositions generally will apply to certain excess distributions in respect of a common share of Midway.  A United States person generally may take steps to avoid these unfavourable United States federal income tax consequences.

RISKS RELATED TO MIDWAY’S SECURITIES AND THIS OFFERING

We have never declared or paid cash dividends on Midway’s common shares. We currently intend to retain future earnings to finance the operation, development and expansion of our business.

We do not anticipate paying cash dividends on Midway’s common shares in the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of Midway’s board of directors and will depend on Midway’s financial condition, results of operations, contractual restrictions, capital requirements, business prospects and other factors that our board of directors considers relevant.

Accordingly, investors will only see a return on their investment if the value of Midway’s securities appreciates.

The market for our common shares has been volatile in the past, and may be subject to fluctuations in the future.

The market price of Midway’s common shares has ranged from a high of Cdn$3.72 and a low of Cdn$2.14 during the twelve month period ended November 22, 2007. See “Market for Common Equity and Related Shareholder Matters” on page 56 of this prospectus.  We cannot assure you that the market price of our common shares will not significantly fluctuate from its current level. The market price of our common shares may be subject to wide fluctuations in response to quarterly variations in operating results, changes in financial estimates by securities analysts, or other events or factors. In addition, the financial markets have experienced significant price and volume fluctuations for a number of reasons, including the failure of the operating results of certain companies to meet market expectations that have particularly affected the market prices of equity securities of many exploration companies that have often been unrelated to the operating performance of such companies. These broad market fluctuations, or any industry-specific market fluctuations, may adversely affect the market price of our common shares. In the past, following periods of volatility in the market price of a company’s securities, class action securities litigation has been instituted against such a company.  Such litigation, whether with or without merit, could result in substantial costs and a diversion of management’s attention and resources, which would have a material adverse affect on our business, operating results and financial condition.

There is no market for our common shares in the United States and you may not be able to readily sell your common shares

There is currently no market for our common shares in the United States.  We cannot assure you that any trading market for our shares will develop in the United States.  Consequently, you may not be able to readily sell your common shares.

We are a foreign corporation and have officers and directors resident outside the United States, which could make it difficult for you to effect service of process or enforce a judgment by a U.S. court.

We are incorporated under the laws of the Province of British Columbia, Canada and some of our directors and officers are residents in jurisdictions outside the United States.  Consequently, it may be difficult for United States investors to effect service of process within the United States upon us or upon certain of our directors or officers who are not residents of the United States, or to realize in the United States upon judgments of United States courts predicated upon civil liabilities under the laws of the United States.  A judgment of a U.S. court predicated solely upon such civil liabilities would probably be enforceable in Canada by a Canadian court if the U.S. court in which the judgment was obtained had jurisdiction, as determined by the Canadian court, in the matter.

FORWARD-LOOKING STATEMENTS

Statements contained in this prospectus that are not historical facts are forward-looking statements that involve risks and uncertainties.  Forward-looking statements include, but are not limited to, statements with respect to the future price of metals; the estimation of mineral reserves and resources, the realization of mineral reserve estimates; the timing and amount of estimated future production, costs of production, and capital expenditures; costs and timing of the development of new deposits; success of exploration activities, permitting time lines, currency fluctuations, requirements for additional capital, government regulation of mining operations, environmental risks, unanticipated reclamation expenses, title disputes or claims, limitations on insurance coverage and the timing and possible outcome of pending litigation.  In certain cases, forward-looking statements can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved”.  Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Midway to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  Such risks and other factors include, among others, risks related to the integration of acquisitions; risks related to operations; risks related to joint venture operations; actual results of current exploration activities; actual results of current reclamation activities; conclusions of economic evaluations; changes in project parameters as plans continue to be refined; future prices of metals; possible variations in ore reserves, grade or recovery rates; failure of plant, equipment or processes to operate as anticipated; accidents, labour disputes and other risks of the mining industry; delays in obtaining governmental approvals or financing or in the completion of development or construction activities, as well as those factors discussed in the sections entitled “Risk Factors and Uncertainties” in this prospectus.  Although Midway has attempted to identify important factors that could affect Midway and may cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended.  There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements.

Forward-looking statements and other information contained herein concerning the mining industry and our general expectations concerning the mining industry are based on estimates prepared by us using data from publicly available industry sources as well as from market research and industry analysis and on assumptions based on data and knowledge of this industry which we believe to be reasonable.  Any industry data presented herein involve risks and uncertainties and are subject to change based on various factors.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling shareholders.  We intend to use the proceeds from the exercise of warrants, if any, for general working capital purposes.  We will receive proceeds of Cdn$3,000,000 if the selling shareholders exercise all of the warrants and we issue all of 1,000,000 shares registered for resale under such warrants.

SELLING SECURITY HOLDERS

This prospectus covers the offering of up to 8,450,000 shares of our common shares by selling shareholders.  The shares issued to the selling shareholders are “restricted” shares under applicable federal and state securities laws and are being registered to give the selling shareholders the opportunity to sell their shares. The registration of such shares does not necessarily mean, however, that any of these shares will be offered or sold by the selling shareholders. The selling shareholders may from time to time offer and sell all or a portion of their shares in the over-the-counter market, in negotiated transactions, through the TSX.V or otherwise, at market prices prevailing at the time of sale or at negotiated prices.

The registered shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best efforts basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in an accompanying prospectus supplement. See “Plan of Distribution” beginning on page 22 of this prospectus. Each of the selling shareholders reserves the sole right to accept or reject, in whole or in part, any proposed purchase of the registered shares to be made directly or through agents. The selling shareholders and any agents or broker-dealers that participate with the selling shareholders in the distribution of their registered shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

We will receive no proceeds from the sale of the registered shares, and we have agreed to bear the expenses of registration of the shares, other than commissions and discounts of agents or broker-dealers and transfer taxes, if any.  We intend to use the proceeds from the exercise of warrants, if any, for general working capital purposes.

SELLING SECURITY HOLDERS INFORMATION

The following is a list of the selling shareholders who own an aggregate of 8,450,000 shares of our common shares covered in this prospectus. The selling shareholders acquired the common shares in our private placement of units. See “Transactions with Selling Shareholders” beginning on page 21 of this prospectus for further details. At October 29, 2007, we had 48,583,882 common shares issued and outstanding.

	Before Offering				After Offering
Name	Total Number of Shares Beneficially Owned		Percentage of Shares Owned(a)		Number of Shares Offered	Shares Owned After Offering(b)(c)	Percentage of Shares owned After Offering

Barrick Gold Corporation	4,500,000	(1)	9.17%		4,500,000	0	*	%
Brian McAlister	341,000	(2)	*	%	60,000	281,000	*	%
Cristina Hawes Mohr	37,500	(3)	*	%	37,500	0	*	%
Daniel S. Perkins	22,500	(4)	*	%	22,500	0	*	%
David H. Potter	37,500	(5)	*	%	37,500	0	*	%
David M. Cole	37,500	(6)	*	%	37,500	0	*	%
Dennis Lavalle	75,000	(7)	*	%	75,000	0	*	%
Douglas Silverberg	15,000	(8)	*	%	15,000	0	*	%
Elizabeth M. Bishop	37,500	(9)	*	%	37,500	0	*	%
George T. Hawes	3,944,800	(10)	8.03%		75,000	3,869,800	7.88%
Gold Arrow Global Mining Fund	75,000	(11)	*	%	75,000	0	*	%
Halcorp Capital Ltd.	30,000	(12)	*	%	30,000	0	*	%
James E. Currie	85,000	(13)	*	%	25,000	60,000	*	%
JB Partners LLP	115,000	(14)	*	%	75,000	40,000	*	%
Jerry Bulman	15,000	(15)	*	%	10,000	5,000	*	%
Jon Woolstencroft	15,000	(16)	*	%	15,000	0	*	%
Kudu Partners	20,000	(17)	*	%	20,000	0	*	%
Libra Fund LP	170,100	(18)	*	%	170,100	0	*	%
Libra Offshore Ltd.	39,900	(19)	*	%	39,900	0	*	%
Mark D. Johnson	627,300	(20)	1.29%		625,000	2,300	*	%
Martin Broberg	37,500	(21)	*	%	37,500	0	*	%
Maya C. Likar	37,500	(22)	*	%	37,500	0	*	%
Michael A. Berry	52,500	(23)	*	%	37,500	15,000	*	%
Michael Mandl	52,500	(24)	*	%	15,000	37,500	*	%
Patrice M Perkins	15,000	(25)	*	%	15,000	0	*	%
Peter Chapman	97,500	(26)	*	%	60,000	37,500	*	%
Pyramid Partners LP	125,000	(27)	*	%	75,000	50,000	*	%
Richard Droster	135,000	(28)	*	%	45,000	90,000	*	%
Richard W. Perkins	62,500	(29)	*	%	37,500	25,000	*	%
Sonny Manraj Janda	187,500	(30)	*	%	187,500	0	*	%
Sprott Asset Management Inc.	1,500,000	(31)	3.06%		1,500,000	0	*	%
Stephen F. Witort	157,500	(32)	*	%	67,500	90,000	*	%
Steve McKee	174,800	(33)	*	%	165,000	9,800	*	%
Thomas Magne	60,000	(34)	*	%	60,000	0	*	%
W. William Bednarczyck TR	150,000	(35)	*	%	75,000	75,000	*	%
Walter Nassichuk	15,000	(36)	*	%	15,000	0	*	%
William M. Sheriff	1,867,130	(37)	3.82%		37,500	1,829,630	3.75%

Total	14,967,530		30.56%		8,450,000	6,517,530	13.31%

*

Less than 1%

(a)     All percentages are based on 48,583,882 common shares issued and outstanding on October 29, 2007.

(b)    This table assumes that each shareholder will sell all of its shares available for sale during the effectiveness of the registration statement that includes this prospectus.  Shareholders are not required to sell their shares.  See “Plan of Distribution” beginning on page 22 of this prospectus.

(c)    Assumes that all warrants held by the selling shareholders have been exercised and all shares of common shares registered for resale by this prospectus have been sold.

(1)

Gregory Wilkins, as the principal of Barrick Gold Corporation, has the ultimate voting power and control over these shares and control over the disposition of such shares.  Includes 4,000,000 common shares held by Barrick Gold Corporation and 500,000 common shares issuable upon the exercise of 500,000 warrants within 60 days of October 29, 2007.

(2)

Includes 96,000 common shares, 225,000 common shares issuable upon the exercise of options within 60 days of October 29, 2007 and 20,000 common shares issuable upon the exercise of warrants within 60 days of October 29, 2007.  Brian McAlister is currently a director of Midway and previously served as President and Chief Executive Officer of Midway during 2004 before resigning on June 1, 2004.

(3)

Includes 25,000 common shares and 12,500 common shares issuable upon the exercise of warrants within 60 days of October 29, 2007.

(4)

Includes 15,000 common shares and 7,500 common shares issuable upon the exercise of warrants within 60 days of October 29, 2007.

(5)

Includes 25,000 common shares and 12,500 common shares issuable upon the exercise of warrants within 60 days of October 29, 2007.

(6)

Includes 25,000 common shares and 12,500 common shares issuable upon the exercise of warrants within 60 days of October 29, 2007.

(7)

Includes 50,000 common shares and 25,000 common shares issuable upon the exercise of warrants within 60 days of October 29, 2007.

(8)

Includes 10,000 common shares and 5,000 common shares issuable upon the exercise of warrants within 60 days of October 29, 2007.

(9)

Includes 25,000 common shares and 12,500 common shares issuable upon the exercise of warrants within 60 days of October 29, 2007.

(10)

 Includes 3,394,800 common shares, 525,000 common shares issuable upon the exercise of options within 60 days of October 29, 2007 and 25,000 common shares issuable upon the exercise of warrants within 60 days of October 29, 2007.  George Hawes is a director of Midway.

(11)

Kjeld Thygesen, as the Portfolio Manager of Gold Arrow Global Mining Fund, has the ultimate voting power and control over these shares and control over the disposition of such shares.  Includes 50,000 common shares and 25,000 common shares issuable upon the exercise of warrants within 60 days of October 29, 2007.

(12)

Michael Halvorson, as the President of Halcorp Capital Ltd., has the ultimate voting power and control over these shares and control over the disposition of such shares.  Includes 20,000 common shares and 10,000 common shares issuable upon the exercise of warrants within 60 days of October 29, 2007.

(13)

Includes 85,000 common shares.

(14)

Jeffrey Brooks, as the President of JB Partners LLP, has the ultimate voting power and control over these shares and control over the disposition of such shares.  Includes 90,000 common shares and 25,000 common shares issuable upon the exercise of warrants within 60 days of October 29, 2007.

(15)

Includes 10,000 common shares and 5,000 common shares issuable upon the exercise of warrants within 60 days of October 29, 2007

(16)

Includes 10,000 shares of common shares and 5,000 shares of common shares issuable upon the exercise of warrants within 60 days of October 29, 2007.

(17)

William Lupien, a Principal of Kudu Partners, has the ultimate voting power and control over these shares and control over the disposition of such shares.  Includes 13,333 common shares and 6,667 common shares issuable upon the exercise of warrants within 60 days of October 29, 2007.

(18)

Ranjan Tandon, as the Managing Member of its General Partner Libra Associates, LLC of Libra Fund LP, has the ultimate voting power and control over these shares and control over the disposition of such shares.  Includes 113,400 common shares and 56,700 common shares issuable upon the exercise of warrants within 60 days of October 29, 2007.

(19)

Ranjan Tandon, as the Director of Libra Offshore Ltd., has the ultimate voting power and control over these shares and control over the disposition of such shares.  Includes 26,600 common shares and 13,300 common shares issuable upon the exercise of warrants within 60 days of October 29, 2007.

(20)

Includes 502,300 common shares and 125,000 common shares issuable upon the exercise of warrants within 60 days of October 29, 2007.

(21)

Includes 25,000 common shares and 12,500 common shares issuable upon the exercise of warrants within 60 days of October 29, 2007.

(22)

Includes 25,000 common shares and 12,500 common shares issuable upon the exercise of warrants within 60 days of October 29, 2007.

(23)

Includes 40,000 common shares and 12,500 common shares issuable upon the exercise of warrants within 60 days of October 29, 2007.

(24)

Includes 47,500 common shares and 5,000 common shares issuable upon the exercise of warrants within 60 days of October 29, 2007.

(25)

Includes 10,000 common shares and 5,000 common shares issuable upon the exercise of warrants within 60 days of October 29, 2007.

(26)

Includes 77,500 common shares and 20,000 common shares issuable upon the exercise of warrants within 60 days of October 29, 2007.

(27)

Richard W. Perkins as the President of Perkins Capital Management, Inc., the general partner of  Pyramid Partners LP, has the ultimate voting power and control over these shares and control over the disposition of such shares.  Includes 100,000 common shares and 25,000 common shares issuable upon the exercise of warrants within 60 days of October 29, 2007.

(28)

Includes 120,000 common shares and 15,000 common shares issuable upon the exercise of warrants within 60 days of October 29, 2007.

(29)

Includes 50,000 common shares and 12,500 common shares issuable upon the exercise of warrants within 60 days of October 29, 2007.

(30)

Includes 125,000 common shares and 62,500 common shares issuable upon the exercise of warrants within 60 days of October 29, 2007.

(31)

Includes 1,000,000 common shares and 500,000 common shares issuable upon the exercise of warrants within 60 days of October 29, 2007.  Eric Sprott, the Chairman and Chief Executive Officer of Sprott Asset Management Inc., has the ultimate voting power and control over these shares and control over the disposition of such shares.

(32)

Includes 135,000 common shares and 22,500 common shares issuable upon the exercise of warrants within 60 days of October 29, 2007.

(33)

Includes 119,800 common shares and 55,000 common shares issuable upon the exercise of warrants within 60 days of October 29, 2007.

(34)

Includes 40,000 common shares and 20,000 common shares issuable upon the exercise of warrants within 60 days of October 29, 2007.

(35)

Includes 125,000 common shares and 25,000 common shares issuable upon the exercise of warrants within 60 days of October 29, 2007.

(36)

Includes 10,000 common shares and 5,000 common shares issuable upon the exercise of warrants within 60 days of October 29, 2007.

(37)

Includes 1,629,130 common shares, 175,000 common shares issuable upon the exercise of options within 60 days of October 2 , 2007 and 63,000 common shares issuable upon the exercise of warrants within 60 days of October 29, 2007.

Based on information provided to us, except as noted above, none of the selling shareholders are broker-dealers in the United States, are affiliated or have been affiliated with any broker-dealer in the United States.  Except as otherwise provided in this prospectus, none of the selling shareholders are affiliated or have been affiliated with us, any of our predecessors or affiliates during the past three years.

TRANSACTIONS WITH SELLING SHAREHOLDERS

In May 2006, we issued 3,725,000 units at Cdn$1.80 per unit for proceeds of Cdn$6,705,000 by way of a private placement.  The Company issued 3,725,000 common shares and 1,862,500 nontransferable share purchase warrants that entitled the holder to purchase one additional common share at Cdn$2.70 per share until May 16, 2007 subject to our right to call the warrants, on 30 days' notice in the event the 15 consecutive day trading average of the common shares exceeds Cdn$3.25.  We incurred Cdn$65,216 in issue costs.  A total of 1,725,000 share purchase warrants were exercised prior to expiry.

In November 2006, we issued 2,000,000 units at Cdn$2.50 per unit for proceeds of Cdn$5,000,000 by way of a private placement. The Company issued 2,000,000 common shares and 1,000,000 nontransferable share purchase warrants that entitle the holder to purchase one additional common share at Cdn$3.00 per share until

November 10, 2007.  We paid Cdn$88,750 in finders' fees and incurred Cdn$94,546 in issue costs for this private placement.  None of the warrants issued to the investors have been exercised.

Brian McAlister is currently a director of Midway and previously served as our President and Chief Executive Officer during 2004 before resigning on June 1, 2004.

Each of George Hawes, William Lupien and William Sheriff currently serves as a director of Midway.

PLAN OF DISTRIBUTION

We are registering the shares of common shares on behalf of the selling shareholders. When we refer to selling shareholders, we intend to include donees and pledgees selling shares received from a named selling shareholder after the date of this prospectus.  All costs, expenses and fees in connection with this registration of the shares offered under this registration statement will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling shareholders. Once the registration statement in which this prospectus forms a part is effective, sales of shares may be effected by the selling shareholders from time to time in one or more types of transactions (which may include block transactions) on the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of shares, through the TSX.V or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices.  Such transactions may or may not involve brokers or dealers. The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling shareholders.

The selling shareholders may effect such transactions by selling shares directly to purchasers or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders and/or purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling shareholders and any broker-dealers that act in connection with the sale of shares might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against some liabilities arising under the Securities Act.

Because the selling shareholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

In the event that the registration statement is no longer effective, the selling shareholders may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule, including the minimum one year holding period.

Upon being notified by any selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, under Rule 424(b) of the Act, disclosing:

•

the name of each selling shareholder(s) and of the participating broker-dealer(s),

•

the number of shares involved,

•

the price at which the shares were sold,

•

the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable,

•

that the broker-dealer(s) did not conduct any investigation to verify information set out or incorporated by reference in this prospectus; and

•

other facts material to the transaction.

DESCRIPTION OF SECURITIES

COMMON SHARES

The authorized capital of Midway consists of an unlimited number of common shares without par value.  Holders of common shares of Midway are entitled to one vote per share at all meetings of the Midway shareholders.  Holders of common shares of Midway are entitled to receive a pro rata share of the assets of Midway available for distribution to holders of Midway common shares in the event of liquidation, dissolution or winding-up of Midway.  All Midway common shares rank pari passu, each with the other, as to all benefits which might accrue to the holders of Midway common shares.

Our common shares is quoted on the TSX.V under the trading symbol “MDW.”  There is no market for our common shares in the United States and we cannot assure you that any market will develop in the United States in the future.

OPTIONS

Midway's shareholder-approved stock option plan (the “Plan”) provides for the granting of incentive stock options to its officers, directors, employees and consultants not exceeding 10% of the outstanding shares of Midway at the time of grant (maximum of 5% to any individual and 2% to any consultant). 3,761,500 Midway options are outstanding as at October 29, 2007, which number includes 154,000 options remaining from those issued to option holders of Pan-Nevada Gold Corporation on April 13, 2007.

WARRANTS

As of October 29, 2007, Midway has an aggregate of 1,108,500 share purchase warrants outstanding consisting of 1,000,000 share purchase warrants which entitle the holder to purchase one Midway common share at a price of Cdn$3.00 per share until November 10, 2007 and 108,500 share purchase warrants which entitle the holder to purchase one Midway common share at a price of Cdn$1.42856 until May 23, 2008.

PRIOR SALES

In May 2006, we issued 3,725,000 units at Cdn$1.80 per unit for proceeds of Cdn$6,705,000 by way of a private placement.  The Company issued 3,725,000 common shares and 1,862,500 nontransferable share purchase warrants that entitled the holder to purchase one additional common share at Cdn$2.70 per share until May 16, 2007 subject to our  right to call the warrants, on 30 days' notice in the event the 15 consecutive day trading average of the common shares exceeds Cdn$3.25.  We incurred Cdn$65,216 in issue costs.  A total of 1,725,000 share purchase warrants were exercised prior to expiry.

In November 2006, we issued 2,000,000 units at Cdn$2.50 per unit for proceeds of Cdn$5,000,000 by way of a private placement. The Company issued 2,000,000 common shares and 1,000,000 nontransferable share purchase warrants that entitle the holder to purchase one additional common share at Cdn$3.00 per share until November 10, 2007.  We paid Cdn$88,750 in finders' fees and incurred Cdn$94,546 in issue costs for this private placement.

On August 24, 2007 we issued 2,000,000 common shares at a price of Cdn$2.70 per share for proceeds of Cdn$5,400,000 by way of a private placement.  The investor, Resolute Performance Fund, is a non-U.S. person outside the United States.  The common shares were issued pursuant to an exception from registration available under Rule 903 of Regulation S of the Securities Act of 1933, as amended.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATING TO THE OWNERSHIP OF MIDWAY SHARES

The following discussion of the treatment of future distributions from Midway, and the sale or exchange of Midway shares, is subject to the PFIC rules discussed below.  Midway may be treated as a passive foreign investment company, or "PFIC," for United States Federal income tax purposes.

Definition of a PFIC

Code Section 1297 defines a PFIC as a corporation that is not formed in the United States and, for any taxable year, either (i) 75% or more of its gross income is “passive income”, or (ii) the average percentage, by fair market value, of its assets that produce or that are held for the production of “passive income” is at least 50%.  For this purpose, “passive income” includes interest, dividends, certain rents and royalties, and other similar types of income.  The tax rules generally applicable to a PFIC are very complex and, in some cases, uncertain.  Each “United States person”  who holds Midway shares (“U.S. Holder”) as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”) is strongly urged to consult his, her or its own tax advisor with respect to such rules.

Status of Midway as PFIC

Midway may be a PFIC for United States Federal income tax purposes.  However, the actual determination of PFIC status is fundamentally factual in nature and cannot be made until the close of the applicable taxable year.  Moreover, there can be no assurances that unanticipated events will not cause Midway to qualify or fail to qualify as a PFIC or that any determination concerning Midway's current or expected PFIC status will not be challenged by the IRS.  See “Taxation under the PFIC Rules” below.

If a foreign corporation is a PFIC at any time during a U.S. Holder's holding period (and was not a qualified electing fund (“QEF”) as described below), the U.S. Holder will generally continue to be subject to the rules regarding excess distributions and dispositions of PFIC stock discussed below, even if the foreign corporation ceases to be a PFIC, unless certain gain recognition elections are made to eliminate or “purge” the PFIC taint.

Taxation under the PFIC Rules

There are three separate taxation regimes under the PFIC rules: the QEF regime; the mark-to-market regime; and the excess distribution regime (which is the default regime).  A U.S. Holder who holds (actually or constructively) marketable or unmarketable stock in a foreign corporation during any year in which such corporation qualifies as a PFIC is subject to United States federal income taxation under one of these three regimes.  The impact of the PFIC rules on a U.S. Holder will depend upon which of these regimes applies to such U.S. Holder.

The QEF Regime

If a U.S. Holder so elects (an “Electing U.S. Holder”), and the PFIC agrees to annually supply certain information to the U.S. Holder, the Electing U.S. Holder's shares in the PFIC may be treated as an investment in a QEF.  Under the QEF regime, the Electing U.S. Holder is treated as receiving an annual distribution of his, her or its pro rata share of: (i) the PFIC's “net capital gain” (the excess of net long-term capital gain for a taxable year over net short-term capital loss for such year); and (ii) the PFIC's “ordinary earnings” (the excess of earnings and profits for such taxable year over net capital gain for such year).  An Electing U.S. Holder's pro rata share of a PFIC's net capital gains or ordinary earnings is the amount that would have been distributed with respect to the Electing U.S

Holder's stock if, on each day during the taxable year, the PFIC had distributed to each of its shareholders a pro rata share of that day's ratable share of the PFIC's ordinary earnings and net capital gain for that year.  For the Electing U.S. Holder's taxable year in which (or with which) the PFIC's taxable year ends, the amount treated as a distribution to the Electing U.S. Holder of net capital gain will be taxable to the Electing U.S. Holder as long-term capital gain, and the amount treated as a distribution to the Electing U.S. Holder of ordinary earnings will be taxable to the Electing U.S. Holder as ordinary income.  These amounts are taxable to the Electing U.S. Holder regardless of whether such amounts are actually distributed.  The adjusted tax basis of the Electing U.S. Holder in the shares of a PFIC with respect to which a QEF election is in effect is increased by any amount included in the Electing U.S. Holder's income under the QEF rules and decreased by any amount distributed with respect to the PFIC shares that is not includible in income because it has been previously taxed under the QEF rules noted above.

The timely QEF election also allows the Electing U.S. Holder to: (i) generally treat any gain realized on the disposition of his, her or its shares of the PFIC (or deemed to be realized on the pledge of their shares) as capital gain; (ii) treat his, her or its share of the PFIC's net capital gain, if any, as long-term capital gain instead of ordinary income; and (iii) either avoid interest charges resulting from PFIC status altogether, or make an annual election, subject to certain limitations, to defer payment of current taxes on his, her or its share of PFIC's annual realized net capital gain and ordinary earnings subject, however, to an interest charge.  If the Electing U.S. Holder is not a corporation, such an interest charge would be treated as “personal interest” that is not deductible.

The tax reporting requirements with respect to which a U.S. Holder must comply will depend upon whether the QEF election is made for the first taxable year of a corporation beginning after 1986 that such corporation was a PFIC and that includes any portion of the U.S. Holder's holding period of the PFIC shares.  If the U.S. Holder makes a QEF election in such first year (i.e., a timely QEF election), then the U.S. Holder may make the QEF election by filing the appropriate documents at the time the U.S. Holder timely files a tax return for such first year and must recognize the amounts of income noted above.  If, however, the U.S. Holder makes the QEF election subsequent to such first year, then in addition to complying with the reporting and recognition rules of the QEF regime, the U.S. Holder must also report and recognize income pursuant to the excess distribution regime (discussed in “The Excess Distribution Regime” below).  In such circumstances, the U.S. Holder may consider making an additional election for the taxable year for which the QEF election is made to recognize any gain that he, she or it would otherwise recognize if the U.S. Holder had sold the PFIC shares on the qualification date.  The “qualification date” is the first day of the PFIC's first tax year in which it qualified as a QEF with respect to such U.S. Holder.  This additional election can only be made if such U.S. Holder's holding period for the PFIC shares includes the qualification date.  By making such additional election and recognizing such gain, the U.S. Holder will be deemed to have made a timely QEF election and will have prevented the application of the excess distribution regime.

If a corporation that was previously a PFIC no longer qualifies as a PFIC in a subsequent year, a timely QEF election will remain in effect, although not applicable, during those years that such corporation is not a PFIC.  Consequently, during those years that the corporation is not a PFIC, the Electing U.S. Holder will not be required to include in its income its pro rata share of net capital gains and ordinary earnings of the PFIC or satisfy the reporting requirements of that election for that year.  If such corporation subsequently requalifies as a PFIC, the QEF election previously made is still valid, and the Electing U.S. Holder will be required to satisfy the reporting requirements of that election.

Because of the complexity of these rules, U.S. Holders are urged to consult a tax advisor regarding the availability of and procedure for making a QEF election and regarding the recognition of gain or earnings and profits under these rules.

The Mark-to-Market Regime

Under the mark-to-market regime, a U.S. Holder who holds (actually or constructively) marketable stock of a foreign corporation that qualifies as a PFIC, may annually elect to mark such stock to the market (a “mark-to-market election”).  PFIC stock generally is marketable if: (1) it is regularly traded on a national securities exchange that is registered with the Securities Exchange Commission or on the national market system established under Section 11A of the Securities and Exchange Act of 1934; or (2) it is regularly traded on any exchange or market that the Treasury Department determines to have rules sufficient to ensure that the market price accurately represents the fair market value of the stock.  If such an election is made, such U.S. Holder will not be subject to the special taxation rules of Code Section 1291 described below for the taxable year for which the mark-to-market election is made.

A U.S. Holder who makes a mark-to-market election includes in income each taxable year an amount equal to the excess, if any, of the fair market value of the PFIC shares at the close of the taxable year over such U.S. Holder's adjusted tax basis in such shares.  Similarly, the U.S. Holder deducts in each taxable year an amount equal to the lesser of (i) the excess, if any, of such U.S. Holder's adjusted tax basis in the PFIC shares over the fair market value of such shares as of the close of the taxable year, or (ii) the excess, if any, of (A) the mark-to-market gains for the PFIC shares previously included in income by such U.S. Holder for prior tax years, over (B) the mark-to-market losses for the PFIC shares that were previously allowed as deductions for prior tax years.  A U.S. Holder's adjusted tax basis in the PFIC shares will be increased to reflect any amounts included in income, and decreased to reflect any amounts deducted, as a result of a mark-to-market election.  A mark-to-market election only applies for the taxable year in which the election was made, and for each subsequent taxable year, unless the PFIC shares ceased to be marketable or the IRS consents to the revocation of the election.

Because of the complexity of these rules, U.S. Holders are urged to consult a tax advisor regarding the availability of and procedure for making a mark-to-market election and regarding the recognition of income and deductions under these rules.

The Excess Distribution Regime

If a U.S. Holder does not make a timely QEF election or a mark-to-market election during a year in which the U.S. Holder holds (actually or constructively) shares of a PFIC (a “Non-electing U.S. Holder”), then special taxation rules under Code Section 1291, generally referred to as the excess distribution regime, will apply.  Under this regime, tax liability arises only when an actual distribution is made by a PFIC, or when the Non-electing U.S. Holder directly or indirectly disposes of shares of the PFIC.

A Non-electing U.S. Holder will be taxed on any excess distributions.  An “excess distribution” can arise either from (i) gains realized on the disposition (or deemed to be realized by reasons of a pledge) by the Non-electing U.S. Holder of his, her or its PFIC shares, or (ii) certain portions of any actual distribution made by the PFIC to the Non-electing U.S. Holder (as specifically defined in the Code, that portion of the actual distribution made during a taxable year that exceeds 125% of the average of actual distributions received in the three preceding taxable years; any amount not in excess of 125% of the average of actual distributions received in the three preceding taxable years will generally be subject to taxation as a dividend as described in “Taxation of Dividends” below).

Once the total amount of the excess distribution has been determined, it is allocated ratably to all days in the holding period of the Non-electing U.S. Holder for his, her or its PFIC Shares.  This allocation can result in excess distributions allocated to three types of periods: (i) those amounts allocated to days in prior taxable years for which the corporation was not a PFIC (or, to days in taxable years prior to January 1, 1987) (the “pre-PFIC period”); (ii) those amounts allocated to days in prior taxable years for which the corporation was a PFIC (the “prior-year PFIC period”); and (iii) those amounts allocated to days in the current taxable year (the “current-year PFIC period”).  Those amounts allocated to days in the pre-PFIC period and the current-year PFIC period are totaled and included in the Non-electing U.S. Holder's income in the current taxable year as ordinary income.  Those amounts allocated to days in the prior-year PFIC period are not included in the Non-electing U.S. Holder's income.  Instead, those amounts are subject to taxation at the highest applicable tax rate for any prior year to which an amount is allocated, and the amount allocated to a prior year is also subject to an interest charge as if the amount were an underpayment of taxes for the year in question.

If a corporation is a PFIC for any taxable year during which a Non-electing U.S. Holder holds shares of such PFIC, then the corporation will continue to be treated as a PFIC with respect to such shares, even if it no longer meets the definition of a PFIC.  A Non-electing U.S. Holder may terminate this deemed PFIC status by electing to recognize a gain (which will be taxed under the rules discussed above for Non-electing U.S. Holders) as if such shares had been sold on the last day of the last taxable year for which the corporation was a PFIC; this election has the effect of eliminating or purging the PFIC taint.

General Provisions – Not Specific to Taxing Regime

Because Midway may be a PFIC for its current taxable year and for one or more of its future taxable years, each U.S. Holder is urged to consult a tax advisor with respect to how the PFIC rules affect their tax situation, including any ability to make, and the tax consequences of making, a QEF election or a mark-to-market election.

In addition, certain special, generally adverse, rules will apply with respect to the shares of a corporation while such corporation is a PFIC, whether or not the U.S. Holder has elected to treat the corporation as a QEF.  For example, under Code Section 1298(b)(6), a U.S. Holder who uses PFIC stock as security for a loan (including a margin loan) will, except as may be provided in regulations, be treated as having made a taxable disposition of such shares.

Furthermore, for any periods of time during which Midway is a PFIC, each U.S. Holder will be required annually to file an IRS Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) with such U.S. Holder's timely filed income tax return (or directly with the IRS if the U.S. Holder is not required to file an income tax return).  A U.S. Holder choosing to make a QEF election also must include with its income tax return a shareholder election statement and the PFIC annual information statement that Midway will provide.

Taxation of Dividends

The following discussion assumes that Midway is a PFIC for the current taxable year.  As noted above, the actual determination of PFIC status is fundamentally factual in nature and cannot be made until the close of the applicable taxable year.  Subject to the PFIC rules, for U.S. federal income tax purposes, the gross amount of a distribution made to a U.S. Holder by Midway in respect of Midway shares owned by such U.S. Holder, including any amounts of Canadian tax withheld on the distribution, will be treated as dividend income to such U.S. Holder to the extent paid out of Midway's current or accumulated earnings and profits, as determined for U.S. federal income tax purposes.  That dividend income will not be eligible for the dividends received deduction generally allowed to corporations under Code Section 243.  Further, the dividend income received by an individual will not be eligible for the preferential tax rates that are generally applicable to certain dividend income of an individual, estate or trust.  Code Section 1(h)(11) generally allows dividend income received during the taxable year from U.S. corporations and certain foreign corporations (but not from PFICs) to be taxed at the same preferential tax rate that applies to long-term capital gains of individuals, estates or trusts.

To the extent a distribution made to a U.S. Holder by Midway in respect of Midway shares owned by such U.S. Holder exceeds the U.S. Holder's allocable share of Midway's current and accumulated earnings and profits, the excess will be applied first to reduce the U.S. Holder's adjusted tax basis in his, her or its Midway shares, and any remaining excess will constitute gain from the deemed sale or exchange of such shares.

Dividends paid by Midway in Canadian dollars will be included in the income of a U.S. Holder in a U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt thereof by the depositary, regardless of whether the payment is in fact converted into U.S. dollars.  If the dividends paid in Canadian dollars are converted into U.S. dollars on the date of receipt, U.S. Holders generally should not be required to recognize foreign currency gain or loss in respect of the dividend income.

If the U.S. Holder establishes that an amount actually distributed by a PFIC with respect to which a QEF election is in effect is paid out of earnings and profits of the PFIC that were previously included in the U.S. Holder's income under the QEF rules, such amount is treated as a distribution that is not a dividend.  Accordingly, such amounts are not included in the gross income of the U.S. Holder.

For U.S. federal income tax purposes, a U.S. Holder may generally elect to treat Canadian withholding taxes as either a deduction from gross income or, subject to certain limitations, a credit against the U.S. federal income tax liability of that U.S. Holder.  The maximum foreign tax credit allowable generally is equal to the U.S. Holder's U.S. federal income tax liability for the taxable year multiplied by a fraction, the numerator of which is the U.S. Holder's taxable income from sources outside the United States and the denominator of which is the U.S. Holder's taxable income from all sources for the taxable year.  That foreign tax credit limitation is applied separately to different “baskets” of income.  For purposes of applying the foreign tax credit limitation, dividends generally are included in the “passive income” basket or, if received by certain holders and certain other conditions are met, the

“financial services income” basket for taxable years beginning on or before December 31, 2006 or the “general category” basket for taxable years beginning after December 31, 2006.

DESCRIPTION OF THE BUSINESS

OVERVIEW

Name and Incorporation

Midway was incorporated under the Company Act (British Columbia) on May 14, 1996, under the name Neary Resources Corporation. On October 8, 1999, Midway changed its name to Red Emerald Resource Corp. On July 10, 2002, it changed its name to Midway Gold Corp. Midway became a reporting issuer in the Province of British Columbia upon the issuance of a receipt for a prospectus on May 16, 1997. The common shares were listed on the Vancouver Stock Exchange (a predecessor of the TSX Venture Exchange) on May 29, 1997. On July 1, 2001, Midway became a reporting issuer in the Province of Alberta pursuant to Alberta BOR#51-501.  Midway's shares are currently listed on Tier 1 of  the TSX.V under the symbol “MDW”.

As of the date of this prospectus, the authorized share capital of Midway consists of an unlimited number of common shares without par value.

Our corporate office in Canada is located at Unit 1 - 15782 Marine Drive, White Rock, B.C. V4B 1E6, and our corporate office phone number is 604-536-2711.  Our registered office in Canada is located at Suite 2800, 666 Burrard Street, Vancouver, British Columbia, V6C 2Z1.  Our operations office in the United States is located at 600 Lola Street, Suite 10, Helena, Montana 59601.  Our agent for services of process is Dorsey & Whitney LLP, 370 17th Street, Suite 4700 Republic Plaza, Denver, Colorado, 80202, and our registered agent’s phone number is 303-629-3400.

We maintain a website at www.midwaygold.com.  Information contained on our website is not part of this prospectus.

Intercorporate Relationships

The corporate organization chart for Midway as of the date of this prospectus is as follows:

History and Description of Business – three year history

Midway is an exploration stage company engaged in the acquisition, exploration, and development of gold and silver mineral properties in North America. It is our objective to identify mineral prospects of merit, conduct preliminary exploration work, and if results are positive, conduct advanced exploration and development work. Our mineral exploration properties are all located in Nevada. The Midway, Spring Valley, Pan and Afgan properties are exploratory stage projects and have gold mineralization and the Thunder Mountain, Jessup, KDK, Maggie Creek and Monte projects are earlier stage precious metal projects.

Mineral property interests

During 2001 Midway entered into an option agreement with Rex Exploration Corp. (“Rex”) to earn a 65% interest in a group of mining claims commonly referred to as the Midway property located in Nye County, Nevada .  Rex had an underlying option agreement with the owners of the Midway property whereby Rex could earn a 100% interest in the property.   On October 30, 2002 Midway acquired all of the issued and outstanding shares of Rex for 4.5 million common shares of Midway.  Effective December 31, 2004, Rex was dissolved by way of a voluntary dissolution and its assets and liabilities were transferred to Midway.

On August 15, 2003 Midway entered into an option agreement with Mr. Paul G. Schmidt to acquire an option to earn a 100% interest in 44 unpatented mining claims located in Pershing County, Nevada to form the beginning of the Spring Valley property claim group.  On September 1, 2003 Midway entered into an option agreement with Echo Bay Exploration Inc. to acquire 28 unpatented mining claims. On September 7, 2005 we entered into a purchase and sale agreement with Nevada Land and Resource Company LLC to buy 544 acres of surface land adjacent to the Spring Valley property.   On January 25, 2006 Midway entered into a purchase and sale agreement to acquire 101 federal mining claims from Coeur Rochester, Inc. adjoining the Spring Valley property.

On April 25, 2006 Midway entered into a mineral lease agreement and option to purchase 12 unpatented lode mining claims with Lamonte J. Duffy.  On May 5, 2006 Midway completed a purchase of land and mineral rights with Seymork Investments Ltd. to acquire 920 gross acres, 320 acres net surface, 770 acres net mineral.  On July 18, 2006 Midway entered into a mineral lease agreement and option to purchase 97 unpatented mining claims with Dave Rowe and Randall Stoebert.  On September 1, 2006 we purchased from the Sentman Family Trust, Barry Sentman and Kerry S. Pilot co-trustees a 40 acre parcel. On October 25, 2006 Midway entered into a mineral lease agreement and option with Lamonte J. Duffy to purchase 6 unpatented lode mining claims. On October 30, 2006 Midway entered into a mineral lease agreement and option to purchase 2 unpatented lode mining claims from Dale and Diana Chabino.  On June 1, 2007 Midway entered into a mineral lease agreement and option with George D. Duffy to purchase 2 unpatented lode mining claims.

On December 12, 2006, Pan-Nevada Gold Corporation and Midway entered into a letter agreement whereby Midway would acquire, through a series of transactions, all of the issued and outstanding common shares in the capital of Pan-Nevada on the basis of one common share of Midway for every 3.5714 common shares of Pan-Nevada (or 0.28 of a Midway share for each Pan-Nevada share) pursuant to a plan of arrangement between Pan-Nevada and Midway.  On April 16, 2007 the plan of arrangement was closed and Midway acquired all the issued and outstanding Pan-Nevada common shares for 7,764,109 common shares of Midway thereby becoming a wholly owned subsidiary of Midway and the shares of Pan-Nevada have been de-listed from the TSX.V.  Immediately after the issue of these shares the Pan-Nevada shareholders held 17.8% of Midway common shares issued and outstanding.  New Midway share purchase warrants and stock options were issued to Pan Nevada warrant and option holders based on the 3.5714 exchange ratio, exercisable within the deadlines applicable to their Pan-Nevada stock options and warrants, subject to the terms of the Pan-Nevada stock option plan and warrant certificates, respectively, at prices relative of the 3.5714 exchange ratio.  Pan-Nevada option holders were issued 308,000 stock options of Midway and the Pan-Nevada share purchase warrant holders were issued 870,323 share purchase warrants of Midway.

On August 21, 2007, we announced that Rye Patch Gold Corp. agreed to acquire our right, title and interests in the Jessup project located in Churchill County, Nevada.  Subject to regulatory approval and the satisfaction of other customary closing conditions Rye Patch will pay us Cdn$252,000 and will issue us 2,000,000 units of Rye Patch.  Each Unit comprises one common share and one-half of one non-transferable common share purchase warrant.  Each whole warrant will entitle us to purchase one common share for a period of 24 months from the closing date of the purchase and sale of the Jessup project at an exercise price of Cdn$1.00.  The Rye Patch common shares will be subject to resale restrictions for up to 2 years from the closing date.  We acquired the Jessup project as a result of our acquisition of Pan Nevada.

Significant acquisitions and significant dispositions

During 2004 and 2005 Midway held the Pioche mineral property in the Pioche District, Lincoln County Nevada and three adjacent properties known as the Mineral Mountain properties in the Goldstrike District, Washington County, Utah under option.  In addition Midway held the Black Prince property in Lincoln County, Nevada and the Gray Hills property located in Lyon County, Nevada under option.  All of these properties were explored prior to terminating the leases in the same fiscal year they were optioned.

Financings

During the past three years Midway has raised all of its funding by way of private placements.  We offered and sold the following securities outside the United States to non-U.S. persons in off-shore transactions pursuant to the exclusion from registration available under Rule 903 of Regulation S of the Securities Act and in the United States in private transactions not involving a public offering pursuant to exemptions available under Rule 506 of Regulation D and/or Section 4(2) of the Securities Act.

On August 26, 2004 Midway closed a Cdn$765,000 non-brokered private placement of 1,020,000 units at Cdn$0.75 per unit with each unit comprised of one common share and one non-transferable share purchase warrant.  All of the 1,020,000 share purchase warrants that entitled the holder to purchase one additional share at a price of Cdn$0.80 per share for a period of six months were subsequently exercised.  A finders’ fee of 55,650 common shares was issued in connection with this transaction.

On December 21, 2004 Midway closed a Cdn$595,000 non-brokered private placement of 700,000 units at Cdn$0.85 per unit with each unit comprised of one common share and one non-transferable share purchase warrant.  All of the 700,000 share purchase warrants that entitled the holder to purchase one additional share at a price of Cdn$1.00 per share for a period of one year were subsequently exercised.  A finders’ fee of 18,750 common shares was issued in connection with this transaction.

On February 16, 2005 Midway closed a Cdn$2,125,000 non-brokered private placement of 2,500,000 units at Cdn$0.85 per unit with each unit comprised of one common share and one non-transferable share purchase warrant.  All of the 2,500,000 share purchase warrants that entitled the holder to purchase one additional share at a price of Cdn$1.00 per share for a period of one year were subsequently exercised.  A finders’ fee of Cdn$69,700 was paid and 75,800 common shares were issued in connection with this transaction.

On July 27, 2005 Midway closed a Cdn$1,150,000 non-brokered private placement of 1,000,000 units at Cdn$1.15 per unit with each unit comprised of one common share and one-half of one non-transferable share purchase warrant.  All of the 500,000 share purchase warrants that entitled the holder to purchase one additional share at a price of Cdn$1.15 per share for a period of one year were subsequently exercised.

On August 22, 2005 Midway closed a Cdn$700,000 non-brokered private placement of 500,000 units at Cdn$1.40 per unit with each unit comprised of one common share and one-half of one non-transferable share purchase warrant.  All of the 250,000 share purchase warrants that entitled the holder to purchase one additional share at a price of Cdn$1.45 per share for a period of one year were subsequently exercised.

In January 2006 Midway issued 40,000 common shares at a value of Cdn$88,000 pursuant to a purchase and sale agreement to purchase mining claims for the Spring Valley project.

 On May 16, 2006 Midway closed a Cdn$6,705,000 non-brokered private placement of 3,725,000 units at Cdn$1.80 per unit with each unit comprised of one common share and one-half of one non-transferable share purchase warrant.  The Company issued 1,862,500 share purchase warrants that entitled the holder to purchase one additional share at a price of Cdn$2.70 per share for a period of one year of which 1,725,000 were subsequently exercised.

On November 10, 2006 Midway closed a Cdn$5,000,000 non-brokered private placement of 2,000,000 units at Cdn$2.50 per unit with each unit comprised of one common share and one-half of one non-transferable share purchase warrant.  The 1,000,000 share purchase warrant entitles the holder to purchase one additional share at a price of Cdn$3.00 per share until November 10, 2007.

On August 24, 2007, we announced that we closed a private placement financing of 2,000,000 common shares at Cdn$2.70 per share for gross proceeds of Cdn$5,400,000.  The investor, Resolute Performance Fund, is a non-U.S. person outside the United States.  The common shares were issued pursuant to an exception from registration available under Rule 903 of Regulation S of the Securities Act of 1933, as amended.

PROPERTIES

Midway Property, Nye County, Nevada

Location and means of access

The Midway property is located in Nye County, Nevada, approximately 24 kilometers northeast of the town of Tonopah, 335 kilometers northwest of Las Vegas and 380 kilometers southeast of Reno.  The property consists of 190 unpatented mining claims, covering an approximate 3,925 acre area over the northeastern flank of the San Antonio Mountains and in the Ralston Valley. It is centered at 38° 18’ North latitude, 117° 03’ West longitude on Henry’s Well and Thunder Mountain US Geological Survey 7½ minute map sheets.

The property is accessed from Tonopah by following State Highway 6 east for eight kilometers, then north on paved State Highway 376 for 20 kilometers to the Belmont county road junction. The main areas of interest are located within a 1,800 meter radius of this junction.

Title

US Department of Interior, Bureau of Land Management (“BLM”) administers the lands in the Midway district under the Federal Land Policy and Management Act of 1976. The Midway property consists of 190 unpatented mining claims in two contiguous claim blocks within Nye County, Nevada. The claims are located within Townships 3, 4, 5 and 6 North and Ranges 43, 44 and 45 East. Lands within the unpatented claim block that are not controlled by us include fee ground in the NW ½ of the NE ¼ and the NE ½ of the NW ¼ of Section 5, T4N and R44E. In addition, the surface rights to 560 acres in Section 32 are held by the Town of Tonopah. The remaining 80 acres of surface rights in Section 32 are held as two 40-acre parcels by two owners, each of whom lives on their parcel. We hold the federal mineral rights of the entirety of Section 32 through their unpatented claims.

During 2001 Midway entered into an option agreement with Rex Exploration Corp. to earn a 65% interest in the Midway property.  Rex had an underlying option agreement with Paul Schmidt and Mary Ann Schmidt and Thomas C. Patton and Linda Sue Patton, (the “Owners”) for the Midway mineral property whereby Rex could earn a 100% interest in the Midway mineral property, subject to a sliding scale royalty of between 2% and 7% of net smelter returns (NSR), by making option payments totaling $275,000 over the period to August 2003 and by making an option exercise payment of $3,000,000 on August 15, 2004. This option exercise payment date was subsequently extended to August 15, 2005. In order for us to earn a 65% interest in the property, we agreed to make the $275,000 option payments to the owners required pursuant to the agreement, incur an additional $925,000 on exploration and development expenditures on the our property by August 15, 2004, and pay Rex’s 65% share of the $3,000,000 option exercise payment due August 15, 2004. Effective October 30, 2002, Midway acquired all of the issued and outstanding shares of Rex in exchange for 4,500,000 common shares of Midway.

On November 2, 2004, the agreement with the Owners was amended whereby Midway has the option to acquire a 100% interest in the property by further payments totaling $200,000 on or before August 15, 2005 (paid), subject only to a sliding scale royalty on NSR from any commercial production of between 2% to 7%, based on changes in gold prices.  In addition, the original option exercise payment of $3,000,000 due August 15, 2005 was replaced with a series of annual payments as advances upon the royalty payable from commercial production as follows:

Option payment US$	Dates
250,000	On or before August 15, 2006 (paid)
250,000	On or before August 15, 2007 (paid)
300,000	On or before August 15, 2008 and annually thereafter

History of exploration by previous operators

The Tonopah district has a long mining history dating back to the discovery of silver ore in 1900. Mining began in Tonopah in 1901 and continued to 1961, with a total of 1,861,200 ounces of gold and 174,152,628 ounces of silver recovered from mines in the area based on historical reports. The Divide district, eight kilometers south of Tonopah, was also active during this period with recorded production of 3 million ounces silver and 30,000 ounces gold. Fifty kilometers north of the Midway property, gold was discovered in veins at Round Mountain in 1901. It has been reported that production from lode veins in the Round Mountain district continued intermittently until 1969, with a total of 346,376 ounces of gold and 362,355 ounces of silver recovered from 936,962 tons of ore based on historical reports. The potential of large tonnage, low-grade ore was exploited beginning in 1977, when reserves of 12 million tons grading 0.062 oz Au/ton (2.126 g Au/t) were identified. As of 1999, approximately 5,398,000 ounces of gold and 3,681,000 ounces of silver have been recovered from bulk tonnage mining at Round Mountain. It has been reported that the Round Mountain mine has produced over 7.9 million ounces since 1977 based on historical reports.

There is no known historical production from the Midway (locally called Rye Patch) district, but evidence of exploration activities and perhaps very minor production of copper-silver ore is shown by the presence of numerous pits and a shaft.

Houston Oil and Minerals held the property from the 1970’s through 1984. In 1986, the present claim owners, Thomas Patton and Paul Schmidt, staked claims to cover the Midway prospects and other mineralization located to the north and east. Numerous companies conducted property reviews and sampled the showings in the area, which locally returned anomalous concentrations of gold.

Felmont drilled 96 RC holes in the Thunder Mountain target area in 1981, which lies to the southeast of the main Midway target area. Although little is known of this program, the assay results from all but four of the holes are included in the Midway project database. In 1988, the Midway property was optioned to Coeur d’Alene Mines Corporation, who conducted preliminary geological, geochemical, and geophysical surveys throughout the Midway property. Coeur d’Alene undertook a three-hole reverse circulation drill program to test targets developed from this work; results were inconclusive and Coeur d’Alene dropped their option. Rio Algom Ltd. optioned the property in 1989 and conducted a 42-hole RC drill program in the SP prospect area. Results of this drill program were also inconclusive and Rio Algom dropped the option.

In 1992, Kennecott optioned the Midway property and conducted extensive exploration of the known prospect areas and elsewhere on the property. Detailed geophysical programs, including airborne, gravity, and Controlled  Source Audio Magneto Telluric (“CSAMT”) surveys, were completed. A total of 136 drill holes, including four core holes, were completed by the end of 1996 and resulted in discovery of gold mineralization in what is now referred to as the Discovery Zone (the “Discovery  Zone”). Tombstone Exploration entered into a joint venture with Kennecott and completed a 14-hole RC drill program on various prospects on the Midway property in 1997. Golconda Resources drilled nine RC holes in the Thunder Mountain area in 1996 and 1997. Kennecott dropped their option on the Midway property in the fall of 1997 and the property was returned to the vendors.

Mr. Jay W. Hammitt conducted a polygonal resource estimate for the Midway project in August 1996 for Kennecott. The resource estimate provided by Hammitt does not account for structural, stratigraphic or geologic controls in gold distribution and does not classify the resources. The Hammitt resource estimate is incomplete and therefore was not considered by Midway to be a CIM-compliant resource estimate for the purposes of that report.

In 2001, Red Emerald, the predecessor to Midway, entered into an option agreement with Rex, which had secured a right to acquire a 100% interest in the Midway project; Midway subsequently acquired Rex. Midway began exploration in May 2002 and by September 2002 had completed 8,136 meters (26,689.5 feet) of drilling in 69 holes. Newmont entered into a joint venture with Midway on the Midway property in September 2002 and undertook extensive regional exploration before terminating the joint venture in June 2004. The Newmont/Midway Gold joint venture drilled 121 holes for a total of 20,636 meters (67,703.5 feet). These work programs are described in greater detail in the next section.

Exploration completed by Midway

Drilling

Between May 1 and September 5, 2002, Midway completed 8,136 meters (26,689.5 feet) of drilling in 69 holes, mostly HQ core. Newmont entered into a joint venture on the Midway property in September 2002 and undertook extensive regional exploration programs including numerous regional and detailed geophysical surveys, including electromagnetic (“EM”), airborne magnetic and radiometric surveys, and ground radiometric, gravity and CSAMT surveys. Newmont also mapped the Northwest and Thunder Mountain areas and completed rock and stream sediment geochemical surveys. The Newmont/Midway joint venture drilled a total of 20,636 meters (67,703.5 feet) in 121 holes in the greater Discovery area, the Thunder Mountain target area, and in the northwestern portion of the property.

The Newmont/Midway joint venture drilled 23 angle holes for a total of 4,890 meters (16,042 feet), including one hole that was abandoned at a depth of seven meters. Seven of the holes were drilled by reverse circulation methods, while the remainder was HQ core holes with reverse circulation pre-collars; a total of 3,107 meters of Reverse circulation and 1,782 meters of core were drilled. Of the 22 holes that were completed, five were drilled in the 121 zone and 17 were drilled in largely untested areas in the greater Discovery area to the south of the Discovery zone.

The five holes drilled in the 121 zone were primarily designed to test for high-grade zones of restricted widths deep in the Palmetto Formation, lying below similar zones intercepted by previous operators; results of this deeper testing did not prove up continuity and geometry although intercepts of 6 to 64.7 grams gold per tonne over lengths of 0.4 to 1.5 meters were intersected in three of the holes.  Of the remaining holes, three returned intercepts exceeding 3 grams gold per tonne.

The Mine Development Associates report dated February 24, 2005 reported on the exploration data base developed to the date of that report which included the following:

Number of drill holes	488
Total drill hole meters	68,105
Average drill hole length (m)	139.6
Holes With Down-Hole Surveys	79
Drill Hole Gold Assays	28,593
Meters Sampled & Assayed For Gold	43,312
Meters With No Gold Assays	24,766
Drill Hole Silver Assays	5,739
Meters Sampled & Assayed For Silver	8,939
Meters With No Silver Assays	59,166

 Since then Midway has conducted additional drilling and exploration programs.

In 2005 Midway drilled 8,987 feet in 16 reverse circulation holes to test for extensions adjacent to the known resource areas.  The program resulted in the discovery of the Dauntless Zone that could be a potential feeder zone for the main Discovery Zone. Hole MW399 encountered  175 feet of 11.93 grams gold per tonne (0.349 ounces gold per ton) in drill hole MW399, which includes a vein assaying 15 feet of 108 grams gold per tonne (3.163 ounces gold per ton), and 135 feet of 2.0 grams gold per tonne (0.058 ounces gold per ton) in MW402.

In 2006 we drilled 26,450 feet in 56 reverse circulation and core holes. Gold was intersected in all six zones tested.  In this phase, the Dauntless zone was extended 650 feet along strike.  The zone varies from 23 to 66 feet in true width and is composed of two to three distinct southwest dipping sub-parallel veins. The veins vary in grade from 0.029 to 1.16 ounces per ton gold starting within 165 feet of the surface and are open along strike to the north and south.  The Enterprise and Cross zones have each been tested by at least five drill holes that have encountered veins with gold. Limited gold was also encountered in the Hornet and Nautilus and the 121 South zones.

Following drilling, we developed three-dimensional vein models of the Midway high-grade gold zones.  Twelve veins were identified in the Discovery and Dauntless zones.  Drill testing of these zones has been adequate to design an underground exploration bulk sample test. An additional 58 high-grade (>0.15 ounces of gold per ton) veins have been identified by drilling in the project, but they are not yet fully explored.

During the third quarter of 2006, we hired a mining engineer from the Colorado School of Mines to develop plans for an underground exploration decline. The decline would allow bulk sampling of the Discovery and Dauntless gold zones for metallurgical testing and allow better access for exploration of the gold zones at Midway.

In December 2006 we were drilling and installing a series of 14 monitor wells to study the dewatering costs for the underground decline when four of the holes encountered gold. In an extension of the Dauntless zone, drill hole MW07-61 intercepted 10 feet of 0.31 ounces of gold per ton.  The vein is estimated to be four feet true width and is approximately 130 feet south of the Dauntless zone.  These tests indicate that gold persists in vein zones peripheral to the Discovery zone.  The hydrology holes will determine water characterization for planning and permitting of an underground exploration decline into the Discovery and Dauntless deposits.

In 2007, we plan to complete the design and permitting of the underground exploration decline that will allow us to take and process a bulk sample from veins in Discovery and Dauntless vein area when constructed.  This exploration bulk sample will be taken from oxidized high-grade veins.  This decline can then be used as a mining and exploration resource conversion platform for future expansions at Midway. A 450 foot water well was completed in April 2007 and pumping tests are pending.  A 10 to 12 hole geotechnical drill program will be conducted for stope design, mine access, and ventilation engineering purposes as well as waste rock and tailing sites in 2007.

Geochemistry

An extensive rock sampling program was conducted in the fall of 2002. A total of 1,706 rock samples were collected during the prospecting activities and along a grid on the Thunder Mountain prospect. A total of 226 rock samples were collected in the northern portion of the property, 100 from the greater Discovery area (including the SP zone), 27 from the Rye Patch prospect, and 1,353 samples from the Thunder Mountain area. At Thunder Mountain, a grid with stations located at 50-m intervals along lines spaced 100-m apart was established to assist with the collection of rock samples and geological mapping.  In addition 203 rock chip samples were collected in 2005 in the Midway Hills area.

A total of 122 stream sediment samples were collected from drainages throughout the northern portion of the property. Samples were screened on site to produce approximately five kilograms of –10 mesh material. Sample locations were determined by GPS and marked in the field with metal tags indicating the sample number.

Geophysical surveys

Significant amounts of geophysical data were collected from the Midway property between September 2002 and January 2003, during the Newmont/Midway joint venture. An airborne survey was flown over a 10 kilometer by 25 kilometer area in September 2002. A second, more detailed airborne survey was flown in December 2002. The first survey utilized the airborne EM/magnetics (NEWTEM) system. This survey was flown at 100-meter line spacing with a nominal terrain clearance of the transmitter of 40 meters. A total of approximately 1,200 line-

kilometers of survey were flown. The second airborne survey covered the original surveyed area once again, but at a line spacing of 50 meters with a drape of 30 meters above ground. This high resolution, helicopter-supported magnetic/radiometric survey covered approximately 3,950 line-kilometers of the Midway property. In both surveys, flight lines were approximately 10 kilometers long oriented at an azimuth of 045 degrees.

Selected EM resistive features were followed up by CSAMT surveys. Gravity measurements were collected from throughout the property.

Zonge Geophysics was contracted to conduct an induced polarization (IP) survey on three lines within the Discovery zone where Zonge had previously completed CSAMT surveys for Kennecott. The purpose of this test was to establish which geophysical technique was more effective at detecting resistive bodies. Due to the greater definition and depth penetration capabilities of CSAMT, this survey method was chosen for follow-up ground target definition. A total of 38.9 line kilometers of CSAMT data were collected by Zonge from 21 grid lines established over six selected EM resistive features located throughout the property. The data previously collected for Kennecott were reprocessed and a detailed gravity survey was conducted over the main areas of interest on the Midway property. Jim Wright of Newmont collected approximately 1,300 gravity points, which were added to the 277 points collected by Kennecott to produce a refined gravity image of the Midway property.

A ground radiometrics survey was completed over the Thunder Mountain grid. Rick Roe of Global Geological collected data along 58.4 line-kilometers of grid using a handheld spectrometer. Two lines of self potential (SP) were collected near the Discovery zone by Jim Wright to determine its usefulness, but the survey was found to be too small to be diagnostic.

Regional geology

The Midway property lies at the edge of the Basin and Range province along the Walker Lane, a major zone of faulting that separates the Sierra Nevada batholith from the Basin and Range province. The property is underlain by sedimentary rocks classified as part of the Ordovician-age Palmetto Formation. To the west, north, and south these rocks are covered by younger Tertiary-age volcanic flows. To the east, the Palmetto rocks are covered by Quaternary-age alluvial sediments and local dune deposits. Faulting related to the Walker Lane breaks the rocks into fault blocks.

Local geology

In the vicinity of the Midway property, the Palmetto Formation consists predominantly of slate and argillite with lesser amounts of chert and minor sandy limestone. These rocks are gently to tightly folded and are cut by numerous low-angle shear zones and breccias. Generally vertically dipping quartz porphyritic rhyolite dikes, ranging in width from 1 to 20 meters, intrude the Palmetto sedimentary rocks and form northwest-trending swarms.

Tonopah Formation rhyolitic rocks of Tertiary age, which overlie the Palmetto Formation sedimentary rocks, are the main mineralized host rocks at the Midway property. The Tonopah Formation is exposed in one small outcrop in a central wash on the Midway property, but has been intersected in drilling throughout the greater Discovery area. The Tonopah Formation rocks in the greater Discovery area consist primarily of rhyolitic flows, volcaniclastic and clastic rocks. The clastic sequence consists of interlayered siltstone and fine-to medium-grained sandstone with local zones of agglomerate; clastic units are more common in the eastern portions of the greater Discovery area, while volcanic and volcaniclastic units prevail to the west. The Tertiary rocks are locally hydrothermally altered, with an argillic core and outer propylitic zone. The argillic core zones may exhibit silica replacement with secondary quartz, calcite, and adularia. Sanidine from the Discovery outcrop, representative of tuffaceous rocks that host mineralization in the Discovery area, was age dated at 23 to 24 Ma by the University of Nevada, Las Vegas for Newmont.

The Miocene Red Mountain trachyandesite flows overlie nearly the entire Midway Hills portion of the San Antonio Mountains. The lava flows have an average thickness of three to four meters and accumulate to as much as 300 m in thickness. The rock is porphyritic, contains phenocrysts of plagioclase, olivine, and pyroxene in a medium-grained matrix, and has been age dated at 16 to 18 Ma.

Numerous structures are interpreted to cut the Paleozoic and Tertiary rocks in the greater Discovery area on the basis of drill hole logging and interpretations from geophysical data generated by Kennecott and Newmont. Northwest-trending structures dominate, with northeast- and northtrending structures also being important.

Quaternary deposits at the Midway property, which cover the above-mentioned rocks over large areas of the property, include a variety of alluvial, colluvial, eolian, and playa deposits. Fan and pediment deposits are the most extensive units east of the Midway Hills. These deposits are generally found in the upland areas on the eastern slope of the San Antonio Mountains and are of low to medium gradient. Mixed dune-playa deposits occur in the central and eastern portion of the Midway property. These deposits form in the lowest areas of the valley floor and are transitional with the playa deposits. The sand dunes are generally small, being tens of meters long and three to four meters high, and are mostly stabilized by vegetation.  Twenty to fifty feet of sand dunes and basalt gravels cover the known gold deposits.

Deposit types

Key components of the low sulfidation volcanic-hosted deposit type include quartz-adularia carbonate-sericite alteration of calc-alkalic host rocks, typically rhyolite. Vein textures characteristic of low-sulfur systems include open-space filling, colloform banding, crustiform features, and comb structures.

Mineralization

The Midway project includes the greater Discovery area in the central portion of the property, as well as the Thunder Mountain zone to the southeast. Gold mineralization in the greater Discovery area is hosted within the Tonopah Formation rhyolitic rocks and the underlying Palmetto Formation sedimentary rocks, as well as by felsic dikes and sills that intrude these units. The mineralization is often concentrated at or near the Tertiary volcanic/Palmetto contact. Mineralization styles include disseminated, roughly stratiform zones, typically in the Tertiary units, and higher-grade vein/fault zones of restricted widths within both the Tertiary volcanic rocks and the Palmetto Formation. Higher gold grades are often associated with banded chalcedonic veins and veinlets, with quartz replacement of coarse, tabular calcite crystals being a commonly observed texture. Newmont submitted adularia from Discovery zone mineralization and altered rocks from the Thunder Mountain target area to the University of Nevada, Las Vegas, for dating, and both samples returned an age of 18 Ma. This date presumably represents the age of the Midway gold mineralization.

Mineral Resources

The following technical disclosure is based upon the technical report titled “Updated Summary Report Midway Gold Prospect, Nye County, Nevada” which we refer to as the “Midway Technical Report” prepared February 24, 2005 by Michael M. Gustin, R.P. Geo and Steven Ristorcelli, R.P. Geo. of Mine Development Associates, a “qualified person(s)” for the purposes of NI 43-101.

In the Midway Technical Report, Mine Development Associates explains that Midway previously contracted KRJA Systems Inc./Maptek (Maptek) to conduct a resource estimate. Maptek completed a simple resource estimate for an Inferred classification, although this resource classification could be upgraded with more rigid controls and procedures. Low-grade and high-grade shells were used to control grade estimation using inverse distance methodology. From this model Maptek estimated an Inferred Resource at a cutoff of 0.01 ounces gold per ton (0.343 grams gold per tonne) of 5,526,000 tons grading 0.039 ounces gold per ton (1.34 grams gold per tonne). These resources lie in the Discovery, 121, and 63-77 zones.

Canadian reporting requirements for disclosure of mineral properties are governed by National Instrument 43-101, commonly referred to as NI 43-101. The definitions given in NI 43-101 are adopted from those given by the Canadian Institute of Mining Metallurgy and Petroleum.

Cautionary Note to US Investors concerning estimates of Inferred Mineral Resources:  The discussion set forth above uses the terms “Inferred” mineral resources.  Inferred” mineral resources have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility.  We advise US investors that while those terms are recognized and required by Canadian regulations, the SEC does not recognize them.  It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category.  In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies.  U.S. investors are cautioned not to assume that any part or all of the inferred mineral resource exists or is economically or legally mineable.

Midway is currently re-evaluating the eight gold deposits and exploring the higher grade (>0.15 ounces per ton) gold intercepts. These higher grade veins appear to form in north striking and northwest striking high-angle quartz adularia veins ranging from 1 to 22 feet in width. These veins average about 5 feet in width and have grades averaging over multiple intercepts from 0.18 to over 1 ounce gold per ton. To date 71 veins have been identified.  Only 13 of those veins have been drilled at a sufficient drill density to accurately define the veins for bulk sampling. Midway is currently planning an underground decline to cross cut at least 12 of the better defined shallower (<250 ft depth) veins and bulk sample three of the veins. Once the continuity, width, and grade of the best defined veins are defined by the exploration decline and bulk sample, then a program to convert the remaining 58 veins will be planned.

In August 2007, we announced the identification of 12 gold veins in the Discovery Zone, including the Midway vein with a weighted average grade of 4.387 ounces per ton gold over an average true width of 5.9 feet, and the Rochefort vein with a weighted average grade of 1.296 ounces per ton gold over an average true width of 4.0 feet.  A three-dimensional analysis of 132 holes in the Discovery Zone found most high grade intercepts were in narrow vertical veins.  There were sufficient intercepts in 12 veins to estimate an average grade and true width.  Another 10 high-grade veins are identified and need additional drilling to fully delineate. An additional 55 high grade gold intercepts, representing discrete high-grade gold veins have been identified in the more distal portions of the deposits that require further definition drilling.  The veins occur in a sub-parallel clusters, 10-20 feet apart, with an average width of 6 feet. In a portion of the Dauntless Foot Wall vein, the maximum width is 22 feet.  High grade gold occurs where the veins cross an unconformity between underlying argillite and overlying volcanics. Veins hosted in the argillite are well-defined veins and breccias.  Where they pass upward into the volcanics, veins splay out to form numerous thinner sub-parallel veins in a braided stockwork zone.  Visible gold is common in these veins.

Veins in the Discovery Zone

Discovery Zone Vein - Map label	Wtd Avg Grade (ounces per ton gold('))	# Intercepts	% Intercepts > I ounces per ton gold	Avg Width (ft)	Vertical (ft)	Strike Length (ft)
Midway Vein - 1	4.387	18	16.7%	5.9	280	370
Rochefort - 2	1.296	12	8.3%	4.0	324	422
McCluskey - 3	0.798	12	8.3%	5.9	388	185
Dauntless East	0.772	6	16.7%	4.6	349	443
Dauntless HW	0.991	6	16.7%	8.6	231	150
Dauntless FW	0.478	5	0.0%	12.4	198	152
Gallaher - 4	0.570	4	25.0%	5.9	371	252
Massey - 5	0.408	9	11.1%	7.3	177	158
Lindsie - 6	0.143	7	0.0%	4.0	372	235
Naldron - 7	0.239	7	0.0%	9.5	249	177
Nimitz - 8	0.245	9	0.0%	4.6	324	539
Spruance - 9	0.202	12	0.0%	2.6	335	308

(1)  Weighted average uses the true thickness of the vein at the intercept.

Mining Operations

Midway currently has no mining operations at the Midway project.

Spring Valley Property, Pershing County, Nevada

Location and means of access

The Spring Valley property is located in Pershing County, Nevada, 20 miles northeast of the town of Lovelock.  The property is situated in the Spring Valley Mining District, three miles north of Coeur d’Alene Mines Corporation’s Rochester Mine and is accessed on Nevada State Highway 50, which extends eastward from US Interstate 80.

The Spring Valley Property is located on the USGS Lovelock 1:100,000 scale topographic map and the USGS Rochester and Fitting 1:24,000 scale, 7.5 minute series quadrangle maps.  It is centered at latitude 40° 20’ North and longitude 118° 08’ West.  Mineralization at Spring Valley is located within the southern half of Sections 34 and 35, Township 29 North, Range 34 East (T29N, R34E) Mount Diablo Base and Meridian (MDBM).

Title

Midway has controlled the property since 2003 through direct ownership of claims and through mining leases.

The Spring Valley property now encompasses an area of approximately 12,458 acres.  The Property consists of 603 contiguous, active unpatented lode mining claims covering portions of Sections 25, 26, 27, 28, 33, 34, 35 and 36, T29N, R34E and portions of Sections 1, 2, 3 and 4, Township 28 North, Range 34 East (T28N, R34E) MDBM.  Unpatented mining claims are kept active through payment of a maintenance fee due on 31 August of each year.

In addition, Midway owns the surface rights on 544.2 acres of fee ground in Section 3, T28N, R34E MDBM.  Newmont Mining Company (Newmont) holds the mineral rights to this ground at a depth of 200 feet.  This ground is part of the Santa Fe checkerboard land package Newmont acquired in 1997.

On August 15, 2003 Midway entered into an option agreement with Mr. Paul G. Schmidt to acquire an option to earn a 100% interest in 44 unpatented mining claims located in Pershing County, Nevada, known as the “Spring Valley Claims.”  To earn a 100% interest Midway is required to maintain the mineral claims in good standing and incur minimum annual exploration expenditures of $450,000 up to August 15, 2006 which it has done.  In addition Midway paid Mr. Schmidt $475,000 and a final option payment (August 15, 2007) of $3,000,000.  Mr. Schmidt has retained a royalty on NSR from commercial production over 500,000 ounces on these claims. The royalty is on a sliding scale increasing from 2% to 7% based on changes in gold prices. In addition, Mr. Schmidt is entitled to a 1% overriding royalty on NSR from commercial production on all lands owned by Midway located outside, but within a one half (1/2) mile perimeter of the Spring Valley Claims.

 On September 1, 2003 Midway entered into an option agreement with Echo Bay Exploration Inc.  to acquire 28 unpatented mining claims called the SV claims contiguous to the Spring Valley Claims.  We have been required to make annual option payments totaling $200,000 to September 1, 2006 and are required to make annual payments of $100,000 by each September 1 of 2007 (paid), 2008 and 2009.  Echo Bay retained a 2% royalty on NSR from commercial production on these claims.

On January 25, 2006 Midway entered into a purchase and sale agreement to acquire 101 federal mining claims from Coeur Rochester, Inc. adjoining the Spring Valley property for the price of 40,000 common shares of Midway at a value of Cdn$2.20 per share.  Coeur retained a 3% royalty on NSR from commercial production on these claims.

On April 25, 2006 Midway entered into a mineral lease agreement and option to purchase 12 unpatented lode mining claims with Lamonte J. Duffy.  Midway has paid Mr. Duffy $36,000 to April 25, 2007 (paid) and must continue to pay Mr. Duffy $36,000 on April 25 of each year to maintain the option.  Alternatively Midway can purchase these claims for $600,000 with any payments already paid credited against the total.

On May 5, 2006 Midway completed a purchase of land and mineral rights with Seymork Investments Ltd. to acquire 920 gross acres, 320 acres net surface, 770 acres net mineral for $200,000.  Seymork retained a 3% royalty on NSR from commercial production on these claims.

On July 18, 2006 Midway entered into a mineral lease agreement and option to purchase 97 unpatented mining claims from Dave Rowe and Randall Stoebert for $10,000 down and $15,000 on or before July 18, 2007 (paid) and $20,000 on or before July 18 of each year thereafter. Alternatively Midway can purchase these claims for $600,000 with any payments already paid credited against the total. Mr. Rowe and Mr. Stoebert retained a 3% royalty on NSR from commercial production on these claims.

On September 1, 2006 we purchased from the Sentman Family Trust, Barry Sentman and Kerry S. Pilot co-trustees a 40 acre parcel located near the Spring Valley diatreme for $30,000.

On October 25, 2006 Midway entered into a mineral lease agreement and option with Lamonte J. Duffy to purchase 6 unpatented lode mining claims for $6,000 down, $12,000 on or before October 26, 2007, $20,000 on or before October 26, 2008 and $25,000 on or before October 25 of each year thereafter. Alternatively Midway can purchase these claims for $100,000 with any payments already paid credited against the total.  Mr. Duffy retained a 3% royalty on NSR from commercial production on these claims.

On October 30, 2006 Midway entered into a mineral lease agreement and option to purchase 2 unpatented lode mining claims from Dale and Diana Chabino for $2,000 down, $4,000 on or before October 30, 2007, $5,000 on or before October 30, 2008 and $6,000 on or before October 30 of each year thereafter. Alternatively Midway can purchase these claims for $100,000 with any payments already paid credited against the total. Mr. Chabino and Mrs. Chabino retained a 3% royalty on NSR from commercial production on these claims.

On June 1, 2007 Midway entered into a mineral lease agreement and option to purchase 2 unpatented lode mining claims from George D. Duffy for $1,000 per month, $25,000 on or before June 1, 2009, US $150,000 on or before June 1, 2012, US $150,000 on or before June 1, 2014 and $55,000 on or before June 1, 2017.  Alternatively Midway can purchase these claims for $500,000 with any payments already paid credited against the total.

History of exploration by previous operators

Gold, silver, lead, mercury, copper, antimony, and sericite-pyrophyllite have been produced from the Spring Valley Mining District since its discovery in 1868.  Placer gold was discovered in 1875 and worked extensively during the period 1880-1890.  The placers are said to be the most productive in Nevada: placer production from Spring Valley and American Canyons estimated at Cdn$10 million.  The gravel deposits were up to 100 feet in depth or more and the gold recovered from them was generally coarse, though fine-grained gold was present and likely more abundant.

The Wabash lead-silver mine, located on the eastern margin of the Spring Valley property, was worked during the period 1935 to 1938.  Production recorded for 1938 was 170 tons of ore containing 1 ounce gold, 6,774 ounces silver, 651 pounds copper, and 9,514 pounds lead.  Mineralization at the Wabash mine consists of argentiferous galena and sphalerite in the matrix of intensely brecciated rocks in a fault zone.

Current resource estimates for the Spring Valley gold placers and the Wabash mine are not available and these areas are not incorporated into the current Spring Valley resource model.  The Rochester mine, located three miles south of the Spring Valley property, is the largest current mining operation in the area.  Over its 17 year mine life, Rochester has produced over 107 million ounces of silver and in excess of one million ounces of gold.

Modern exploration of Spring Valley began with Kennecott.  Kennecott drilled four reverse circulation  (“RC”) holes, totaling 2,220 feet, spread widely throughout the basin in an effort to discover the source of the placer gold in Spring Valley Canyon.  Hole KSV-2 intersected 40 feet grading 0.023 ounces gold per ton at the southeast edge of what is now known as the Pond Zone.

Echo Bay picked up the property in 2000 and drilled the Pond Zone discovery hole in 2001, ESV-2, intersecting 145 feet grading 0.075 ounces gold per ton.  Subsequent drilling by Echo Bay focused on step-out drilling from ESV-2, coring the mineralized zone intersected by RC hole ESV-2, and drilling of exploration targets to the northwest.  During the 2001-2002 drill campaign, Echo Bay completed 19 RC holes totaling 10,940 feet and 2 diamond drill (DD) holes totaling 1,653 feet.

Midway acquired the property in 2003 after Kinross dropped the project following the acquisition of Echo Bay.  MDA (2003) produced a report for Midway in August 2003 that reviewed the status of the project up to and including the Echo Bay drilling.

Global Geologic Services Inc. operated the project for Midway in 2003 and focused on expanding the area of mineralization in the Pond Zone.  During the 2003 drill campaign, Midway completed 26 RC holes totaling 21,530 feet and 2 DD holes totaling 1,769 feet.

Mine Development Associates produced a follow-up report for Midway in September 2004 following Midway’s 2003 drill campaign.  Pitard reviewed Midway’s sampling practices and as a result, Midway incorporated many of Pitard’s recommendations in their protocol.

Exploration completed by Midway

Midway staff geologists took over the execution of the exploration program from GGS in late 2004 and discovered the Porphyry and Sill zones in 2005.  During the 2004-2005 drill campaign, Midway drilled 90 RC holes totaling 44,965 feet and 21 DD holes totaling 10,008.7 feet.  Midway focused on definition of the Sill and Porphyry zones and drilling of exploration targets in the east and west margins of the Property, including the West Diatreme and Ring Zone targets.  All core holes from this campaign were drilled in the resource area (Pond, Sill and Porphyry zones) as were 65 of the 90 RC holes.

In December 2005, samples from two RC and two PQ diameter DD holes were delivered to McClelland Laboratories in Reno, Nevada for preliminary metallurgical testwork.  The results of this work were not available for inclusion in the Technical Report.  This work is currently ongoing.

In January 2006, Midway commissioned AMEC to review exploration work completed on the Property and to develop a mineral resource estimate conforming to NI43-101. This work is the subject of the Spring Valley Technical Report.  No previous published resource estimates have been generated for the Spring Valley project and no production has occurred.

As of January 2006, 93,165.7 feet of drilling in 164 holes had been completed on the Spring Valley project.  On June 9, 2006 we filed AMEC’S report that is compliant with Canada’s NI43-101 entitled “Technical Report Spring Valley Property, Pershing County, Nevada” on Midway’s company profile on SEDAR at www.sedar.com.

In 2006 we completed 66,616 feet of drilling in 90 holes with 88 of the holes drilled outside the defined resource expanding it to the north (North Hill and Porphyry deposits) and the West (West Diatreme and Valley Breccia deposits). The 2006 exploration program was designed to step out from the current resource around the edge of the diatreme to expand the known resource as well as testing for a much larger porphyry gold target at deeper levels.   At the time of AMEC’s resource estimation the deposit covered a mineralized zone of 0.6 miles long by 0.3 miles wide that was continuous to a depth of 984 feet. Exploration in 2006 has expanded the gold zones to an area of almost 1 mile long by 0.6 miles wide that is continuous mineralized to a depth of 1,400 feet.  The mineral resources have not yet been re-estimated to include the results of the 2006 drilling.  Additional project work included a 3000 soil sample grid survey, detailed stream sediment sampling, gravity and SP geophysical surveys, mapping and rock chip sampling of 17 square miles of claim holdings all directed towards expanding the potential size of this growing resource.

Exploration to date has identified distinct gold zones at Spring Valley:  the North Hill, West Diatreme, Porphyry, Pond, Sill, Valley Breccia and Limerick Hagen zones.  Surface exploration programs in 2006 have identified more than 12 new targets for follow up work in 2007.

In 2006 all except two deep core test holes were drilled outside the reported resource.  Of the 88 holes drilled outside the current resource, 57 encountered new gold.  The two new gold discovery zones are in the West

Diatreme and North Hill area. In the West Diatreme area, 8 of 9 exploration holes in a 400 foot by 400 foot grid, encountered gold approximately 1,500 to 2,500 feet west of the current resource.  In the North Hill area, 14 of 18 exploration holes drilled on a 200 by 400 foot grid encountered gold north and northeast of the known resource.

We drilled 20 holes in Limerick Basin, located 1.8 miles west of Spring Valley.  Narrow but high-grade gold was intercepted in several of the Limerick Basin holes. Hole LM06-07 intercepted 5 feet averaging 1.98 ounces per ton gold. Metallic screen check assays on this same hole identified 5 feet of 0.048 ounces per ton and 15 feet of 0.017 ounces per ton gold. The difference was likely due to coarse nugget gold which is difficult to reproduce in assay results. Results from the Limerick Basin tests are especially encouraging since this represents a geologically similar zone to the Sill zone in which gold is present in quartz-tourmaline stock work veins hosted in rhyolite porphyry sill. The Limerick Hagen zone starts at the surface, varies from 40 to 150 feet thickness, and dips to the southwest. The zone was identified by soil and rock chip anomalies. The zone is open in all directions. A permit for an additional 30 holes has been submitted to the Bureau of Land Management for additional exploration in the second and third quarters of 2007.

The West Diatreme zone continues to expand. Gold occurs along the edges of porphyry dikes and sills, within high-angle faults, and along volcanic contacts along the west edge of the Spring Valley diatreme. The intrusive rocks occur along a splay of the Black Ridge Fault that controls a portion of the Rochester silver-gold deposit, three kilometers to the south. Native gold is associated with stock works and quartz veins. The current West Diatreme zone is 700 feet wide by 1,000 feet long. Of the 17 holes drilled in the area 14 of them encountered gold. The zone is open to the northwest, southwest and at depth.

Drilling on the North Hill and Porphyry area continues to identify new gold intercepts that are open to the north and northwest. Additional drilling will be necessary to delineate the orientation and extent of these zones.

Update on the Spring Valley Project

At September 21, 2007 Midway has five drill rigs active on the Spring Valley project in attempts to expand the Spring Valley mineral resource and explore twelve other gold targets identified on the 17 square mile land package.

On September 12, 2007, we reported more gold intercepts in the North Hill and Porphyry zones on its Spring Valley project, Nevada.  High grade intercepts include 5 feet of 2.02 ounces per ton gold within 55 feet of 0.203 ounces per ton gold in SV07-283 and 5 feet of 0.65 ounces per ton gold within 155 feet of 0.034 ounces per ton gold in SV07-310.  In-fill drilling between the Porphyry and Pond zones is merging the individual discoveries into a single larger gold deposit. Results from drill holes SV07-310, 267, 268, and 279 extend known mineralization 200-300 feet west along the west side of the Spring Valley gold resource.  Assays are pending for three other holes.  On the east side of the Porphyry zone, SV07-311 encountered 175 feet of 0.044 ounces per ton gold.  This hole was 200 feet west of SV07-263 which had a previously reported intercept of 65 feet of 0.090 ounces per ton gold.  Drilling along the North Hill fault continues to encounter good gold grades. Deeper zones include the 55 feet of 0.203 ounces per ton gold in SV07-283.  Shallow gold along the fault was expanded by intercepts such as 95 feet of 0.026 ounces per ton gold in SV07-283 and 45 feet of 0.023 ounces per ton gold in SV07-287.  A new gold zone north of the North Hill fault zone was discovered in SV07-276 and 277. Additional drilling is underway to further define the size and grade of the gold zones in the North Hill area.  Assays are pending for four other holes.

Geochemistry

Midway performed limited rock and soil sampling, predominantly in the hills on the margins of the property area.  Midway reports that samples have returned anomalous gold values.  No new surface geochemistry has been compiled on the property since that time.

Geophysics

In 2003, Midway contracted Zonge Geosciences of Reno, Nevada to conduct a 14 line CSAMT survey over the property.  Several anomalous features were interpreted to represent silicified bodies at depth.

In 2004 and 2005, ground magnetic surveys were conducted by Geophysical and Geodetic Services of Reno, Nevada and interpreted by J L Wright Geophysics.  The resource area at Spring Valley is interpreted to lie within a weak magnetic low feature at the edge of a large, high-relief magnetic feature interpreted to be a mafic volcanic unit.  The magnetic low is interpreted to be the result of magnetite destruction related to hydrothermal alteration.  Two areas, one to the northeast and one to the west, show the same weak magnetic low feature and are also interpreted to be areas of hydrothermal alteration.

Regional geology

The structural setting of the Spring Valley area is typical of the western Basin and Range province.  The Property is located in the Humboldt Range, which represents a north-south oriented, upthrown fault block (horst) bounded on the west by the Humboldt River valley and on the east by the Buena Vista Valley.

The regional geology of the central Humboldt Range consists of a thick sequence of Permo Triassic intermediate to felsic volcanic rocks, locally intruded by Cretaceous intermediate igneous rocks, and in fault contact with Triassic carbonate rocks on the flanks of the range. Quaternary alluvial deposits fill the intermontane basins and alluvial valleys.

The oldest rocks exposed in the central Humboldt Range are Permo-Triassic volcanic and metavolcanic rocks of the Koipato Group. These include, from oldest to youngest, the Limerick Greenstone, the Rochester Rhyolite, the Weaver Rhyolite, and their intrusive equivalents.  This group of rocks is in fault contact with the Triassic Natchez Pass and Prida Limestones on the flanks of the range.  Cretaceous granodiorite locally intrudes the Permo-Triassic units.  Quaternary alluvial and colluvial deposits unconformably overlie all of the older units.  North-south, north-northwest, and north-northeast normal faults are the dominant structural features in the region.

Mineralization in the central Humboldt Range occurs as base and precious metal vein and vein-stockwork related to Cretaceous intrusive activity and Tertiary sediment-hosted gold deposits.  Examples of Cretaceous intrusive related mineralization include Spring Valley, Rochester, Nevada Packard, the Unionville district and the Dun Glen district.  Examples of Tertiary sediment-hosted gold mineralization in the region include Florida Canyon, Relief Canyon, Standard, and Willard.

Local geology

Gold mineralization was deposited along a northeast trending volcanic vent that developed within a much larger diatreme.  Successive layers of volcanic and volcanoclastic rocks fill the vent and are underlain by breccia/conglomerate rocks that are interpreted to represent a diatreme.  Feldspar porphyry intrusive rocks intrude the volcanic rock.  The Spring Valley resource area (Pond, Sill and Porphyry zones) is completely covered by between 50 and 375 feet of Quaternary alluvium, consisting mainly of valley fill gravels and mud flow deposits.  These rocks unconformably overlie all other units at Spring Valley and are interpreted to have been deposited after the mineralizing event(s).  Andesitic volcanic and volcanoclastic rocks (also referred to as greenstone) of the Limerick Formation crop out on the western boundary of the Property and are stratigraphically overlain by rhyolitic volcanic rocks of the Rochester Formation, which crop out in the central and eastern parts of the Property.  The Spring Valley fault has down-dropped Rochester Formation against Limerick Formation in the western margin of the Property.  Limestone and dolostone of the Natchez Pass Formation crop out on the eastern margin of the Property, in fault contact with Rochester Formation rocks.  Monzonite and diorite intrusive bodies crop out in the eastern part of the property.  Brecciated rocks (mapped as breccia pipes) crop out at the Wabash Mine and in isolated locations in the southeast part of the Property.

Modeling of the deposit in cross-section by Midway after the 2004-2005 drill campaign increased the understanding of the subsurface geology and mineralization within the resource area.

Structure in the resource area is inferred from geophysics, mapping in the hills surrounding the basin, and logging of the available drill core and cuttings.

The Spring Valley fault juxtaposes Limerick Formation against Rochester Formation.  The trajectory of the Spring Valley fault is mapped from drill holes and indirectly through geophysical data.  Most of its course is beneath alluvial gravels.  CSAMT data indicate that the Spring Valley fault has a northeast strike beneath the gravel and is offset by multiple northwest structures not identified in outcrop.  Exposures on the margins of the basin reveal a complex fault zone.  On the south, a northeast-striking branch of the fault is displaced northward by three north-south striking faults, one marked by a 50 foot wide zone of silicified breccia cutting rhyolite.  On the north, the Spring Valley fault strikes north-south with subparallel faults to the east and several northeast-striking cross faults.

Deposit types

Gold is hosted in a near surface volcanic diatreme rhyolite porphyry flow-dome model.

Gold in the Pond Zone is hosted in rhyolite, volcanogenic sediments, welded tuff, rhyolite porphyry and breccia conglomerate – essentially the entire stratigraphic package.  Gold in the Sill and Porphry zones is hosted in rhyolite porphyry and surrounding sericite-altered greenstone.  Mineralization is most often associated with quartz veining, quartz-tourmaline veining and quartz-sericite-pyrite alteration.  The breccia conglomerate unit hosts gold quartz veins and this is overprinted by the gold event.  Quartz-tourmaline veins are suggestive of a possible connection to a porphyry system.

Mineralization is broadly similar to the Rochester deposit to the south.  There, mineralization is believed to be Cretaceous in age and related to granitic intrusions at depth.  The deposit carries 1.6 oz/t silver and 0.012 oz/t gold along with significant enrichments in lead and zinc.  The host Rochester and Weaver rhyolites are extensively altered to quartz-sericite and intensely fractured.  Mineralization occurs as through-going thin quartz-sulfide veins and as quartz stockworks.  Grade trends north to north-northeast and roughly parallels the major, district-scale Black Ridge fault.  Spring Valley is roughly situated along the Black Ridge fault at the intersection of the Spring Valley placer gold train.

However mineralization at Spring Valley is different from Rochester in several important ways.  Mineralization at Spring Valley is hosted lower in the stratigraphic sequence and contains very little silver or base metal mineralization.  The silver-gold ratio of Spring Valley mineralization is very low, in contrast to the Rochester mineralization.  No significant variation in silver or base metal content has been reported between the Pond, Sill, and Porphyry zones.

Mineralization

Alteration

Three types of alteration have been observed at Spring Valley.  Tourmaline alteration occurs as disseminated needles, as fine grained alteration along veinlets, and as massive to selective replacements.  Fine grained tourmaline replacement has not been confirmed by petrographic studies. Tourmaline is erratically distributed in all rock types.

Quartz-sericite alteration with locally abundant pyrite occurs with quartz veins along northeast trending fault zones.  Quartz-sericite alteration forms wide selvages around quartz and quartz-tourmaline-pyrite veins. In some areas of strong alteration, only minor veinlets were observed.  Mineralized zones in rhyolite, welded tuff, breccia conglomerate, and feldspar porphyry are always associated with quartz-sericite alteration.  Welded tuff is strongly bleached by quartz-sericite alteration, suggesting that the tourmaline is earlier and is destroyed by the later alteration.  Rhyolite porphyry sills cutting the Limerick Formation commonly have varying degrees of quartz-sericite alteration.

Carbonate alteration in the form of ankerite and calcite replacement or late calcite development is common in the breccia conglomerate and portions of the Limerick Fm.  At this time, there is no direct correlation of carbonate alteration with gold mineralization.

Mineralization

The highest gold grades at Spring Valley occur within stockwork quartz-tourmaline vein zones with strong sericite alteration, with or without disseminated limonite after pyrite.  Coarse gold has been identified on the property.  Spring Valley mineralization contains little silver, lead, zinc, copper or other trace metals.

Mineral Resources

The following technical disclosure is based upon a technical report entitled “Technical Report Spring Valley Property, Pershing County, Nevada” which we refer to as the “Spring Valley Technical Report” effective June 9, 2006 by Todd Wakefield, M.S.c., MAusIMM and Gordon Seibel, MAusIMM of AMEC E&C Services, Mining & Metals, “qualified person(s)” for the purposes of NI 43-101.

Mineral Resource Classification

Spring Valley Resources were classified into Measured Indicated and Inferred resource categories using logic consistent with the CIM definitions referred to in NI 43-101. In the Spring Valley deposit, a multiple criteria approach was used for resource classification as follows:

•

Resources must lie within the economic envelopes defined by the probability indicators.

•

In order to be estimated, all resource blocks must use a minimum of four composites from at least two different drill holes.

•

Distances to the composites used in the estimation must be less than the distances defined in the search range parameter file. Measured and Indicated resources must lie within a search ellipsoid with major, intermediate and minor axes of 140 x 140 x 100 feet and 160 x 80 x 50 feet for Domains 1 and 2 respectively. The search ranges were derived from a combination of variography, distances to nearest drill holes and visual inspections to estimate the maximum distance where the mineralization appears to be continuous. Search ranges were expanded two-fold for Inferred.

•

A probability threshold greater than 0.7 was used to delineate Measured from Indicated resources. The higher probability statistically predicts a higher confidence in continuity and was selected visually. Measured resources are generally located towards the middle of the Indicated resources.

•

All resources must lie within a Lerchs-Grossmann pit to show a reasonable expectation of being economic. The Lerchs-Grossmann optimization was performed on all resources, a Cdn$450 gold price, 45° highwall angles and economics characteristic of open pit mines.

Mineralization for Spring Valley Deposit at 0.001 oz/t Cutoff Grade

Classification	Tons (Short) X 1000	Au Grade oz/ton
Measured	2,083	0.032
Indicated	7,946	0.022
Measured plus Indicated	10,030	0.024

Inferred	7,753	0.025

Canadian reporting requirements for disclosure of mineral properties are governed by National Instrument 43-101, commonly referred to as NI 43-101. The definitions given in NI 43-101 are adopted from those given by the Canadian Institute of Mining Metallurgy and Petroleum.

Cautionary Note to US Investors concerning estimates of Measured and Indicated Mineral Resources:  The table set forth above uses the terms “Measured” mineral resources and “Indicated” mineral resources.  We advise US investors that while those terms are recognized and required by Canadian regulations, the

SEC does not recognize them.  “Inferred” mineral resources have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility.  It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category.  In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies.  U.S. investors are cautioned not to assume that any part or all of the inferred mineral resource exists or is economically or legally mineable.

Mining Operations

There are no mining operations currently being conducted at the Spring Valley project.

PAN-NEVADA PROPERTIES

Pan Gold Project

Location and means of access

The Pan Gold property is located at the northern end of the Pancake mountain range in western White Pine County, Nevada, approximately 22 miles southeast of Eureka, Nevada, and 50 miles west of Ely, Nevada.

Access to the Pan Gold  property is via a seven mile dirt road that heads south-southeast from US Highway 50, at a point about 17 miles southeast of Eureka, Nevada. Eureka has a population of about 2,000.

The Pan Gold property is situated within the high desert of the Basin and Range physiographic province. Elevations in the immediate project area range from about 6,450 ft to a high of 7,400 ft above sea level. Climatologic records are not available for immediate Pan Gold area, but the town of Eureka averages about 12 inches of precipitation per year, with average temperatures ranging from 28° F in the winter months to 70° F in the summer months. Daytime temperatures exceeding 90° F during July and August are not uncommon. Sagebrush is the dominant vegetation at the site, with juniper and pinon pine occurring at some of the higher elevations.

There is no electrical power at the site; the nearest power line is adjacent to US Highway 50 approximately five miles to the north. Water to support exploration drilling is available from a well used for watering livestock that is in close proximity to the Pan Gold property. It is expected that exploration can generally be conducted year-round.

Title

The Pan Gold property now consists of 480 unpatented mining claims located on public lands and administered by the US Department of the Interior, Bureau of Land Management.  Of these, 98 claims are under lease to Pan-Nevada by the Lyle Campbell Trust and 146 claims are currently owned by Pan-Nevada, but are subject to the lease agreement and will be deeded to the Lyle Campbell Trust.  The total area covered by the unpatented mining claims is approximately 9,917 acres.   From May to September 2007, Midway staked an additional 236 claims of which 102 will be subject to the lease agreement with the Lyle Campbell Trust.

Except for eight claims, all of the Lyle Campbell Trust and Pan-Nevada claims form a contiguous claim block.  The area of interest to which the lease agreement applies includes a one mile radius around the perimeter of the Lyle Campbell Trust Pan-Nevada claim group.

The minimum annual work expenditures required by the lease agreement have been satisfied.  Pan-Nevada is also obligated to pay production royalties to the Lyle Campbell Trust, the amount of which is based on gold prices: 2.5% of gross revenue if gold prices are less than $340/oz; 3.0% of gross revenue if gold prices are between $340/oz and $450/oz; and 4.0% of gross revenue if gold prices are in excess of $450/oz.  Pan-Nevada is also responsible for annual lease payments to the Lyle Campbell Trust.

History of exploration by previous operators

The Pan Gold property is situated in the loosely-defined Pancake district of east-central Nevada. The district was first organized in 1870, when silver ore was discovered in the area around the historic town of Pogue’s Station, approximately 10 miles southwest from the Pan Gold property. Historical reports reported that occurrences of lignite near Pancake Summit were explored, with minor production from 1872 to 1877. Also during the 1870’s, sandstone was quarried from at least two localities in the Pancake district for use as furnace lining at Eureka and Ely. The Pan Gold property was undoubtedly prospected during the late 1800’s, but there is no evidence of mining.

Mr. Lyle Campbell first prospected the northern end of the Pancake range in 1978, when he discovered gold mineralization in jasperoid outcroppings in the area presently referred to as North Pan. Mr. Campbell staked 147 unpatented mining claims over the area that includes the present-day North Pan portion of the property. Ownership of the claims was transferred to the Lyle Campbell Trust in 1986. Mr. Campbell passed away in 1998 and the Lyle Campbell Trust continues to manage the Pan Gold property. Since 1978, numerous claims have been added and dropped from the Pan Gold claim block; The Lyle Campbell Trust currently controls 98 unpatented mining claims, and the additional 146 claims staked by Castleworth (predecessor to Pan Nevada) in 2003 and 2004 will be deeded to the Lyle Campbell Trust, in accordance with the lease agreement between Castleworth and the Lyle Campbell Trust.

Several exploration/mining companies have explored, or participated in exploration joint ventures to explore, the Pan property since 1978 through lease agreements with Campbell or the Lyle Campbell Trust. These companies include Amselco, Hecla, Echo Bay, Alta Gold, Latitude, Degerstrom, and currently, Pan-Nevada.

Amselco

Amselco leased the Pan Gold claims from Campbell in 1978. The Lyle Campbell Trust reports that Amselco drilled 85 primarily shallow reverse circulation (“RC”) holes and conventional rotary holes between 1978 and 1985, although the current Pan-Nevada database contains records for only 79 drill holes. The majority of Amselco’s drilling was done in the North Pan Gold area, where several zones of gold mineralization were identified. Specifics regarding the termination of the Amselco-Lyle Campbell Trust lease agreement are unknown.

Hecla

Hecla drilled eight RC holes in the central portion of the Pan Gold property in 1986. While there are several references to these eight drill holes in the Lyle Campbell Trust files, data from only seven of the drill holes could be located for inclusion in the Pan-Nevada database. None of the drill holes intersected significant mineralization and Hecla dropped the lease.

Echo Bay

Echo Bay leased the Pan Gold claims from the Lyle Campbell Trust in 1987 and drilled 79 RC holes in 1987 and 29 RC holes in 1988. Echo Bay is credited with discovering gold mineralization at South Pan, about one and one- half miles south of North Pan, during this drill campaign. Echo Bay staked additional claims in the South Pan area as a result of the discovery. Echo Bay completed a preliminary metallurgical evaluation, including size fraction analyses, bottle roll tests, and column leach tests. Echo Bay also drilled five diamond core holes in North Pan in 1987 for metallurgical test work; these holes are not included in the database.

Alta Bay Venture

From mid-1988 to 1991, the Pan Gold property was explored by the Alta Bay Venture, an exploration joint venture between Alta Gold, the operator and Echo Bay. Alta Bay drilled 211 RC holes in the North, Middle, and South Pan areas, staked additional claims, conducted geologic mapping and geochemical sampling, and commissioned an induced polarization-resistivity geophysical survey.

Alta Bay initiated studies in support of developing the Pan Gold property, including an archeological survey of the area, continuing metallurgical test work, and preliminary internal reserve calculations and pit designs.

The Lyle Campbell Trust reports that Alta Bay planned to begin mining of the Pan deposit upon completion of mining at Alta Gold’s Easy Junior property. The Alta Bay joint venture dissolved in mid-1991.

Alta Gold

After the dissolution of the Alta Bay joint venture, Alta Gold continued to lease the Pan Gold property from the Lyle Campbell Trust until the end of 1992. During this time, Alta Gold drilled ten RC holes as twins to preexisting RC holes and also drilled seven PQ-size (3.345 inch) core holes in the North and South Pan areas for metallurgical test work. None of these holes are in the Pan-Nevada database. Three of the core holes were abandoned at 50 feet or less due to loss of drill fluid circulation. Alta Gold terminated their lease before completing any metallurgical tests on the core and the Lyle Campbell Trust took ownership of the drill core. Alta Gold also passed the ownership of the claims staked by Echo Bay and Alta Bay to the Lyle Campbell Trust via quit-claim deed.

Latitude

Latitude leased the Pan Gold property from the Lyle Campbell Trust in 1999 and commissioned the construction of a digital database of the Pan Gold drill data and estimate of the mineral resources. Also in 1999, Latitude staked an additional 60 unpatented mining claims adjacent to the existing Pan Gold claim block.

From 1999 to 2001, Latitude explored the Pan Gold property as part of a joint venture with Degerstrom. Latitude and Degerstrom conducted geologic mapping and soil and outcrop sampling, drilled 49 RC holes and 5 rotary holes, and completed metallurgical test work on a portion of the PQ-core drilled in 1992 by Alta Gold. The majority of drilling done by Latitude and Degerstrom was concentrated on close-spaced delineation and infilling of previously identified mineralized zones, although they also identified new areas of mineralization in the Middle Pan area and west of the known North Pan mineralization (Syncline area). Latitude and Degerstrom ended their joint venture in mid-2001.

For a brief period in the second half of 2001, Latitude joint-ventured the Pan Gold lease with Metallica.  Metallica commissioned a thermal imagery and lineament study of satellite data of the Pan Gold area to help identify areas of hydrothermal alteration and prospective structural zones and intersections. The joint venture ended at the end of 2001, with only limited surface work completed. The Lyle Campbell Trust terminated the Pan Gold lease with Latitude in 2002 citing Latitude’s inability to meet the financial obligations as required by their lease agreement with the Lyle Campbell Trust. The claims staked and filed by Latitude were quit-claim deeded to the Lyle Campbell Trust, who continued to maintain the claims.

A summary of drilling completed at the Pan Gold property for which there is documentation is below.  Pan-Nevada drilling totals are also included for comparison.

Company	Year(s)	Number of Drill Holes	Footage	Drilled Drill Type
Amselco	1978 – 1985	79	20,249	RC / Rotary
Hecla	1986	7	1,415	RC
Echo Bay	1987-1988	108	21,050	RC
		51	825	Core(Met samples)
Alta Bay JV	1988 – 1991	211	66,795	RC / Rotary
Alta Gold	1991 - 1992	101	2,645	RC (Twin Holes)
	958	71		Core (Met Samples)
Latitude/Degerstrom JV	1999 – 2001	54	16,143	RC / Rotary
Pre-Pan-Nevada Subtotal	1978 – 2001	476	130,080
Pan-Nevada	2003-2004	85	27,325	RC
	2004	6	1,289	Core
Pan-Nevada Subtotal	2003 – 2004	91	28,614
Total	1978 – 2004	567	158,694

Regional Geology

The Pan Gold property is situated in the Pancake Mountains of east-central Nevada, in the Basin and Range physiographic province, which is typified by a series of northward-trending elongate mountain ranges separated by alluvial valleys. Rocks exposed in the region are dominated by thick sequences of folded Devonian to Pennsylvanian carbonate and clastic sedimentary rocks, with lesser occurrences of Tertiary volcanic rocks.

Sedimentation in eastern Nevada consisted of a build-up of shelf carbonate rocks prior to the late Devonian / early Mississippian Antler orogeny that resulted in the Antler highland, a north-northeast trending topographic high. Basins developed along the flanks of the Antler highland received accumulations of detritus that was shed from the highland to the west and east.

The Devil’s Gate Limestone is a shelf carbonate unit that was deposited prior to the Antler orogeny; the White Pine Group, which includes the Pilot Shale, Joana Limestone, and Chainman Shale, were deposited in the Antler foreland basin. Deposition of the Ely Limestone marked the end of the Antler orogenic event, when carbonate shelf deposition became dominant again. The regional folding and weak metamorphism of the Paleozoic strata is attributed to the late Triassic Sevier orogeny. Cenozoic volcanism in the region was dominated by calc-alkali tuffs that were deposited unconformably on the folded Paleozoic strata.

The following descriptions of the regional stratigraphic units, from oldest to youngest, are summarized from historical reports:

Devil’s Gate Limestone (Dd) – Late Devonian

The oldest rocks exposed in the northern Pancake range is the Devil’s Gate Limestone, which is typified by medium to massive beds that locally form bold outcrops in areas of moderate to high relief. The limestone is composed of fine- to coarse-grained limestone that weathers to medium- to light-gray platy fragments. The thickness of the Devil’s Gate Limestone ranges from about 1,000 feet to, locally, 2,500 feet. The limestone contains stromatolitic fossil horizons. The Devil’s Gate Limestone is the primary host to gold mineralization at South Pan.

White pine group – late Devonian to Mississippian

The White Pine Group includes the Pilot Shale, Joana Limestone, Chainman Shale, and Diamond Peak Formation.

Pilot Shale (MDp) – Late Devonian to Mississippian

The Pilot Shale consists of mainly of thin-bedded dolomitic siltstone, with interbeds of silty shale and lesser argillaceous, silty limestone and clayey shale; the unit weathers to platy, olivegray fragments. The thickness of the Pilot Shale ranges from 300 feet to 900 feet. Silicified and argillized Pilot Shale is the dominant host for gold mineralization at North Pan and is also host to other significant precious metal deposits in eastern Nevada; most notably, at some of the Alligator Ridge and Bald Mountain deposits.

Joana Limestone (Mj) – Mississippian

The Pilot Shale grades upward into the Joana Limestone, which is characterized by coarse grained, medium-gray limestone beds with interbeds of calcareous, poorly consolidated sandstone near its lower contact. Echinoderm, bryozoan, foraminifera, algae, and crinoid fossils are common. The Joana Limestone ranges in thickness from 90 feet to 500 feet. Jasperoids formed in Joana Limestone to the northeast of the South Pan resource have returned anomalous gold values from surface rock chip samples.

Chainman Shale (Mc) – Mississippian

The Chainman Shale is composed of dark-gray to black shale with interbeds of siltstone and silty shale, ranging in thickness from 1,000 feet to 2,000 feet. The Chainman Shale weathers readily forming subdued topography, and often hosts local drainages. The Upper Joana Limestone and the lower Chainman Shale are the hosts for gold mineralization at the Easy Junior deposit, located several miles southeast of the Pan Gold property.

In the Pan Gold project area, the Chainman Shale is strongly oxidized and locally silicified near its contact with the underlying Joana Limestone, although drilling did not reveal anomalous gold in the subsurface at the contact.

Diamond Peak Formation (Md) – Mississippian

The Diamond Peak Formation consists of olive-gray siltstone, silty claystone, sandstone, conglomerate, and minor limestone. Field workers are able to distinguish this unit from the Pilot Shale and Chainman Shale by the occurrence of the conglomeratic horizons. The Diamond Peak Formation ranges from less than 1,000 feet to 3,700 feet, although in the Pancake range the thickness averages about 2,400 feet.

Ely Limestone (Pe) – Pennsylvanian

The Ely Limestone is the youngest Paleozoic unit exposed in the northern Pancake range. It consists of coarsely crystalline, medium-gray limestone with local interbeds of silty limestone that contains chert nodules. Thickness of the Ely Limestone ranges from 1,800 feet to nearly 3,000 feet.

Tertiary Volcanic Rocks

Tertiary volcanic rocks in the northern Pancake range include rhyodacite and quartz latite air fall tuff and welded tuff of the Pancake Summit Tuff (Oligocene) and Bates Mountain Tuff (Miocene).

Pan Gold Property Geology

The Pan Gold property is situated along a north–trending ridge in the northern Pancake range; all of the stratigraphy is exposed on, or proximal to, the property.

The Pan Gold project area is grossly divided into two structural zones by the north-trending Pan Nevada fault, which can be continuously recognized from several miles north of the project area through and beyond the southern boundary of the property. The Pan Nevada fault appears to be a primary control for gold mineralization. The fault itself often cannot be seen in the field, but it is easily recognized by the juxtaposition of younger sedimentary rocks to the east against older sedimentary rocks to the west (i.e., down to the east).

Stratigraphy exposed on the footwall (west side) of the Pan Nevada fault is Devil’s Gate Limestone or Pilot Shale; stratigraphy exposed on the hanging wall (east side) ranges from Devil’s Gate Limestone in the far southern portion of the property to Ely Limestone in the northern portion. All gold mineralization identified to date at the Pan Gold property is hosted in either the Devil’s Gate Limestone or Pilot Shale.

In general, stratigraphy dips westward from 10° to 30° on the west side of the Pan Nevada fault. Conversely, east of the Pan Nevada fault, the rocks dip steeply (locally, as much as 70°) to the northeastward, such that the stratigraphic section from the upper Devil’s Gate Limestone to the Ely Limestone is exposed over a distance of about two miles. This apparent rotation is due to the regional-scale folding of the Paleozoic sedimentary rocks. In the southern portion of the Pan Gold property, the Pan Nevada fault intersects and offsets a northwest-trending axial plane of a smaller-scale anticline.

Other structures, synthetic and subparallel to the Pan Nevada fault, occur to the west of the Pan Nevada fault; several of these faults appear to have focused gold mineralization. In addition, the area is also transected by a series of northeast-and east-trending faults that may also have controlled mineralization, with displacements ranging from a few feet to several hundred feet. In the northern portion of the property, these faults form a series of horsts and grabens.

Deposit Type

The type of gold mineralization and accompanying alteration present at the Pan Gold property appears to fall under the general classification of low-sulfidation epithermal-type deposits. The model for the Pan Gold deposit is similar to that for other carbonate or calcareous sediment-hosted epithermal gold deposits in Nevada. Controls on mineralization for this type of deposit include both structure and stratigraphy, where gold mineralization is generally distributed along normal, high-angle faults and laterally from these structures, subparallel to the stratigraphy. Structural intersections often form an important control for localizing mineralizing fluids. Alteration types typical to the deposit type include silicification, decalcification, oxidation, and argillization, all of which are present at the Pan Gold property.

Gold deposits of the same type in White Pine County include Alligator Ridge - Bald Mountain district deposits hosted by the Pilot Shale. Mineralization in the closed Easy Junior mine, located about 7 miles southeast of the Pan Gold  property, is hosted in the lower Chainman Shale / upper Joana Limestone contact.

Mineralization

The Pan Gold property is divided into three different areas, based on geography and mineral occurrence:

North, Middle, and South Pan. The North Pan area includes the Red Hill, Pilot Ridge, and Syncline areas, while Middle Pan includes the large West Middle Pan area that lies well to the west of the Pan Nevada fault. Although each area has its own unique structural and lithologic characteristics, the North, Middle, and South Pan areas were mineralized by the same hydrothermal event.

North Pan

The North Pan deposit has a strike length of nearly 4,000 feet, with gold mineralization contained in numerous, semi-continuous and discontinuous zones proximal to the projection of the Pan Nevada fault zone from the south. Gold mineralization occurs in jasperoid and silicified and argillized Pilot Shale where mineralized (+0.01 ounce gold per ton) thicknesses of several hundred feet are not uncommon on Pilot Ridge. Individual mineralized zones range in dimension from tens of feet to one zone that is nearly 2,000 feet long in the north-south direction and 200 feet wide in the east-west direction.

As demonstrated by the 2004 Pan-Nevada core drilling program, the mineralization at Pilot Ridge occurs within a zone of brecciation up to several hundred feet wide that lies immediately west of the Pan Nevada Fault. Within this broad zone of brecciation, gold occurs along northeast- and northwest-trending structural zones, while gold more commonly occurs along bedding planes in the lower Pilot Shale further to the west. Of note is the northwest-trending structural zone identified at Red Hill, west of Pilot Ridge, where numerous drill intercepts with over 0.05 ounces gold per ton occur along a subvertical 100 foot wide zone of faulting and brecciation.

Only minor occurrences of gold have been found in the underlying Devil’s Gate Limestone at North Pan and no significant gold has been encountered east of the Pan Nevada fault zone.

Careful logging of the RC chips and core from the 2004 drilling programs has resulted in the recognition of additional details concerning the North Pan mineralization. Heine stated that the principal hosts of the North Pan gold mineralization are: (1) de-calcified and silicified (iron poor) Pilot Shale; (2) tectonic breccia composed of angular, silicified Pilot Shale fragments cemented and partially replaced by strong hematite, iron oxides, and silica; and (3) late-stage crosscutting stockworks containing massive iron oxides with drusy quartz coatings along vein walls.

The Pan-Nevada core drilling demonstrated that breccias, both fragment and matrix supported, are extremely common throughout Pilot Ridge and Red Hill. It was noted that crackle breccias and breccias composed of milled, rounded fragments were observed occasionally in the core, which suggested the possibility of hydrothermal brecciation.

Argillic alteration was noted in Pan-Nevada core holes 04-C1, C2, and C4. The argillic alteration occurs in the Pilot Shale and underlies the various silicic zones described above. Based on the limited core information, it is believed that the contact between the argillic and overlying silicic alteration zones is quite sharp, with the argillic alteration becoming increasingly closer to the surface in a northerly direction at Pilot Ridge.

Middle Pan Property

Middle Pan property is a sparsely drilled area that incorporates roughly 3,000 feet of north-south strike length of the Pan-Nevada fault between the North and South Pan area. Only minor, sporadic intervals of mineralization have been intersected in the Pilot Shale west of the Pan-Nevada fault in the main Middle Pan area. Several areas of gold mineralization have been identified in the West Middle Pan area, although none of them have been drilled sufficiently to determine their full extents. No gold resources have been defined to date at Middle Pan area.

South Pan-Nevada Property

Gold mineralization at South Pan-Nevada occurs within and adjacent to the Pan Nevada fault zone, between the fault zone and the axial plane of a northwest trending anticline, and along the Pilot Shale/Devil’s Gate Limestone contact. At South Pan, the Pan-Nevada fault is characterized by brecciated and silica flooded Devil’s Gate Limestone with distinct gray to black calcite veins; the fault/breccia/silicified zone ranges from a few tens of feet to locally, nearly 400 feet wide. Gold mineralization greater than 0.01 ounces gold per ton occurs continuously for up to 1,500 feet along strike, and up to 80 feet thick and 500 feet down the dip of the fault zone.

Gold mineralization also occurs along the steeply west-dipping limb of an anticline, between the hanging wall of the Pan-Nevada fault and the axial plane of the anticline. Both the Pilot Shale and Devil’s Gate Limestone are hosts to the mineralization, but the strongest gold mineralization occurs in a sliver of Pilot Shale caught up between the two structures. Mineralized zones with over 0.01 ounce gold per ton and up to 200 feet thick (true thickness) and 300 feet long in the up-dip direction are not uncommon. Mineralization abruptly ends where the axis of the anticline intersects the Pan Nevada fault zone. Another pod of gold mineralization occurs along the fault zone several hundred feet north of the intersection.

The contact between the Devil’s Gate Limestone and Pilot Shale on the east-dipping limb of the anticline is also a host to gold mineralization. Here, discreet lenses of +0.01 ounce per ton gold mineralization occur within 100 feet above or below the contact. The thickness of individual mineralized zones range from a few feet to 40 feet (true thickness) and can extend up to 300 feet down-dip. The overall strike length of mineralization along the contact, composed of numerous individual mineralized zones, is about 1,500 feet.

Mineral Resources

The following technical disclosure is based upon a technical report entitled “Pan Gold Project – Updated Technical Report – White Pine County, Nevada USA” which we refer to as the “Pan Technical Report” for the Pan Gold project dated January 15, 2005 which was prepared by Michael M. Gustin, R.P. Geo., of Mine Development Associates, a “qualified person” for the purposes of NI 43-101.

Mineral Resource Classification

Mineral resources for the Pan Gold project were classified based on the distance of the model blocks to the composite data.  All classified blocks required a minimum of two composites to receive an estimated gold grade and lie within the gold domain boundaries.  Measured resource blocks received an interpolated grade in the first estimation pass and lie within 40 feet of the nearest Pan-Nevada composite.  Indicated resource blocks consist of all other blocks assigned a grade by the first estimation.  Inferred resource blocks are those model blocks inside of the interpreted gold domain boundaries that were estimated by the second estimation pass.

Measured, Indicated and Inferred mineral resources for the Pan Gold project are shown in the tables below.  Measured resources are restricted to a short radius around Pan-Nevada composites due to the lack of documentation regarding the sampling, sample preparation, analytical procedures, and laboratory QA/QC practices of all previous operators.

A cutoff of 0.010 oz Au/ton was applied to the Pan model blocks for the purposes of tabulating the mineral resources. Higher cutoffs provide grade-distribution information.  The cutoff grade was chosen in consideration of parameters that reflects potential open-pit mining and heap-leach processing of the mineralization. These parameters include:

•

the resources are entirely oxidized,

•

metallurgical testing, while not comprehensive enough for the purposes of final feasibility work, suggests that the resources are amenable to heap-leach processing,

•

the resources are contained within continuous zones whose shallow depths and configurations suggest potential open-pit extraction can reasonably be assumed.

As no economic studies have been completed at Pan, MDA derived the cutoff on the basis of comparable mining operations in Nevada.

The North and South Pan estimations were checked by comparing: (1) estimated block grades and drill hole assays on cross sections; (2) the inverse distance cubed and kriging estimates of North and South Pan, respectively, to nearest neighbor calculations; and (3) the grade distributions of the coded assays, composites, estimated block grades, and nearest neighbor grades.

Mineralization for Pan Gold Deposit

Measured and Indicated Resources

Au Cutoff (oz/ton)	North Pan		South Pan		Total Measured & Indicated
	Tons	Au Grade (oz/ton)	Tons	Au Grade (oz/ton)	Tons	Au Grade (oz/ton)
0.010	12,212,000	0.018	6,749,000	0.021	18,961,000	0.019
0.015	6,437,000	0.024	4,529,000	0.025	10,966,000	0.024
0.020	3,528,000	0.030	2,842,000	0.030	6,370,000	0.030
0.030	1,165,000	0.043	1,040,000	0.040	2,204,000	0.042
0.040	549,000	0.053	415,000	0.050	964,000	0.052
0.050	295,000	0.060	153,000	0.061	448,000	0.060

Inferred Resources

Au Cutoff (oz/ton)	North Pan	South Pan			Total Inferred
	Tons	Au Grade (oz/ton)	Tons	Au Grade (oz/ton)	Tons	Au Grade (oz/ton)
0.010	2,817,000	0.017	5,485,000	0.017	8,302,000	0.017
0.015	1,446,000	0.023	3,172,000	0.020	4,619,000	0.021
0.020	789,000	0.028	1,124,000	0.026	1,912,000	0.027
0.030	262,000	0.036	257,000	0.036	519,000	0.036
0.040	79,000	0.045	44,000	0.045	123,000	0.045
0.050	14,000	0.051	8,000	0.053	22,000	0.052

Canadian reporting requirements for disclosure of mineral properties are governed by National Instrument 43-101, commonly referred to as NI 43-101. The definitions given in NI 43-101 are adopted from those given by the Canadian Institute of Mining Metallurgy and Petroleum.

Cautionary Note to U.S. Investors concerning estimates of Measured and Indicated Mineral Resources:  The tables set forth above use the terms “Measured” mineral resources and “Indicated” mineral resources.  We advise U.S. investors that while those terms are recognized and required by Canadian regulations, the SEC does not recognize them.  “Inferred” mineral resources have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility.  It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category.  In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies.  U.S. investors are cautioned not to assume that any part or all of the inferred mineral resource exists or is economically or legally mineable.

Update on the Pan Gold Project

On September 26, 2006, Pan-Nevada announced the results of 61 reverse circulation holes drilled in the Black Stallion Zones of the Pan Gold project.  A total of 32 of these holes encountered potentially economic intercepts of gold mineralization.

On April 19, 2007 Midway began a Phase I exploration program to include about 120 holes (40,000 feet) of reverse circulation drilling designed to expand mineral resource.  By June 5, 2007 Midway had received and announced results of the first four holes drilled in the Pilot Ridge area.  The fourth hole (07-04) intersected 75 feet grading 0.060 ounce per standard ton gold and 60 feet grading 0.021 ounce per standard ton gold.  A nearby hole, 07-03, intersected 115 feet grading 0.023 ounce per standard ton gold to the west of 07-04, in the same stratigraphic horizon.  This new discovery in the Boulders target, north of Pilot Ridge opens up new growth potential to the north and northwest of the current Pilot Ridge mineral resource. The Boulders target is a large volcanic covered area north of the Pan resource and has no historic exploration drilling.  Midway has staked an additional 158 claims around the project, increasing the land holdings to over 13 square miles.  Multiple new targets are being tested by Midway.

On April 7, 2007, we reported more intercepts in wide-spaced drilling at the NW Zone on its Pan project. Drill holes PN07-21 and PN07-22 encountered 65 feet of 0.048 ounces per ton gold and 25 feet of 0.032 ounces per ton gold respectively starting at, or near the surface. To date, twelve holes have encountered gold in the NW Zone which lies 4,000 feet northwest of the current resource.  This gold, along the Pilot Shale-Devils Gate Limestone contact, is in a similar geologic setting as the main gold resource at North Pan. Seven holes drilled in the same target area by previous operators intercepted near surface gold with an average grade of 35 feet of 0.026 ounces per ton gold (see table below). A soil geochemical survey and additional drilling are planned to delineate the gold in this target, which is open for expansion.

Results of 11 holes (2,700 ft) from the NW zone are summarized below.

Hole ID	Gold (ounces per ton)	Interval feet	From To feet To		TD feet	Gold gm/t	Interval meters	From To Meters To
PN07-21	0.048	65	20	85	300	1.65	19.8	6	26
PN07-22	0.032	25	0	25	250	1.10	7.6	0	8
PN07-23	0.029	15	75	90	250	0.99	4.6	23	27
PN07-25	0.039	15	185	200	200	1.34	4.6	56	61
PN07-28	0.026	10	115	125	200	0.89	3.0	35	38

Assays are 30g fire assays conducted by ALS Chemex labs in Sparks, Nevada and SGS Inc, Toronto, Canada Reverse circulation drilling was conducted by Drift Exploration of Elko, Nevada.  Drilled intervals are true widths.  Intercepts reported include those greater than 10 feet of 0.010 ounces per ton gold.  Six additional holes did not have significant intercepts.  All intercepts are oxide, unless noted.

EMPLOYEES AND CONSULTANTS

Midway has 10 full-time employees plus the President and Chief Executive Officer of Midway. Seven of the employees are engaged in exploration and geology and three of them are engaged in investor relations, administration and management.  Midway has no part-time employees.  Midway also engages four consultants engaged in exploration and geology on full time basis and four consultants on a part time basis.  Midway’s employees and consultants are employed or retained on terms competitive in the mineral exploration industry in Nevada.  The employees and consultants are paid a monthly salary, provided with basic medical insurance coverage, scaled paid time for vacation days and statutory holidays.

Midway, Doris Meyer and her wholly owned private British Columbia company, Golden Oak Corporate Services Ltd. entered into a contract on November 15, 2006 whereby Doris Meyer agreed to be Midway’s Chief Financial Officer and Corporate Secretary and Golden Oak provides bookkeeping, accounting, financial reporting, corporate and regulatory compliance services to Midway.  Golden Oak shall be paid an annual service fee of Cdn$90,000 payable in equal monthly installments in consideration for its services under the consulting agreement.   The Company consented to Ms. Meyer and Golden Oak engaging in business with companies that operate in the same field of activities as the Company and its subsidiaries.  Golden Oak and Ms. Meyer may also accept employment with or render services to other mining companies, subject to Ms. Meyer’s fiduciary obligations as an officer of the Company.  If the Company regards such engagement or employment as directly competitive with the interests of the Company, it will advise Ms. Meyer and Golden Oak and ask them to discontinue the engagement or the employment or terminate the consulting agreement.  The contract is renewable and may be cancelled on 90 days written notice by either party.

On April 12, 2007, the Company entered into a consulting agreement with Amelia Investments Ltd. pursuant to which Amelia agreed to provide consulting and advisory services when requested by the Company.  Dr. Kelly Hyslop , a former director of Midway, is an officer and director of Amelia.  Amelia agreed that all services to be performed under the consulting agreement would be performed by Dr. Hyslop.  The remuneration of Amelia will be at a rate and on terms specified by the Board of Directors of Midway and agreed to by Amelia. The Company also acknowledged the grant of certain options to Dr. Hyslop, all of which remain vested in favor of Dr. Hyslop until the expiration date of such options.

On April 12, 2007, the Company entered into a consulting agreement with John E. Watson, the former President and Chief Executive Officer of Pan-Nevada, to (a) advise the Company, its personnel, officers and directors, as requested, on technical and management issues; and (b) perform the services in a diligent and efficient manner, for not less than 10 hours per week, for up to six months from the effective date of the consulting agreement.  The remuneration for the services was set at $100 per hour, including reimbursement for out-of-pocket expenses.  The Company also acknowledged the grant of certain options to Mr. Watson, all of which remain vested in favor of Mr. Watson until the expiration date of such options.  Mr. Watson resigned from his position as director on April 13, 2007.

Alan Branham’s employment contract is discussed in “Executive Compensation and Corporate Governance” beginning on page 72 of this prospectus.

COMPETITION

The mining industry is intensely competitive. Significant competition exists for the acquisition of properties producing or capable of producing gold or other metals. Midway may be at a competitive disadvantage in acquiring additional mining properties because it must compete with other individuals and companies, many of which have greater financial resources, operational experience and technical capabilities than Midway. Midway may also encounter increasing competition from other mining companies in its efforts to hire experienced mining professionals. Competition for exploration resources at all levels is currently very intense. Increased competition could adversely affect Midway’s ability to attract necessary capital funding or acquire suitable producing properties or prospects for mineral exploration in the future.

DESCRIPTION OF PROPERTY

Midway is an exploration stage company engaged in the acquisition, exploration, and development of gold and silver mineral properties in North America. It is our objective to identify mineral prospects of merit, conduct preliminary exploration work, and if results are positive, conduct advanced exploration and development work. Our mineral properties are all located in Nevada. The Midway and Spring Valley gold properties are exploratory stage projects and have gold mineralization and the Thunder Mountain project is an earlier stage gold and silver exploration project.  On April 16, 2007, we completed the acquisition of Pan-Nevada Gold Corporation thereby acquiring their exploratory stage Pan and Afgan gold projects and the Monte and Jessup earlier stage gold exploration projects.

For more information regarding Midway’s properties see “Description of the Business – Properties” on page 31 of this prospectus.

LEGAL PROCEEDINGS

Neither we nor any of our property is currently subject to any material legal proceedings or other regulatory proceedings.

In May 2006 Midway purchased additional property from Seymork Investments Ltd. for $200,000 to expand the Spring Valley project in Nevada (the “Disputed Area”). The Disputed Area represents about 4% of the surface area of the Spring Valley project.  In 1997, as a part of a loan arrangement, Emma Wagner transferred title of the Disputed Area to Seymork.  Seymork alleges it was a sale, Wagner alleges it was collateral for a loan.  In 1998, the parties entered into another loan arrangement whereby this time Wagner lent Seymork funds, using title to the Disputed Area as security for the loan.  Subsequently, Wagner assigned the rights to the loan to a group represented by Wallace D. Stephens (collectively “Stephens”).  The loan was not repaid and, in March 2006, Stephens sought to foreclose its interest against Seymork.  In June 2006, Wagner brought a cross claim in the lawsuit against Seymork alleging that Wagner was the rightful owner of the Disputed Area.  Midway joined the lawsuit in order to protect our interests in the Disputed Area.  If the court determines that Wagner was the rightful owner of the property then Midway will lose title to the Disputed Area it purchased from Seymork and will write off the purchase price of $200,000.  We do not believe the loss of the Disputed Area will adversely affect our planned exploration or development of the Spring Valley project.  The $200,000 purchase price is not material when compared to our total assets.  We do not include the Disputed Area in calculating our reported mineralized resources.  Accordingly, we do not believe the litigation represents a material risk to our business or operations.

We believe that we have a credible basis for maintaining our title to the Disputed Area, and we have requested access to the documents supporting Wagner's position.  The outcome of this matter is not determinable.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our common shares is quoted on the TSX.V under the symbol “MDW”. The following table sets out the market price range of Midway’s common shares on the TSX.V for the periods indicated.

Period	High Cdn$	Low Cdn$
2007
First Quarter	3.450	2.650
Second Quarter	3.480	2.570
Third Quarter	3.720	2.140

2006
First Quarter	2.600	1.580
Second Quarter	3.170	1.770
Third Quarter	3.740	2.210
Fourth Quarter	3.590	2.400

2005
First Quarter	1.490	0.800
Second Quarter	1.550	0.740
Third Quarter	1.930	1.080
Fourth Quarter	1.800	1.190

The above quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not necessarily represent actual transactions.

There is no trading market for our common shares in the United States and there can be no assurance that a trading market will develop in the United States.

As of November 22, 2007, the closing bid quotation for our common shares was Cdn$3.15 per share as quoted by the TSX.V.

As of October 29, 2007, we had 48,583,882 shares of common shares issued and outstanding, held by 106 registered shareholders.

DIVIDEND POLICY

The declaration of dividends on our common shares is within the discretion of our board of directors and will depend upon the assessment of, among other factors, results of operations, capital requirements and the operating and financial condition of Midway. The Board has never declared a dividend on the common shares. At the present time, we anticipate that all available funds will be invested to finance the growth of our business.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information related to our equity compensation plans as of October 29, 2007.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights Cdn$ (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity Compensation
Plans approved by
Security Holders	3,761,500	Cdn$2.09	1,096,888

Equity Compensation
Plans not approved by
Security Holders	Nil	Nil	Nil

Total	3,761,500	Cdn$2.09	1,096,888

SELECTED FINANCIAL DATA

SELECTED FINANCIAL DATA

The selected financial data of Midway for the years ended December 31, 2006, 2005, 2004, 2003 and 2002, and the three and nine months ended September 30, 2007 and 2006, reflected in the following table, have been derived from the audited consolidated financial statements of Midway and the interim unaudited financial statements for Midway, which are included elsewhere in this prospectus.  The selected financial data for the  pro forma financial information for Midway giving effect to the Arrangement to acquire Pan-Nevada as of December 31, 2006, reflected in the following table, have been derived from the unaudited condensed pro forma financial statements of Midway, which are included elsewhere in this prospectus and should be read in conjunction with the description of the Arrangement contained in this prospectus.  The consolidated financial statements of Midway, which have been prepared in accordance with United States Generally Accepted Accounting Principles (GAAP), the application of which, in the case of Midway, conforms in all material respects for the periods presented with Canadian GAAP.

The selected financial data should be read in conjunction with the consolidated financial statements and other financial information included elsewhere in this prospectus.

Midway has not declared any dividends on its common shares since incorporation and does not anticipate that it will do so in the foreseeable future.  The present policy of Midway is to retain future earnings for use in its operations and the expansion of its business.

	Midway Gold Corp. Selected Financial Data (Cdn$ in 000s, except per share data)
	Unaudited Pro Forma Year Ended December 31, 2006(1)	Unaudited ProForma Nine Months Ended September 30, 2007	Year Ended December 31					Unaudited Three Months Ended		Unaudited Nine Months Ended
			2006	2005	2004	2003	2002	September 30		September 30
								2007	2006	2007	2006
Statement Of Operations And Deficit
Operating Revenues	nil	nil	nil	nil	nil	nil	nil	nil	nil	nil	nil

Interest Income	220	255	197	42	9	7	12	(86)	(64)	(248)	(123)

Net Loss for the Period	9,758	8,857	7,241	4,403	2,995	1,575	2,276	3,547	2,147	8,336	5,407

Basic & Diluted Loss per common share	0.25	0.21	0.23	0.18	0.16	0.09	0.28	0.08	0.06	0.20	0.17

Dividends Declared	nil	nil	nil	nil	nil	nil	nil	nil	nil	nil	nil

(1)

Pro forma financial information presented assuming the Arrangement to acquire Pan Nevada was consummated at January 1, 2006, the beginning of the fiscal year ended December 31, 2006.  The unaudited pro forma financial data are not necessarily indicative of Midway’s consolidated financial position and results from operations if the events reflected therein had been in effect for the year ended December 31, 2006, nor do they purport to project Midway’s consolidated financial position or results from operations for any future periods.  The pro forma consolidated financial statements are based on certain assumptions and adjustments, including the non-recurring expenditures related to the Arrangement.

	At December 31					Unaudited At September 30, 2007
Balance Sheet	2006	2005	2004	2003	2002
Total Assets	16,695	8,143	6,960	6,408	6,537	56,543

Working Capital (deficit)	8,127	1,094	357	429	706	6,997

Mineral Properties	7,679	6,601	6,167	5,842	5,725	47,376

Net Assets	16,088	7,164	6,615	6,303	6,453	47,683

Shareholders’ Equity	16,088	7,164	5,179	4,307	4,457	47,683

Weighted Average Number of Shares Outstanding 000’s	32,000	24,064	19,037	17,171	8,229	41,984

MANAGEMENT’S DISCUSSION AND ANALYSIS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes appearing elsewhere in this prospectus.  This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, those set forth under “Risk Factors and Uncertainties” and elsewhere in this prospectus.

This discussion and analysis should be read in conjunction with the accompanying Consolidated Financial Statements and related notes.  The discussion and analysis of the financial condition and results of operations are based upon the consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires Midway to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of any contingent liabilities at the financial statement date and reported amounts of revenue and expenses during the reporting period.  On an on-going basis Midway reviews its estimates and assumptions.  The estimates were based on historical experience and other assumptions that Midway believes to be reasonable under the circumstances.  Actual results are likely to differ from those estimates under different assumptions or conditions, but Midway does not believe such differences will materially affect our financial position or results of operations.  Critical accounting policies, the policies Midway believes are most important to the presentation of its financial statements and require the most difficult, subjective and complex judgments, are outlined below in “Critical Accounting Policies,” and have not changed significantly.

OVERVIEW

Midway is focused on the creation of value for shareholders by exploring and developing high-grade, quality precious metal resources in stable mining areas.  In the year ended December 31, 2006 and the first nine months ended September 30, 2007 our exploration programs were conducted on our 100% owned Midway and Spring Valley gold and silver mineral properties located in Nevada, USA. On December 12, 2006 we signed a letter of intent agreement to acquire all of the shares of Pan-Nevada Gold Corporation (Pan-Nevada) for shares of Midway.  On April 16, 2007 we completed the acquisition of Pan-Nevada and acquired their gold and silver mineral properties located in Nevada. Our projects now are actively exploring and developing gold resources on three of the major gold trends in Nevada.

Midway accomplished the following in 2006:

•

We drilled 88 of 90 holes (66,616 feet) outside the current defined resource at Spring Valley and increased the size of the deposit area from 0.6 miles by 0.3 miles to a depth of 984 feet to 0.6 miles by 0.6 miles to a depth of 1,400 feet.

•

We discovered placer gold in over 100 of the Spring Valley drill holes.  The overburden gravels in several Spring Valley bedrock gold deposits contain significant placer gold.  The early processing of these gravels to recover the coarse gold should decrease the mining costs.

•

A new gold zone was discovered by drilling a soil gold anomaly in the Limerick Basin area, 1.9 miles west of the main Spring Valley resource. Narrow but high-grade gold was noted 20 to 45 feet beneath the surface in a rhyolite sill.

•

We drilled 56 holes (26,450 feet) at the Midway project expanding the mineralized zone 900 feet to the east-southeast and delineated the new Dauntless discovery.

•

We negotiated the acquisition of Pan-Nevada completed  in April 2007.

•

Barrick Gold Corp. purchased 1 million units of a private placement bringing Barrick’s equity ownership to 3,000,000 shares.

Highlights for the first three quarters of 2007:

•

The acquisition of Pan-Nevada on April 16, 2007, which increased Midway’s property positions.

•

90,000 foot drill program underway at Spring Valley using four drill rigs.  We  have completed 9,800 feet at the West Diatreme and Valley Breccia zones.

•

40,000 foot drill program underway at the Pan deposit designed to expand the 2005 near surface oxide resource and test for new higher grade targets on the project.

•

At the Midway project an underground exploration decline into the Discovery and Dauntless zones is being designed and permitted.  Ten holes completed for hydrologic, metallurgical and waste rock testing for planned underground development.

•

Cdn$4,657,500 proceeds from the exercise of 1,725,000 common share purchase warrants received in May, 2007.  Barrick Gold Corporation exercised all of its 1 million warrants thereby investing a further Cdn$2.7 million in Midway to bring its total purchases of common shares in Midway to 4 million shares.

•

Cdn$5,400,000 proceeds from the private placement of 2,000,000 common shares on August 15, 2007.

•

On August 21, 2007, we announced that Rye Patch Gold Corp. agreed to acquire our right, title and interests in the Jessup project located in Churchill County, Nevada.  Subject to regulatory approval and the satisfaction of other customary closing conditions Rye Patch will pay us Cdn$252,000 and will issue us 2,000,000 units of Rye Patch.  Each Unit comprises one common share and one-half of one non-transferable common share purchase warrant.  Each whole warrant will entitle us to purchase one common share for a period of 24 months from the closing date of the purchase and sale of the Jessup project at an exercise price of Cdn$1.00.  The Rye Patch common shares will be subject to resale restrictions for up to 2 years from the closing date.  We acquired the Jessup project as a result of our acquisition of Pan Nevada.

•

At the Thunder Mountain Project an exploration drill program of seven holes (2,750 foot) was completed.  Assays are pending.

Spring Valley Property, Pershing County, Nevada

In 2006 we completed 66,616 feet of drilling in 90 holes with 88 of the holes drilled outside the defined resource expanding it to the north (North Hill and Porphyry deposits) and the West (West Diatreme and Valley Breccia deposits). The 2006 exploration program was designed to step out from the current resource around the edge of the diatreme to expand the known resource as well as testing for a much larger porphyry gold target at deeper levels.   At the time of the AMEC resource estimation the deposit covered a mineralized zone of 0.6 miles long by 0.3 miles wide that was continuous to a depth of 984 feet. Exploration in 2006 has expanded the gold zones to an area of almost 1 mile long by 0.6 miles wide that is continuous mineralized to a depth of 1,400 feet.  The mineral resources have not yet been re-estimated to include the results of the 2006 drilling.  Additional project work included a 3000 soil sample grid survey, detailed stream sediment sampling, gravity and SP geophysical surveys, mapping and rock chip sampling of 17 square miles of claim holdings all directed towards expanding the potential size of this growing resource.

Exploration to date has identified distinct gold zones at Spring Valley:  the North Hill, West Diatreme, Porphyry, Pond, Sill, Valley Breccia and Limerick Hagen zones.  Surface exploration programs in 2006 have identified more than 12 new targets for follow up work in 2007.

In 2006 all except two deep core test holes were drilled outside the reported resource.  Most of the drilling focused around Spring Valley diatreme.  Of the 88 holes drilled outside the current resource, 57 encountered new gold.  The two new gold discovery zones are in the West Diatreme and North Hill area. In the West Diatreme area, 8 of 9 exploration holes in a 400 foot by 400 foot grid, encountered gold approximately 1,500 to 2,500 feet west of the current resource.  In the North Hill area, 14 of 18 exploration holes drilled on a 200 by 400 foot grid encountered gold north and northeast of the known resource.

We drilled 20 holes in the Limerick Basin, located 1.8 miles west of Spring Valley.  Narrow but high-grade gold was intercepted in several of the Limerick Basin with the highest intercept of 5 feet averaging 1.98 ounces per ton gold. Results from the Limerick Basin tests are especially encouraging since this represents a geologically similar zone to the high-grade Sill zone in which gold is present as quartz-tourmaline stock work veins hosted in rhyolite porphyry sill. The Limerick Hagen zone starts at the surface, varies from 40 to 150 feet thickness, and dips to the southwest. The zone was identified by soil and rock chip anomalies. The zone is open in all directions. A permit for an additional 30 holes has been submitted to the Bureau of Land Management for additional exploration in the second and third quarters of 2007.

The West Diatreme zone continues to expand. Gold occurs along the edges of porphyry dikes and sills, within high-angle faults, and along volcanic contacts along the west edge of the Spring Valley diatreme. The intrusive rocks occur along a splay of the Black Ridge Fault that controls a portion of the Rochester silver-gold deposit, three kilometers to the south. Native gold is associated with stock works and quartz veins. The current West Diatreme zone is 700 feet wide by 1,000 feet long. Of the 17 holes drilled in the area 14 of them encountered gold, defining the zone, which is open to the northwest, southwest and at depth.

Drilling on the North Hill and Porphyry area continues to identify new high-grade gold intercepts that are open to the north and northwest. Additional drilling will be necessary to delineate the orientation and extent of these zones. Gold is hosted in rhyolite porphyries.

There are four drills working at the Spring Valley Project, three reverse circulation and one diamond drill core rig.  Midway is currently drilling Spring Valley’s Pond, Valley Breccia, American Canyon, and North Hill areas. The drill rigs are attempting to expand the known gold resource at depth and along strike around the 3,500 foot wide Spring Valley diatreme and test the continuity of the recent discoveries on the project. The American Canyon drilling will test a new target approximately two miles south of the Spring Valley diatreme. This new target lies at the upper drainage to the American Canyon placer deposits where mapping and sampling had identified a gravel covered area which could potentially be the source of the gold bearing placer gravels. Midway controls the American Canyon target by claims, staked by the Company.  Over 90,000 feet of drilling is planned at Spring Valley, 60% which will be targeted towards conversion of recent discoveries to resource and 40% towards stepping out into new areas and testing new gold targets identified in the fall of 2006.

On June 6, 2007 we announced that the Bureau of Land Management issued final approval for the Spring Valley Project Plan of Operations.  The plan allows us to drill up to 600 holes in a 2.5 square mile area.  The plan allows for substantial key expansion of our exploration into significant untested portions of the Spring Valley diatreme and adjacent targets. We’re currently planning for over 100 drill holes, in 2007, to attempt to expand the current gold resource and to test up to a dozen new gold targets on the existing 17 square mile property.  We have added a fifth drill which will test the Limerick Basin target area.

In August 2007, Midway completed the purchase of the key Schmidt lease in Spring Valley by paying the final US$3,000,000 due.  This payment is the final advance royalty payment for the bulk of the current discovery on the Schmidt lease and completes the final payment of the first 500,000 ounces of gold produced from this central claim package.

On September 12, 2007. we announced more gold intercepts in the North Hill and Porphyry zones on its Spring Valley project.  High grade intercepts include 5 feet of 2.02 ounces per ton gold within 55 feet of 0.203 ounces per ton gold in SV07-283 and 5 feet of 0.65 ounces per ton gold within 155 feet of 0.034 ounces per ton gold in SV07-310.

The Company has identified twelve additional exploration targets within the 17 square mile Spring Valley property.  Five of these exterior targets have been drill tested.  Initial drilling on the Limerick target intercepted shallow, coarse gold.  The American Canyon target has intercepted a sediment hosted silver system.  Drill tests have occurred at the Golden Gate and King David area, with assays pending.  Midway Gold currently has two drill rigs operating at Spring Valley.

To date this year the Company has completed 171 holes (100,924 feet (30,761 m)) at the Spring Valle Project.  The discovery now extends over 3500 feet in a north to south direction and 3500 feet in an east to west direction, and over 1400 feet deep.  On October 15th, all the holes that had assay data was submitted to AMEC of Sparks, Nevada, an independent engineering group to conduct and updated mineral resource model.  The resource is open to the north and west.  Over 150 holes have been completed since the previous resource, dated June 9, 2006.  AMEC, who conducted the first resource estimate, predicts completing the resource update by the first Quarter of 2008.

Midway Property, Nye County, Nevada

In 2006 the Company drilled 26,450 feet in 56 reverse circulation and core holes. The program tested six gold zones and gold was intersected in all six zones.  In this phase, the Dauntless zone was extended 650 feet along strike.  The zone appears to vary from 23 to 66 feet in true width and is composed of two to three distinct southwest dipping sub-parallel zones. The veins vary in grade from .029 to 1.16 ounces per ton gold starting within 165 feet of the surface and are open along strike to the north and south.  The Enterprise and Cross zones have each been tested by at least five drill holes that have encountered veins with grades up to 0.61 to 0.87 ounces per ton gold. Limited gold was also encountered in the Hornet and Nautilus and the 121 South zones.

Following drilling we developed three-dimensional vein models of the Midway high-grade gold zones.  Twelve veins were identified in the Discovery and Dauntless zones.  Drill testing of these zones has been adequate to design an underground exploration bulk sample test. An additional 58 high-grade (>0.01 ounces of gold per ton) veins have been identified in the project, by drilling but are not fully explored.

During the third quarter of 2006 we hired a mining engineer from the Colorado School of Mines to develop plans for an underground exploration decline that could then be used to bulk sample the Discovery and Dauntless gold zones that will allow metallurgical testing and allow better access to the exploration of the very high-grade gold zones encountered at Midway.

In December 2006 we were drilling and installing a series of 14 monitor wells to study the dewatering costs for the underground decline when four of the holes encountered gold. The best intercept was an extension of the Dauntless zone with 10 feet of 0.31 ounces of gold per ton.  The vein is estimated to be four feet true width and is approximately 130 feet south of the Dauntless zone.  These tests indicate that gold persists in vein zones peripheral to the Discovery zone.  The hydrology holes will determine water characterization for planning and permitting of an underground exploration decline into the Discovery and Dauntless deposits.

In 2007, we plan to complete the design and permitting of the underground exploration decline.  The decline, when constructed, will allow us to take and process a bulk sample from three of the veins in Discovery and Dauntless vein area.  This exploration bulk sample will be taken from oxidized high-grade veins that vary in grade from 0.3 to 1.2 ounces of gold per ton.  This decline can then be used as a mining and exploration resource conversion platform for future expansions at Midway.

The first step of the permitting process will be to drill four hundred foot water wells in the Discovery area and conduct an extensive pump test to define the water flow demands for the underground working design and for permitting purposes. A 20 hole drill program will be conducted for stope design, mine access, and ventilation engineering purposes as well as waste rock permit sites.

In 2007, we have completed a 425 foot dewatering well at the Midway project.  A 24 and 72 hour pump test is in progress to determine dewatering needs for an underground exploration decline. The dewatering test is important for permitting the exploration decline.

In August, Midway announced that a three-dimensional computer model of the existing drill holes helped to identify 12 gold veins in the Discovery Zone.  These twelve veins will be the focus of the initial underground test.  They include the Midway vein with a weighted average grade of 4.387 ounces per ton gold over an average true width of 5.9 feet, and the Rochefort vein with a weighted average grade of 1.296 ounces per ton gold over an average true width of 4.0 feet.  An additional 58 high-grade veins were also identified from this modeling effort and need additional exploration drilling to fully delineate the potential of these veins.

A recently completed three-dimensional analysis of past drill results at the Midway veins has greatly improved our understanding of the gold system.  We now recognize a boiling horizon and the structural control of gold shows that many past drill holes missed the key gold horizon along the veins.  This gives us an opportunity to significantly expand the gold resource on the project.  We modeled the gold to 400 feet, but there is limited testing below that level so gold could extend deeper.  The planned underground decline into the Discovery Zone will create an exploration and mining platform from which to take a bulk sample of the better defined high grade veins and to drill and convert the sparsely drilled veins to reserve.

Thunder Mountain Project, Nye County, Nevada

The Thunder Mountain project is an epithermal silver-gold property, six miles south of the Midway project.  Anomalous silver (up to 20 ounces of silver per ton) and low level gold is noted in rock chips collected from rhyolite plugs and flow domes.  The property is approximately 5.5 square miles and has had some limited drilling with narrow intercepts of up to 15 feet of 0.8 ounces of gold per ton (true width) of gold in quartz adularia veins in altered rhyolite. The Thunder Mountain project is held 100% by claims with no royalty burdens. High-grade gold and silver targets are adjacent to rhyolite flow domes and faults. The fault orientations are similar to zones noted at the Midway project.

A soil gas survey was conducted over a gravel covered area where a previous operator had intersected 35 feet of 0.735 ounces of gold per ton (15 feet true thickness) at a depth of 115 feet.  This survey identified a low-level soil gas anomaly above the gold intercept and extended the anomaly to the northwest.  Compilation, targeting, and permitting of additional exploration drill sites are in progress.

Midway conducted an initial seven hole (2,750 feet) exploration drill program targeting silver rich rhyolite flow domes and high-grade gold vein targets.  Additional work is planned in the remainder of 2007.  Results are pending.

Pan-Nevada Gold Corporation (Pan-Nevada) Acquisition

The Plan of Arrangement, between Midway and Pan-Nevada took effect on April 16, 2007 so that Pan-Nevada became our wholly owned subsidiary.

On April 16, 2007 we issued 7,764,109 common shares of Midway to Pan-Nevada shareholders on the basis of one Midway share for every 3.5714 Pan-Nevada shares held. Midway issued 870,323 common share purchase warrants and 308,000 stock options under the Arrangement to Pan-Nevada stock option and share purchase warrant holders adjusted to reflect the same 3.5714 exchange ratio as the common shares.

Pan-Nevada’s Pan Gold project reported an independently prepared Canadian NI43-101 compliant mineral measured and indicated resource at a cutoff grade of 0.010 ounces per ton gold of 18,961,000 tons at a grade of 0.019 ounces per ton gold and an inferred resource of 8,302,000 tons at a grade of 0.017 ounces per ton gold.  (See PROPERTIES – Pan Gold project).

Pan Project, Nevada

Almost immediately after acquiring Pan-Nevada, Midway began drilling at the Pan project.  The Pan project is located on the south end of the prolific Battle Mountain-Eureka gold trend in central Nevada.  The project hosts four known Carlin-style disseminated oxide gold deposits over a two-mile strike length along the Pan fault.  Since mid-April 2007, Midway has drilled 27,960 feet (6,869 meters) in 87 reverse circulation holes at Pan.  Assay results have been received and announced for 28 holes.  The remainder are pending.

New gold discoveries have been made in three new areas.  In the Boulders target, significant results include hole 07-04 which hit 75 feet of 0.060 ounces per ton gold at the north limit of drilling.  In the NW Zone PN07-21 which hit 65 feet of 0.048 ounces per ton gold 4,000 feet away from the North Pan resource.  Drill intercepts at South Pan include PN07-31 with 120 feet of 0.021 ounces per ton gold.  Intercepts at Wendy include PN07-47, with 90 feet of 0.029 ounces per ton gold.  These new zones start at the surface, are oxidized, open along strike, and at depth (see press releases dated August 10, August 7 and June 5, 2007 for full drill results).  Over 120 holes (40,000 feet) are planned across the project area.  One rig is currently exploring on this project.

On September 18, 2007, we announced a new gold zone discovery at the Barite target that continues to expand the gold potential on the 13 square mile Pan project.  Surface mineralization in drill hole PN07-50 returned 10 feet of 0.117 ounces per ton gold within a zone of 85 feet of 0.036 ounces per ton gold.

Afgan, Monte, Maggie Creek and KDK Projects, Nevada

Several of Midway’s and Pan-Nevada’s lesser explored projects, including the Monte and KDK, and Maggie Creek projects are partly explored gold projects along the Battle Mountain-Eureka, Round Mountain and Carlin gold trends in Nevada.  Midway has begun assessing the exploration potential for these projects and making plans to either explore or vend these prospects.

In August 2007, Midway acquired 104 unpatented claims from WFW Resources, LLC of Elko, Nevada, for $52,000 property payment and annual advance royalty payments of $25,000 per year for years 2 to 5 and $50,000 per year for years 6 to 10 with a net smelter return royalty of 4%.  The royalty can be brought down to a 1% net smelter royalty depending on the price of gold. The claims will more than double the size of the Afgan project, along the trend of the current gold resource.  The newly acquired claims occur along the northwest extension of the resource and offer similar rock hosts and gold bearing fault zones as potential resource expansions and new gold targets.

Imperial units of measure have been used in this MD&A.  To convert Imperial measurements to Metric equivalents divide by:

Short tons to tonnes	1.10231
Ounces (troy) to kilograms	32.150
Ounces (troy) to grams	0.03215
Ounces (troy) / short ton to grams/tonne	0.02917
Acres to hectares	2.47105
Miles to kilometres	0.62137
Feet to meters	3.28084

Our goals for 2007:

Spring Valley project

•

in-fill drilling to define high-grade zones and identify geologic controls on gold mineralization

•

step-out drilling to increase drill hole density to 100 to 200 foot centers within and on the edges of known mineralization

•

drilling for discoveries in new targets identified at Spring Valley

•

update mineral resource by end of year

Midway project

•

complete studies to plan underground decline for bulk test and to continue exploration from an underground base

•

contingent on the studies confirming the feasibility of constructing an underground decline to complete the cost estimates and obtain permits by end of year

Thunder Mountain project

•

drill test identified targets to determine if a next phase of exploration is warranted

Pan project

•

complete updated NI43-101 compliant mineral resource estimate

•

drill test two key areas with five drill holes to determine next

•

an initial 40,000 foot program is planned

RESULTS OF OPERATIONS FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2007 COMPARED TO THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2006

The net loss for the nine months ended September 30, 2007 was Cdn$8,191,603 (2006 - Cdn$4,880,791), an increase of Cdn$3,310,812 (67.8%) compared to the same period in 2007.  The net loss for the three months ended September 30, 2007 was Cdn$4,938,597 (2006 - Cdn$2,293,830), an increase of Cdn$2,644,767 (115.3%) compared to the same period in 2007.  The increase in net losses for each of the nine and three months periods ended September 30, 2007, was due primarily to increased business, exploration and acquisition activity in 2007, compared to 2006.  We expect to continue to incur losses for the remainder of 2007, due to our planned business, exploration and acquisition activities.

Significant differences in costs between the periods are as follows:

Exploration expenses accounted for a substantial portion of our total expenses in the first nine months of 2007.  Exploration expenses were Cdn$8,191,603 in the nine months ended September 30, 2007, compared to Cdn$4,880,791 in the same period of 2006, an increase of Cdn$ 3,310,812 or 67.8%.  Exploration expenses were Cdn$3,784,055 in the three months ended September 30, 2007, compared to Cdn$1,717,857 in the same period of 2006, an increase of Cdn$2,066,198 or 83.1%. The details of the expenses in each period may be found in the schedule to the unaudited consolidated interim financial statements.  In the nine month period ended September 30, 2007 a total of Cdn$1,563,405 was spent at the Midway project, Cdn$ 5,055,011 at the Spring Valley project, Cdn$1,491,927 at the Pan Project and Cdn$81,260 on investigation of other potential acquisitions.  This compares expenditures during the nine month period ended September 30, 2006 of Cdn$1,447,294 at the Midway project, Cdn$3,343,131 at the Spring Valley project and Cdn$90,366 on investigation of properties.  Exploration levels are determined by the success of previous exploration programs on each project and available cash to fund additional programs.  Results of the current period exploration program are discussed above under each property.  Exploration salaries and labor include the non-cash estimated fair value of stock based compensation for stock options granted to technical employees in the period of nil (2006 - $306,250).  We anticipate that exploration expenditures during the remainder of 2007 will be higher than historical levels in 2006, due to increased exploration activities on our Midway project, Spring Valley project and Pan Project.

Professional fees paid to lawyers and auditors increased to Cdn$252,522 during the first nine months ended September 30, 2007, from Cdn$123,238 during the same period in 2006, an increase of Cdn$129,284 or 105%.  Professional fees paid to lawyers and auditors increased to Cdn$140,601 during the three month period ended September 30, 2007, from Cdn$53,507 during the same period in 2006, an increase of Cdn$87,094 or 162.8%.  The increases in professional legal and accounting fees were realized in the third quarter of 2007 due to our preparation and filing of a registration statement with the Securities and Exchange Commission and related professional fees associated with the filing.  We anticipate that professional legal and accounting fees will remain at the higher levels reported in the first nine months of 2007, as a result of the registration statement and on-going reporting requirements and corporate obligations related to U.S. corporate governance and accounting requirements.

Salary payments are to Midway’s officers and administrative staff based in Helena, Montana.  For the nine month period ended September 30, 2007, salaries totaled Cdn$1,402,725 (2006 - Cdn$606,126) and the estimated fair value of stock based compensation for stock options granted to employees, directors and officers in the period were Cdn$1,138,231and salaries for the three month period ended September 30, 2007 were Cdn$770,099 (2006 - Cdn$61,939).  Consulting fees increased to Cdn$96,621 during the nine month period ended September 30, 2007 from Cdn$6,225 during the same period in 2006.  Consulting fees for the three month period ended September 30, 2007 were Cdn$47,592 (2006 - Cdn$4,872).

Increases in interest income in the nine month period ended September 30, 2007 are a result of the increased interest rates and higher levels of cash on deposit.  During the nine month period and three month periods ended September 30, 2007, we recognized interest income of Cdn$247,855 (2006 – Cdn$123,499) and Cdn$86,158 (2006 – 63,782), respectively.  The foreign exchange gain includes an unrealized gain of Cdn$650,309 (2006 - Cdn$7,459 loss) related to the September 30, 2007 translation in Canadian dollar terms of the US dollar denominated future income tax liability recorded with the acquisition of Pan-Nevada.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2006 COMPARED TO THE YEAR ENDED DECEMBER 31, 2005

The net loss for the year ended December 31, 2006 was Cdn$7,241,228 (2005 - Cdn$4,402,715).  Net losses increased $2,838,513 (64.5%) in 2006 due primarily to increased exploration activities on our Midway property and Spring Valley property.

Significant differences in costs between the years are as follows:

Exploration expenses accounted for a significant portion of our total expenses and in the year ended December 31, 2006 were Cdn$6,432,052 (2005 - Cdn$3,791,850).  The details of the expenses may be found in a schedule to the consolidated financial statements for each year.  In the current year a total of Cdn$1,991,058 was spent at the Midway project, Cdn$4,362,326 at the Spring Valley project and Cdn$78,668 on investigation of properties not retained.  This compares to the 2005 expenditures of Cdn$724,700 at the Midway project, Cdn$2,538,437 at the Spring Valley project and Cdn$528,713 on investigation of properties not retained.  Exploration levels are determined by the success of previous exploration programs on each project and available cash to fund additional programs.  Results of the current year exploration program are discussed above under each property.  Engineering and consulting fees for 2006 include the non-cash estimated fair value of stock based compensation for stock options granted to consultants in the year of Cdn$364,088 (2005 - Cdn$102,917).  Exploration expenses are anticipated to continue to be a significant portion of our total expenses in 2007 and are expected to increase with our acquisition of Pan-Nevada.

Office and administrative expenses increased by Cdn$57,812 from Cdn$89,584 in 2005 to Cdn$147,396 in 2006, due to increased activities in 2006.  Legal, audit and accounting expenses were Cdn$148,945 in 2006 (2005 – Cdn$141,995).  Office and administrative expenses and legal, audit and accounting expenses are expected to increase in 2007 due to increased business activities, our acquisition of Pan-Nevada and our filing of a registration statement and increased costs associated with SEC reporting and U.S. compliance.

Investor relations increased in fiscal year 2006 due to our increased attendance at various investor shows in 2006 and a focus on increasing the market’s awareness of Midway.  During the fiscal 2006 year, we engaged various companies to provide research analysis and investor related services.

Our President’s salary increased from $10,000 per month to $12,500 per month effective February 1, 2006.  In 2006, we also engaged the services of three part-time personnel to assist the President in the Montana office. Cash salaries totaled Cdn$234,407 and the estimated fair value of stock based compensation for stock options granted to employees, directors and officers in the year were Cdn$628,312 (2005 - nil).

Increases in interest income in the current year are a result of the increased interest rates and higher levels of cash on deposit.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2005 COMPARED TO THE YEAR ENDED DECEMBER 31, 2004

The net loss for the year ended December 31, 2005 was Cdn$4,402,715 (2004 - Cdn$2,994,702).

Significant differences in costs between the years are as follows:

Exploration expenses accounted for a significant portion of our total expenses and in the year ended December 31, 2005 were Cdn$3,791,850 (2004 - Cdn$1,665,031).  The details of the expenses may be found in a schedule to the consolidated financial statements for each year.  In the current year a total of Cdn$724,700 at the Midway project, Cdn$2,538,437 at the Spring Valley project and Cdn$528,713 on investigation of properties not retained.   This compares to the 2004 expenditures of Cdn$187,563 at the Midway project, Cdn$1,015,271 at the Spring Valley project, Cdn$443,587 at the Pioche/Mineral Mountain project and Cdn$18,880 on investigation of properties not retained.  Exploration levels are determined by the success of previous exploration programs on each project and available cash to fund additional programs.  Results of the current year exploration program are discussed above under each property.  We terminated our option to acquire the Pioche/Mineral Mountain project in fiscal year 2004.

Investor relations increased in fiscal year 2005 due to our increased attendance at various investor shows in 2005 and a focus on increasing the market’s awareness of Midway.  During the fiscal 2006 year, we engaged various companies to provide research analysis and investor related services.

In May 2004 Alan Branham was hired as full-time president at the rate of $10,000 per month.  Cash salaries totaled Cdn$106,909 and the estimated fair value of stock based compensation for stock options granted to employees, directors and officers in the year were Cdn$488,075 (2004 – Cdn$941,478).

Increases in interest income in the 2005 year compared to the 2004 year are a result of the increased interest rates and higher levels of cash on deposit.

LIQUIDITY AND CAPITAL RESOURCES FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007

We began the year with cash on hand of Cdn$8,568,839.  During the first nine months of 2007 we expended Cdn$9,152,935 on operations, invested a total of Cdn$3,745,313 in mineral property and equipment and raised Cdn$11,583,978 from the issue of shares for cash to end at September 30, 2007 with cash on hand of Cdn$7,254,569.

Working capital at September 30, 2007 was Cdn$6,997,476 compared to Cdn$8,126,648 at December 31, 2006.   Prepaid expenses were Cdn$78,600 as a result of advances paid to drill contractors.  Current liabilities were Cdn$679,334 at September 30, 2007. We had seven drills contracted and drilling on our projects at September 30, 2007.  Invoices for drilling, consulting services and assays typically lag the month end by two to four weeks resulting in an accrual for these liabilities at September 30, 2007.

On August 28, 2007 we closed a private placement financing with Resolute Performance Fund of 2,000,000 common shares for proceeds of Cdn$5,400,000.

In the first nine months of 2007, the Company issued a total of 385,500 common shares pursuant to the exercise of stock options for cash proceeds of Cdn$541,799 and 2,276,822 common shares pursuant to the exercise of common share purchase warrants for cash proceeds of Cdn$5,670,179.

From October 1, 2007 to November 13, 2007 the Company issued 1,118,783 common shares pursuant to the exercise of share purchase warrants for proceeds of Cdn$3,026,345 and 209,500 common shares pursuant to the exercise of stock options for proceeds of Cdn$249,100.

As of November 13, 2007, there are 108,500 share purchase warrants outstanding at Cdn$1.43 and 3,571,500 stock options at prices ranging from Cdn$0.80 to Cdn$3.20. If all the warrants and options were exercised the proceeds to the Company would be approximately Cdn$5.1 million. While it is probable that some of these warrants and options will be exercised, it is not possible to predict the timing or the amount of funds which might be received. At present, the Company has sufficient funds to meet its anticipated obligations for the coming year.

LIQUIDITY AND CAPITAL RESOURCES FOR THE YEAR ENDED DECEMBER 31, 2006

We began the 2006 year with cash on hand of Cdn$1,280,982.  During the 2006 fiscal year we expended Cdn$6,678,661 on operations, invested a total of Cdn$1,118,670 in mineral property and equipment and raised Cdn$15,085,188 from the issue of shares for cash to end the year with cash on hand of Cdn$8,568,839.

Working capital at December 31, 2006 was Cdn$8,126,648 compared to Cdn$1,093,824 at December 31, 2005.

Midway closed a private placement in May 2006 of 3,725,000 units at Cdn$1.80 per unit for proceeds of Cdn$6,705,000.  In November 2006 we completed a second non-brokered private placement of 2,000,000 units at Cdn$2.50 per units for gross proceeds of Cdn$5,000,000.  Each unit comprised one common share and one-half non-transferable common share purchase warrant.  Each whole warrant will entitle the holder to acquire one additional common share for one year from closing.

In the fiscal 2006 year we issued a total of 306,000 common shares pursuant to the exercise of stock options for cash proceeds of Cdn$214,200 and 3,227,000 common shares pursuant to the issue of common share purchase warrants for cash proceeds of Cdn$3,414,500.

PLAN OF OPERATION

As of September 30, 2007, we had cash and cash equivalents of Cdn$7,254,569.  During the twelve month period ending September 30, 2008, we have budgeted for the following expenditures:

Description	Amount (Cdn$)
General and Administrative Expenses(1)	1,100,000
Midway project exploration program	2,500,000
Property acquisition payments and fees for Midway project	260,000

Spring Valley project exploration program	3,700,000
Property acquisition payments and fees for Spring Valley project	700,000
Pan project exploration program	2,000,000
Property acquisition payments and fees for Pan project	50,000
Other exploration programs	500,000
Other property acquisition payments and fees	100,000
Total	Cdn$10,091,000

(1)  Including salaries, professional fees, travel, investor relations consulting fees and other non-exploration expenses.

(2)  Current and planned exploration programs.  See, “Description of Business” for further details.

Our estimated expenditures for the twelve month period ending September 30, 2008 are expected to be approximately Cdn$10,091,000.  We anticipate that we will be required to raise at least Cdn$4,000,000 during the first six months of 2008 to satisfy our projected working capital requirements.  We may offer additional equity or debt securities, although we have no current plans or commitments to do so.

OFF-BALANCE SHEET ARRANGEMENTS

There are no off balance sheet arrangements.

INFLATION

We do not believe that inflation has had a significant impact on our consolidated results of operations or financial condition.

CRITICAL ACCOUNTING POLICIES

Critical accounting estimates used in the preparation of the financial statements include our estimate of recoverable value on our property, plant and equipment, site reclamation and rehabilitation as well as the value assigned to stock-based compensation expense. These estimates involve considerable judgment and are, or could be, affected by significant factors that are out of our control.

The factors affecting stock-based compensation include estimates of when stock options might be exercised and the stock price volatility. The timing for exercise of options is out of our control and will depend, among other things, upon a variety of factors including the market value of Midway shares and financial objectives of the holders of the options. We used historical data to determine volatility in accordance with Black-Scholes modeling, however the future volatility is inherently uncertain and the model has its limitations. While these estimates can have a material impact on the stock-based compensation expense and hence results of operations, there is no impact on our financial condition.

Midway’s recoverability evaluation of its property, plant and equipment is based on market conditions for minerals, underlying mineral resources associated with the assets and future costs that may be required for ultimate realization through mining operations or by sale. Midway is in an industry that is exposed to a number of risks and uncertainties, including exploration risk, development risk, commodity price risk, operating risk, ownership and political risk, funding and currency risk, as well as environmental risk. Bearing these risks in mind, Midway has assumed recent world commodity prices will be achievable. We have considered the mineral resource reports by independent engineers on the Midway, Spring Valley and Pan projects in considering the recoverability of the carrying costs of the mineral properties.  All of these assumptions are potentially subject to change, out of our control, however such changes are not determinable. Accordingly, there is always the potential for a material adjustment to the value assigned to property, plant and equipment.

Midway has an obligation to reclaim its properties after the surface has been disturbed by exploration methods at the site. As a result Midway has recorded a liability for the fair value of the reclamation costs it expects to incur. The Company estimated applicable inflation and credit-adjusted risk-free rates as well as expected reclamation time frames. To the extent that the estimated reclamation costs change, such changes will impact future reclamation expense recorded.

RECENT UNITED STATES ACCOUNTING PRONOUNCEMENTS

September 2006 - FASB issued Statement No. 157, “Fair Value Measures”.  This Statement defines fair value, establishes a framework for measuring fair value, expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. Statement No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of Statement No. 157 will change current practice. Statement No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007.  The Company is currently evaluating the impact of Statement No. 157 but does not expect that it will have a material impact on the consolidated financial statements.

June 2006 - FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109” (“FIN 48”).  This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB No. 109, “Accounting for Income Taxes.”  This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  This Interpretation also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006.   The Company has determined that the implementation of FIN 48 will  not have an impact on its results of operations or financial position.

In May 2005, FASB issued Statement of Financial Accounting Standards No. 154, “Accounting Changes and Error Corrections – A Replacement of APB Opinion No. 20 and FASB Statement No. 3” (“SFAS 154”), which is effective for fiscal years beginning after December 15, 2005.  SFAS 154 requires that changes in accounting policy be accounted for on a retroactive basis.

CONTRACTUAL OBLIGATIONS

As of December 31, 2006, we had the following contractual obligations:

Payments Due by Period

	Total	Less than 1 Year	2-3 Years	4-5 Years	More than 5 Years

Long-term Debt	Nil	Nil	Nil	Nil	Nil
Contractual Obligation	Nil	Nil	Nil	Nil	Nil

Total	Nil	Nil	Nil	Nil	Nil

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not applicable.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Midway has no publicly or privately traded securities or market instruments aside from our own equity.  The only publicly traded securities are the common shares of Midway, which trade on the TSX.V.  We have no debt instruments subject to interest payments, sales contracts, swaps, derivatives, or forward agreements or contracts, or inventory.

Midway has no currency or commodity contracts, and we do not trade in such instruments.

Midway has no cash flow or revenue from operations.  Our operating funds are currently provided by equity issues.  We have to date always raised funds in Canadian dollars although we incur the majority of our expenditures in Canadian and United States dollars.  The shares of Midway are listed for trading on the TSX.Vand accordingly our ability to raise equity funds and the price at which such issues are sold is directly related to the activity and price of our shares on such exchange.  In addition, as we incur expenditures in both Canadian and United States currencies we have exposure to foreign currency gains or losses.  We do not currently enter into any contracts or arrangements to hedge against currency fluctuations.

We have no debt instruments which are subject to interest payments.

We periodically access the capital markets with the issuance of new shares to fund operating expenses, and we do not maintain significant cash reserves over periods of time that could be materially affected by fluctuations in interest rates or foreign exchange rates.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth certain information with respect to Midway’s current directors, executive officers and key employees. The term for each director expires at Midway’s next annual meeting or until his or her successor is appointed. The ages of the directors, executive officers and key employees are shown as of October 29, 2007.

Name	Position	Director/Officer Since	Age

Alan D. Branham	President, CEO and Director	June 1, 2004	47

Doris Meyer, CGA	Chief Financial Officer and Corporate Secretary	December 1, 2006	55

Brian J. McAlister	Director	June 30, 1997	51

Brian E. Bayley	Director	May 14, 1996	54

George T. Hawes	Director	June 12, 2003	60

William M. Sheriff	Director	April 13, 2007	48

William A. Lupien	Director	April 13, 2007	65

Alan D. Branham – President, Chief Executive Officer and Director.  Mr. Branham is our President and Chief Executive Officer.  Under the terms of his employment agreement. Mr. Branham dedicates 75% of this working time to the business of Midway.  Mr. Branham spends approximately 25% of his time working for Rocky Mountain Resources Corp., a Nevada company.  Previously, a senior geologist with Newmont Mining Corp. from 1987 to April 2004, Mr. Branham brings more than 20 years of international exploration experience to Midway.  Mr. Branham earned a Masters of Science Degree in Economic Geology from Washington State University, a Bachelor Degree from Stanford University, California, and has participated in successful exploration projects in the

Southwestern United States, Mexico and Central America. Mr. Branham has conducted extensive exploration in the Great Basin area of Nevada for the past eight years. In addition, he was involved with the discovery of several gold deposits on the Carlin Trend in Nevada.  On September 24, 2007,  Alan Branham became a director of Rocky Mountain Resources Corp. (TSX-V).  Mr. Branham has been a director and has served as the President and Chief Executive Officer of Midway since June 1, 2004.

Doris Meyer, CGA – Chief Financial Officer and Corporate Secretary.  Ms. Meyer is a Canadian Certified General Accountant and Chief Financial Officer and Corporate Secretary of Midway. Ms. Meyer gained her experience in the mining industry as Vice President, Finance of Queenstake from 1985 to 2003 and Corporate Secretary until 2004. While at Queenstake, she was a part of or led negotiations of joint venture and acquisition agreements, and equity and debt financings. She was a key member of the team that negotiated the acquisition of the Jerritt Canyon mine in Nevada. Ms. Meyer serves as an officer and/or director of: AuEx Ventures, Inc. (TSX-V), Chief Financial Officer and Corporate Secretary; Crescent Resources Corp. (TSX-V), Chief Financial Officer and Corporate Secretary; Kalimantan Gold Corporation Limited (TSX-V; AIM), Director and Chief Financial Officer; Chief Financial Officer and Corporate Secretary; Miranda Gold Corp. (TSX-V), Chief Financial Officer and Corporate Secretary; Rolling Rock Resources Corp. (TSX-V), Chief Financial Officer and Corporate Secretary; and Sunridge Gold Corp. (TSX-V), Director, Chief Financial Officer and Corporate Secretary.  Since 1996, Ms Meyer has served as the owner and President of Golden Oak Corporate Services Ltd., which provides those clients with administrative, accounting and compliance services.  Ms. Meyer has served as the Chief Financial Officer and Corporate Secretary of Midway since December 1, 2006.

Brian J. McAlister – Director.  Since June 1988, Brian McAlister has served as the President of Cornet Capital Corporation, a corporation owned and controlled by Mr. McAlister, which is engaged in the business of assisting start-up corporations with capital raising, funding, and other consulting activities. Over the past 23 years, Mr. McAlister has assisted in excess of 25 early stage companies in varied industries including biotechnology, enterprise software, and natural resources.  In 1991 Mr. McAlister co-founded Novadigm Inc., a software corporation purchased by Hewlett Packard in 2004.  Mr. McAlister holds a Bachelor of Science Degree (1979) with a major in Finance from the University of Denver.  On September 24, 2007, Mr. McAlister became President and CEO of Rocky Mountain Resources Corp. (TSX-V). Mr. McAlister served as President and Chief Executive Officer of Midway until June 1, 2004 and has served as a director of Midway since June 30, 1997.

Brian E. Bayley – Director.  Since June 30, 2003, Mr. Bayley has been the President and Chief Executive Officer of Quest Capital Corp., a public company involved in providing asset backed collaterized loans and real estate mortgages.  Quest Capital Corp.’s shares trade on the TSX, AIM and AMEX stock exchanges.  In addition to being the President and director of Quest Management Corp. since December 1996, a private management company which is wholly-owned by Quest Capital Corp., Mr. Bayley is also a director and/or officer of numerous other public companies.  Mr. Bayley holds an MBA from Queen’s University, Kingston, Ontario.  Mr. Bayley has served as a director of Midway since May 14, 1996.  Mr. Bayley serves as a director to the following public companies:  American Natural Energy Corporation (TSX-V), Arapaho Capital Corp. (TSX-V), Cypress Hills Resource Corp. (TSX-V), Esperanza Silver Corporation (TSX-V), Eurasian Minerals Inc. (TSX-V), Greystar Resources Ltd. (TSX; AIM), Rocky Mountain Resources Corp. (TSX-V), Kirkland Lake Gold Inc. (TSX; AIM), PetroFalcon Corporation (TSX), Quest Capital Corp. (TSX; AMEX; AIM), Rockhaven Resources Ltd. (CNQ), Sanu Resources Ltd. (TSX-V), Torque Energy Inc. (TSX-V) and TransAtlantic Petroleum Corp. (TSX).

George T. Hawes – Director.  Mr. Hawes has served as President of G.T. Hawes & Co., a private New York real estate and investment company, from 1979 to present.  He is a director of Proginet Corporation, a publicly traded enterprise security software company, the shares of which trade on the OTCBB Securities Market in the United States, since  2004 and he is presently chairman of the our Audit Committee.  On September 24, 2007,  Mr. Hawes became a director of Rocky Mountain Resources Corp. (TSX-V).  Mr. Hawes has served as a director of Midway since June 12, 2003.

William M. Sheriff – Director.  Mr. Sheriff holds a Bachelor of Science degree in Geology. Mr. Sheriff began his minerals career in 1980 and in 1985 founded Platoro West Incorporated, a minerals exploration firm specializing in project identification and acquisition throughout the western USA.  Mr. Sheriff is President of Pacific Intermountain Gold Corporation, a private corporation 75% owned by Seabridge Gold Corporation, which holds over 30 advanced gold exploration projects throughout Nevada and is Pan-Nevada's joint venture partner in two gold

projects.   From January 2004 until December 2004 Mr. Sheriff served as Vice President of Advanced Property Development of Quincy Resources, from April 1985 to July 2007 he served as President of Platoro West Inc., from January 2005 to August 2007 he served as Executive Vice President and Chairman of Energy Metals Corp. and from January 2007 to present he has served as President and CEO of Golden Predator Mines Inc.  Mr. Sheriff served as a director, Chairman and Vice President, Corporate Development of Energy Metals Corporation until August 2007.  He is now a director of Uranium One Inc. (TSX).  Mr. Sheriff has served as a director of Midway since April 13, 2007.   Prior to the acquisition of Pan-Nevada by Midway, Mr. Sheriff served as a director of Pan-Nevada.

William A. Lupien – Director.  Mr. Lupien brings over 40 years of public market financial expertise and US equity market exposure to Midway's board. Mr. Lupien was a specialist on the Pacific Stock Exchange from 1968 until 1983.  Mr. Lupien has served on numerous private and public company boards including Mitchum, Jones & Templeton, Instinet, National Health Enterprises, and others. He also held a position as Trustee of the Securities Industry Institute and the Securities and Exchange Commission National Market Advisory Board as well as being a Governor of the Pacific Stock Exchange for 6 years. Mr. Lupien is the co-author along with David Nassar of “Market Evaluation and Analysis for Swing Trading” which was published in 2004 by McGraw Hill. Mr. Lupien is currently a private investor and a financial equity market consultant. Mr. Lupien was a director of Energy Metals Corporation until August 2007.  Mr. Lupien has served as a director of Midway since April 13, 2007.  Mr. Lupien serves as a director to Uranium One Inc. (TSX).

None of our executive officers or key employees is related by blood, marriage or adoption to any other director or executive officer.

To our knowledge, there is no arrangement or understanding between any of our officers and any other person pursuant to which the officer was selected to serve as an officer.

EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis of compensation arrangements of our named executive officers for fiscal 2007 should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

Compensation Philosophy

Our overall compensation philosophy is to provide a compensation package that enables us to attract, retain and motivate named executive officers to achieve our short-term and long-term business goals. Consistent with this philosophy, the following goals provide a framework for our named executive officers compensation program:

•

Pay competitively to attract, retain, and motivate named executive officers;

•

Relate total compensation for each named executive officer to overall company performance as well as individual performance;

•

Aggregate the elements of total compensation to reflect competitive market requirements and to address strategic business needs;

•

Expose a portion of each named executive officer’s compensation to risk, the degree of which will positively correlate to the level of the named executive officer’s responsibility and performance; and

•

Align the interests of our named executive officers with those of our stockholders.

The members of the Compensation Committee are William Lupien (Chairman), Brian Bayley and William Sheriff, each an independent director under the rules of the American Stock Exchange.  The Compensation Committee  was responsible for establishing a compensation policy and administering the compensation programs of our executive officers.  The amount of compensation paid by us to each of our directors and named officers and the terms of those persons’ employment is determined solely by the Compensation Committee.  We believe that the compensation paid to its directors and officers is fair to Midway.

Executive Compensation Program Overview

The executive compensation package available to our named executive officers is comprised of:

•

base salary;

•

equity based compensation; and

•

other welfare and health benefits.

Base Salary

The base salary currently paid to our named executive officers is commensurate with the nature of our business and their individual experience, duties and scope of responsibilities.  In the future, we intend to pay competitive base salaries required to recruit and retain executives of the quality that we must employ to ensure our success.

In making determinations of salary levels for the named executive officers, Compensation Committee is likely to consider the entire compensation package for named executive officers, including the equity compensation provided under stock option plans. We intend for the salary levels to be consistent with competitive practices of comparable institutions and each executive’s level of responsibility. The Compensation Committee is likely to determine the level of any salary increase after reviewing:

•

the qualifications, experience, and performance of the particular executive officer; and

•

the nature of our business, the complexity of its activities, and the importance of the executive’s contribution to the success of the business.

The Compensation Committee may also take into consideration salaries paid to others in similar positions in the Company’s industry based on the experience of the Compensation Committee members and publicly available information.  The Company’s peer group for the purposes of salary comparison includes Sunridge Gold Corp., Miranda Gold Corp. and AuEx Ventures, Inc.  The discussion of the information and factors considered and given weight by the Compensation Committee is not intended to be exhaustive, but it is believed to include all material factors considered by the Compensation Committee.  In reaching the determination to approve and recommend the base salaries the Compensation Committee did not assign any relative or specific weight to the factors which were considered, and individual directors may have given a different weight to each factor.  The Compensation Committee will review and adjust the base salaries of our executive officers when deemed appropriate.

Equity Awards

Equity awards for our named executive officers are and will be granted from our Stock Option Plan, adopted by the Board of Directors on May 6, 2003.  The Company grants awards under the Stock Option Plan in order to align the interests of the named executive officers with our stockholders, and to motivate and reward the named executive officers to increase the stockholder value of the Company over the long term.

Our Board of Directors believes that the use of direct stock awards is at times appropriate for employees, and in the future may use direct stock awards to reward outstanding service or to attract and retain individuals with exceptional talent and credentials. The use of stock options and other awards is intended to strengthen the alignment of interests of executive officers and other key employees with those of our stockholders.

Under the terms of the current Stock Option Plan, the number of common shares that may be issued or allotted and reserved for issuance from time to time upon the exercise of options granted under the Stock Option Plan cannot exceed 10% of the issued and outstanding common shares and may not exceed 5% to any individual (maximum of 2% to any consultant).   Therefore, as of September 21, 2007, we had 4,832,638 shares of our common stock eligible for issuance as awards to employees, officers, and directors of the Company, as well as to other persons who provide services to us.

We believe that equity compensation is necessary to advance the interests of the Company and its shareholders by enhancing the ability of the Company to attract and retain the best available talent and to encourage the highest level of performance by senior officers, key employees, directors and consultants of the Company and of its subsidiaries through ownership of common shares in the Company.

Employment and Consulting Agreements

In order to retain Alan Branham, our President and Chief Executive Officer, our Board of Directors determined it was in our best interests to enter into an employment agreement on May 1, 2004 (amended on January 31, 2007) with Mr. Branham. We entered into this agreement to ensure that Mr. Branham performs his role for an extended period of time. In addition, we also considered the critical nature of this position and our need to retain Mr. Branham when we committed to this agreement. The employment agreement with Mr. Branham establishes the beginning base salary, stock options, benefits, perquisites, reimbursable expenses, as well as a confidentiality covenant.

Pursuant to the employment agreement, Mr. Branham agreed to perform the duties and fulfill the responsibilities consistent with the position held for not less than 75% of his time in consideration of an annual salary of $120,000, increased to $150,000 effective February 1, 2006, to be reviewed annually by Mr. Branham and Midway.  Mr. Branham’s employment is for an indefinite term, continuing until terminated pursuant to the terms of the agreement.  Midway may terminate Mr. Branham’s employment for cause, as more particularly set out in the employment agreement, or at any time without cause by payment to Mr. Branham, if he is terminated before May 1, 2010 an amount equal to his annual salary, based on his annual salary and health benefit insurance premiums at the time of termination, and all wages owing to Mr. Branham up to and including his last day of employment.  Mr. Branham may terminate his employment on 30 days’ written notice to Midway if a change in control of Midway occurs, in which case Midway will pay Mr. Branham an amount equal to his annual salary, based on his annual salary and health benefit insurance premiums at the time of termination, and all wages owing to Mr. Branham up to and including his last day of employment. Mr. Branham may terminate his employment at any time on 30 days’ written notice to Midway.

Midway, Doris Meyer and her wholly owned private British Columbia company, Golden Oak Corporate Services Ltd. entered into a contract on November 15, 2006 whereby Doris Meyer agreed to be Midway’s Chief Financial Officer and Corporate Secretary and Golden Oak provides bookkeeping, accounting, financial reporting, corporate and regulatory compliance services to Midway.  Golden Oak shall be paid an annual service fee of Cdn$90,000 payable in equal monthly installments in consideration for its services under the consulting agreement.   The Company consented to Ms. Meyer and Golden Oak engaging in business with companies that operate in the same field of activities as the Company and its subsidiaries.  Golden Oak and Ms. Meyer may also accept employment with or render services to other mining companies, subject to Ms. Meyer’s fiduciary obligations as an officer of the Company.  If the Company regards such engagement or employment as directly competitive with the interests of the Company, it will advise Ms. Meyer and Golden Oak and ask them to discontinue the engagement or the employment or terminate the consulting agreement.  The contract is renewable and may be cancelled on 90 days written notice by either party.

The Company has not entered into any other employment or consulting agreements with the other executive officers.

SUMMARY COMPENSATION TABLE

The following table sets forth compensation paid in Canadian dollar equivalents to each of the individuals who served as our Chief Executive Officer and our other most highly compensated executive officers (the “named executive officers”) for the fiscal years ended December 31, 2006, 2005 and 2004.

Name and Principal Position	Year	Salary (Cdn$)	Bonus (Cdn$)	Stock Awards (Cdn$)	Option Awards (Cdn$)	Non-Equity Incentive Plan Compensation (Cdn$)	Nonqualified Deferred Compensation Earnings (Cdn$)	All other Comp.	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Alan D. Branham -President, Chief Executive Officer and Director (1)	2006	Cdn$167,279	Nil	Nil	50,000	Nil	Nil	Nil	Cdn$167,279
	2005	Cdn$145,368	Nil	Nil	50,000	Nil	Nil	Nil	Cdn$145,368
	2004	Cdn$104,104	Nil	Nil	800,000	Nil	Nil	Nil	Cdn$104,104

Doris Meyer - Chief Financial Officer and Corporate Secretary (2)	2006	Cdn$7,500	Nil	Nil	100,000	Nil	Nil	Nil	Cdn$7,500

K. Peter Miller -Chief Financial Officer (3)	2006 2005 2004	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil 20,000 Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil

Brian J. McAlister(4), President and Chief Executive Officer until June 1, 2004	2006 2005 2004	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	75,000 75,000 Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Cdn$50,000	Nil Nil Cdn$50,000

(1)

Alan D. Branham was appointed President and Chief Executive Officer of Midway on June 1, 2004.  His remuneration commenced on May 1, 2004 at $120,000 per annum (which was subsequently increased on February 1, 2006 to $150,000 per annum) and was paid by MGC Resources Inc., a subsidiary of Midway.  Mr. Branham is reimbursed Cdn$0.50 per mile when he uses his car for company purposes.

(2)

Doris Meyer was appointed Chief Financial Officer of Midway on November 30, 2006.  Consulting fees are paid to Golden Oak Corporate Services Ltd., a company owned by Ms. Meyer beginning December 1, 2006.

(3)

Peter Miller resigned as Chief Financial Officer of Midway on November 30, 2006.  Mr. Miller is an employee of Quest Management Corp.

(4)

Brian J. McAlister resigned as President and Chief Executive Officer of Midway on June 1, 2004.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Unexercised Unearned Options (#)	Option Exercise Price (Cdn$)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (Cdn$)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (Cdn$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Alan D. Branham - President, Chief Executive Officer and Director	400,000 258,500 50,000 50,000	Nil Nil Nil Nil	Nil Nil Nil Nil	$2.04 $0.80 $1.30 $2.53	04/13/2014 09/14/2009 06/24/2010 06/15/2011	Nil Nil Nil Nil	Nil Nil Nil Nil	Nil Nil Nil Nil	Nil Nil Nil Nil

Doris Meyer - Chief Financial Officer and Corporate Secretary	100,000	Nil	Nil	$2.70	11/30/2011	Nil	Nil	Nil	Nil

RETIREMENT, RESIGNATION OR TERMINATION PLANS

We sponsor no plan, whether written or verbal, that would provide compensation or benefits of any type to an executive upon retirement, or any plan that would provide payment for retirement, resignation, or termination as a result of a change in control of our Company or as a result of a change in the responsibilities of an executive following a change in control of our Company except for Mr. Branham.

Alan Branham, the President and Chief Executive Officer of Midway, entered into an employment agreement with Midway on May 1, 2004 (amended on January 31, 2007) pursuant to which Mr. Branham agreed to perform the duties and fulfill the responsibilities consistent with the position held for not less than 75% of his time in consideration of an annual salary of $120,000, increased to $150,000 effective February 1, 2006, to be reviewed annually by Mr. Branham and Midway.  Mr. Branham’s employment is for an indefinite term, continuing until terminated pursuant to the terms of the agreement.  Midway may terminate Mr. Branham’s employment for cause, as more particularly set out in the employment agreement, or at any time without cause by payment to Mr. Branham, if he is terminated before May 1, 2010 an amount equal to his annual salary, based on his annual salary and health benefit insurance premiums at the time of termination, and all wages owing to Mr. Branham up to and including his last day of employment.  Mr. Branham may terminate his employment on 30 days’ written notice to Midway if a change in control of Midway occurs, in which case Midway will pay Mr. Branham an amount equal to his annual salary, based on his annual salary and health benefit insurance premiums at the time of termination, and all wages owing to Mr. Branham up to and including his last day of employment. Mr. Branham may terminate his employment at any time on 30 days’ written notice to Midway.

 DIRECTOR COMPENSATION

The compensation paid to Midway’s directors for the fiscal year ended December 31, 2006 is as follows:

Name	Fees Earned or Paid in Cash (Cdn$)	Stock Awards (Cdn$)	Option Awards (Cdn$)	Non-Equity Incentive Plan Compensation (Cdn$)	Non-Qualified Compensation Earnings (Cdn$)	All Other Compensation (Cdn$)	Total (Cdn$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Alan D. Branham	Nil	Nil	50,000	Nil	Nil	Nil	Nil

Brian J. McAlister	Nil	Nil	75,000	Nil	Nil	Nil	Nil

Brian E. Bayley	Nil	Nil	75,000	Nil	Nil	Nil	Nil

George T. Hawes	Nil	Nil	75,000	Nil	Nil	Nil	Nil

Kelly Hyslop(1)	Nil	Nil	50,000	Nil	Nil	Nil	Nil

(1)

Dr. Kelly Hyslop resigned as a director of Midway on April 13, 2007, however he will continue to be involved with Midway on a consulting basis from time to time and his options will continue on that basis.

William Sheriff and William Lupien joined the board of directors on April 13, 2007 with the completion of the Arrangement, and on April 26, 2007 each of them were granted 100,000 stock options at an exercise price of Cdn$3.20 for a five year term.

On August 1, 2007, we granted the following number of stock options to the members of the board of directors at an exercise price of Cdn$2.71 for a five year term:

•

Alan D. Branham – 200,000

•

Brian J. McAlister – 75,000

•

Brian E. Bayley – 75,000

•

George T. Hawes – 75,000

•

William Sheriff – 75,000

•

William Lupien – 75,000

Director Compensation Agreements and Summary of Director Compensation Policies

Midway does not pay its directors a fee for acting as such.  They are, however, entitled to be reimbursed for reasonable expenditures incurred in performing their duties as directors.  Midway does, from time to time, grant options to purchase common shares to the directors.  The above table sets out details of incentive stock options granted by Midway to all the directors, including Alan Branham and Brian McAlister, who were reported as Named Executive Officers during the fiscal year ended December 31, 2006.

LONG TERM INCENTIVE PLAN AWARDS

No long-term incentive plan awards have been made by Midway to date.

DEFINED BENEFIT OR ACTUARIAL PLAN DISCLOSURE

We do not provide retirement benefits for the directors or officers.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

As reported above in the retirement, resignation and termination plan section in this prospectus.

REPORT ON REPRICING OF OPTIONS/SARS

No stock options were re-priced in the fiscal year ended December 31, 2006 or to the date of this Prospectus.

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

During the year ended December 31, 2006, our Board of Directors was responsible for establishing compensation policy and administering the compensation programs of our executive officers.

Alan D. Branham, the President and Chief Executive Officer, makes recommendations to the Compensation Committee and the Board of Directors regarding executive compensation, however the amount of compensation paid by us to each of our officers and the terms of those persons’ employment is determined solely by the Compensation Committee. We believe that the compensation paid to its directors and officers is fair to Midway.

Our Board of Directors believes that the use of direct stock awards is at times appropriate for employees, and in the future may use direct stock awards to reward outstanding service or to attract and retain individuals with exceptional talent and credentials. The use of stock options and other awards is intended to strengthen the alignment of interests of executive officers and other key employees with those of our stockholders.

CORPORATE CEASE TRADE ORDERS OR BANKRUPTCIES

Corporate Cease Trade Orders or Bankruptcies

No director, officer, promoter or other member of management of Midway is, or within the ten years prior to the date hereof has been, a director, officer, promoter or other member of management of any other issuer that, while that person was acting in the capacity of a director, officer, promoter or other member of management of that issuer, was the subject of a cease trade order or similar order or an order that denied Midway access to any statutory exemptions for a period of more than 30 consecutive days, was declared bankrupt or made a voluntary assignment in bankruptcy, made a proposal under any legislation relating to bankruptcy or insolvency or has been subject to or appointed to hold the assets of that director, officer or promoter, other than as disclosed herein.

Brian E. Bayley

PetroFalcon Corporation/TSX listed (director November 28, 2001 - current) and Quest Ventures Ltd. On February 27, 2002 the British Columbia Securities Commission (“BCSC”) issued an order regarding a private placement of PetroFalcon Corporation to Quest Ventures Ltd., a private company in which Brian E. Bayley is a director. The BCSC considered it to be in the public interest to remove the applicability of certain exemptions from the prospectus and registration requirements of the Securities Act (British Columbia) for PetroFalcon Corporation until a shareholders meeting of PetroFalcon Corporation was held. In addition, the BCSC removed the applicability of the same exemptions for Quest Ventures Ltd. in respect of the common shares received pursuant to the private placement. Approval of shareholders was received on May 23, 2002 and the BCSC reinstated the applicability of the exemptions from the prospectus and registration requirements for both companies shortly thereafter.

Esperanza Silver Corp./TSX.V listed (director December 14, 1999 - current). In early 2003 the directors and officers of Esperanza Silver Corp. became aware that it was subject to outstanding cease trading orders in each of Alberta (issued on September 17, 1998) and Québec (issued on August 12, 1997) arising from its previous failure to comply with the financial statements filing requirements of the above securities commissions. The historical financial statements and filing fees were subsequently filed and the Québec order was rescinded on May 16, 2003 and the Alberta order on August 1, 2003.

Westate Energy Inc. (director and officer December 1996 - October 1997). In January 1994 the BCSC issued a cease trade order for failure to comply with the financial statement filing requirements of the securities commission.

American Natural Energy Corp./TSXV listed (director June 15, 2001 - present). In June 2003 each of the Quebec Securities Commission, the BCSC and the Manitoba Securities Commission issued a cease trade order or failure to comply with the financial statement filing requirements of the above securities commissions. The historical financial statements and filing fees were subsequently filed and all the orders were rescinded in August, 2003.

PENALTIES OR SANCTIONS

No director, officer, promoter or other member of management of Midway has, during the ten years prior to the date hereof, been subject to any penalties or sanctions imposed by a court or securities regulatory authority relating to trading in securities, promotion, formation or management of a publicly traded company, or involving fraud or theft.

PERSONAL BANKRUPTCIES

No director, officer, promoter or other member of management of Midway has, during the ten years prior to the date hereof, been declared bankrupt or made a voluntary assignment into bankruptcy, made a proposal under any legislation relating to bankruptcy or insolvency or has been subject to or instituted any proceedings, arrangement, or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold his or her assets.

CONFLICTS OF INTEREST

The directors of Midway are required by law to act honestly and in good faith with a view to the best interest of Midway and to disclose any interests which they may have in any project or opportunity of Midway.  If a conflict of interest arises at a meeting of the board of directors, any director in a conflict will disclose his interest and abstain from voting on such matter.  In determining whether or not Midway will participate in any project or opportunity, that director will primarily consider the degree of risk to which Midway may be exposed and its financial position at that time.

To the best of Midway's knowledge, there are no known existing or potential conflicts of interest among Midway, its promoters, directors, officers or other members of management of Midway as a result of their outside business interests except that certain of the directors, officers, promoters and other members of management serve as directors, officers, promoters and members of management of other public companies, and therefore it is possible that a conflict may arise between their duties as a director, officer, promoter or member of management of such other companies.

The directors and officers of Midway are aware of the existence of laws governing accountability of directors and officers for corporate opportunity and requiring disclosures by directors of conflicts of interest and Midway will rely upon such laws in respect of any directors' and officers' conflicts of interest or in respect of any breaches of duty by any of its directors or officers.  Such directors or officers, in accordance with the British Columbia Business Corporations Act, will disclose all such conflicts and they will govern themselves in respect thereof to the best of their ability in accordance with the obligations imposed upon them by law.

The section entitled “Transactions with Related Persons, Promoters and Certain Control Persons” describes potential conflicts of interest.

CORPORATE GOVERNANCE

The Company's Board of Directors has determined that Brian J. McAlister, Brian E. Bayley, George T. Hawes and William M. Sheriff are independent directors of the Company based on the definition of independence under the rules of the American Stock Exchange.

COMMITTEES OF THE BOARD OF DIRECTORS

Set forth below are our Company's current practices relating to the functions associated with an audit committee, a compensation committee and a nominating and corporate governance committee.

Audit Committee

We have a standing audit committee and audit committee charter, which complies with Rule 10A-3 and the requirements of the American Stock Exchange. Our audit committee is comprised of three “independent” directors (in accordance with Rule 10A-3 and the requirements of the American Stock Exchange):  George T. Hawes (Chairman), Brian J. McAlister, Brian E. Bayley.

Each of George T. Hawes and Brian E. Bayley satisfies the requirement of a “financial expert” as defined under Item 407(d)(5) of Regulation S-K.

Our audit committee meets with our management and our external auditors to review matters affecting financial reporting, the system of internal accounting and financial controls and procedures and the audit procedures and audit plans. Our audit committee reviews our significant financial risks, will be involved in the appointment of senior financial executives and will annually review our risk management policies and any off-balance sheet transactions.

Our audit committee will monitor our audit and the preparation of financial statements and all financial disclosure contained in our SEC filings.  Our audit committee will recommend the appointment our external auditors and monitor their qualifications and independence. The external auditors report directly to the audit committee. Our audit committee has the authority to recommend the termination of our external auditors’ engagement and approve in advance any services to be provided by the external auditors which are not related to the audit.

Compensation Committee

The members of the compensation committee are William Lupien (Chairman), Brian Bayley and William Sheriff, each an independent director under the rules of the American Stock Exchange.  Our Compensation Committee was responsible for establishing a compensation policy and administering the compensation programs of our executive officers.  The amount of compensation paid by us to each of our directors and named officers and the terms of those persons’ employment is determined solely by the Board of Directors.

We have a Compensation Committee charter that complies with the requirements of the American Stock Exchange. Our Compensation Committee is responsible for:

1.

reviewing and approving and then recommending to the Board of Directors salary, bonus, and other benefits, direct or indirect, and any change control packages of the Chairperson of the Board of Directors (if any), the President, the Chief Executive Officer and other members of the senior management team;

2.

recommendation of salary guidelines to the Board of Directors; and

3.

administration of the Company’s compensation plans, including stock option plans, outside directors compensation plans, and such other compensation plans or structures as are adopted by the Company from time-to-time.

The Compensation Committee shall be comprised at all times of three or more directors as determine by the Board of Directors, each of whom shall be independent directors.

Nominating and Corporate Governance Committee

We have a Nominating and Corporate Governance Committee charter that complies with the requirements of the American Stock Exchange.  The members of the Nominating and Corporate Governance Committee are Brian Bayley (Chairman), William Sheriff and George Hawes, each an independent director under the rules of the American Stock Exchange.

Our Corporate Governance Committee is responsible for developing our approach to corporate governance issues.

Code of Ethics

The board has adopted a Code of Ethics. The Code of Ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

1.

Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

2.

Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the Commission and in other public communications made by an issuer;

3.

Compliance with applicable governmental laws, rules and regulations;

4.

The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

5.

Accountability for adherence to the code.

COMPENSATION INTERLOCKS AND INSIDER PARTICIPATION

There were no compensation committee or board interlocks among the members of our board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common shares as of October 29, 2007 by:

•

each person who is known by us to beneficially own more than 5% of our issued and outstanding common shares;

•

our named executive officers;

•

our directors; and

•

all of our executive officers and directors as a group.

Name of Shareholder	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Directors and Named Executive Officers
Alan D. Branham	1,007,500 (2)	2.04%
Doris Meyer	150,000 (3)	0.31%
Brian J. McAlister	341,000 (4)	0.70%
Brian E. Bayley	343,250 (5)	0.70%
George T. Hawes	3,944,800 (6)	8.03%

William M. Sheriff	1,867,130 (7)	3.82%
William A. Lupien	1,172,354 (8)	2.77%
Total	9,006,034	18.54%
5% Shareholders
George T. Hawes 49 Central Plandome, NY 11030	3,944,800 (6)	8.03%
Barrick Gold Corporation BCE Place, Canada Trust Tower 161 Bay Street, Suite 3700 Toronto, ON M5J 2S1	4,500,000 (9)	9.17%

(1)

The information as to securities beneficially owned or over which a director or officer will exercise control or direction, not being within the knowledge of Midway, has been furnished by the respective directors and officers individually based on shareholdings in Midway as of the date of this prospectus.  All percentages are based on - common shares issued and outstanding as of October 29, 2007.

(2)

Includes 95,500 common shares and 927,000 common shares issuable upon the exercise of options within 60 days of October 29, 2007.

(3)

Includes 150,000 common shares issuable upon the exercise of options within 60 days of October 29, 2007.

(4)

Includes 96,000 common shares, 225,000 common shares issuable upon the exercise of options within 60 days of October 29, 2007 and 20,000 common shares issuable upon the exercise of warrants within 60 days of October 29, 2007.

(5)

Includes 118,250 common shares and 225,000 common shares issuable upon the exercise of options within 60 days of October 29, 2007.

(6)

 Includes 3,394,800 common shares, 525,000 common shares issuable upon the exercise of options within 60 days of October 29, 2007 and 25,000 common shares issuable upon the exercise of warrants within 60 days of October 29, 2007.

(7)

Includes 1,629,130 common shares, 175,000 common shares issuable upon the exercise of options within 60 days of October 29, 2007 and 63,000 common shares issuable upon the exercise of warrants within 60 days of October 29, 2007.  21,280 of the common shares are held directly by Platoro West Inc., of which Mr. Sheriff is a principal and over which Mr. Sheriff has voting power and control.

(8)

Includes 1,172,354 common shares, 175,000 common shares issuable upon the exercise of options within 60 days of October 29, 2007 and 5,000 common shares issuable upon the exercise of warrants within 60 days of October 29, 2007.  972,237 of the common shares and all of the warrants are held by Kudu Partners, LP, a private company owned as to 4.531% by Mr. Lupien and the balance by other shareholders.  Mr. Lupien may be considered to jointly exercise control and direction over these Kudu Partners, LP shares.

(9)

Gregory Wilkins, as the principal of Barrick Gold Corporation, has the ultimate voting power and control over these shares and control over the disposition of such shares.  Includes 4,000,000 common shares and 500,000 common shares issuable upon the exercise of 500,000 warrants within 60 days of October 29, 2007.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Alan Branham, the President and Chief Executive Officer of Midway, entered into an employment agreement with Midway on May 1, 2004 (amended on January 31, 2007) pursuant to which Mr. Branham agreed to perform the duties and fulfill the responsibilities consistent with the position held for not less than 75% of his time in consideration of an annual salary of $120,000, increased to $150,000 effective February 1, 2006, to be reviewed annually by Mr. Branham and Midway.  Mr. Branham’s employment is for an indefinite term, continuing until terminated pursuant to the terms of the agreement.  Midway may terminate Mr. Branham’s employment for cause, as more particularly set out in the employment agreement, or at any time without cause by payment to Mr. Branham, if he is terminated before May 1, 2010 an amount equal to his annual salary, based on his annual salary and health benefit insurance premiums at the time of termination, and all wages owing to Mr. Branham up to and including his last day of employment.  Mr. Branham may terminate his employment on 30 days’ written notice to Midway if a change in control of Midway occurs, in which case Midway will pay Mr. Branham an amount equal to his annual salary, based on his annual salary and health benefit insurance premiums at the time of termination, and all wages owing to Mr. Branham up to and including his last day of employment. Mr. Branham may terminate his employment at any time on 30 days’ written notice to Midway.

On April 12, 2007, we entered into a consulting agreement with Amelia Investments Ltd. pursuant to which Amelia agreed to provide consulting and advisory services when requested by the Company.  Dr. Kelly Hyslop , a former director of Midway, is an officer and director of Amelia.  Amelia agreed that all services to be performed under the consulting agreement would be performed by Dr. Hyslop.  The remuneration of Amelia will be at a rate and on terms specified by the Board of Directors of Midway and agreed to by Amelia.  We also acknowledged the grant of certain options to Dr. Hyslop, all of which remain vested in favor of Dr. Hyslop until the expiration date of such options.

On April 12, 2007, we entered into a consulting agreement with John E. Watson to (a) advise the Company, its personnel, officers and directors, as requested, on technical and management issues; and (b) perform the services in a diligent and efficient manner, for not less than 10 hours per week, for up to six months from the effective date of the consulting agreement.  The remuneration for the services was set at $100 per hour, including reimbursement for out-of-pocket expenses.  We also acknowledged the grant of certain options to Mr. Watson, all of which remain vested in favor of Mr. Watson until the expiration date of such options.  Mr. Watson resigned from his position as director on April 13, 2007.

Midway, Doris Meyer and her wholly owned private British Columbia company, Golden Oak Corporate Services Ltd. entered into a contract on November 15, 2006 whereby Doris Meyer agreed to be Midway’s Chief Financial Officer and Corporate Secretary and Golden Oak provides bookkeeping, accounting, financial reporting, corporate and regulatory compliance services to Midway.  Golden Oak shall be paid an annual service fee of Cdn$90,000 payable in equal monthly installments in consideration for its services under the consulting agreement.   The Company consented to Ms. Meyer and Golden Oak engaging in business with companies that operate in the same field of activities as the Company and its subsidiaries.  Golden Oak and Ms. Meyer may also accept employment with or render services to other mining companies, subject to Ms. Meyer’s fiduciary obligations as an officer of the Company.  If the Company regards such engagement or employment as directly competitive with the interests of the Company, it will advise Ms. Meyer and Golden Oak and ask them to discontinue the engagement or the employment or terminate the consulting agreement.  The contract is renewable and may be cancelled on 90 days written notice by either party.

We had a services agreement from January 1, 1997 to November 15, 2006 with Quest Management Corp. ("Quest"), a wholly-owned subsidiary of Quest Capital Corp., of which Brian Bayley, a director of Midway, is a director and Chief Executive Officer, and K. Peter Miller, the former Chief Financial Officer of Midway, is Chief Financial Officer and Sandra Lee, the former Corporate Secretary of Midway is Corporate Secretary.   Quest provided various consulting and administrative management services and was paid a monthly fee of Cdn$7,500.

Stock Option Plan

We adopted a stock option plan for the purpose of the granting of options to and the exercise of options by our employees regularly employed on a full-time basis or part-time basis, our directors and persons who perform services for us on an ongoing basis or who have provided, or are expected to provide, services of value to us.  Our stock option plan may be administered by our secretary or such other senior officer or employee as may be designated by the Board from time to time.

Our stock option authorizes us to grant stock options from time to time to acquire upon the exercise up to 10% of the issued and outstanding Common Shares; provided that (i) no more than an aggregate of 5% of the issued and outstanding Common Shares may be granted to any one individual in any 12 month period, unless we are a Tier 1 Issuer on the TSX-Venture Exchange and have obtained disinterested shareholder approval; (ii) no more than an aggregate of 2% of the issued and outstanding Common Shares may be granted to any one consultant in any 12 month period; and (iii) no more than an aggregate of 2% of the issued and outstanding Common Shares may be granted to all employees conducting investor relations activities, in any 12 month period.  The exercise price of the option shall be determined by the administrator and granted in accordance with the policies of the TSX.

An option may be exercised no later than five years from the date it was granted, unless we are, at the time of the grant, a Tier 1 Issuer on the TSX-Venture Exchange, in which case such option may be exercised no later than 10 years from the date it was granted.  As of the date of this prospectus, we are a Tier 1 Issuer on the TSX-V.  No option shall be exercisable until the vesting date.  If any optionee ceases to be eligible for a grant of options under our Plan for any reason, except the death of an optionee or by reason of retirement pursuant to an established retirement policy of the Board or dismissal from employment or service for cause, all options granted to the optionee under the Plan and then held by the optionee will, to the extent such options were vested and exercisable immediately prior to Termination, continue to be exercisable by the optionee for a period of 90 days following Termination or until the expiration date of the option if earlier.  If Termination is by reason of retirement pursuant to an established retirement policy of the Board, all options held by the retiring optionee will become vested and exercisable, to the extent not already vested and exercisable immediately prior to retirement, and they continue to be exercisable until their original expiration date.  Any options granted to an optionee who is engaged in investor relations activities will expire within 30 days after such optionee ceases to be employed to provide investor relations activities.  In the event of the death of an optionee, all options granted to the optionee under the Plan and held by the optionee immediately before death will, to the extent such options were vested and exercisable at that time, continue to be exercisable by the legal representative of the optionee for a period of 1 year following the death of the optionee or until the expiration date of the option if earlier.  In the case of an optionee being dismissed from employment or service for cause, such optionee’s options, whether or not vested at the date of dismissal will immediately terminate without right to exercise the options.

Our option plan is governed by the laws of British Columbia.

Our option plan was approved by our shareholders at our annual general meeting on June 18, 2007.

Although the Company’s Stock Option Plan allows for the issuance of options to a company that is wholly owned by a director, senior officer or employee, to date there have been no such issuances.

FINANCIAL STATEMENTS

MIDWAY GOLD CORP.

(an exploration stage company)

CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in Canadian dollars)

Years ended December 31, 2006 and 2005

KPMG LLP

Chartered Accountants

PO Box 10426  777 Dunsmuir Street

Vancouver BC V7Y 1K3

Canada

REPORT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

To the Board of Directors of Midway Gold Corp.

We have audited the accompanying consolidated balance sheets of Midway Gold Corp. ("the Company") and subsidiaries as of December 31, 2006 and 2005 and the related consolidated statements of operations and deficit and cash flows for each of the years in the three-year period ended December 31, 2006. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company and subsidiaries as of December 31, 2006 and 2005 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2006 in conformity with U.S. generally accepted accounting principles.

Chartered Accountants

“KPMG LLP”

Vancouver, Canada

March 30, 2007

MIDWAY GOLD CORP.

(an exploration stage company)

CONSOLIDATED BALANCE SHEETS

(Prepared under US GAAP (note 2 (a))

(Expressed in Canadian dollars)

	December 31,	December 31,
	2006	2005
		(restated note 3)
Assets
Current assets:
Cash	$8,568,839	$1,280,982
Amounts receivable	84,444	52,735
Prepaid expenses	79,896	34,472
	8,733,179	1,368,189
Reclamation deposit	192,715	165,825
Equipment (note 4)	66,622	7,141
Deferred acquisition costs (note 5)	23,316	-
Mineral properties (note 5)	7,679,050	6,601,349
	$16,694,882	$8,142,504
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$523,211	$268,906
Promissory note (note 5)	83,320	5,459
	606,531	274,365
Promissory note (note 5)	-	83,148
Future income tax liability	-	621,000
Stockholders' equity (note 6)
Common stock authorized - Unlimited, no par value	37,871,763	22,763,399
Additional paid-in capital	4,620,560	3,563,336
Deficit accumulated during the exploration stage	(26,403,972)	(19,162,744)
	16,088,351	7,163,991
	$16,694,882	$8,142,504

Nature of operations (note 1)
Commitments (note 5)
Contingency (note 7)
Subsequent events (notes 5 and 13)

The accompanying notes are an integral part of these consolidated financial statements.

MIDWAY GOLD CORP.

(an exploration stage company)

CONSOLIDATED STATEMENTS OF OPERATIONS

 (Prepared under US GAAP (note 2 (a))

(Expressed in Canadian dollars)

				Cumulative
				period from
				inception
				(May 14,
	Year ended	Year ended	Year ended	1996	) to
	December 31,	December 31,	December 31,	December 31,
	2006	2005	2004	2006
				(unaudited)
Expenses
Consulting (note 8)	$37,625	$8,546	$36,759	$178,782
Depreciation	19,282	5,112	5,447	296,319
Gain on sale of subsidiary				(2,806,312)
Interest and bank charges	12,242	1,499	1,346	812,196
Investor relations	282,034	91,039	55,847	658,568
Legal, audit and accounting	148,945	141,995	121,146	865,513
Management fees	-	-	50,000	265,000
Mineral exploration expenditures
(Schedule)	6,432,052	3,791,850	1,665,301	23,735,876
Mineral property interests written off	-	-	-	25,189
Office and administration (note 8)	147,396	89,584	57,162	745,400
Salaries and benefits	862,719	554,984	1,066,706	3,262,791
Transfer agent and filing fees	26,121	21,290	16,529	191,743
Travel	67,024	31,903	42,639	408,019
Operating loss	8,035,440	4,737,802	3,118,882	28,639,084
Other income (expenses):
Foreign exchange gain (loss)	(22,983)	(39,897)	51,336	198,038
Interest income	196,195	41,763	8,844	378,853
Other income	-	87,221	-	87,221
	173,212	89,087	60,180	664,112
Net loss before income tax	7,862,228	4,648,715	3,058,702	27,974,972
Income tax recovery	621,000	246,000	64,000	1,571,000
Net loss	$7,241,228	$4,402,715	$2,994,702	$26,403,972
Basic and diluted loss per share	$0.23	$0.18	$0.16
Weighted average number of shares
outstanding	32,000,213	24,064,403	19,037,085

The accompanying notes are an integral part of these consolidated financial statements.

MIDWAY GOLD CORP.

(an exploration stage company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

 (Prepared under US GAAP (note 2 (a))

(Expressed in Canadian dollars)

				Cumulative
				period from
				inception (May
	Year ended	Year ended	Year ended	14, 1996	) to
	December 31,	December 31,	December 31,	December 31,
	2006	2005	2004	2006
Cash provided by (used in):				(unaudited)
Operating activities:
Net loss	$(7,241,228)	$(4,402,715)	$(2,994,702)	$(26,403,972)
Items not involving cash:
Depreciation	19,282	5,112	5,447	296,319
Stock-based compensation	992,400	488,075	941,478	2,979,953
Unrealized foreign exchange gain	(5,287)	(20,000)	(69,000)	(294,287)
Non-cash interest expense	-	-	-	234,765
Income tax recovery	(621,000)	(246,000)	(64,000)	(1,571,000)
Gain on sale of subsidiary	-	-	-	(2,806,312)
Write off of mineral property interests	-	-	-	25,189
Change in non-cash working capital items:
Amounts receivable	(31,709)	(23,481)	(6,014)	(85,793)
Prepaid expenses	(45,424)	(11,952)	82,149	(100,529)
Accounts payable and accrued liabilities	254,305	(75,810)	239,696	725,655
	(6,678,661)	(4,286,771)	(1,864,946)	(27,000,012)
Investments activities:
Proceeds on sale of subsidiary	-	-	-	254,366
Mineral property acquisitions	(989,701)	(482,001)	(324,768)	(12,402,244)
Deferred acquisition costs	(23,316)	-	-	(23,316)
Purchase of equipment	(78,763)	-	(15,862)	(1,346,444)
Reclamation deposit	(26,890)	(85,949)	(50,058)	(660,561)
	(1,118,670)	(567,950)	(390,688)	(14,178,199)
Financing activities:
Advance from Red Emerald Ltd.	-	-	-	12,010,075
Common stock issued, net of issue costs	15,085,188	5,486,170	2,498,789	31,412,370
Convertible debenture	-	-	-	6,324,605
	15,085,188	5,486,170	2,498,789	49,747,050
Increase in cash	7,287,857	631,449	243,155	8,568,839
Cash and cash equivalents, beginning of year	1,280,982	649,533	406,378	-
Cash and cash equivalents, end of year	$8,568,839	$1,280,982	$649,533	$8,568,839

Supplemental disclosure with respect to cash flows (note 10)

The accompanying notes are an integral part of these consolidated financial statements.

MIDWAY GOLD CORP.

(an exploration stage company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

 (Prepared under US GAAP (note 2 (a))

(Expressed in Canadian dollars)

				Accumulated
				deficit during the
				development	Total
	Number of		Additional paid-	stage (restated	stockholders'
	shares	Common stock	in capital	note 3)	equity
Balance, May 14, 1996 (date of inception)	-	$ -	$-	$-	$ -
Shares issued:
Private placements	700,000	168,722	-	-	168,722
Net loss	-	-	-	(114,800)	(114,800)
Balance, December 31, 1996	700,000	168,722	-	(114,800)	53,922
Shares issued:
Initial public offering	2,025,000	590,570	-	-	590,570
Principal shares	750,000	7,500	-	-	7,500
Private placement	1,000,000	1,932,554	321,239	-	2,253,793
Exercise of share purchase warrants	1,000,000	2,803,205	-	-	2,803,205
Acquistion of mineral property interest	1,000,000	2,065,500	-	-	2,065,500
Finders fee	150,000	309,825	-	-	309,825
Net loss	-	-	-	(2,027,672)	(2,027,672)
Balance, December 31, 1997	6,625,000	7,877,876	321,239	(2,142,472)	6,056,643
Shares issued:
Exercise of share purchase warrants	100,000	332,124	(32,124)	-	300,000
Acquistion of mineral property interest	200,000	246,000	-	-	246,000
Finders fee	150,000	224,250	-	-	224,250
Net loss	-	-	-	(1,943,674)	(1,943,674)
Balance, December 31, 1998	7,075,000	8,680,250	289,115	(4,086,146)	4,883,219
Consolidation of shares on a two for one new basis	(3,537,500)	-	-	-	-
Net loss	-	-	-	(2,378,063)	(2,378,063)
Balance, December 31, 1999	3,537,500	8,680,250	289,115	(6,464,209)	2,505,156
Net loss	-	-	-	(4,718,044)	(4,718,044)
Balance, December 31, 2000	3,537,500	8,680,250	289,115	(11,182,253)	(2,212,888)
Net earnings	-	-	-	2,427,256	2,427,256
Balance, December 31, 2001	3,537,500	8,680,250	289,115	(8,754,997)	214,368
Shares issued:
Private placement	4,824,500	2,133,786	246,839	-	2,380,625
Exercise of share purchase warrants	4,028,000	1,007,000	-	-	1,007,000
Exercise of stock options	32,000	12,800	-	-	12,800
Financing shares issued	31,250	35,000	-	-	35,000
Acquistion of mineral property interest	4,500,000	3,600,000	-	-	3,600,000
Share issue costs	-	(544,260)	-	-	(544,260)
Stock based compensation	-	-	27,000	-	27,000
Net loss	-	-	-	(1,657,651)	(1,657,651)
Balance, December 31, 2002	16,953,250	14,924,576	562,954	(10,412,648)	5,074,882
Shares issued:
Private placement	700,000	638,838	201,162	-	840,000
Exercise of share purchase warrants	294,500	73,625	-	-	73,625
Share issue costs	-	(19,932)	-	-	(19,932)
Stock based compensation	-	-	531,000		531,000
Net loss	-	-	-	(1,352,679)	(1,352,679)
Balance, December 31, 2003	17,947,750	15,617,107	1,295,116	(11,765,327)	5,146,896
Shares issued:
Private placement	2,234,400	2,122,269	175,407	-	2,297,676
Exercise of share purchase warrants	213,500	300,892	(46,267)	-	254,625
Exercise of stock options	250,000	157,000	(27,000)	-	130,000
Share issue costs	-	(183,512)	-	-	(183,512)
Stock based compensation	-	-	941,478	-	941,478
Net loss	-	-	-	(2,994,702)	(2,994,702)
Balance, December 31, 2004, carried forward	20,645,650	18,013,756	2,338,734	(14,760,029)	5,592,461

The accompanying notes are an integral part of these consolidated financial statements.

MIDWAY GOLD CORP.

(an exploration stage company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (continued)

 (Prepared under US GAAP (note 2 (a))

(Expressed in Canadian dollars)

				Accumulated
				deficit during the
				development	Total
	Number of		Additional paid-	stage (restated	stockholders'
	shares	Common stock	in capital	note 3)	equity
Balance, December 31, 2004 brought forward	20,645,650	18,013,756	2,338,734	(14,760,029)	5,592,461
Private placement	4,075,800	3,266,095	773,335-	-	4,039,430
Exercise of stock options	165,500	124,364	(31,964)	-	92,400
Exercise of share purchase warrants	1,743,000	1,543,844	(4,844)-	-	1,539,000
Share issue costs	-	-	-	-	-
Stock based compensation	-	(184,660)	488,075	-	303,415
Net loss	-	-	-	(4,402,715)	(4,402,715)
Balance, December 31, 2005	26,629,950	22,763,399	3,563,336	(19,162,744)	7,163,991
Shares issued:
Private placements	5,725,000	10,760,355	944,645-	-	11,705,000
Exercise of stock options	306,000	325,530	(111,330)	-	214,200
Exercise of share purchase warrants	3,227,000	4,182,991	(768,491)-	-	3,414,500
Acquistion of mineral property interest	40,000	88,000	-	-	88,000
Share issue costs	-	(248,512)	-	-	(248,512)
Stock based compensation	-	-	992,400	-	992,400
Net loss	-	-	-	(7,241,228)	(7,241,228)
Balance, December 31, 2006	35,927,950	$37,871,763	$4,620,560	$(26,403,972)	$16,088,351

The accompanying notes are an integral part of these consolidated financial statements.

MIDWAY GOLD CORP.

(an exploration stage company)

SCHEDULE OF MINERAL EXPLORATION COSTS

 (Prepared under US GAAP (note 2 (a))

(Expressed in Canadian dollars)

				Cumulative period
	Year ended	Year ended	Year ended	from inception (May
	December 31,	December 31,	December 31,	14, 1996) to December
	2006	2005	2004	31, 2006
Exploration costs incurred are summarized as follows:				(unaudited)
Midway project
Assays and analysis	$159,184	$45,498	$2,659	$207,341
Communication	2,995	2,980	678	9,513
Drilling	933,246	294,412	4,357	1,232,015
Engineering and consulting	639,829	173,437	58,383	2,619,553
Environmental	36,973	57,186	-	94,159
Field office and supplies	45,381	30,544	11,794	87,719
Legal and accounting	-	-	-	10,419
Property maintenance and taxes	57,357	79,429	92,345	303,506
Reclamation costs	16,231	7,790	-	24,021
Reproduction and drafting	7,091	1,742	99	20,803
Travel, transportation and accomodation	92,771	31,682	17,248	202,579
	1,991,058	724,700	187,563	4,811,628
Spring Valley project
Assays and analysis	777,730	428,107	59,397	1,327,567
Communication	3,816	2,289	3,231	10,307
Drilling	1,935,887	1,386,351	479,399	4,130,337
Engineering and consulting	1,041,001	358,798	253,412	1,750,214
Environmental	108,923	37,773	-	146,696
Equipment rental	-	-	35,558	64,651
Field office and supplies	109,102	104,934	39,908	263,347
Operator fee	-	-	56,002	108,339
Property maintenance and taxes	120,240	71,625	54,978	262,557
Reclamation costs	21,338	7,477	-	28,815
Reproduction and drafting	22,738	2,146	3,309	28,933
Travel, transportation and accomodation	221,551	138,937	30,077	393,958
	4,362,326	2,538,437	1,015,271	8,515,721
Pioche/Mineral Mountain project
Acquisition costs and option payments	-	-	40,340	40,340
Assays and analysis	-	-	13,037	13,037
Drilling	-	-	232,205	232,205
Engineering and consulting	-	-	38,212	38,212
Field office and supplies	-	-	16,236	16,236
Property maintenance and taxes	-	-	49,750	49,750
Reclamation costs	-	-	32,683	32,683
Travel, transportation and accomodation	-	-	21,124	21,124
	-	-	443,587	443,587
Sub-total balance carried forward	6,353,384	3,263,137	1,646,421	13,770,936

The accompanying notes are an integral part of these consolidated financial statements.

MIDWAY GOLD CORP.

(an exploration stage company)

SCHEDULE OF MINERAL EXPLORATION COSTS (continued)

 (Prepared under US GAAP (note 2 (a))

(Expressed in Canadian dollars)

				Cumulative period
	Year ended	Year ended	Year ended	from inception (May
	December 31,	December 31,	December 31,	14, 1996) to December
	2006	2005	2004	31, 2006
				(unaudited)
Sub-total balance brought forward	6,353,384	3,263,137	1,646,421	13,770,936
Ruby Violet project
Assays and analysis	-	-	-	20,499
Communication	-	-	-	108,762
Drilling	-	-	-	467,372
Engineering and consulting	-	-	-	3,120,317
Equipment rental	-	-	-	337,577
Field office and supplies	-	-	-	277,119
Foreign exchange gain	-	-	-	(38,134)
Freight	-	-	-	234,956
Interest on convertible loans	-	-	-	1,288,897
Legal and accounting	-	-	-	453,269
Marketing	-	-	-	91,917
Mining costs	-	-	-	693,985
Processing and laboratory supplies	-	-	-	941,335
Property maintenance and taxes	-	-	-	298,752
Security	-	-	-	350,584
Travel, transportation and accomodation	-	-	-	392,031
Utilities and water	-	-	-	59,425
	-	-	-	9,098,663
Black Prince project
Communication	-	-	-	938
Drilling	-	-	-	77,167
Engineering and consulting	-	-	-	78,698
Equipment rental	-	-	-	10,800
Field office and supplies	-	-	-	3,397
Geological and geophysical	-	-	-	63,481
Legal and accounting	-	-	-	1,163
Property maintenance and taxes	-	-	-	13,249
Reproduction and drafting	-	-	-	1,179
Travel, transportation and accomodation	-	-	-	7,255
Recoveries	-	-	-	(40,000)
	-	-	-	217,327
Property investigations
Assays and analysis	22,057	106,986	-	129,043
Drilling	-	169,129	-	169,129
Engineering and consulting	21,359	113,034	-	157,082
Environmental	2,145	6,998	-	9,143
Field office and supplies	-	13,179	-	13,179
Property maintenance and taxes	30,923	72,531	-	103,454
Reclamation costs	(5,828)	6,906	-	1,078
Reproduction and drafting	2,085	1,685	-	3,770
Travel, transportation and accomodation	5,927	38,265	18,800	62,992
	78,668	528,713	18,800	648,870
	$6,432,052	$3,791,850	$1,665,221	$23,735,796

The accompanying notes are an integral part of these consolidated financial statements.

MIDWAY GOLD CORP.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars, unless otherwise noted)

Years ended December 31, 2006, 2005 and 2004

1. Nature of operations:

Midway Gold Corp. (the "Company") was incorporated on May 14, 1996 under the laws of the Province of British Columbia and its principal business activities are the acquisition, exploration and development of mineral properties.

The Company is in the process of exploring and developing its mineral properties and has not yet determined whether its mineral properties contain ore reserves that are economically recoverable. The recoverability of amounts shown for mineral properties is dependent upon the discovery of economically recoverable ore reserves in its mineral properties, the ability of the Company to obtain the necessary financing to complete development, confirmation of the Company's interest in the underlying mineral claims and upon future profitable production from or proceeds from the disposition of its mineral properties.

These financial statements have been prepared in accordance with accounting principles applicable to a going concern, which assumes that the Company will realize its assets and discharge its liabilities in the ordinary course of business.  As at December 31, 2006, the Company had an accumulated deficit of $26,403,972, working capital of $8,126,648 which may not be sufficient to achieve the Company's business objectives.  Management anticipates that the Company will continue to raise adequate funding through equity financings.  The Company's continuing operations and the ability of the Company to discharge its liabilities and fulfill its commitments as they come due is dependent upon the ability of the Company to continue to obtain additional financial resources.  Failure to continue as a going concern would require the restatement of assets and liabilities on a liquidation basis, which could differ materially from the going concern basis.

2. Significant accounting policies:

(a)

Basis of presentation:

These consolidated financial statements have been prepared under accounting principles generally accepted in the United States of America ("US GAAP").  Previously, the Company prepared its financial statements under Canadian GAAP. The major differences between Canadian and US GAAP, which affect the Company, is the accounting treatment of mineral property costs described in Notes 3.  These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated.

(b)

Cash and cash equivalents:

Cash and cash equivalents are comprised of cash and highly liquid investments having original terms to maturity of 90 days or less when acquired.

(c)

Equipment:

Equipment is recorded at cost less accumulated depreciation. Depreciation is provided on a straight-line basis over three to five years, which represents the estimated useful lives of the assets.

(d)

Mineral properties:

Emerging Issues Task Force ("EITF") No. 04-02 - "Whether Mineral Rights are Tangible or Intangible Assets", concluded that mineral rights are tangible assets.  Accordingly, the Company continues to capitalize mineral property acquisition costs pursuant to US GAAP.  Exploration expenditures are expensed until an independent feasibility study has determined that the property is capable of commercial production and mine development begins.  At the Company's current stage of exploration no economically recoverable reserves have been identified on any of its properties.  However, there are sufficient mineralized areas in the Midway and Spring Valley mineral properties that the Company has continued to defer and capitalize mineral property acquisition costs related to these

MIDWAY GOLD CORP.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars, unless otherwise noted)

Years ended December 31, 2006, 2005 and 2004

properties.  Exploration costs will continue to be expensed as they are incurred until an independent feasibility study has been completed and mine development begins.

Property acquisition costs include cash consideration and the fair value of common shares issued for mineral property interests. For property acquired under an option agreement or by joint venture, where payments are made at the sole discretion of the Company, payments are recorded in the accounts at the time of payment.

The amounts shown for mineral properties represent costs incurred to date, less recoveries and write-downs, and are not intended to reflect present or future values.

(e)

Asset retirement obligations:

The Company records the fair value of the liability for closure and removal costs associated with the legal obligations upon retirement or removal of any tangible long-lived assets in accordance with Statements of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations".  The initial recognition of any liability will be capitalized as part of the asset cost and depreciated over its estimated useful life.  In subsequent periods, the liability will be adjusted for any changes in the amount.  To date, the Company has not incurred any asset retirement obligations.

(f)

Impairment of long-lived assets

Following the guidance in SFAS 144, the Company reviews and evaluates its long-lived assets for impairment at each balance sheet date and documents such impairment testing. The tests include an evaluation of the assets and events or changes in circumstances that would indicate that the related carrying amounts may not be recoverable. Mineral properties in the exploration stage are monitored for impairment based on factors such as the Company's continued right to explore the area, exploration reports, assays, technical reports, drill results and the Company's continued plans to fund exploration programs on the property, whether sufficient work has been performed to indicate that the carrying amount of the mineral property cost carried forward as an asset will not be fully recoverable, even though a viable mine has been discovered.

The tests for long-lived assets in the exploration, development or producing stage that would have a value beyond proven and probable reserves would be monitored for impairment based on factors such as current market value of the mineral property and results of exploration, future asset utilization, business climate, mineral prices and future undiscounted cash flows expected to result from the use of the related assets. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated future net undiscounted cash flows expected to be generated by the asset, including evaluating its reserves beyond proven and probable amounts.

The Company's policy is to record an impairment loss in the period when it is determined that the carrying amount of the asset may not be recoverable either by impairment or by abandonment of the property. The impairment loss is calculated as the amount by which the carrying amount of the assets exceeds its fair value. While we incurred losses from operations, these have not been in excess of our planned expenditures on these properties in order to ultimately realize their value.

(g)

Stock-based compensation:

The Company has a stock option plan that is described in note 6(c).

On January 1, 2006 the Company has adopted SFAS No. 123R (revised), "Share-Based Payment" under the modified prospective transition option.  Under this transition option, any new option granted in 2006, modified in 2006 or unvested at the date of adoption are accounted for under SFAS 123R in 2006.  Under SFAS No. 123R the Company is required to measure and record to the financial statements the costs of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award, recognized over the period during which an employee is required to provide services in exchange for such award.  SFAS 123R requires estimates of forfeitures of unvested instruments at the grant date in determining the total compensation to be recognized.  Prior to the adoption of SFAS No. 123R, the Company followed the fair value method allowable under SFAS No. 123 and recognized the fair value of an employee's services award over the vesting period and accounted for forfeitures only as they occurred.  Stock based payments to non-employees are measured at the fair value of consideration received or equity instruments issued, whichever is more reliable and are periodically re-measured until counter party performance is complete.

The offset to the recorded compensation cost is to additional paid-in capital. Consideration received on the exercise of stock options is recorded as share capital and the related additional paid-in capital is transferred to share capital.

MIDWAY GOLD CORP.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars, unless otherwise noted)

Years ended December 31, 2006, 2005 and 2004

(h)

Income taxes:

The Company uses the asset and liability method of accounting for income taxes in accordance with Statements of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under this method future income tax assets and liabilities are determined based on differences between the financial statement carrying values of existing assets and liabilities and their respective income tax bases (temporary differences), and losses carried forward. Future income tax assets and liabilities are measured using the enacted tax rates which will be in effect when the temporary differences are likely to reverse. The effect on future income tax assets and liabilities of a change in tax rates is included in operations in the period in which the change is enacted. The amount of future income tax assets recognized is limited to the amount of the benefit that is more likely than not to be realized.

(i)

Net loss per share:

Basic net loss per share is computed by dividing the net loss for the period attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share takes into consideration shares of common stock outstanding (computed under basic loss per share) and potentially dilutive shares of common stock.  Diluted net loss per share is not presented separately from basic net loss per share as the conversion of outstanding stock options and warrants into common shares would be anti-dilutive.  At December 31, 2006, the total number of potentially dilutive shares of common stock excluded from basic net loss per share was 5,421,000 (December 31, 2005 - 5,326,500; December 31, 2004 - 3,233,000).

(j)

Foreign currency translation:

Transactions and account balances originally stated in currencies other than the Canadian dollar have been translated into Canadian dollars as follows:

▪

Revenue and expense items at the rate of exchange in effect on the dates they occur.

▪

Non-monetary assets and liabilities at the rate of exchange in effect on the dates the assets were acquired or the liabilities were incurred.

▪

Monetary assets and liabilities at the exchange rate at the balance sheet date.

Exchange gains and losses are recorded in operations in the period in which they occur, except for exchange gains and losses related to translation of monetary assets and liabilities associated with mineral properties, which are deferred and included in mineral properties.

(k)

Share capital:

The Company records proceeds from share issuances, net of issue costs. Shares issued for consideration other than cash are valued at the quoted market price on the date the agreement to issue the shares was reached and announced for business combinations and at the date of issuance for other non-monetary transactions.

(l)

Warrants:

The Company accounts for warrants using the fair value method.  Under this method, the value of warrants is measured at fair value at the grant date using the Black-Scholes valuation model and recorded as share capital when the warrants are exercised.

(m)

Estimates

MIDWAY GOLD CORP.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars, unless otherwise noted)

Years ended December 31, 2006, 2005 and 2004

The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant areas requiring the use of management estimates include the determination of impairment of mineral properties and equipment, useful lives for amortization, valuation allowances for future income tax assets, the assumptions used in determining fair value of non-cash stock-based compensation and amounts of reclamation and environmental obligations. Financial results as determined by actual events may differ from these estimates.

(n)

Recent United States Accounting Pronouncements:

September 2006 - FASB issued Statement No. 157, "Fair Value Measures".  This Statement defines fair value, establishes a framework for measuring fair value, expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. Statement No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of Statement No. 157 will change current practice. Statement No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007.  The Company is currently evaluating the impact of Statement No. 157 but does not expect that it will have a material impact on the consolidated financial statements.

June 2006 - FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109" ("FIN 48").  This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB No. 109, "Accounting for Income Taxes."  This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  This Interpretation also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006.   The Company has determined that the implementation of FIN 48 will likely not have an impact on its results of operations or financial position.

In May 2005, FASB issued Statement of Financial Accounting Standards No. 154, "Accounting Changes and Error Corrections - A Replacement of APB Opinion No. 20 and FASB Statement No. 3" ("SFAS 154"), which is effective for fiscal years beginning after December 15, 2005.  SFAS 154 requires that changes in accounting policy be accounted for on a retroactive basis.  The Company adopted SFAS 154 on January 1, 2006.

(o)

Comparative figures:

Certain of the comparative figures have been reclassified to conform to the presentation in the current year.

3. Reconciliation to Canadian GAAP

The major difference between Canadian and US GAAP, which affected the Company, are the accounting treatment of mineral property exploration costs.   Under Canadian GAAP, companies have the option to capitalize mineral property acquisition costs and exploration expenditures until such time as it is determined that further work is not warranted, at which point deferred property costs would be written off.   Prior to the 2006 fiscal year, under Canadian GAAP all costs related to mineral properties were capitalized on a property-by-property basis. Such costs include acquisition costs, exploration, development, depreciation of equipment used for exploration and development activities and direct administrative expenditures, net of any recoveries. When there is little prospect of further work on a property being carried out by the Company, the remaining deferred costs of that property are written down to their estimated recoverable amount during the period such determination is made.

MIDWAY GOLD CORP.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars, unless otherwise noted)

Years ended December 31, 2006, 2005 and 2004

On December 31, 2006, the Company changed its accounting policy for accounting for mineral properties under Canadian GAAP to be consistent with US GAAP.  This accounting policy change was applied on a retroactive basis with restatement of prior year Canadian GAAP statements.

After taking into account the change in accounting for exploration costs, there are no material differences between US GAAP and Canadian GAAP in these consolidated financial statements.

4. Equipment:

		December 31, 2006
		Accumulated	Net book
	Cost	depreciation	value
Computer equipment	$38,568	$19,166	$19,402
Office equipment	16,249	14,191	2,058
Field equipment	17,862	2,484	15,378
Trucks	37,117	7,333	29,784
	$109,796	$43,174	$66,622
		December 31, 2005
		Accumulated	Net book
	Cost	depreciation	value
Computer equipment	$29,196	$22,055	$7,141

5. Mineral properties:

The continuity of expenditures on mineral properties is as follows:

	Midway (a)	Spring Valley (b)	Total
December 31, 2003	$5,589,043	$116,930	$5,705,973
Acquistion costs and option payments	-	324,768	324,768
December 31, 2004	5,589,043	441,698	6,030,741
Acquisition costs and option payments	242,243	328,365	570,608
December 31, 2005	5,831,286	770,063	6,601,349
Acquisition costs and option payments	279,578	798,123	1,077,701
December 31, 2006	$6,110,864	$1,568,186	$7,679,050

(a)

Midway property, Nevada:

During 2001, the Company entered into an option agreement with Rex Exploration Corp. ("Rex") to earn a 65% interest in the Midway property, a mineral property consisting of 135 unpatented mining claims located in

MIDWAY GOLD CORP.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars, unless otherwise noted)

Years ended December 31, 2006, 2005 and 2004

central Nye County, Nevada. Rex had an underlying option agreement with the owners of the mineral property whereby Rex could earn a 100% interest in the mineral property, subject to a sliding scale royalty of between 2% and 7% of net smelter returns ("NSR"), by making option payments totaling US$275,000 over the period to August 2003 and making an option exercise payment of US$3,000,000 on August 15, 2004 (the "Underlying Agreement"). This option exercise payment date was subsequently extended to August 15, 2005. In order for the Company to earn its 65% interest in the property, the Company agreed to make the US$275,000 option payments to the owners required pursuant to the Underlying Agreement, incur an additional US$925,000 on exploration and development expenditures on the property by August 15, 2004, and pay the Company's 65% share of the US$3,000,000 option exercise payment due August 15, 2004. However, effective October 30, 2002, the Company acquired all of the issued and outstanding shares of Rex in exchange for 4,500,000 common shares of the Company valued at $3.6 million.

During the period October 15, 2002 to June 8, 2004 Newmont Mining Corporation had an option to acquire a 51% interest in the Midway property before terminating its option.

On November 2, 2004, the Underlying Agreement was amended whereby the Company has the option to acquire a 100% interest in the Midway property by further payments totaling US$200,000 on or before August 15, 2005 (paid), subject only to a sliding scale royalty on NSR from any commercial production of between 2% to 7%, based on changes in gold prices.

In addition, the original option exercise payment of US$3,000,000 due August 15, 2005 was replaced with a series of annual payments as advances upon the royalty payable from commercial production as follows:

Option
payment US$	Dates
250,000	On or before August 15, 2006 (paid)
250,000	On or before August 15, 2007
300,000	On or before August 15, 2008 and annually thereafter

 (b)

Spring Valley property, Nevada:

On August 15, 2003, the Company entered into an option agreement (the "Spring Valley Option Agreement") with an unrelated individual (the "Owner") whereby the Company has an option to earn a 100% interest in 44 unpatented mining claims (the "Spring Valley Claims"). Under the terms of the Spring Valley Option Agreement, the Company paid an initial option payment of US$75,000 to the Owner of the Spring Valley Claims. In order for the Company to earn its 100% interest in the Spring Valley Claims, the Company is required to maintain the mineral claims in good standing and to make the option payments and incur minimum expenditures as follows:

MIDWAY GOLD CORP.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars, unless otherwise noted)

Years ended December 31, 2006, 2005 and 2004

Option	Expenditures
payment US$	US$	Dates
100,000	150,000	On or before August 15, 2004 (paid and incurred)
100,000	150,000	On or before August 15, 2005 (paid and incurred)
200,000	150,000	On or before August 15, 2006 (paid and incurred)
3,000,000	150,000	On or before August 15, 2007

The Company has the option to make the final payment of US$3,000,000 at any time. Upon making the final payment, the Company will acquire a 100% interest in the Spring Valley Claims, subject only to the Owner's royalty on NSR from commercial production over 500,000 ounces. The royalty is on a sliding scale increasing from 2% to 7% based on changes in gold prices. In addition, the Owner is entitled to a 1% overriding royalty on NSR from commercial production on all lands owned by the Company or an affiliate and located outside, but within a one half (1/2) mile perimeter of the Spring Valley Claims.

On September 1, 2003, the Company entered into an option agreement (the "SV Option Agreement") with an unrelated company (the "Optionor") to acquire all right, title and interest in 28 unpatented mining claims (the "SV Claims"), subject to a 2% net smelter royalty on commercial production payable to the Optionor. The SV Claims are contiguous to the Spring Valley Claims. Under the terms of the SV Option Agreement, the Company is required to maintain the mineral claims in good standing and to make the following option payments:

Option
payment US$	Dates
10,000	September 10, 2003 (paid)
20,000	On or before March 1, 2004 (paid)
50,000	On or before September 1, 2004 (paid)
50,000	On or before September 1, 2005 (paid)
70,000	On or before September 1, 2006 (paid)
100,000	On or before September 1, 2007
100,000	On or before September 1, 2008
100,000	On or before September 1, 2009
500,000

The Company has the option to make the final option payment of US$500,000, less the total amount of all previous option payments made, at any time. Upon making the final payment, the Company will acquire an undivided 100% interest in the SV Claims, subject only to the Optionor's 2% net smelter royalty.

In 2003 and 2004, the Company staked 50 claims adjacent to the Spring Valley property and in 2004, the Company purchased one claim for US$75,000. In 2005, the Company staked an additional 38 claims, also adjacent to the Spring Valley property. These claims have no royalty or payment burden, except for annual maintenance costs of approximately US$170 per claim. On September 7, 2005, the Company entered into a Purchase and Sale Agreement ("Agreement") to buy 544 acres of surface land adjacent to the Spring Valley property for US$108,840. Upon execution of the Agreement, the Company paid a total of US$34,142, together with a promissory note in the principal amount of US$76,188, amortized over ten years, bearing interest at ten

MIDWAY GOLD CORP.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars, unless otherwise noted)

Years ended December 31, 2006, 2005 and 2004

percent per annum on the unpaid principal balance with minimum quarterly principal and interest payments of US$3,035.  The promissory note was paid out in February 2007 so that the entire balance of $83,319 is recorded as a current liability at December 31, 2006 (2005 - $5,459). The promissory note was secured by a first priority deed of trust and assignment of rents on the property.

On January 25, 2006, the Company entered into a Purchase and Sale Agreement to acquire 101 federal mining claims ("Claims") from Coeur Rochester, Inc ("Coeur"), adjoining the Spring Valley property, for the price of 40,000 common shares of Midway at a value of $2.20 per share. Coeur retains a 3% NSR royalty on any production and sale of metals from the Claims.

On April 25, 2006, the Company entered into a Mineral Lease Agreement and Option to Purchase 12 unpatented lode mining claims for a series of annual payments as advances upon the 3% NSR royalties payable:

Option
payment US$	Dates
12,000	Upon execution of agreement (paid)
24,000	On or before April 25, 2007
36,000	On or before April 25, 2008 and annually thereafter

The Company has the option to purchase these claims for a total purchase of US$600,000. Any advance royalties paid will be credited against the purchase price.

On May 5, 2006, the Company completed a purchase of land and mineral rights of 920 gross acres, 320 acres net surface, 770 acres net mineral, for US$200,000, and is subject to a 3% NSR royalty on any production and sale of metals from the claims.  This land and mineral rights also form part of the Spring Valley property.

On July 18, 2006, the Company entered into a mineral lease agreement and option to purchase 97 unpatented lode mining claims for a series of annual payments as advances upon a 3% NSR royalties payable:

Option
payment US$	Dates
10,000	Upon execution of agreement (paid)
15,000	On or before July 18, 2007
20,000	On or before July 18, 2008 and annually thereafter

The Company has the option to purchase these claims for a total purchase of US$600,000. Any advance royalties paid will be credited against the purchase price.

On September 1, 2006, the Company purchased a 40 acre parcel, located near the Spring Valley diatreme, for $30,000.

On October 25, 2006 Company entered into a mineral lease agreement and option to purchase 6 unpatented lode mining claims for a series of annual payments as advances upon a 3% NSR royalties payable.

MIDWAY GOLD CORP.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars, unless otherwise noted)

Years ended December 31, 2006, 2005 and 2004

Option
payment US$	Dates
6,000	Upon execution of agreemen, October 25, 2006 (paid)
12,000	On or before October 26, 2007
20,000	On or before October 26, 2008
25,000	On or before October 25, 2009 and annually thereafter

The Company has the option to purchase each claim for a price of US$100,000. Any advance royalties paid will be credited against the purchase price.

On October 30, 2006, the Company entered into a mineral lease agreement and option to purchase 2 unpatented lode mining claims for a series of annual payments as advances upon a 3% NSR royalties payable.

Option
payment US$	Dates
2,000	Upon execution of agreement, October 30, 2006 (paid)
4,000	On or before October 30, 2007
5,000	On or before October 30, 2008
6,000	On or before October 30, 2009 and annually thereafter

The Company has the option to purchase each claim for a price of US$100,000. Any advance royalties paid will be credited against the purchase price.

(c)

Acquisition of Pan-Nevada Gold Corporation ("Pan-Nevada").

On December 12, 2006, the Company entered into a Letter of Intent that provides for a proposed acquisition of Pan-Nevada by way of a Plan of Arrangement (the "Arrangement").  As at December 31, 2006, the Company had deferred transaction costs in the amount of $23,316 in connection with the Arrangement.

On April 13, 2007 the Arrangement closed.  As a result the Company acquired all the issued and outstanding Pan-Nevada common shares on the basis of one common share of the Company being issued for every 3.5714 Pan-Nevada common shares held and on April 16, 2007 issued 7,764,109 common shares.   Pan-Nevada option and warrant holders are entitled to receive 308,000 stock options and 870,323 share purchase warrants of the Company.  For accounting purposes the Company is considered to be the acquirer of Pan-Nevada assets.  Substantially all the consideration paid will be allocated to mineral properties.

Pan-Nevada's projects are all in Nevada and include the Pan, Jessup, Afgan, Monte, KDK, Maggie Creek exploration prospects.

6. Common Stock

(a)

On June 17, 2005, in conjunction with the transition of the Company from the Company Act (BC) to the Business Corporations Act (BC), the Company's authorized common share structure was changed from 100,000,000 common shares to an unlimited number of common shares.

MIDWAY GOLD CORP.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars, unless otherwise noted)

Years ended December 31, 2006, 2005 and 2004

(b)

Share issuances:

(i)

During 1996, the Company issued 420,000 common shares at $0.25 per share by way of a non-brokered private placement for proceeds of $98,722 net of issue costs.  In addition the Company issued 280,000 flow-through common shares at $0.25 per share by way of a non-brokered private placement for proceeds of $70,000.

(ii)

During 1997, the Company completed an initial public offering of 2,000,000 common shares at $0.35 per share for proceeds of $590,570, net of issue costs.  In connection with this offering, the Company's agent received a selling commission of 10% or $0.035 per share and was issued 25,000 shares as a corporate finance fee.

(iii)

During 1997, the Company issued 1,000,000 units at $2.50 per unit by way of a private placement for proceeds of $2,253,793 net of issue costs.  Each unit consisted of one common share and one non-transferable share purchase to purchase one additional common share at $3.00 per share until February 14, 1998.  The proceeds of the financing of $2,500,000 were allocated $2,178,761 as to the common shares and $321,239 as to the warrants.   During 1998 100,000 of the warrants were exercised and 900,000 expired.  In connection with this private placement, the Company's agent received a selling commission of 7.5% of the proceeds of the units sold or $0.1875 per unit and a corporate finance fee of $15,000.

(iv)

During 1997, the Company issued 750,000 common shares as performance shares for proceeds of $7,500 that were held in escrow in accordance with the rules of the regulatory authorities of British Columbia.  The shares were released 25% in each of 1998, 1999, 2000 and 2001.

(v)

During 1997, pursuant to an equity participation agreement to acquire an interest in Gemstone Mining Inc. ("Gemstone"), a Utah Corporation that by agreement the creditors of Gemstone were issued 1,000,000 units of the Company on conversion of a debt of $2,065,500 (US$1,500,000). Each unit consisted of one common share and one non-transferable share purchase to purchase one additional common share at US$2.00 per share that was immediately exercised for proceeds of $2,803,205 (US$2,000,000).  The first one-third tranche of a conditional finders' fee was satisfied by the issue of 150,000 common shares in connection with the acquisition of Gemstone.

(vi)

During 1998, the Company issued 100,000 common shares pursuant to the exercise of share purchase warrants for proceeds of $300,000.

(vii)

During 1998, the Company issued 200,000 common shares in connection with the acquisition of Gemstone as well as the second tranche of finder's fee in connection with that acquisition.  The Company's option to acquire Gemstone expired on January 31, 1998 and the remaining one-third tranche were not issued.

(viii)

During 1999, the Company consolidated its issued share capital on a two old for one new basis and changed its name from Neary Resources Corporation to Red Emerald Resource Corp.

(ix)

During 2002, the Company issued 3,500,000 units at $0.25 per unit for proceeds of $875,000 by way of a short form offering document under the policies of the TSX Venture Exchange.  Each unit consists of one common share and one common share purchase warrant that entitled the holder to purchase one additional common share at $0.25 per share until October 19, 2002.  The Company also issued 150,000 common shares as a finance fee in connection with this offering, and issued the agent 875,000 share purchase warrants exercisable at $0.25 per share until April 19, 2004.  During 2002 the Company issued 1,134,500 special warrants at $1.25 per special warrant for proceeds of $1,418,125.  Each Special Warrant automatically converted to a unit comprising one common share and one share purchase warrant that entitled the holder to purchase one additional common share at $1.55 per share until November 6, 2003.  The proceeds of the financing of $1,418,125 were allocated on a relative fair value basis as $1,171,286 to common shares and $246,839 as to the warrants.  During 2003 all of the warrants expired unexercised.  In connection with the offering the Company paid the agent a 10% commission totaling $113,450, issued the agent 40,000 common shares as a finance fee in connection with this offering, and issued the agent 170,175 share purchase warrant exercisable at $1.55 per share until July 5, 2003.

MIDWAY GOLD CORP.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars, unless otherwise noted)

Years ended December 31, 2006, 2005 and 2004

(x)

During 2002, the Company issued 4,028,000 common shares pursuant to the exercise of share purchase warrants for proceeds of $1,007,000.

(xi)

During 2002, the Company issued 32,000 common shares pursuant to the exercise of stock options for proceeds of $12,800.

(xii)

During 2002, the Company issued 31,250 common shares as additional consideration to a director who loaned the Company $780,000 bearing interest at 12% per annum.  The loan and interest was repaid prior to December 31, 2002.

(xiii)

During 2002, the Company acquired Rex Exploration Corp. ("Rex") in exchange for 4,500,000 common shares of the Company.

(xiv)

During 2003, the Company issued 700,000 units at $1.20 per unit for proceeds of $840,000 by way of a non-brokered private placement.  Each unit consists of one common share and one share purchase warrant that entitled the holder to purchase one additional common share at $1.50  until May 25, 2004.  The proceeds of the financing of $840,000 were allocated $638,838 as to common shares and $201,162 as to the warrants.  During 2004 161,000 of the warrants were exercised and 539,000 expired.  Share issue expenses were $19,932.

(xv)

During 2003, the Company issued 294,500 common shares pursuant to the exercise of share purchase warrants for proceeds of $73,625.

(xvi)

In January 2004, the Company issued 400,000 units at $2.00 per unit for proceeds of $800,000 by way of a private placement.  Each unit consisted of one common share and one non-transferable share purchase warrant that entitled the holder to purchase one additional common share at $2.35 per share for a six month period.  The proceeds of the financing of $800,000 were allocated on a relative fair value basis as $624,593 to common shares and $175,407 as to the warrants.  All of the warrants expired unexercised in 2004.  The Company issued 40,000 common shares as a finder's fee for this private placement.

(xvii)

In August 2004, the Company issued 1,020,000 units at $0.75 per unit for proceeds of $765,000 by way of a private placement.  Each unit consisted of one common share and one non-transferable share purchase warrant that entitled the holder to purchase one additional common share at $0.80 per share until August 25, 2005.  All of the warrants were subsequently exercised.  The Company issued 55,650 common shares as a finder's fee for this private placement.

(xviii)

In December 2004, the Company issued 700,000 units at $0.85 per unit for proceeds of $595,000 by way of a private placement.  Each unit consisted of one common share and one non-transferable share purchase warrant that entitled the holder to purchase one additional common share at $1.00 per share until December 20, 2005.  All of the warrants were subsequently exercised.  The Company issued 18,750 common shares as a finder's fee for this private placement.

(xix)

In February 2005, the Company issued 2,500,000 units at $0.85 per unit for proceeds of $2,125,000 by way of a private placement. Each unit consisted of one common share and one non-transferable share purchase warrant that entitled the holder to purchase one additional common share at $1.00 per share until February 16, 2006. The proceeds of the financing of $2,125,000 were allocated on a relative fair value basis as $1,598,457 to common shares and $526,543 as to warrants.  There were 23,000 warrants exercised in fiscal year 2005 and the balance exercised in fiscal year 2006. The Company issued 75,800 common shares for $64,430 and paid $69,700 in cash as a finder's fee and incurred $26,709 in additional issue costs for this private placement.

(xx)

In July 2005, the Company issued 1,000,000 units at $1.15 per unit for proceeds of $1,150,000 by way of a private placement. Each unit consisted of one common share and one-half non-transferable share purchase warrant that entitled the holder to purchase one additional common share at $1.15 per share until July 27, 2006.  The proceeds of the financing of $1,150,000 were allocated on a relative fair value basis as $995,193 to common shares and $154,807 as to warrants.   All of the warrants were exercised in fiscal year 2006. The Company incurred $15,560 in issue costs.

(xxi)

In August 2005, the Company issued 500,000 units at $1.40 per unit for proceeds of $700,000 by way of a private placement. Each unit consisted of one common share and one-half nontransferable share purchase warrant that entitled the holder to purchase one additional common share at $1.45 per share until August

MIDWAY GOLD CORP.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars, unless otherwise noted)

Years ended December 31, 2006, 2005 and 2004

22, 2006. The proceeds of the financing of $700,000 were allocated on a relative fair value basis as $608,015 to common shares and $91,985 as to warrants.   All of the warrants were exercised in fiscal year 2006. The Company incurred $8,261 in issue costs.

(xxii)

In January 2006, the Company issued 40,000 common shares at a value of $88,000 pursuant to a purchase and sale agreement to purchase mining claims for the Spring Valley project.

(xxiii)

In May 2006, the Company issued 3,725,000 units at $1.80 per unit for proceeds of $6,705,000 by way of a private placement.  Each unit consisted of one common share and one-half nontransferable share purchase warrant.  Each whole warrant entitles the holder to purchase one additional common share at $2.70 per share until May 16, 2007 subject to the Company's right to call the warrants, on 30 days' notice in the event the 15 consecutive day trading average of the common shares of the Company exceeds $3.25.  The proceeds of the financing of $6,705,000 were allocated on a relative fair value basis as $5,998,846 to common shares and $706,154 as to warrants.   All of the warrants were outstanding at December 31, 2006. The Company incurred $65,216 in issue costs.

(xxiv)

In November 2006, the Company issued 2,000,000 units at $2.50 per unit for proceeds of $5,000,000 by way of a private placement. Each unit consisted of one common share and one-half nontransferable share purchase warrant.  Each whole warrant entitles the holder to purchase one additional common share at $3.00 per share until November 10, 2007.  The proceeds of the financing of $2,000,000 were allocated on a relative fair value basis as $1,761,509 to common shares and $238,491 as to warrants.   All of the warrants were outstanding at December 31, 2006. The Company paid $88,750 in finders' fees and incurred $94,546 in issue costs for this private placement.

(c)

Stock options:

The Company has an incentive share option plan (the "Plan") that allows it to grant incentive stock options to its officers, directors, employees and consultants. The Plan permits the Company's directors to grant incentive stock options for the purchase of shares of the Company to persons in consideration for services. Stock options must be non-transferable and the aggregate number of shares that may be reserved for issuance pursuant to stock options may not exceed 10% of the issued shares of the Company at the time of granting and may not exceed 5% to any individual (maximum of 2% to any consultant). The exercise price of stock options is determined by the board of directors of the Company at the time of grant and may not be less than the closing price of the Company's shares on the trading day immediately preceding the date on which the option is granted and publicly announced, less an applicable discount, and may not otherwise be less than $0.10 per share. Options have a maximum term of ten years and terminate 90 days following the termination of the optionee's employment, except in the case of death or disability, in which case they terminate one year after the event.  Options vest immediately upon being granted and are exercisable at any time.

MIDWAY GOLD CORP.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars, unless otherwise noted)

Years ended December 31, 2006, 2005 and 2004

The continuity of stock options is as follows:

	Exercise	Balance				Balance	Intrinsic value
	price per	December 31,				December 31,	December 31,
Expiry date	share	2005	Granted	Exercised	Cancelled	2006	2006
August 14, 2006	$0.40	113,000	-	(113,000)	-	-	$-
March 7, 2007	$1.40	150,000	-	-	-	150,000	247,500
February 27, 2008	$1.36	50,000	-	-	(50,000)	-	-
September 5, 2008	$1.24	200,000	-	-	-	200,000	362,000
April 13, 2014	$2.04	400,000	-	-	-	400,000	404,000
September 14, 2009	$0.80	384,500	-	(76,000)	-	308,500	694,125
November 26, 2006	$0.80	50,000	-	(50,000)	-	-	-
February 4, 2010	$0.85	122,000	-	(42,000)	-	80,000	176,000
June 24, 2010	$1.30	600,000	-	(25,000)	-	575,000	1,006,250
October 4, 2010	$1.70	30,000	-	-		30,000	40,500
March 9, 2011	$2.00	-	100,000	-	-	100,000	105,000
March 22, 2011	$2.00	-	100,000	-	-	100,000	105,000
May 4, 2011	$2.00	-	30,000	-	-	30,000	31,500
June 11, 2011	$2.53	-	405,000	-	-	405,000	210,600
August 30, 2011	$2.63	-	40,000	-	-	40,000	16,800
November 30, 2011	$2.70	-	140,000	-	-	140,000	49,000
		2,099,500	815,000	(306,000)	(50,000)	2,558,500	$3,448,275
Weighted average
exercise price		$1.27	$2.41	$0.70	$1.36	$1.62

At December 31, 2006, all 2,558,500 stock options were exercisable.

MIDWAY GOLD CORP.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars, unless otherwise noted)

Years ended December 31, 2006, 2005 and 2004

	Exercise	Balance				Balance	Intrinsic value
	price per	December 31,				December 31,	December 31,
Expiry date	share	2004	Granted	Exercised	Cancelled	2005	2005
August 14, 2006	$0.40	213,000	-	(100,000)	-	113,000	$135,600
March 7, 2007	$1.40	150,000	-	-	-	150,000	30,000
February 27, 2008	$1.36	50,000	-	-	-	50,000	12,000
September 5, 2008	$1.24	200,000	-	-	-	200,000	72,000
April 13, 2014	$2.04	400,000	-	-	-	400,000	-
September 14, 2009	$0.80	450,000	-	(65,500)	-	384,500	307,600
November 26, 2006	$0.80	50,000	-	-	-	50,000	40,000
February 4, 2010	$0.85	-	122,000	-	-	122,000	91,500
June 24, 2010	$1.30	-	600,000	-	-	600,000	180,000
October 4, 2010	$1.70	-	30,000	-	-	30,000	-
		1,513,000	752,000	(165,500)	-	2,099,500	$868,700
Weighted average
exercise price		$1.21	$1.24	$0.56	-	$1.27

At December 31, 2005, all 2,099,500 stock options were exercisable.

	Exercise	Balance				Balance	Intrinsic value
	price per	December 31,				December 31,	December 31,
Expiry date	share	2003	Granted	Exercised	Cancelled	2004	2004
August 14, 2006	$0.40	313,000	-	(100,000)	-	213,000	138,450
May 31, 2004	$0.60	150,000		(150,000)		-	-
March 7, 2007	$1.40	150,000	-	-	-	150,000	-
February 27, 2008	$1.36	50,000	-	-	-	50,000	-
September 5, 2008	$1.24	200,000	-	-	-	200,000	-
April 13, 2014	$2.04	-	400,000	-	-	400,000	-
September 14, 2009	$0.80	-	450,000	-	-	450,000	112,500
November 26, 2006	$0.80	-	50,000	-	-	50,000	-
		863,000	900,000	(250,000)	-	1,513,000	$250,950
Weighted average
exercise price		$0.86	$1.35	$0.52	-	$1.21

At December 31, 2004, 1,463,000 stock options were exercisable.

During 2006, the Company granted 815,000 options and based on their estimated fair value at their grant dates, recorded stock-based compensation expense of $992,400 in the statement of operations of which $628,312 is included in salaries and benefits and $364,088 has been included in engineering and consulting exploration costs.  The fair value of each option grant was calculated using the Black-Scholes option pricing model with the

MIDWAY GOLD CORP.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars, unless otherwise noted)

Years ended December 31, 2006, 2005 and 2004

following assumptions: expected life of 2.5 years; volatility ranging from 81% to 82%; no dividend yield; and a risk free interest rate ranging from 3.88% to 4.27%.

During 2005, the Company granted 752,000 options and based on their estimated fair value at their grant dates, recorded stock-based compensation expense of $488,075 in the statement of operations. The fair value of each option grant was calculated using the Black-Scholes option pricing model with the following assumptions: expected life ranging from 2 to 2.5 years; volatility ranging from 79% to 84%; no dividend yield; and a risk free interest rate ranging from 2.83% to 3.69%.

During 2004, the Company granted 900,000 options and based on their estimated fair value at their grant dates, recorded stock-based compensation expense of $941,478 in the statement of operations.  The fair value of each option grant was calculated using the Black-Scholes option pricing model with the following assumptions: expected life of 2 to 5 years; volatility ranging from 77% to 118%; no dividend yield; and a risk free interest rate ranging from 2% to 3.3%.

The weighted average grant date fair value of options for the year ended December 31, 2006 was $1.22 (2005 - $0.61; 2004 - $1.16).

The intrinsic value of stock options outstanding at December 31, 2006, 2005 and 2004 relates to vested options.  Intrinsic value for stock options is calculated on the difference between the exercise prices of the underlying options and the quoted price of our common stock as of the reporting date.

(d)

Share purchase warrants:

The continuity of share purchase warrants is as follows:

	Exercise	Balance				Balance
	price per	December 31,				December 31,
Expiry date	share	2005	Issued	Exercised	Expired	2006
February 16, 2006	$1.00	2,477,000	-	(2,477,000)	-	-
July 27, 2006	$1.15	500,000	-	(500,000)	-	-
August 22, 2006	$1.45	250,000	-	(250,000)	-	-
May 16, 2007	$2.70	-	1,862,500	-	-	1,862,500
November 10, 2007	$3.00	-	1,000,000	-	-	1,000,000
		3,227,000	2,862,500	(3,227,000)	-	2,862,500

	Exercise	Balance				Balance
	price per	December 31,				December 31,
Expiry date	share	2004	Issued	Exercised	Expired	2005
August 25, 2005	$0.80	1,020,000	-	(1,020,000)	-	-
December 20, 2005	$1.00	700,000	-	(700,000)	-	-
February 16, 2006	$1.00	-	2,500,000	(23,000)	-	2,477,000
July 27, 2006	$1.15	-	500,000	-	-	500,000
August 22, 2006	$1.45	-	250,000	-	-	250,000
		1,720,000	3,250,000	(1,743,000)	-	3,227,000

MIDWAY GOLD CORP.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars, unless otherwise noted)

Years ended December 31, 2006, 2005 and 2004

	Exercise	Balance				Balance
	price per	December 31,				December 31,
Expiry date	share	2003	Issued	Exercised	Expired	2004
April 19, 2004	$0.25	52,500	-	(52,500)		-
May 25, 2004	$1.50	700,000	-	(161,000)	(539,000)	-
July 23, 2004	$2.35	-	400,000		(400,000)	-
August 25, 2005	$0.80	-	1,020,000	-	-	1,020,000
December 20, 2005	$1.00	-	700,000	-	-	700,000
		752,500	2,120,000	(213,500)	(939,000)	1,720,000

7. Contingency:

In May 2006 the Company's wholly-owned Nevada subsidiary MGC Resources Inc. ("MGC") purchased additional property (the "Disputed Area") from Seymork Investments Ltd. ("Seymork") for US$200,000 to expand the Spring Valley project in Nevada. The Disputed Area represents about 4% of the surface area of the Spring Valley project.  In 1997, as a part of a loan arrangement, Emma Wagner ("Wagner") transferred title of the Disputed Area to Seymork.  Seymork alleges it was a sale, Wagner alleges it was collateral for a loan.  In 1998, the parties entered into another loan arrangement whereby this time Wagner lent Seymork funds, using title to the Disputed Area as security for the loan.  Subsequently, Wagner assigned the rights to the loan to a group represented by Wallace D. Stephens (collectively "Stephens").   The loan was not repaid and, in March 2006, Stephens sought to foreclose its interest against Seymork. In June 2006, Wagner brought a cross claim in the lawsuit against Seymork alleging that Wagner was the rightful owner of the Disputed Area.  The Company plans to join the lawsuit in order to protect its interests in the Disputed Area.  If the court determines that Wagner was the rightful owner of the property then the Company will lose title to the Disputed Area it purchased from Seymork and will write off the purchase price.

The Company believes it has a credible basis for maintaining its title to the Disputed Area, and it will be requesting access to the documents supporting Wagner's position.  The outcome of this matter is not determinable.

8. Related party transactions:

During fiscal 2006, the Company was charged a total of $122,500 (2005 - $60,000; 2004 - $92,000) for office and administration fees and consulting fees by directors, officers and companies with common directors. These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties. A total of $587 owing to these companies is included in accounts payable and accrued liabilities at December 31, 2006 (2005 - $5,830).

9. Financial instruments:

In all material respects, the carrying amounts for the Company's cash, amounts receivable and accounts payable and accrued liabilities approximate their fair values due to the short term nature of these instruments. Based on the Company's credit adjusted risk free rate and subsequent payment, the carrying value of its promissory note approximates its fair value.  There are no financial instruments noted that require recording in comprehensive income under US GAAP.

10. Supplemental disclosure with respect to cash flows:

The significant non-cash transaction for the year ended December 31, 2006 consisted of the issue of 40,000 common shares for an option payment for a mineral property in the amount of $88,000 (note 5b) and the transfer of $111,330 for the fair value of stock options exercised from paid in additional capital to share capital.

MIDWAY GOLD CORP.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars, unless otherwise noted)

Years ended December 31, 2006, 2005 and 2004

The significant non-cash transaction for the year ended December 31, 2005 consisted of the issue of 75,800 common shares for a finders fee in the amount of $64,430 (note 6b) and the transfer of $31,964 for the fair value of stock options exercised from paid in additional capital to share capital and a promissory note for $88,607 (US$76,188) issued for payment of a mineral property acquisition (note 5b).

The significant non-cash transaction for the year ended December 31, 2004 consisted of the issue of 114,400 common shares for finders fees in the amount of $137,676 (note 6b) and the transfer of $27,000 for the fair value of stock options exercised from paid in additional capital to share capital.

11. Income taxes:

Substantially all of the difference between the actual tax expense (recovery) of nil and the expected B.C. statutory corporate income tax recovery relates to tax benefits not recognized and stock-based compensation not deductible for tax purposes.

The significant components of the Company's future income tax assets and liabilities at December 31, 2006 and 2005 are as follows:

	2006	2005
Future income tax assets:
Canada:
Equipment, mineral properties and other	$174,000	$186,000
Losses carried forward	1,038,000	1,136,000
Capital losses carried forward	978,000	1,079,000
United States:
Mineral properties	2,087,000	99,000
Losses carried forward	494,000	311,000
Total future income tax assets	4,771,000	2,811,000
Valuation allowance	(3,200,000)	(1,861,000)
Net future income tax assets	1,571,000	950,000
Future income tax liabilities:
United States:
Mineral properties	1,571,000	1,571,000
Net future income tax assets (liabilities)	$-	$(621,000)

At December 31, 2006, the Company has available losses for tax purposes in Canada and the United States of approximately $3,349,000 (2005 - $3,300,000) and $1,452,000 (2005 - $900,000), respectively, which can be applied to reduce taxable income until 2026. The Company also has Canadian capital losses of approximately $6,300,000, which are without expiry.

12. Segment disclosures:

The Company considers itself to operate in a single segment, being mineral exploration and development. Geographic information is as follows:

MIDWAY GOLD CORP.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars, unless otherwise noted)

Years ended December 31, 2006, 2005 and 2004

	Canada	United States	Total
December 31, 2006:
Loss for the year	1,232,763	6,008,465	7,241,228
Assets	8,690,669	8,004,213	16,694,882
December 31, 2005
Loss for the year	1,290,013	3,112,702	4,402,715
Assets	578,156	7,564,348	8,142,504
December 31, 2004
Loss for the year	1,289,999	1,704,703	2,994,702
Assets	578,156	6,246,021	6,824,177

13. Subsequent events:

Subsequent to December 31, 2006, the Board of Directors granted 25,000 stock options at an exercise price of $3.00 that expire on January 23, 2012 and 100,000 stock options at an exercise price of $2.93 that expire on March 7, 2012.  In addition the Company issued 200,000 common shares pursuant to the exercise of stock options for gross proceeds of $311,675 and 12,500 common shares pursuant to the exercise of share purchase warrants for gross proceeds of $33,750.

MIDWAY GOLD CORP.

(an exploration stage company)

CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in Canadian dollars)

(unaudited)

Three and nine months ended September 30, 2007 and 2006

MIDWAY GOLD CORP.

CONSOLIDATED INTERIM BALANCE SHEETS

(An exploration stage company)  (Expressed in Canadian dollars)

	September 30, 2007	December 31, 2006
	(unaudited)
Assets

Current assets:
Cash	$7,254,569	$8,568,839
Amounts receivable	343,641	84,444
Prepaid expenses	78,600	79,896
	7,676,810	8,733,179
Investments (note 4)	1,000,000	-
Reclamation deposit	299,993	192,715
Equipment (note 5)	190,224	66,622
Deferred acquisition costs (note 3)	-	23,316
Mineral properties (note 3 and 6)	47,376,275	7,679,050
	$56,543,302	$16,694,882

Liabilities and Stockholders' Equity

Current liabilities
Accounts payable and accrued liabilities	$679,334	$523,211
Promissory note (note 6 (b))	-	83,320
	679,334	606,531

Future income tax liability	8,181,000	-

Stockholders' equity (note 7)
Common stock authorized - unlimited, no par value
Issued - 48,354,381 (2006 - 35,927,950)	76,439,526	37,871,763
Additional paid in capital	5,983,313	4,620,560
Deficit accumulated during the exploration stage	(34,739,871)	(26,403,972)
	47,682,968	16,088,351
	$56,543,302	$16,694,882

Nature of operations (note 1)
Commitments (note 6)
Contingency (note 8)
Subsequent events (notes 6 and 10)

The accompanying notes are an integral part of these consolidated interim financial statements.

MIDWAY GOLD CORP.

CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS, COMPREHENSIVE LOSS AND DEFICIT

(An exploration stage company)  (Expressed in Canadian dollars)  (unaudited)

	Three months ended September 30, 2007	Three months ended September 30, 2006	Nine months ended September 30, 2007	Nine months ended September 30, 2006	Cumulative period from inception (Mar 14, 1996) to September 30, 2007

Expenses
Consulting	$ 47,592	$ 4,872	$ 96,621	$ 6,225	$ 275,403
Depreciation	18,855	6,077	44,704	12,479	341,023
Gain on sale of subsidiary	-	-	-	-	(2,806,312)
Interest and bank charges	1,200	2,457	4,208	7,477	816,404
Investor relations	67,640	58,001	182,027	148,573	840,595
Legal, audit and accounting	140,601	53,507	252,522	123,238	1,118,035
Management fees	-	-	-	-	265,000
Mineral exploration expenditures (Schedule)	3,784,055	2,066,198	8,191,603	4,880,791	31,927,479
Mineral property interests written off	-	-	-	-	25,189
Office and administration (note 9)	54,516	30,218	97,896	88,447	843,296
Salaries and benefits	770,099	61,939	1,402,725	606,126	4,665,516
Transfer agent and filing fees	30,299	4,492	57,929	22,641	249,672
Travel	23,740	6,069	85,604	47,853	493,623

Operating loss	4,938,597	2,293,830	10,415,839	5,943,850	39,054,923

Other (income) expenses:
Foreign exchange (gain) loss	(650,309)	7,459	(1,177,085)	11,255	(1,375,123)
Interest income	(86,158)	(63,782)	(247,855)	(123,499)	(626,708)
Other income	-	-	-	-	(87,221)
	(736,467)	(56,323)	(1,424,940)	(112,244)	(2,089,052)
Net loss before income tax	4,202,130	2,237,507	8,990,899	5,831,606	36,965,871
Income tax recovery	(655,000)	(91,000)	(655,000)	(424,500)	(2,226,000)
Net loss and comprehensive loss	$ 3,547,130	$ 2,146,507	$ 8,335,899	$ 5,407,106	$ 34,739,871

Basic and diluted loss per share	$ 0.08	$ 0.06	$ 0.20	$ 0.17
Weighted average number of shares* outstanding	47,040,964	33,578,765	41,983,854	30,901,525

The accompanying notes are an integral part of these consolidated interim financial statements.

MIDWAY GOLD CORP.

CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS

(An exploration stage company)  (Expressed in Canadian dollars)  (unaudited)

	Three months ended September 30, 2007	Three months ended September 30, 2006	Nine months ended September 30, 2007	Nine months ended September 30, 2006	Cumulative period from inception (Mar 14, 1996) to September 30, 2007
Cash provided by (used in):
Operating activities:
Net loss	$ (3,547,130)	$ (2,146,507)	$ (8,335,899)	$ (5,407,106)	$ (34,739,871)
Items not involving cash:	-
Depreciation	18,855	6,077	44,704	12,479	341,023
Stock-based compensation	844,254	53,670	1,318,033	803,140	4,297,986
Non-cash interest expense	-	-	-	-	234,765
Unrealized foreign exchange gain	(744,000)	-	(1,334,000)	(14,500)	(1,628,287)
Income tax recovery	(655,000)	(91,000)	(655,000)	(424,500)	(2,226,000)
Gain on sale of subsidiary	-	-		-	(2,806,312)
Write off of mineral property interests	-	-		-	25,189
Change in non-cash working capital items:
Amounts receivable	(217,378)	(6,482)	(241,344)	(17,017)	(327,137)
Prepaid expenses	229,561	(35,641)	1,887	(66,277)	(98,642)
Accounts payable, accrued liabilities and promissory note	(942,234)	268,795	48,684	403,334	774,339
	(5,013,072)	(1,951,088)	(9,152,935)	(4,710,447)	(36,152,947)

Investments activities:
Cash on sale of subsidiary	-	-	-	-	254,366
Cash on sale of mineral property	233,459	-	233,459	-	233,459
Mineral property acquisitions, net of cash acquired (note 3 and 6)	(3,596,374)	(648,807)	(3,755,651)	(978,327)	(16,181,211)
Purchase of equipment	(39,606)	(18,455)	(168,306)	(74,358)	(1,514,750)
Reclamation deposit	21,791	(27,290)	(54,815)	(15,014)	(715,376)
	(3,380,730)	(694,552)	(3,745,313)	(1,067,699)	(17,923,512)

Financing activities:
Advance from Red Emerald Ltd.	-	-	-	-	12,010,075
Convertible debenture	-	-	-	-	6,324,605
Common stock issued, net of issue costs	6,111,281	1,077,462	11,583,978	10,245,784	42,996,348
	6,111,281	1,077,462	11,583,978	10,245,784	61,331,028

(Decrease) increase in cash	(2,282,521)	(1,568,178)	(1,314,270)	4,467,638	7,254,569
Cash, beginning of period	9,537,090	7,316,798	8,568,839	1,280,982	-
Cash,end of period	$ 7,254,569	$ 5,748,620	$ 7,254,569	$ 5,748,620	$ 7,254,569

Non-cash financing and investing activities:
Securities issued for mineral property acquisition	$ 27,028,505	$ -	$ 27,028,505	$ 88,000
Fair value of stock options exercised	307,832	26,620	523,985	31,500
Fair value of share purchase warrants exercised	1,459,369	-	1,459,369	-
Future income tax liability on mineral property acquistion	10,170,000	-	10,170,000	-
Fair value of securities received for mineral property disposition	1,000,000	-	1,000,000	-

The accompanying notes are an integral part of these consolidated interim financial statements.

MIDWAY GOLD CORP.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

(An exploration stage company)  (Expressed in Canadian dollars)  (unaudited)

	Number of shares	Common stock	Additional paid-in capital	Accumulated deficit during the exploration stage	Total stockholders' equity
Balance, May 14, 1996 (date of inception)	-	$ -	$ -	$ -	$ -
Shares issued:
Private placements	700,000	168,722	-	-	168,722
Net loss	-	-	-	(114,800)	(114,800)
Balance, December 31, 1996	700,000	168,722	-	(114,800)	53,922
Shares issued:
Initial public offering	2,025,000	590,570	-	-	590,570
Principal shares	750,000	7,500	-	-	7,500
Private placement	1,000,000	1,932,554	321,239	-	2,253,793
Exercise of share purchase warrants	1,000,000	2,803,205	-	-	2,803,205
Acquistion of mineral property interest	1,000,000	2,065,500	-	-	2,065,500
Finders fee	150,000	309,825	-	-	309,825
Net loss	-	-	-	(2,027,672)	(2,027,672)
Balance, December 31, 1997	6,625,000	7,877,876	321,239	(2,142,472)	6,056,643
Shares issued:
Exercise of share purchase warrants	100,000	332,124	(32,124)	-	300,000
Acquistion of mineral property interest	200,000	246,000	-	-	246,000
Finders fee	150,000	224,250	-	-	224,250
Net loss	-	-	-	(1,943,674)	(1,943,674)
Balance, December 31, 1998	7,075,000	8,680,250	289,115	(4,086,146)	4,883,219
Consolidation of shares on a two for one new basis	(3,537,500)	-	-	-	-
Net loss	-	-	-	(2,378,063)	(2,378,063)
Balance, December 31, 1999	3,537,500	8,680,250	289,115	(6,464,209)	2,505,156
Net loss	-	-	-	(4,718,044)	(4,718,044)
Balance, December 31, 2000	3,537,500	8,680,250	289,115	(11,182,253)	(2,212,888)
Net earnings	-	-	-	2,427,256	2,427,256
Balance, December 31, 2001	3,537,500	8,680,250	289,115	(8,754,997)	214,368
Shares issued:
Private placement	4,824,500	2,133,786	246,839	-	2,380,625
Exercise of share purchase warrants	4,028,000	1,007,000	-	-	1,007,000
Exercise of stock options	32,000	12,800	-	-	12,800
Financing shares issued	31,250	35,000	-	-	35,000
Acquistion of mineral property interest	4,500,000	3,600,000	-	-	3,600,000
Share issue costs	-	(544,260)	-	-	(544,260)
Stock based compensation	-	-	27,000	-	27,000
Net loss	-	-	-	(1,657,651)	(1,657,651)
Balance, December 31, 2002	16,953,250	14,924,576	562,954	(10,412,648)	5,074,882
Shares issued:
Private placement	700,000	638,838	201,162	-	840,000
Exercise of share purchase warrants	294,500	73,625	-	-	73,625
Share issue costs	-	(19,932)	-	-	(19,932)
Stock based compensation	-	-	531,000		531,000
Net loss	-	-	-	(1,352,679)	(1,352,679)
Balance, December 31, 2003	17,947,750	15,617,107	1,295,116	(11,765,327)	5,146,896
Shares issued:
Private placement	2,234,400	2,122,269	175,407	-	2,297,676
Exercise of share purchase warrants	213,500	300,892	(46,267)	-	254,625
Exercise of stock options	250,000	157,000	(27,000)	-	130,000
Share issue costs	-	(183,512)	-	-	(183,512)
Stock based compensation	-	-	941,478	-	941,478
Net loss	-	-	-	(2,994,702)	(2,994,702)
Balance, December 31, 2004, carried forward	20,645,650	18,013,756	2,338,734	(14,760,029)	5,592,461

The accompanying notes are an integral part of these consolidated interim financial statements.

MIDWAY GOLD CORP.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY - CONTINUED

(An exploration stage company)  (Expressed in Canadian dollars)  (unaudited)

	Number of shares	Common stock	Additional paid-in capital	Accumulated deficit during the exploration stage	Total stockholders' equity
Balance, December 31, 2004 brought forward	20,645,650	18,013,756	2,338,734	(14,760,029)	5,592,461
Private placement	4,075,800	3,266,095	773,335	-	4,039,430
Exercise of stock options	165,500	124,364	(31,964)	-	92,400
Exercise of share purchase warrants	1,743,000	1,543,844	(4,844)	-	1,539,000
Share issue costs	-	-	-	-	-
Stock based compensation	-	(184,660)	488,075	-	303,415
Net loss	-	-	-	(4,402,715)	(4,402,715)
Balance, December 31, 2005	26,629,950	22,763,399	3,563,336	(19,162,744)	7,163,991
Shares issued:
Private placements	5,725,000	10,760,355	944,645	-	11,705,000
Exercise of stock options	306,000	325,530	(111,330)	-	214,200
Exercise of share purchase warrants	3,227,000	4,182,991	(768,491)	-	3,414,500
Acquistion of mineral property interest	40,000	88,000	-	-	88,000
Share issue costs	-	(248,512)	-	-	(248,512)
Stock based compensation	-	-	992,400	-	992,400
Net loss	-	-	-	(7,241,228)	(7,241,228)
Balance, December 31, 2006	35,927,950	37,871,763	4,620,560	(26,403,972)	16,088,351
Shares issued:
Private placement	2,000,000	5,400,000			5,400,000
Pan-Nevada acquisition	7,764,109	25,000,431	2,028,074	-	27,028,505
Exercise of stock options	385,500	1,065,784	(523,985)	-	541,799
Exercise of share purchase warrants	2,276,822	7,129,548	(1,459,369)	-	5,670,179
Share issue costs	-	(28,000)	-	-	(28,000)
Stock based compensation	-	-	1,318,033	-	1,318,033
Net loss	-	-	-	(8,335,899)	(8,335,899)
Balance, September 30, 2007	48,354,381	$ 76,439,526	$ 5,983,313	$ (34,739,871)	$ 47,682,968

The accompanying notes are an integral part of these consolidated interim financial statements.

MIDWAY GOLD CORP.

SCHEDULE OF MINERAL EXPLORATION EXPENDITURES

(An exploration stage company)  (Expressed in Canadian dollars)  (unaudited)

 The accompanying notes are an integral part of these consolidated interim financial statements.

	Three months ended September 30, 2007	Three months ended September 30, 2006	Nine months ended September 30, 2007	Nine months ended September 30, 2006	Cumulative period from inception (Mar 14, 1996) to September 30, 2007
Exploration expenditures incurred are summarized as follows:
Midway project
Assays and analysis	$ 29,559	$ 8,681	$ 41,257	$ 148,032	$ 248,598
Communication	-	752	-	2,289	9,513
Drilling	166,022	19,370	363,228	589,525	1,595,243
Engineering and consulting	84,525	136,384	754,373	286,111	3,373,926
Environmental	11,605	7,250	29,880	29,093	124,039
Field office and supplies	7,345	15,210	37,857	38,267	125,576
Legal	-	-	21,493	-	31,912
Property maintenance and taxes	38,495	55,330	40,895	56,607	344,401
Reclamation costs	6,743	-	6,923	-	30,944
Reproduction and drafting	-	56	-	7,091	20,803
Salaries and labour	86,944	60,095	175,268	224,133	175,268
Travel, transportion and accomodation	25,414	17,530	92,231	66,146	294,810
	456,652	320,658	1,563,405	1,447,294	6,375,033
Spring Valley project
Assays and analysis	474,689	244,491	884,330	497,722	2,211,897
Communication	-	1,074	-	2,815	10,307
Drilling	1,288,068	886,354	2,842,837	1,470,845	6,973,174
Engineering and consulting	93,608	245,660	203,927	548,898	1,954,141
Environmental	4,655	44,380	139,826	93,369	286,522
Equipment rent	-	36,645	-	93,461	64,651
Field office and supplies	60,035	-	122,175	-	385,522
Legal	47,378	-	125,004	-	125,004
Operator fee	-	-	-	-	108,339
Property maintenance and taxes	85,320	101,324	92,583	112,153	355,140
Reclamation costs	19,031	-	19,639	540	48,454
Reproduction and drafting	-	1,682	791	21,607	29,724
Salaries and labour	240,663	93,280	435,453	322,240	435,453
Travel, transportion and accomodation	65,323	82,098	188,446	179,481	582,404
	2,378,770	1,736,988	5,055,011	3,343,131	13,570,732
Pan project
Assays and analysis	292,123	-	294,585	-	294,585
Drilling	247,035	-	628,847	-	628,847
Engineering and consulting	34,303	-	78,396	-	78,396
Environmental	613	-	2,129	-	2,129
Field office and supplies	17,688	-	39,870	-	39,870
Property maintenance and taxes	136,711	-	137,535	-	137,535
Reclamation costs	24,810	-	26,245	-	26,245
Reproduction and drafting	6,057	-	6,057	-	6,057
Salaries and labour	156,394	-	195,368	-	195,368
Travel, transportion and accomodation	28,716	-	82,895	-	82,895
	944,450	-	1,491,927	-	1,491,927
Sub-total brought forward	3,779,872	2,057,646	8,110,343	4,790,425	21,437,692

The accompanying notes are an integral part of these consolidated interim financial statements.

MIDWAY GOLD CORP.

SCHEDULE OF MINERAL EXPLORATION EXPENDITURES - CONTINUED

(An exploration stage company)  (Expressed in Canadian dollars)  (unaudited)

	Three months ended September 30, 2007	Three months ended September 30, 2006	Nine months ended September 30, 2007	Nine months ended September 30, 2006	Cumulative period from inception (Mar 14, 1996) to September 30, 2007
Sub-total carried forward	3,779,872	2,057,646	8,110,343	4,790,425	21,437,692
Property investigations
Assays and analysis	891	-	11,745	4,502	140,788
Drilling	-	-		-	169,129
Engineering and consulting	1,426	5,700	33,411	58,446	190,493
Environmental	1,009	-	8,486	34	17,629
Field office and supplies	-	-	2,930	257	16,109
Property maintenance and taxes	550	-	5,646	-	109,100
Reclamation costs	-	-	90	-	1,168
Reproduction and drafting	-	-	1,172	-	4,942
Salaries and labour	-	-	3,674	-	3,674
Travel, transportion and accomodation	307	2,852	14,106	27,127	77,178
	4,183	8,552	81,260	90,366	730,210

Pioche/Mineral Mountain project
Acquisition costs and option payments	-	-	-	-	40,340
Assays and analysis	-	-	-	-	13,037
Drilling	-	-	-	-	232,205
Engineering and consulting	-	-	-	-	38,212
Field office and supplies	-	-	-	-	16,236
Property maintenance and taxes	-	-	-	-	49,750
Reclamation costs	-	-	-	-	32,683
Travel, transportation and accomodation	-	-	-	-	21,124
	-	-	-	-	443,587

Ruby Violet project
Assays and analysis	-	-	-	-	20,499
Communication	-	-	-	-	108,762
Drilling	-	-	-	-	467,372
Engineering and consulting	-	-	-	-	3,120,317
Equipment rental	-	-	-	-	337,577
Field office and supplies	-	-	-	-	277,119
Foreign exchange gain	-	-	-	-	(38,134)
Freight	-	-	-	-	234,956
Interest on convertible loans	-	-	-	-	1,288,897
Legal and accounting	-	-	-	-	453,269
Marketing	-	-	-	-	91,917
Mining costs	-	-	-	-	693,985
Processing and laboratory supplies	-	-	-	-	941,335
Property maintenance and taxes	-	-	-	-	298,752
Security	-	-	-	-	350,584
Travel, transportation and accomodation	-	-	-	-	392,031
Utilities and water	-	-	-	-	59,425
	-	-	-	-	9,098,663
Sub-total brought forward	3,784,055	2,066,198	8,191,603	4,880,791	31,710,152

The accompanying notes are an integral part of these consolidated interim financial statements.

MIDWAY GOLD CORP.

SCHEDULE OF MINERAL EXPLORATION EXPENDITURES - CONTINUED

(An exploration stage company)  (Expressed in Canadian dollars)  (unaudited)

	Three months ended September 30, 2007	Three months ended September 30, 2006	Nine months ended September 30, 2007	Nine months ended September 30, 2006	Cumulative period from inception (Mar 14, 1996) to September 30, 2007
Sub-total carried forward	3,784,055	2,066,198	8,191,603	4,880,791	31,710,152
Black Prince project
Communication	-	-	-	-	938
Drilling	-	-	-	-	77,167
Engineering and consulting	-	-	-	-	78,698
Equipment rental	-	-	-	-	10,800
Field office and supplies	-	-	-	-	3,397
Geological and geophysical	-	-	-	-	63,481
Legal and accounting	-	-	-	-	1,163
Property maintenance and taxes	-	-	-	-	13,249
Reproduction and drafting	-	-	-	-	1,179
Travel, transportation and accomodation	-	-	-	-	7,255
Recoveries	-	-	-	-	(40,000)
	-	-	-	-	217,327

Mineral exploration expenditures	$ 3,784,055	$ 2,066,198	$ 8,191,603	$ 4,880,791	$ 31,927,479

The accompanying notes are an integral part of these consolidated interim financial statements.

MIDWAY GOLD CORP.

(an exploration stage company)

Notes to Consolidated Interim Financial Statements

For the nine month periods ended September 30, 2007 and 2006

(expressed in Canadian dollars) (Unaudited)

1.

Nature of operations:

Midway Gold Corp. (the “Company”) was incorporated on May 14, 1996 under the laws of the Province of British Columbia and its principal business activities are the acquisition, exploration and development of mineral properties.

The Company is in the process of exploring and developing its mineral properties and has not yet determined whether its mineral properties contain ore reserves that are economically recoverable. The recoverability of amounts shown for mineral properties is dependent upon the discovery of economically recoverable ore reserves in its mineral properties, the ability of the Company to obtain the necessary financing to complete development, confirmation of the Company’s interest in the underlying mineral claims and upon future profitable production from or proceeds from the disposition of its mineral properties.

2.

Significant accounting policies and change in accounting policy:

These consolidated interim financial statements for the Company have been prepared in accordance with United States generally accepted accounting principles (“US GAAP”).  They do not include all of the information and disclosures required by US GAAP for annual financial statements.  In the opinion of management, all adjustments considered necessary for fair presentation have been included in these financial statements.   The interim consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements including the notes thereto for the year ended December 31, 2006 which may be found in the Company’s Registration Statement on EDGAR.

The accounting policies followed by the Company are set out in note 2 to the audited consolidated financial statements for the year ended December 31, 2006 and have been consistently followed in the preparation of these consolidated interim financial statements.

Recently Issued Financial Accounting Standards:

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurements. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Company’s long-term measurement objectives for accounting for financial instruments. The Company expects to adopt SFAS No. 159 on January 1, 2008 and the Company does not expect a significant impact on the consolidated financial statements.

In September 2006, FASB issued SFAS No. 157, Fair Value Measurements. This standard provides guidance for using fair value to measure assets and liabilities. SFAS No. 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value but does not expand the use of fair value in any new circumstances. The standard clarifies that for items that are not actively traded, fair value should reflect the price in a transaction with a markets participant, including an adjustment for risk. Under SFAS No. 157, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market which the reporting entity transacts. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company expects to adopt SFAS No. 157 on January 1, 2008 and the Company does not expect a significant impact on the consolidated financial statements.

In June 2006, the FASB issued FASB Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes”, which clarifies the accounting for uncertainties in income taxes recognized in accordance with SFAS 109, “Accounting for Income Taxes”.  The interpretation is effective for fiscal years beginning on or after December 15, 2006.  The

MIDWAY GOLD CORP.

(an exploration stage company)

Notes to Consolidated Interim Financial Statements

For the nine month periods ended September 30, 2007 and 2006

(expressed in Canadian dollars) (Unaudited)

Company adopted this interpretation on January 1, 2007, and concluded there was no material impact of the adoption on its consolidated financial statements.  The Company has open tax years from 2002 with taxation authorities

3.

Acquisition:

On December 12, 2006, the Company entered into a Letter of Intent that provided for the acquisition of Pan-Nevada Gold Corporation (“Pan-Nevada”) by way of a Plan of Arrangement (the “Arrangement”).

Effective April 16, 2007 the Arrangement closed.  As a result, the Company acquired all the issued and outstanding Pan-Nevada common shares on the basis of one common share of the Company being issued for every 3.5714 Pan-Nevada common shares held and issued 7,764,109 common shares. Pan-Nevada option and warrant holders were issued 308,000 stock options and 870,323 share purchase warrants of the Company.  For accounting purposes the Company is considered to be the acquirer of Pan-Nevada assets.  Pan-Nevada’s mineral projects are all in Nevada and include the Pan, Jessup, Afgan, Monte, KDK and Maggie Creek exploration prospects.

Fair value of assets acquired:
Cash	$ 546,096
Receivables	17,853
Prepaid expenses	591
Reclamation bonds	52,463
Mineral properties	37,005,930
Accounts payable and accrued liabilities	(24,119)
Future income tax	(10,170,000)
$ 27,428,814

Consideration for the acquistion:
Fair value of 7,764,109 common shares	$ 25,000,431
Fair value of 308,000 stock options	608,020
Fair value of 870,323 share purchase warrants	1,420,054
Transaction costs ($23,316 was incurred in fiscal year 2006)	400,309
$ 27,428,814

These consolidated financial statements include the accounts of Pan-Nevada since April 16, 2007.

MIDWAY GOLD CORP.

(an exploration stage company)

Notes to Consolidated Interim Financial Statements

For the nine month periods ended September 30, 2007 and 2006

(expressed in Canadian dollars) (Unaudited)

4.

Investments

As consideration for the Company’s sale of the Jessup project (Note 6 (f)) to Rye Patch Gold Corp. (“Rye Patch”) the Company was issued 2,000,000 common shares of Rye Patch and 1,000,000 common share purchase warrants (the “Warrants’) on September 28, 2007.  The Warrants entitle the Company to purchase one common share of Rye Patch at an exercise price of Cdn$1.00 until September 28, 2009.  The 2,000,000 common shares will be available to sell beginning with 400,000 on September 28, 2007 and then 400,000 each six months after until they are all available to sell by September 28, 2009.

	Number of shares or warrants	Cost	Accumulated unrealized gains (losses)	Fair value
	(ooo's)	($)	($)	($)
Restricted common shares (a)	800	360,000	-	360,000
Available for sale - common shares	1,200	540,000	-	540,000
Warrants (b)	1,000	100,000	-	100,000
Total investments		1,000,000	-	1,000,000

(a)

As at September 30, 2007, 800,000 of the Rye Patch common shares are considered restricted, thus they have no active quoted market and are reported at cost until they no longer are considered restricted.

(b)

Warrants are considered derivatives thus are marked to market each reporting period with gains or losses recorded in the Statement of Operations.

During the quarter ended September 30, 2007, the Company recognized no unrealized gain or loss on the common shares or warrants as the fair value at reporting date approximated the fair value at origination date.

5.

Equipment:

	September 30, 2007			December 31, 2006
	Cost	Accumulated depreciation	Net book value	Cost	Accumulated depreciation	Net book value

Computer equipment	$ 122,436	$ 42,637	$ 79,799	$ 38,568	$ 19,166	$ 19,402
Office equipment	41,323	15,462	25,861	16,249	14,191	2,058
Field equipment	43,286	7,186	36,100	17,862	2,484	15,378
Trucks	71,057	22,593	48,464	37,117	7,333	29,784
	$ 278,102	$ 87,878	$ 190,224	$ 109,796	$ 43,174	$ 66,622

MIDWAY GOLD CORP.

(an exploration stage company)

Notes to Consolidated Interim Financial Statements

For the nine month periods ended September 30, 2007 and 2006

(expressed in Canadian dollars) (Unaudited)

6.

Mineral properties:

The continuity of expenditures on mineral properties is as follows:

Mineral property	December 31, 2006	Additions	Recoveries	September 30, 2007
Midway (a)	$ 6,110,864	$ 261,160	$ -	$ 6,372,024
Spring Valley (b)	1,568,186	3,286,990	-	4,855,176
Pan (c)	-	31,969,613	-	31,969,613
Afgan (d)	-	4,156,214	-	4,156,214
Monte (e)	-	23,248	-	23,248
Jessup (f)	-	1,233,458	(1,233,458)	-
	$ 7,679,050	$ 40,930,683	$ (1,233,458)	$ 47,376,275

(a)

Midway property, Nevada:

During 2001, the Company entered into an option agreement with Rex Exploration Corp. (“Rex”) to earn a 65% interest in the Midway property, a mineral property consisting of 135 unpatented mining claims located in central Nye County, Nevada. Rex had an underlying option agreement with the owners of the mineral property whereby Rex could earn a 100% interest in the mineral property, subject to a sliding scale royalty of between 2% and 7% of net smelter returns (“NSR”), by making option payments totaling US$275,000 over the period to August 2003 and making an option exercise payment of US$3,000,000 on August 15, 2004 (the "Underlying Agreement"). This option exercise payment date was subsequently extended to August 15, 2005. In order for the Company to earn its 65% interest in the property, the Company agreed to make the US$275,000 option payments to the owners required pursuant to the Underlying Agreement, incur an additional US$925,000 on exploration and development expenditures on the property by August 15, 2004, and pay the Company's 65% share of the US$3,000,000 option exercise payment due August 15, 2004. Effective October 30, 2002, the Company acquired all of the issued and outstanding shares of Rex in exchange for 4,500,000 common shares of the Company.

During the period October 15, 2002 to June 8, 2004 Newmont Mining Corporation had an option to acquire a 51% interest in the Midway property before terminating its option.

On November 2, 2004, the Underlying Agreement was amended whereby the Company has the option to acquire a 100% interest in the Midway property by further payments totaling US$200,000 on or before August 15, 2005 (paid), subject only to a sliding scale royalty on NSR from any commercial production of between 2% to 7%, based on changes in gold prices.

In addition, the original option exercise payment of US$3,000,000 due August 15, 2005 was replaced with a series of annual payments as advances upon the royalty payable from commercial production as follows:

Option payment US$	Dates

250,000	On or before August 15, 2006 (paid)
250,000	On or before August 15, 2007 (paid)
300,000	On or before August 15, 2008 and annually thereafter

MIDWAY GOLD CORP.

(an exploration stage company)

Notes to Consolidated Interim Financial Statements

For the nine month periods ended September 30, 2007 and 2006

(expressed in Canadian dollars) (Unaudited)

 (b)

Spring Valley property, Nevada:

On August 15, 2003, the Company entered into an option agreement (the “Spring Valley Option Agreement”) with an unrelated individual (the “Owner”) whereby the Company had an option to earn a 100% interest in 44 unpatented mining claims (the “Spring Valley Claims”). Under the terms of the Spring Valley Option Agreement, the Company paid an initial option payment of US$75,000 to the Owner of the Spring Valley Claims and has paid and incurred minimum expenditures as follows:

Option payment US$	Expenditures US$	Dates

100,000	150,000	On or before August 15, 2004 (paid and incurred)
100,000	150,000	On or before August 15, 2005 (paid and incurred)
200,000	150,000	On or before August 15, 2006 (paid and incurred)
3,000,000	150,000	On or before August 15, 2007 (paid and incurred)

In August 2007 the Company paid the final payment of US$3,000,000 to complete the acquisition of a 100% interest in the Spring Valley Claims, subject only to the Owner’s royalty on NSR from commercial production over 500,000 ounces. The royalty is on a sliding scale increasing from 2% to 7% based on changes in gold prices. In addition, the Owner is entitled to a 1% overriding royalty on NSR from commercial production on all lands owned by the Company or an affiliate and located outside, but within a one half (1/2) mile perimeter of the Spring Valley Claims.

On September 1, 2003, the Company entered into an option agreement (the “SV Option Agreement”) with an unrelated company (the “Optionor”) to acquire all right, title and interest in 28 unpatented mining claims (the “SV Claims”), subject to a 2% net smelter royalty on commercial production payable to the Optionor. The SV Claims are contiguous to the Spring Valley Claims. Under the terms of the SV Option Agreement, the Company is required to maintain the mineral claims in good standing and to make the following option payments:

Option payment US$	Dates

10,000	September 10, 2003 (paid)
20,000	On or before March 1, 2004 (paid)
50,000	On or before September 1, 2004 (paid)
50,000	On or before September 1, 2005 (paid)
70,000	On or before September 1, 2006 (paid)
100,000	On or before September 1, 2007 (paid)
100,000	On or before September 1, 2008
100,000	On or before September 1, 2009

MIDWAY GOLD CORP.

(an exploration stage company)

Notes to Consolidated Interim Financial Statements

For the nine month periods ended September 30, 2007 and 2006

(expressed in Canadian dollars) (Unaudited)

500,000

The Company has the option to make the final option payment of US$500,000, less the total amount of all previous option payments made, at any time. Upon making the final payment, the Company will acquire an undivided 100% interest in the SV Claims, subject only to the Optionor’s 2% net smelter royalty.

In 2003 and 2004, the Company staked 50 claims adjacent to the Spring Valley property and in 2004, the Company purchased one claim for US$75,000. In 2005, the Company staked an additional 38 claims, also adjacent to the Spring Valley property. These claims have no royalty or payment burden, except for annual maintenance costs of approximately US$170 per claim. On September 7, 2005, the Company entered into a Purchase and Sale Agreement (“Agreement”) to buy 544 acres of surface land adjacent to the Spring Valley property for US$108,840. Upon execution of the Agreement, the Company paid a total of US$34,142, together with a promissory note in the principal amount of US$76,188, amortized over ten years, bearing interest at ten percent per annum on the unpaid principal balance with minimum quarterly principal and interest payments of US$3,035.  The promissory note was re-paid in February 2007.

On January 25, 2006, the Company entered into a Purchase and Sale Agreement to acquire 101 federal mining claims (“Claims”) from Coeur Rochester, Inc (“Coeur”), adjoining the Spring Valley property, for the price of 40,000 common shares of Midway at a value of $2.20 per share. Coeur retains a 3% NSR royalty on any production and sale of metals from the Claims.

On April 25, 2006, the Company entered into a Mineral Lease Agreement and Option to Purchase 12 unpatented lode mining claims for a series of annual payments as advances upon the 3% NSR royalties payable:

Option payment US$	Dates
12,000	Upon execution of agreement (paid)
24,000	On or before April 25, 2007 (paid)
36,000	On or before April 25, 2008 and annually thereafter

The Company has the option to purchase these claims for a total purchase of US$600,000. Any advance royalties paid will be credited against the purchase price.

On May 5, 2006, the Company completed a purchase of land and mineral rights of 920 gross acres, 320 acres net surface, 770 acres net mineral, for US$200,000, and is subject to a 3% NSR royalty on any production and sale of metals from the claims.  This land and mineral rights also form part of the Spring Valley property.

On July 18, 2006, the Company entered into a mineral lease agreement and option to purchase 97 unpatented lode mining claims for a series of annual payments as advances upon a 3% NSR royalties payable:

Option payment US$	Dates

10,000	Upon execution of agreement (paid)
15,000	On or before July 18, 2007 (paid)

MIDWAY GOLD CORP.

(an exploration stage company)

Notes to Consolidated Interim Financial Statements

For the nine month periods ended September 30, 2007 and 2006

(expressed in Canadian dollars) (Unaudited)

20,000	On or before July 18, 2008 and annually thereafter

The Company has the option to purchase these claims for a total purchase of US$600,000. Any advance royalties paid will be credited against the purchase price.

On September 1, 2006, the Company purchased a 40 acre parcel, located near the Spring Valley diatreme, for US$30,000.

On October 25, 2006 Company entered into a mineral lease agreement and option to purchase 6 unpatented lode mining claims for a series of annual payments as advances upon a 3% NSR royalties payable.

Option payment US$	Dates

6,000	Upon execution of agreement, October 25, 2006 (paid)
12,000	On or before October 26, 2007 (paid)
20,000	On or before October 26, 2008
25,000	On or before October 25, 2009 and annually thereafter

The Company has the option to purchase each claim for a price of US$100,000. Any advance royalties paid will be credited against the purchase price.

On October 30, 2006, the Company entered into a mineral lease agreement and option to purchase 2 unpatented lode mining claims for a series of annual payments as advances upon a 3% NSR royalties payable.

Option payment US$	Dates

2,000	Upon execution of agreement, October 30, 2006 (paid)
4,000	On or before October 30, 2007 (paid)
5,000	On or before October 30, 2008
6,000	On or before October 30, 2009 and annually thereafter

The Company has the option to purchase each claim for a price of US$100,000. Any advance royalties paid will be credited against the purchase price.

On June 1, 2007 (the “Effective Date”), the Company entered into a mineral lease agreement and option to purchase 2 unpatented lode mining claims for US$500,000.  To maintain the option the Company must make monthly payments of US$1,000 (paid June through November 2007) and one-time payments from the Effective Date of US$25,000 in two years, US$150,000 in five years, US$150,000 in seven years and US$55,000 in ten years.   All payments shall be credited toward the purchase price.

MIDWAY GOLD CORP.

(an exploration stage company)

Notes to Consolidated Interim Financial Statements

For the nine month periods ended September 30, 2007 and 2006

(expressed in Canadian dollars) (Unaudited)

(c)

Pan Property, Nevada

Pursuant to the acquisition of Pan-Nevada described in Note 3, the Company is now responsible for Pan-Nevada’s January 7, 2003 lease option agreement with the Lyle Campbell Trust for a 100% interest in certain gold properties in Nevada, including the Pan property.  Prior to the acquisition, Pan-Nevada had paid advance royalty payments to the Lyle Campbell Trust in the amount of US$425,000.  In January 2008 and thereafter the Company must pay an advance royalty of the greater of US$165,000 or the US dollar equivalent of certain amounts of gold as of the date of the agreement.

The Company must also pay a production royalty based on gross sales on the following sliding scale:

i)

2.5% if gold is less than US$340/ounce;

ii)

3.0% if gold is between US$340/ounce and US$450/ounce;

iii)

4.0% if gold is greater than US $450/ounce.

The Company has advanced funds for reclamation bonds to regulatory bodies against reclamation obligations relating to exploration work on the mineral properties.

In addition, the Company must incur US$165,000 of exploration expenditures on the Lyle Campbell Trust Properties in each calendar year.

Subsequent to acquiring Pan-Nevada the Company staked 158 claims adjacent to the Pan property at a cost of $58,824. Of the 158 claims, 56 have no royalty or payment burden, except for annual maintenance costs.  The remainder falls within the terms of the Lyle Campbell Trust lease.

(d)

Afgan Property, Nevada

The Company acquired the Afgan property as a part of the Pan-Nevada acquisition.

In August 2007, Midway acquired 104 unpatented claims from WFW Resources, LLC of Elko, Nevada, for a US$52,000 property payment and annual advance royalty payments of US$25,000 per year for years 2 to 5 and US$50,000 per year for years 6 to 10 with a NSR royalty of 4%. The royalty can be bought down to 1% NSR depending upon the price of gold.

(e)

Monte Property, Nevada

Pan-Nevada entered into separate lease agreement with the Lyle Campbell Trust with regard to the Monte property located in White Pine County, Nevada.

Prior to Midway acquiring Pan-Nevada, it had paid advance royalty payments to the Lyle Campbell Trust in the amount of US$20,000.

Advance royalty payments US$	Dates

30,000	In January 2008
45,000	In January 2009
60,000	In January 2010 and thereafter pay an advance royalty
of the greater of US$60,000 or the US dollar equivalent

MIDWAY GOLD CORP.

(an exploration stage company)

Notes to Consolidated Interim Financial Statements

For the nine month periods ended September 30, 2007 and 2006

(expressed in Canadian dollars) (Unaudited)

of certain amounts of gold as of the date of the agreement

The Company must also pay a production royalty on gross sales on the following sliding scale:

i)

2.5% if gold is less than US$340/ounce;

ii)

3.0% if gold is between US$340/ounce and US$450/ounce;

iii)

4.0% if gold is greater than US$450/ounce.

i)

In addition, the Company must incur US$75,000 exploration expenditures on the Monte property in 2008 and each calendar year thereafter.

(f)

Jessup Property, Nevada

The Jessup property comprises a total of 36 unpatented mining claims and 1 unpatented mining claim held directly by Pan-Nevada and 99 unpatented mining claims held by Pan-Nevada under leases with the various claim owners.

Since acquiring Pan-Nevada, up to August 21, 2007 the Company paid $236,613 in underlying lease payments.  In July and August 2007 the Company paid an additional US$12,000.

On August 21, 2007 the Company sold all of its interest in the Jessup project to Rye Patch, a Canadian company recently listed for trading on the TSX Venture Exchange.   On September 28, 2007 Rye Patch paid the Company US$246,367 (deposited on October 1, 2007) and  the Company received 2,000,000 common shares of Rye Patch and 1,000,000 common share purchase warrants entitling the Company to purchase one common share of Rye Patch at an exercise price of Cdn. $1.00 until September 28, 2009.  The 2,000,000 common shares will be available to sell beginning with 400,000 on September 28, 2007 and then 400,000 each six months after until they are all available to sell by September 28, 2009.  There was no gain or loss on disposal.

7.

Share capital:

(a)

The Company’s authorized to issue an unlimited number of common shares.

(b)

Share issuances:

(i)

During 1996, the Company issued 420,000 common shares at $0.25 per share by way of a non-brokered private placement for proceeds of $98,722 net of issue costs.  In addition the Company issued 280,000 flow-through common shares at $0.25 per share by way of a non-brokered private placement for proceeds of $70,000.

(ii)

During 1997, the Company completed an initial public offering of 2,000,000 common shares at $0.35 per share for proceeds of $590,570, net of issue costs.  In connection with this offering, the Company’s agent received a selling commission of 10% or $0.035 per share and was issued 25,000 shares as a corporate finance fee.

(iii)

During 1997, the Company issued 1,000,000 units at $2.50 per unit by way of a private placement for proceeds of $2,253,793 net of issue costs.  Each unit consisted of one common share and one non-transferable share purchase to purchase one additional common share at $3.00 per share until February 14, 1998.  The proceeds of the financing of $2,500,000 were allocated $2,178,761 as to the common shares and $321,239 as to the warrants.   During 1998 100,000 of the warrants were exercised and 900,000 expired.  In connection with this private placement, the Company’s agent received a selling commission of 7.5% of the proceeds of the units sold or $0.1875 per unit and a corporate finance fee of $15,000.

(iv)

During 1997, the Company issued 750,000 common shares as performance shares for proceeds of $7,500 that were held in escrow in accordance with the rules of the regulatory authorities of British Columbia.  The shares were released 25% in each of 1998, 1999, 2000 and 2001.

MIDWAY GOLD CORP.

(an exploration stage company)

Notes to Consolidated Interim Financial Statements

For the nine month periods ended September 30, 2007 and 2006

(expressed in Canadian dollars) (Unaudited)

(v)

During 1997, pursuant to an equity participation agreement to acquire an interest in Gemstone Mining Inc. (“Gemstone”), a Utah Corporation that by agreement the creditors of Gemstone were issued 1,000,000 units of the Company on conversion of a debt of $2,065,500 (US$1,500,000). Each unit consisted of one common share and one non-transferable share purchase to purchase one additional common share at US$2.00 per share that was immediately exercised for proceeds of $2,803,205 (US$2,000,000).  The first one-third tranche of a conditional finders’ fee was satisfied by the issue of 150,000 common shares in connection with the acquisition of Gemstone.

(vi)

During 1998, the Company issued 100,000 common shares pursuant to the exercise of share purchase warrants for proceeds of $300,000.

(vii)

During 1998, the Company issued 200,000 common shares in connection with the acquisition of Gemstone as well as the second tranche of finder’s fee in connection with that acquisition.  The Company’s option to acquire Gemstone expired on January 31, 1998 and the remaining one-third tranche were not issued.

(viii)

During 1999, the Company consolidated its issued share capital on a two old for one new basis and changed its name from Neary Resources Corporation to Red Emerald Resource Corp.

(ix)

During 2002, the Company issued 3,500,000 units at $0.25 per unit for proceeds of $875,000 by way of a short form offering document under the policies of the TSX Venture Exchange.  Each unit consists of one common share and one common share purchase warrant that entitled the holder to purchase one additional common share at $0.25 per share until October 19, 2002.  The Company also issued 150,000 common shares as a finance fee in connection with this offering, and issued the agent 875,000 share purchase warrants exercisable at $0.25 per share until April 19, 2004.  During 2002 the Company issued 1,134,500 special warrants at $1.25 per special warrant for proceeds of $1,418,125.  Each Special Warrant automatically converted to a unit comprising one common share and one share purchase warrant that entitled the holder to purchase one additional common share at $1.55 per share until November 6, 2003.  The proceeds of the financing of $1,418,125 were allocated on a relative fair value basis as $1,171,286 to common shares and $246,839 as to the warrants.  During 2003 all of the warrants expired unexercised.  In connection with the offering the Company paid the agent a 10% commission totaling $113,450, issued the agent 40,000 common shares as a finance fee in connection with this offering, and issued the agent 170,175 share purchase warrant exercisable at $1.55 per share until July 5, 2003.

(x)

During 2002, the Company issued 4,028,000 common shares pursuant to the exercise of share purchase warrants for proceeds of $1,007,000.

(xi)

During 2002, the Company issued 32,000 common shares pursuant to the exercise of stock options for proceeds of $12,800.

(xii)

During 2002, the Company issued 31,250 common shares as additional consideration to a director who loaned the Company $780,000 bearing interest at 12% per annum.  The loan and interest was repaid prior to December 31, 2002.

(xiii)

During 2002, the Company acquired Rex Exploration Corp. (“Rex”) in exchange for 4,500,000 common shares of the Company.

(xiv)

During 2003, the Company issued 700,000 units at $1.20 per unit for proceeds of $840,000 by way of a non-brokered private placement.  Each unit consists of one common share and one share purchase warrant that entitled the holder to purchase one additional common share at $1.50  until May 25, 2004.  The proceeds of the financing of $840,000 were allocated $638,838 as to common shares and $201,162 as to the warrants.  During 2004 161,000 of the warrants were exercised and 539,000 expired.  Share issue expenses were $19,932.

(xv)

During 2003, the Company issued 294,500 common shares pursuant to the exercise of share purchase warrants for proceeds of $73,625.

(xvi)

In January 2004, the Company issued 400,000 units at $2.00 per unit for proceeds of $800,000 by way of a private placement.  Each unit consisted of one common share and one non-transferable share purchase warrant that entitled the holder to purchase one additional common share at $2.35 per share for a six month period.  The proceeds of the financing of $800,000 were allocated on a relative fair value basis as $624,593 to common shares and $175,407 as to the warrants.  All of the warrants expired unexercised in 2004.  The Company issued 40,000 common shares as a finder’s fee for this private placement.

(xvii)

In August 2004, the Company issued 1,020,000 units at $0.75 per unit for proceeds of $765,000 by way of a private placement.  Each unit consisted of one common share and one non-transferable share purchase

MIDWAY GOLD CORP.

(an exploration stage company)

Notes to Consolidated Interim Financial Statements

For the nine month periods ended September 30, 2007 and 2006

(expressed in Canadian dollars) (Unaudited)

warrant that entitled the holder to purchase one additional common share at $0.80 per share until August 25, 2005.  All of the warrants were subsequently exercised.  The Company issued 55,650 common shares as a finder’s fee for this private placement.

(xviii)

In December 2004, the Company issued 700,000 units at $0.85 per unit for proceeds of $595,000 by way of a private placement.  Each unit consisted of one common share and one non-transferable share purchase warrant that entitled the holder to purchase one additional common share at $1.00 per share until December 20, 2005.  All of the warrants were subsequently exercised.  The Company issued 18,750 common shares as a finder’s fee for this private placement.

(xix)

In February 2005, the Company issued 2,500,000 units at $0.85 per unit for proceeds of $2,125,000 by way of a private placement. Each unit consisted of one common share and one non-transferable share purchase warrant that entitled the holder to purchase one additional common share at $1.00 per share until February 16, 2006. The proceeds of the financing of $2,125,000 were allocated on a relative fair value basis as $1,598,457 to common shares and $526,543 as to warrants.  There were 23,000 warrants exercised in fiscal year 2005 and the balance exercised in fiscal year 2006. The Company issued 75,800 common shares for $64,430 and paid $69,700 in cash as a finder’s fee and incurred $26,709 in additional issue costs for this private placement.

(xx)

In July 2005, the Company issued 1,000,000 units at $1.15 per unit for proceeds of $1,150,000 by way of a private placement. Each unit consisted of one common share and one-half non-transferable share purchase warrant that entitled the holder to purchase one additional common share at $1.15 per share until July 27, 2006.  The proceeds of the financing of $1,150,000 were allocated on a relative fair value basis as $995,193 to common shares and $154,807 as to warrants.   All of the warrants were exercised in fiscal year 2006. The Company incurred $15,560 in issue costs.

(xxi)

In August 2005, the Company issued 500,000 units at $1.40 per unit for proceeds of $700,000 by way of a private placement. Each unit consisted of one common share and one-half nontransferable share purchase warrant that entitled the holder to purchase one additional common share at $1.45 per share until August 22, 2006. The proceeds of the financing of $700,000 were allocated on a relative fair value basis as $608,015 to common shares and $91,985 as to warrants.   All of the warrants were exercised in fiscal year 2006. The Company incurred $8,261 in issue costs.

(xxii)

In January 2006, the Company issued 40,000 common shares at a value of $88,000 pursuant to a purchase and sale agreement to purchase mining claims for the Spring Valley project.

(xxiii)

In May 2006, the Company issued 3,725,000 units at $1.80 per unit for proceeds of $6,705,000 by way of a private placement.  Each unit consisted of one common share and one-half nontransferable share purchase warrant.  Each whole warrant entitled the holder to purchase one additional common share at $2.70 per share until May 16, 2007. The proceeds of the financing of $6,705,000 were allocated on a relative fair value basis as $5,998,846 to common shares and $706,154 as to warrants.   The Company incurred $65,216 in issue costs.  By May 16, 2007 1,725,000 of the warrants were exercised and 137,500 expired unexercised.

(xxiv)

In November 2006, the Company issued 2,000,000 units at $2.50 per unit for proceeds of $5,000,000 by way of a private placement. Each unit consisted of one common share and one-half nontransferable share purchase warrant.  Each whole warrant entitles the holder to purchase one additional common share at $3.00 per share until November 10, 2007.  The proceeds of the financing of $2,000,000 were allocated on a relative fair value basis as $1,761,509 to common shares and $238,491 as to warrants.   All of the warrants were outstanding at December 31, 2006. The Company paid $88,750 in finders’ fees and incurred $94,546 in issue costs for this private placement.

(xxv)

As described in Note 3, on April 16, 2007 the Company issued 7,764,109 common shares at a value of $25,000,431, 308,000 stock options at a value of $608,020 and 870,323 share purchase warrants at a value of $1,420,054 in connection with the acquisition of Pan-Nevada.  By June 30, 2007, 63,000 of the stock options had been exercised and 239,606 share purchase warrants had been exercised.

(xxvi)

On August 24, 2007 the Company issued 2,000,000 common shares at $2.70 per common share for proceeds of $5,400,000 by way of a private placement.  The Company incurred $28,000 in share issue costs.

(c)

Stock options:

MIDWAY GOLD CORP.

(an exploration stage company)

Notes to Consolidated Interim Financial Statements

For the nine month periods ended September 30, 2007 and 2006

(expressed in Canadian dollars) (Unaudited)

The Company has a shareholder approved incentive stock option plan (the “Plan”) that allows it to grant non-transferable incentive stock options to its officers, directors, employees and consultants. Under the Plan, the exercise price of each option equals the market price, minimum price or a discounted price, of the Company’s stock as calculated on the date of grant.  The aggregate number of shares that may be reserved for issuance pursuant to stock options may not exceed 10% of the issued shares of the Company at the time of granting and may not exceed 5% to any individual (maximum of 2% to any consultant).  Options have a maximum term of ten years and terminate 90 days following the termination of the optionee’s employment, except in the case of death or disability, in which case they terminate one year after the event.  Options vest at the discretion of the board.

Expiry date	Exercise price per share	Balance December 31, 2006	Granted	Exercised	Cancelled	Balance September 30, 2007

March 7, 2007	$1.40	150,000	-	(150,000)	-	-
July 12, 2007	$1.43	-	21,000	(21,000)	-	-
July 12, 2007	$1.07	-	42,000	(42,000)	-	-
August 11, 2007	$1.43	-	91,000	(91,000)	-	-
February 11, 2008	$1.43	-	84,000	-	-	84,000
September 5, 2008	$1.24	200,000	-	-	-	200,000
October 11, 2008	$1.07	-	70,000	-	-	70,000
September 14, 2009	$0.80	308,500	-	(31,500)	-	277,000
February 4, 2010	$0.85	80,000	-	-	-	80,000
June 24, 2010	$1.30	575,000	-	-	-	575,000
October 4, 2010	$1.70	30,000	-	(30,000)	-	-
March 9, 2011	$2.00	100,000	-	-	-	100,000
March 22, 2011	$2.00	100,000	-	-	-	100,000
May 4, 2011	$2.00	30,000	-	-	-	30,000
June 11, 2011	$2.53	405,000	-	(20,000)	-	385,000
August 30, 2011	$2.63	40,000	-	-	-	40,000
November 30, 2011	$2.70	140,000	-	-	-	140,000
January 23, 2012	$3.00	-	25,000	-	-	25,000
March 7, 2012	$2.93	-	100,000	-	-	100,000
April 26, 2012	$3.20	-	200,000	-	-	200,000
July 31, 2012	$2.71	-	975,000			975,000
April 13, 2014	$2.04	400,000	-	-	-	400,000
		2,558,500	1,608,000	(385,500)	-	3,781,000

Weighted average exercise price		$1.62	$2.52	$1.41	$ -	$1.38

At September 30, 2007 only 400,000 stock options of the 3,781,000 outstanding have not vested and are not exercisable.

The Company recorded stock-based compensation expense of $1,318,033 in the nine months ended September 30, 2007 for options vesting in that period of which $1,138,231 was included in salaries and benefits in the statement of operations and comprehensive loss and $179,802 was included in salaries and labour in the Schedule of mineral exploration expenditures.  The fair value of each option grant was calculated using the Black-Scholes option pricing model with the following assumptions: expected life of 2.5 to 4 years; volatility ranging from 68% to 78%; no dividend yield; and a risk free interest rate ranging from 3.85% to 4.61%.

On April 16, 2007, with the acquisition of Pan-Nevada described in note 3, the Company issued 308,000 stock options to Pan-Nevada option holders.  The Company recorded the $608,020 fair value of these options as a part of the cost to acquire Pan-Nevada.  The fair value of each option grant was calculated using the Black-Scholes option pricing model with the following assumptions: expected life of 4 to 10 months; volatility of 68%; no dividend yield; and a risk free interest rate of 4.13%.

(d)

Share purchase warrants:

The continuity of share purchase warrants is as follows:

Expiry date	Exercise price per share	Balance December 31, 2006	Issued	Exercised	Expired	Balance September 30, 2007

May 16, 2007	$2.70	1,862,500	-	(1,725,000)	(137,500)	-
July 19, 2007	$1.96	-	418,822	(418,822)	-	-
November 10, 2007	$3.00	1,000,000	-	-	-	1,000,000
May 23, 2008	$1.43	-	451,501	(133,000)	-	318,501
		2,862,500	870,323	(2,276,822)	(137,500)	1,318,501

On April 16, 2007, with the acquisition of Pan-Nevada described in note 4, the Company issued 870,323 share purchase warrants to Pan-Nevada warrant holders.  The Company recorded the $1,420,054 fair value of these warrants as a part of the cost to acquire Pan-Nevada.  The fair value of each warrant issued was calculated using the Black-Scholes option pricing model with the following assumptions: expected life of 3 to 18 months; volatility of 68%; no dividend yield; and a risk free interest rate of 4.13%.

8.

Contingency:

In May 2006 the Company’s wholly-owned Nevada subsidiary MGC Resources Inc. (“MGC") purchased additional property (the “Disputed Area”) from Seymork Investments Ltd. (“Seymork”) for US$200,000 to expand the Spring Valley project in Nevada. The Disputed Area represents about 4% of the surface area of the Spring Valley project.  In 1997, as a part of a loan arrangement, Emma Wagner (“Wagner”) transferred title of the Disputed Area to Seymork.  Seymork alleges it was a sale, Wagner alleges it was collateral for a loan.  In 1998, the parties entered into another loan arrangement whereby this time Wagner lent Seymork funds, using title to the Disputed Area as security for the loan.  Subsequently, Wagner assigned the rights to the loan to a group represented by Wallace D. Stephens (collectively “Stephens”).   The loan was not repaid and, in March 2006, Stephens sought to foreclose its interest against Seymork. In June 2006, Wagner brought a cross claim in the lawsuit against Seymork alleging that Wagner was the rightful owner of the Disputed Area.  The Company joined the lawsuit in order to protect its interests in the Disputed Area.  If the court determines that Wagner was the rightful owner of the property then the Company will lose title to the Disputed Area it purchased from Seymork and will write off the purchase price.

MIDWAY GOLD CORP.

(an exploration stage company)

Notes to Consolidated Interim Financial Statements

For the nine month periods ended September 30, 2007 and 2006

(expressed in Canadian dollars) (Unaudited)

The Company believes it has a credible basis for maintaining its title to the Disputed Area, and it has requested access to the documents supporting Wagner's position.  The outcome of this matter is not determinable.

9.

Related party transactions:

(a)

During the nine months ended September 30, 2007 $nil (2006 - $40,000) was paid for office facilities and administrative services to a company with a director in common.

(b)

During the nine months ended September 30, 2007 $87,500 (2006 - $Nil) was paid for office facilities and administrative services to a company with an officer in common.

(c)

Included in accounts payable and accrued liabilities at September 30, 2007 is $431 (September 30, 2006 $40,055) payable to the companies referred to in this note.

These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

10.

Subsequent events:

Subsequent to September 30, 2007:

(a)

the Company issued 1,118,783 common shares pursuant to the exercise of share purchase warrants for proceeds of $3,026,345 and 91,218 share purchase warrants with an exercise price of $3.00 expired unexercised on November 13, 2007;

(b)

the Company issued 209,500 common shares pursuant to the exercise of stock options for proceeds of $249,100.

PAN-NEVADA GOLD CORPORATION

(formerly Castleworth Ventures Inc.)

CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2006

DAVIDSON & COMPANY LLP	Chartered Accountants	A Partnership of Incorporated Professionals

REPORT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

To the Shareholders of

Pan-Nevada Gold Corporation

(formerly Castleworth Ventures Inc.)

We have audited the consolidated balance sheets of Pan-Nevada Gold Corporation (formerly Castleworth Ventures Inc.) as at April 30, 2006 and 2005 and the consolidated statements of operations and deficit and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at April 30, 2006 and 2005 and the results of its operations and cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.

"DAVIDSON & COMPANY LLP"

Vancouver, Canada	Chartered Accountants

July 24, 2006

COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA –

U.S. REPORTING DIFFERENCE

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in Note 1 to the financial statements.  Our report to the shareholders dated July 24, 2006 is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors' report when these are adequately disclosed in the financial statements.

"DAVIDSON & COMPANY LLP"

Vancouver, Canada	Chartered Accountants

July 24, 2006

A MEMBER OF SC INTERNATIONAL

1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6

Telephone (604) 687-0947  Fax (604) 687-6172

PAN-NEVADA GOLD CORPORATION

(formerly Castleworth Ventures Inc.)

CONSOLIDATED BALANCE SHEETS

AS AT APRIL 30

	2006	2005

ASSETS

Current
Cash	$ 621,394	$ 1,678
Receivables	8,657	1,134
Prepaid expenses	7,133	1,257

	637,184	4,069

Reclamation bonds	52,106	46,348
Mineral properties (Note 3)	2,502,497	1,522,545

	$ 3,191,787	$ 1,572,962

LIABILITIES AND SHAREHOLDERS' EQUITY

Current
Accounts payable and accrued liabilities	$ 78,902	$ 34,779
Due to related parties (Note 7)	7,516	29,086
Promissory note (Note 4)	-	50,671

	86,418	114,536

Shareholders' equity
Capital stock (Note 5)	9,658,134	7,624,451
Contributed surplus (Note 5)	306,568	229,460
Deficit	(6,859,333)	(6,395,485)

	3,105,369	1,458,426

	$ 3,191,787	$ 1,572,962

Nature and continuance of operations (Note 1)

Subsequent events (Note 11)

PAN-NEVADA GOLD CORPORATION

(formerly Castleworth Ventures Inc.)

CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT

YEAR ENDED APRIL 30

	2006	2005

GENERAL AND ADMINISTRATIVE EXPENSES
Consulting and management fees	$ 132,274	$ 173,764
Office	38,935	20,346
Professional fees	75,893	36,780
Rent	17,597	9,481
Shareholder communications	21,144	21,922
Stock-based compensation (Note 6)	77,108	122,580
Transfer agent and regulatory fees	22,978	13,501
Travel	32,391	19,125

Loss before other items	(418,320)	(417,499)

OTHER ITEMS
Interest income	5,670	2,821
Loss on foreign exchange	(51,198)	(8,325)
Write-off of mineral property and reclamation bond (Note 3)	-	(225,065)
Write-off of deferred exploration costs (Note 3)	-	(375,872)

	(45,528)	(606,441)

Loss for the year	(463,848)	(1,023,940)

Deficit, beginning of year	(6,395,485)	(5,371,545)

Deficit, end of year	$ (6,859,333)	$ (6,395,485)

Basic and diluted loss per common share	$ (0.02)	$ (0.07)

Weighted average number of common shares outstanding	19,320,139	15,578,564

The accompanying notes are an integral part of these consolidated financial statements.

PAN-NEVADA GOLD CORPORATION

(formerly Castleworth Ventures Inc.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEAR ENDED APRIL 30

	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES
Loss for the year	$ (463,848)	$ (1,023,940)
Items not affecting cash:
Accrued interest payable on promissory note	-	671
Loss on foreign exchange	5,173	2,323
Stock-based compensation	77,108	122,580
Write-off of mineral property	-	600,937

Changes in non-cash working capital items:
(Increase) decrease in receivables	(7,523)	158
(Increase) decrease in prepaid expenses	(6,012)	10,972
Decrease in accounts payable and accrued liabilities	(7,478)	(4,473)

Cash flows used in operating activities	(402,580)	(290,772)

CASH FLOWS FROM FINANCING ACTIVITIES
(Repayment) advances from related parties	(21,570)	29,086
(Repayment) proceeds from promissory note	(50,000)	50,000
Issuance of capital stock	2,047,340	169,000
Share issue costs	(13,657)	-

Cash flows provided by financing activities	1,962,113	248,086

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition and exploration of mineral properties	(929,022)	(620,160)
Reclamation bonds	(10,795)	(39,800)

Cash flows used in investing activities	(939,817)	(659,960)

Change in cash during the year	619,716	(702,646)

Cash, beginning of year	1,678	704,324

Cash, end of year	$ 621,394	$ 1,678

Supplemental disclosure with respect to cash flows (Note 8)

The accompanying notes are an integral part of these consolidated financial statements.

PAN-NEVADA GOLD CORPORATION

(formerly Castleworth Ventures Inc.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2006

1.

NATURE AND CONTINUANCE OF OPERATIONS

The Company was incorporated on February 11, 1981 under the British Columbia Company Act and its primary business is the acquisition and exploration of mineral properties in the U.S.A.  The Company is considered to be in the exploration stage.  On January 20, 2006, the Company changed its name from “Castleworth Ventures Inc.” to “Pan-Nevada Gold Corporation”.

The Company is in the process of exploring and developing its mineral properties and has not yet determined whether these properties contain ore reserves that are economically recoverable.  The recoverability of the amounts shown for the mineral property and related deferred exploration costs is dependent upon the existence of economically recoverable reserves, the ability of the Company to obtain necessary financing to complete their development and upon future profitable production.

These consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles with the assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business rather than through a process of forced liquidation.  The financial statements do not include adjustments to amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue operations.  Continued operations of the Company are dependent on the Company's ability to receive continued financial support, complete public equity financing, or generate profitable operations in the future. For the purposes of these financial statements these principles conform, in all material respects, to generally accepted accounting principles in the United States, except as described in Note 12.

2.

SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Apex Energy (U.S.) Inc., a Nevada company.  All significant inter-company transactions and balances have been eliminated upon consolidation.

Use of estimates

The preparation of financial statements in accordance with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year.  Actual results could differ from those estimates.

Asset retirement obligations

An asset retirement obligation is a legal obligation associated with the retirement of tangible long-lived assets that the Company is required to settle. The Company recognizes the fair value of a liability for an asset retirement obligation in the year in which it is incurred when a reasonable estimate of fair value can be made.  The carrying amount of the related long-lived asset is increased by the same amount as the liability.  This policy was adopted retroactively in fiscal 2005 and has not affected the Company’s consolidated financial statements.

PAN-NEVADA GOLD CORPORATION

(formerly Castleworth Ventures Inc.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2006

2.

SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

Mineral properties

All costs related to the acquisition, exploration and development of mineral properties are capitalized by property.  If economically recoverable ore reserves are developed, capitalized costs of the related property are reclassified as mining assets and amortized using the unit of production method.  When a property is abandoned, all related costs are written off to operations.  If, after management review, it is determined that the carrying amount of a mineral property is impaired, that property is written down to its estimated net realizable value.  A mineral property is reviewed for impairment whenever events or changes in circumstances indicate that its carrying amount may not be recoverable.

The amounts shown for mineral properties and deferred exploration costs do not necessarily represent present or future values.  Their recoverability is dependent upon the discovery of economically recoverable reserves, the ability of the Company to obtain the necessary financing to complete the development, and future profitable production or proceeds from the disposition thereof.

Foreign currency translation

The Company’s subsidiary is an integrated foreign operation and is translated into Canadian dollars using the temporal method. Monetary items are translated at the exchange rate in effect at the balance sheet date and non-monetary items are translated at historical exchange rates. Income and expense items are translated at rates approximating those in effect at the time of the transaction.  Translation gains and losses are reflected in loss for the year.

Stock-based compensation

The Company uses the fair value method whereby the Company recognizes compensation costs for the granting of all stock options and direct awards of stock.  Any consideration paid by the option holders to purchase shares is credited to capital stock.

Future income taxes

Future income taxes are recorded using the asset and liability method whereby future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Future tax assets and liabilities are measured using the enacted or substantively enacted tax rates expected to apply when the asset is realized or the liability settled.  The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that substantive enactment or enactment occurs.  To the extent that the Company does not consider it more likely than not that a future tax asset will be recovered, it provides a valuation allowance against the excess.

PAN-NEVADA GOLD CORPORATION

(formerly Castleworth Ventures Inc.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2006

2.

SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

Loss per share

The Company uses the treasury stock method to compute the dilutive effect of options, warrants and similar instruments.  Under this method the dilutive effect on loss per share is recognized on the use of the proceeds that could be obtained upon exercise of options, warrants and similar instruments.  It assumes that the proceeds would be used to purchase common shares at the average market price during the year.  For the years presented, this calculation proved to be anti-dilutive.

Basic loss per share is calculated using the weighted average number of common shares outstanding during the year.

Comparative figures

Certain comparative figures have been reclassified to conform with the current year’s presentation.

3.

MINERAL PROPERTIES

2006	Jessup Property	Lyle Campbell Trust Properties	Monte Property	Total

Acquisition costs:
Balance, April 30, 2005	$ -	$ 110,756	$ -	$ 110,756

Additions	59,055	-	-	59,055

Balance, April 30, 2006	59,055	110,756	-	169,811

Exploration costs:
Balance, April 30, 2005	-	1,411,789	-	1,411,789

Advance royalty	30,016	92,880	11,489	134,385
Assays	25,161	106,605	-	131,766
Consulting fees	8,741	2,729	-	11,470
Drilling	127,418	164,993	-	292,411
Geological	66,098	80,496	228	146,822
Mapping	17,158	16,409	-	33,567
Meals and lodging	1,278	10,935	-	12,213
Other	10,209	20,547	-	30,756
Staking and maintenance fees	7,000	82,339	-	89,339
Travel	3,468	18,369	-	21,837
Truck / equipment	8,563	7,768	-	16,331
Total additions	305,110	604,070	11,717	920,897

Balance, April 30, 2006	305,110	2,015,859	11,717	2,332,686

Total costs, April 30, 2006	$ 364,165	$ 2,126,615	$ 11,717	$ 2,502,497

PAN-NEVADA GOLD CORPORATION

(formerly Castleworth Ventures Inc.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2006

3.

MINERAL PROPERTIES (cont’d…)

2005	Thunder Mountain Property	Lyle Campbell Trust Properties	Total

Acquisition costs:
Balance, April 30, 2004	$ 218,529	$ 110,756	$ 329,285

Written-off	(218,529)	-	(218,529)

Balance, April 30, 2005	-	110,756	110,756

Exploration costs:
Balance, April 30, 2004	372,161	795,340	1,167,501

Assays	-	51,283	51,283
Consulting fees	-	1,734	1,734
Drilling	-	184,889	184,889
Geological	-	108,121	108,121
Mapping	-	3,207	3,207
Meals and lodging	-	3,803	3,803
Metallurgical	-	51,837	51,837
Other	87	17,230	17,317
Royalty payments	2,523	73,518	76,041
Staking and maintenance fees	1,101	100,548	101,649
Travel	-	4,968	4,968
Truck / equipment	-	15,311	15,311

Total additions	3,711	616,449	620,160

Written-off	(375,872)	-	(375,872)

Balance, April 30, 2005	-	1,411,789	1,411,789

Total costs, April 30, 2005	$ -	$ 1,522,545	$ 1,522,545

Title to mineral properties

Title to mineral properties involves certain inherent risks due to the difficulties of determining the validity of certain claims as well as the potential for problems arising from the frequently ambiguous conveyancing history characteristic of many mineral properties.  The Company has investigated title to all of its mineral properties and, to the best of its knowledge, title to all of its properties are in good standing.

PAN-NEVADA GOLD CORPORATION

(formerly Castleworth Ventures Inc.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2006

3.

MINERAL PROPERTIES (cont’d…)

Lyle Campbell Trust Properties, Nevada, U.S.A.

During fiscal 2003, the Company entered into a lease option agreement with the Lyle Campbell Trust for a 100% interest in certain gold properties in Nevada.  The Company paid $70,707 (US$45,000) as an advance towards royalty payments and acquired additional claims by staking at a cost of $40,049.

Pursuant to the agreement, the Company must:

i)

Pay US$37,500 advance royalty upon signing of the agreement (paid);

ii)

Pay US$37,500 advance royalty in January 2004 (paid);

iii)

Pay US$60,000 advance royalty in January 2005 (paid);

iv)

Pay US$80,000 advance royalty in January 2006 (paid);

v)

Pay an advance royalty of the greater of US$130,000 or the US dollar equivalent of certain amounts of gold as of the date of the agreement.

The Company must also pay a production royalty based on gross sales on the following sliding scale:

i)

2.5% if gold is less than US$340/ounce;

ii)

3.0% if gold is between US$340/ounce and US$450/ounce;

iii)

4.0% if gold is greater than US $450/ounce.

The Company has advanced funds for reclamation bonds to regulatory bodies against reclamation obligations relating to exploration work on the mineral properties.

In addition, the Company must incur the following exploration expenditures on the Lyle Campbell Trust Properties:

i)

US$80,000 in the 2003 calendar year (incurred);

ii)

US$85,000 in the 2004 calendar year (incurred);

iii)

US$120,000 in the 2005 calendar year (incurred);

iv)

US$130,000 in the 2006 calendar year;

v)

US$165,000 in 2007 and each calendar year thereafter.

Monte Property, Nevada, U.S.A.

During fiscal 2006, the Company entered into a lease agreement with the Lyle Campbell Trust with regard to the Monte property located in White Pine County, Nevada.

Pursuant to the agreement, the Company must:

i)

Pay US$10,000 advance royalty upon signing of the agreement (paid);

ii)

Pay US$10,000 advance royalty in January 2007;

iii)

Pay US$30,000 advance royalty in January 2008;

iv)

Pay US$45,000 advance royalty in January 2009;

v)

Pay an advance royalty of the greater of US$60,000 or the US dollar equivalent of certain amounts of gold as of the date of the agreement.

PAN-NEVADA GOLD CORPORATION

(formerly Castleworth Ventures Inc.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2006

3.

MINERAL PROPERTIES (cont’d…)

Monte Property, Nevada, U.S.A. (cont’d…)

The Company must also pay a production royalty on gross sales on the following sliding scale:

i)

2.5% if gold is less than US$340/ounce;

ii)

3.0% if gold is between US$340/ounce and US$450/ounce;

iii)

4.0% if gold is greater than US$450/ounce.

In addition, the Company must incur the following exploration expenditures on the Monte property:

i)

US$35,000 in the 2006 calendar year;

ii)

US$50,000 in the 2007 calendar year;

iii)

US$75,000 in 2008 and each calendar year thereafter.

Jessup Property, Nevada, U.S.A.

In November 2005, the Company entered into an option agreement with Sunrise Land & Minerals Inc. (“Sunrise”), to acquire a 100% leasehold interest in the Jessup property located northeast of Reno, Nevada pursuant to which the Company paid $59,055.  The Company and Sunrise have two directors in common.

The Company assumed all underlying obligations of the Jessup lease during the 12 month option period.  The Company may acquire the Jessup lease by paying Sunrise a further US$400,000, of which US$200,000 is payable by November 17, 2006 and the remaining US$200,000 is payable by November 17, 2007.

Pursuant to the agreement, the Company must:

i)

Pay US$5,000/month advance royalty in 2006;

ii)

Pay US$6,000/month advance royalty in 2007;

iii)

Pay US$7,000/month advance royalty in 2008;

iv)

Pay US$8,000/month advance royalty in 2009;

v)

Pay an advance royalty of US$9,000/month in 2010 and thereafter.

The Company must also pay a Net Smelter Return (“NSR”) on the following sliding scale:

i)

2.6% NSR if gold is less than US$340/ounce;

ii)

3.1% NSR if gold is between US$340/ounce and US$450/ounce;

iii)

4.1% NSR if gold is between US$450/ounce and US$500/ounce;

iv)

5.1% NSR if gold is greater than US$500/ounce.

There is also a right to buy out all but 1.6% of the royalty for US$2,000,000 if exercised before 2008, US$2,500,000 if exercised during 2008 and US$3,000,000 if exercised after 2008.  All advance royalty payments and production royalty payments made under the lease agreements are to be credited to the buyout.

PAN-NEVADA GOLD CORPORATION

(formerly Castleworth Ventures Inc.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2006

3.

MINERAL PROPERTIES (cont’d…)

Jessup Property, Nevada, U.S.A. (cont’d…)

In February 2006, the Company entered into an option agreement with certain individuals, to acquire a 100% leasehold interest in certain claims located in Churchill County, Nevada.

Pursuant to the agreement, the Company must:

i)

Pay US$6,000 advance royalty upon signing of the agreement (paid);

ii)

Pay US$7,000 advance royalty in January 2007;

iii)

Pay US$8,000 advance royalty in January 2008;

iv)

Pay US$9,000 advance royalty in January 2009;

v)

Pay US$10,000 advance royalty in January 2010 and thereafter.

The Company must also pay a 2.0% Net Smelter Return (“NSR”)

There is also a right to buy out 50% of the royalty for US$1,000,000 at any time during the agreement.

In February, 2006, the Company entered into an option agreement with Victory Exploration (“Victory”), to acquire a 100% leasehold interest in certain claims located in Churchill County, Nevada.

Pursuant to the agreement, the Company must:

i)

Pay US$2,500 advance royalty upon signing of the agreement (paid);

ii)

Pay US$5,000 advance royalty from 2007 to 2010;

iii)

Pay US$10,000 advance royalty from 2011 to 2015;

iv)

Pay US$20,000 advance royalty from 2016 to 2020;

v)

Pay US$30,000 advance royalty from 2021 to thereafter.

The Company must also pay a 5.0% Net Smelter Return (“NSR”).

There is also a right to buy out 50% of the royalty for US$250,000 at any time during the first 5 years of the agreement.

Thunder Mountain Property, Nye County, Nevada, U.S.A.

During fiscal 2003, the Company entered into an option agreement to earn a 50% interest in certain mineral claims in Nye County, Nevada. The Company paid $39,625 and issued 350,000 common shares at a value of $109,000.  The Company also acquired additional claims by staking at a cost of $69,904.

During fiscal 2005, management decided to no longer pursue the interest in the claims and allowed the option agreement to lapse.  Accordingly, $218,529 in mineral property acquisition costs, $375,872 in deferred exploration costs and $6,536 of reclamation bonds were written off to operations.

PAN-NEVADA GOLD CORPORATION

(formerly Castleworth Ventures Inc.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2006

4.

PROMISSORY NOTE

Promissory note with a principal balance of $50,000 payable to a director of the Company, bearing interest at 8% per annum, compounded monthly. During fiscal 2006, the Company repaid the note including interest.

5.

CAPITAL STOCK AND CONTRIBUTED SURPLUS

	Number of Shares	Capital Stock	Contributed Surplus

Authorized
100,000,000 common shares without par value

Issued
Balance at April 30, 2004	15,255,331	$ 7,434,709	$ 127,622
Exercise of stock options	545,000	169,000	-
Contributed surplus adjustment for exercised options	-	20,742	(20,742)
Stock-based compensation	-	-	122,580

Balance at April 30, 2005	15,800,331	7,624,451	229,460
Private placements	5,118,350	2,047,340	-
Share issuance costs	-	(13,657)	-
Stock-based compensation	-	-	77,108

Balance as at April 30, 2006	20,918,681	$ 9,658,134	$ 306,568

Private placements

In July, 2005, the Company issued 4,118,350 units at $0.40 per unit for gross proceeds of $1,647,340.  Each unit consisted of one common share and one non-transferable share purchase warrant entitling the holder to purchase one additional common share at $0.50 until July 19, 2006 and at $0.55 until July 19, 2007.  The Company incurred share issue costs of $13,657 related to this private placement.

In January, 2006, the Company issued 1,000,000 common shares at $0.40 per share for gross proceeds of $400,000 pursuant to a non-brokered private placement.

PAN-NEVADA GOLD CORPORATION

(formerly Castleworth Ventures Inc.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2006

6.

STOCK OPTIONS AND WARRANTS

The Company has a shareholder approved stock option plan under which it is authorized to grant options to executive officers and directors, employees and consultants enabling them to acquire up to 10% of the issued and outstanding common stock of the Company.  Under the plan, the exercise price of each option equals the market price, minimum price or a discounted price, of the Company’s stock as calculated on the date of grant.  The options can be granted for a maximum term of 5 years and vest at the discretion of the board of directors.

	Warrants		Stock Options
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price

Outstanding, April 30, 2004	1,325,781	$ 0.89	505,000	$ 0.55
Granted	-	-	475,000	0.40
Exercised	-	-	(545,000)	0.31
Expired/cancelled	(990,781)	0.77	(160,000)	1.01

Outstanding, April 30, 2005	335,000	1.25	275,000	0.49
Granted	4,118,350	0.50	875,000	0.40
Exercised	-	-	-	-
Expired/cancelled	(335,000)	1.25	(100,000)	0.65

Outstanding, April 30, 2006	4,118,350	$ 0.50	1,050,000	$ 0.40

Number currently exercisable	4,118,350	$ 0.50	750,000	$ 0.40

At April 30, 2006, the Company had outstanding stock options and warrants, enabling the holders to acquire common shares as follows:

	Number of Shares	Exercise Price	Expiry Date

Stock options	75,000	$ 0.40	August 3, 2006
	100,000	0.40	February 8, 2007
	550,000	0.40	August 11, 2007
	300,000	0.40	February 11, 2008
	25,000	0.52	January 24, 2008

Warrants	4,118,350	0.50	July 19, 2006
		then at 0.55	July 19, 2007

PAN-NEVADA GOLD CORPORATION

(formerly Castleworth Ventures Inc.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2006

6.

STOCK OPTIONS AND WARRANTS (cont’d…)

On August 11, 2005, the Company granted 300,000 stock options to a director, which are exercisable at $0.40 per share until February 11, 2008 and which only vest if at least one of the following events occur:

a)

Receipt of an unconditional offer of at least $0.75 per share for at least 75% of the Company’s outstanding common shares.

b)

The Company receives a technical report from an independent qualified person in respect of one of its properties, which complies with the requirements of National Instrument 43-101 of the Canadian Securities Administrators (“NI 43-101”), which report includes a resource estimate that, when the number of ounces of gold or gold equivalent in all categories of resources in such resource estimate is added to the total number of ounces of gold or gold equivalent in all categories of resources in the most recent NI 43-101 compliant resource estimates by independent qualified persons on each of the Company’s other properties, the total number of ounces of gold or gold equivalent for all of the projects of the Company combined exceeds 1,000,000.

Stock-based compensation

The Company granted 875,000 (2005 – 475,000) stock options during the fiscal year ended April 30, 2006.  Stock-based compensation expense of $77,108 (2005 - $122,580) is based on options vesting as calculated using the Black-Scholes option pricing model was recognized and also recorded as contributed surplus on the balance sheet.  The weighted average fair value of the stock options granted during fiscal 2006 was $0.13 (2005 - $0.26) per option.

The following weighted average assumptions were used for the Black-Scholes valuation of stock options issued during the year:

	2006	2005

Risk-free interest rate	3%	3%
Expected life of options	2 years	2 years
Annualized volatility	68%	167%
Dividend rate	0.00%	0.00%

7.

RELATED PARTY TRANSACTIONS

The Company entered into the following transactions with related parties not disclosed elsewhere in the financial statements:

a)

Paid or accrued consulting and management fees totalling $126,858 (2005 - $128,064) to directors and companies controlled by directors.

b)

Paid or accrued rent totalling $17,597 (2005 - $9,481) to a company with a common director.

PAN-NEVADA GOLD CORPORATION

(formerly Castleworth Ventures Inc.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2006

7.

RELATED PARTY TRANSACTIONS (cont’d…)

c)

Paid $59,055 (2005 – Nil) in acquisition costs to a company with a common director for the Jessup property.

d)

Paid $23,123 (2005 – Nil) to a company with a common director for advance royalties on the Jessup property.

These transactions were in the normal course of operations and were measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

Amounts due to related parties are owing to a director and a company controlled by a common director, are non-interest bearing, unsecured and have no fixed terms of repayment.

8.

SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS

	2006	2005

Cash paid during the year for interest	$ 1,350	$ -

Cash paid during the year for income taxes	$ -	$ -

The significant non-cash transaction for the year ended April 30, 2006 was incurring mineral property expenditures of $50,930 through accounts payable and accrued liabilities.

There were no significant non-cash transactions for the year ended April 30, 2005.

9.

FINANCIAL INSTRUMENTS

The Company’s financial instruments consist of cash, receivables, reclamation bonds, due to related parties and accounts payable and accrued liabilities.  Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.  The Company is exposed to financial risk arising from fluctuations in foreign exchange rates and the degree of volatility of these rates.  The Company does not use derivative instruments to reduce its exposure to foreign currency risk.  The fair value of these financial instruments approximates their carrying values, unless otherwise noted.

PAN-NEVADA GOLD CORPORATION

(formerly Castleworth Ventures Inc.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2006

10.

INCOME TAXES

a)

A reconciliation of current income taxes at statutory rates with the reported taxes is as follows:

	2006	2005

Loss before income tax recovery	$ (463,848)	$ (1,023,940)

Expected income tax recovery	$ (143,793)	$ (364,727)
Other non deductible mineral property costs	71,032	281,944
Stock-based compensation not deductible for tax purposes	23,903	43,663
Unrecognized benefits of non-capital losses	48,858	39,120

Total income tax recovery	$ -	$ -

b)

Details of future income tax assets are as follows:

	2006	2005

Future tax assets:
Non-capital loss carryforwards	$ 479,055	$ 471,000
Capital losses available for future periods	10,586	10,001
Other	17,730	19,288
Resource deductions	1,245,254	1,089,477

	1,752,625	1,589,766

Valuation allowance	(1,752,625)	(1,589,766)

Net future tax assets	$ -	$ -

The Company has non-capital losses of approximately $1,270,000 which may be carried forward and applied against taxable income in future years.  These losses, if unutilized, will expire through 2016.  Subject to certain restrictions, the Company has further resource development and exploration expenditures totalling approximately $5,800,000 available to reduce taxable income of future years.

In addition, the Company has capital losses of approximately $56,000 which may be applied against taxable capital gains in the future.   These capital losses may be carried forward indefinitely.

The benefits of these losses and resource deduction have not been reflected in these consolidated financial statements and have been offset by a valuation allowance.

PAN-NEVADA GOLD CORPORATION

(formerly Castleworth Ventures Inc.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2006

11.

SUBSEQUENT EVENTS

The following event occurred subsequent to April 30, 2006:

a) The Company received $1,280,029 from the exercise of 2,560,058 warrants priced at $0.50 per warrant.

b)

The Company received $40,000 from the exercise of 100,000 stock options priced at $0.40 per option.

12.

DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED

ACCOUNTING PRINCIPLES

The consolidated financial statements have been prepared in accordance with Canadian GAAP.  Canadian GAAP differs in certain material respects from US GAAP.  The material differences between Canadian GAAP and US GAAP and their effect on the Company’s consolidated financial statements are summarized in the tables below.

Consolidated balance sheets
	April 30, 2006 $	April 30, 2005 $
TOTAL ASSETS
Canadian GAAP	3,191,787	1,572,962
Mineral properties (i)	(2,332,686)	(1,411,789)

US GAAP	859,101	161,173

TOTAL LIABILITIES
Canadian and US GAAP	86,418	114,536

SHAREHOLDERS' EQUITY
Canadian GAAP	3,105,369	1,458,426
Mineral properties (i)	(2,332,686)	(1,411,789)
	772,683	46,637
US GAAP	859,101	161,173

PAN-NEVADA GOLD CORPORATION

(formerly Castleworth Ventures Inc.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2006

12.

DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED

ACCOUNTING PRINCIPLES (cont’d…)

Consolidated statements of operations	Year ended April 30, 2006 $	Year ended April 30, 2005 $
Net loss under Canadian GAAP	(463,848)	(1,023,940)
Write-off of deferred exploration costs	-	375,872
Mineral property expenditures (i)	(920,897)	(620,160)
Net loss under US GAAP	(1,384,745)	(1,268,228)

Loss per share under US GAAP	(0.07)	(0.08)
Weighted average number of common shares outstanding	19,320,139	15,578,564

Consolidate statements of cash flows	Year ended April 30, 2006 $	Year ended April 30, 2005 $
OPERATING ACTIVITIES
Cash used under Canadian GAAP	(402,580)	(290,772)
Mineral property expenditures (i)	(869,967)	(620,160)
Cash used under US GAAP	(1,272,547)	(910,932)

INVESTING ACTIVITIES
Cash used under Canadian GAAP	(939,817)	(659,960)
Mineral property expenditures (i)	869,967	620,160
Cash used under US GAAP	(69,850)	(39,800)

Mineral property acquisition and exploration costs

Mineral property costs, including acquisition and exploration costs, are accounted for in accordance with Canadian GAAP as disclosed in Note 2.  Emerging Issues Task Force (“EITF”) No. 04-02 – “Whether Mineral Rights are Tangible or Intangible Assets”, concluded that mineral rights are tangible assets.  Accordingly, the Company continues to capitalize mineral property acquisition costs pursuant to US GAAP.  Exploration expenditures are expensed until an independent feasibility study has determined that the property is capable of commercial production and mine development begins.  At the Company’s current stage of exploration no economically recoverable reserves have been identified on any of its properties.  Exploration costs will continue to be expensed as they are incurred until an independent feasibility study has been completed and mine development begins.

PAN-NEVADA GOLD CORPORATION

(formerly Castleworth Ventures Inc.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2006

12.

DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED

ACCOUNTING PRINCIPLES (cont’d…)

Property acquisition costs include cash consideration and the fair value of common shares issued for mineral property interests. For property acquired under an option agreement or by joint venture, where payments are made at the sole discretion of the Company, payments are recorded in the accounts at the time of payment.

The amounts shown for mineral properties represent costs incurred to date, less recoveries and write-downs, and are not intended to reflect present or future values.

(i)

Functional currency

The Company’s functional currency is the Canadian dollar.

(ii)

Credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents.  The Company places its cash and cash equivalents with high quality financial institutions, thereby minimizing exposure for deposits in excess of federally insured amounts.  The Company believes that credit risk associated with cash is remote.

(iii)

Stock-based compensation

Under United States GAAP, Statements of Financial Accounting Standards No. 123, “Accounting for Stock-based Compensation” (“SFAS 123”) recommended, but did not require, companies to establish a fair market value based method of accounting for stock-based compensation plans.  For the year ended April 30, 2005, the Company has elected to follow the recommendations of SFAS 123 and has chosen to account for stock-based compensation using the fair value based method.

Effective May 1, 2005, the Company adopted SFAS No. 123(revised), “Share-Based Payment: (“SFAS 123(R)”) utilizing the modified prospective approach. The impact of adoption of the standard did not materially affect the Company’s financial position, results of operations, or cash flows because the Company previously adopted the fair value based method of accounting for stock options prescribed by SFAS 123, “Accounting for Stock-Based Compensation”. Accordingly, there is no difference between Canadian GAAP and United States GAAP in the accounting for stock-based compensation for the years ended April 30, 2006 and 2005.

Recent United States Accounting Pronouncements:

September 2006 - FASB issued Statement No. 157, “Fair Value Measures”.  This Statement defines fair value, establishes a framework for measuring fair value, expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. Statement No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of Statement No. 157 will change current practice. Statement No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007.  The Company is currently evaluating the impact of Statement No. 157 but does not expect that it will have a material impact on the consolidated financial statements.

PAN-NEVADA GOLD CORPORATION

(formerly Castleworth Ventures Inc.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2006

12.

DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED

ACCOUNTING PRINCIPLES (cont’d…)

June 2006 - FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109” (“FIN 48”).  This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB No. 109, “Accounting for Income Taxes.”  This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  This Interpretation also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006.   The Company has determined that the implementation of FIN 48 will likely not have an impact on its results of operations or financial position.

In May 2005, FASB issued Statement of Financial Accounting Standards No. 154, “Accounting Changes and Error Corrections – A Replacement of APB Opinion No. 20 and FASB Statement No. 3” (“SFAS 154”), which is effective for fiscal years beginning after December 15, 2005.  SFAS 154 requires that changes in accounting policy be accounted for on a retroactive basis.

PAN-NEVADA GOLD CORPORATION

CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited – Prepared by Management)

NINE MONTH PERIOD ENDED

JANUARY 31, 2007

UNAUDITED INTERIM FINANCIAL STATEMENTS

In accordance with National Instrument 51-102 released by the Canadian Securities Administrators, the Company discloses that its auditors have not reviewed the unaudited consolidated financial statements for the period ended January 31, 2007.

PAN-NEVADA GOLD CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited – Prepared by Management)

	January 31, 2007	April 30, 2006

ASSETS

Current
Cash	$ 830,071	$ 621,394
Receivables	6,352	8,657
Prepaid expenses	6,391	7,133

	842,814	637,184

Reclamation bonds	52,463	52,106

Mineral properties (Note 4)	4,369,699	2,502,497

	$ 5,264,976	$ 3,191,787

LIABILITIES AND SHAREHOLDERS' EQUITY

Current
Accounts payable and accrued liabilities	$ 76,207	$ 78,902
Due to related parties	794	7,516

	77,001	86,418
Shareholders' equity
Capital stock (Note 5)	12,190,780	9,658,134
Contributed surplus (Note 5)	361,295	306,568
Deficit	(7,364,100)	(6,859,333)

	5,187,975	3,105,369

	$ 5,264,976	$ 3,191,787

Nature of operations (Note 2)

Subsequent events (Note 12)

The accompanying notes are an integral part of these consolidated financial statements.

PAN-NEVADA GOLD CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT

(Unaudited – Prepared by Management)

	Three Month Period Ended January 31, 2007	Three Month Period Ended January 31, 2006	Nine Month Period Ended January 31, 2007	Nine Month Period Ended January 31, 2006

GENERAL AND ADMINISTRATIVE EXPENSES
Consulting and management fees	$ 49,021	$ 29,729	$ 133,983	$ 83,806
Office	(362)	13,450	5,272	79,428
Professional fees	116,882	33,249	167,765	52,259
Rent	5,198	5,249	15,271	12,422
Shareholder communications	9,330	5,588	49,258	10,065
Stock-based compensation (Note 7)	-	-	109,969	67,885
Transfer agent and regulatory fees	9,041	7,387	19,344	24,705
Travel	9,074	8,857	22,933	22,986

Loss before other items	(198,184)	(103,509)	(523,795)	(353,556)

OTHER ITEMS
Interest income	7,146	1,338	19,028	1,338

Loss for the period	(191,038)	(102,171)	(504,767)	(352,218)

Deficit, beginning of the period	(7,173,062)	(6,645,532)	(6,859,333)	(6,395,485)

Deficit, end of the period	$ (7,364,100)	$ (6,747,703)	$ (7,364,100)	$ (6,747,703)

Basic and diluted loss per share	(0.01)	$ (0.01)	$ (0.02)	$ (0.02)

Weighted average number of shares outstanding	26,276,701	20,157,811	24,677,792	18,804,667

The accompanying notes are an integral part of these consolidated financial statements.

PAN-NEVADA GOLD CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited – Prepared by Management)

	Three Month Period Ended January 31, 2007	Three Month Period Ended January 31, 2006	Nine Month Period Ended January 31, 2007	Nine Month Period Ended January 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES
Loss for the period	$ (191,038)	$ (102,171)	$ (504,767)	$ (352,218)
Items not affecting cash:
Loss on foreign exchange	-	1,593	2,260	5,503
Stock-based compensation	-	-	109,969	67,885

Changes in non-cash working capital items:
Increase (decrease) in receivables	(2,190)	(2,298)	2,305	(3,003)
(Increase) decrease in prepaid expenses	20,059	(9,963)	(271)	(11,353)
Increase (decrease) in accounts payable
and accrued liabilities	48,939	(28,725)	(11,091)	(12,865)

Cash flows used in operating activities	(124,230)	(141,564)	(401,595)	(306,051)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition and exploration of mineral properties	(557,501)	(222,796)	(1,860,053)	(664,914)
Reclamation bonds	(357)	-	(357)	-

Cash flows used in investing activities	(557,858)	(222,796)	(1,860,410)	(664,914)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of capital stock	1,157,375	400,000	2,477,404	2,047,340
(Repayment) advances from related parties	794	3,537	(6,722)	(25,549)
Repayment of promissory note	-	-	-	(50,671)
Share subscriptions received in advance	(360,000)	-	-	-
Share issue costs	-	-	-	(4,920)

Cash flows provided by financing activities	798,169	403,537	2,470,682	1,966,200

Change in cash during the period	116,081	39,177	208,677	995,235

Cash, beginning of the period	713,990	957,736	621,394	1,678

Cash, end of the period	830,071	$ 996,913	$ 830,071	$ 996,913

Supplemental disclosures with respect to cash flows (Note 8)

The accompanying notes are an integral part of these consolidated financial statements.

PAN-NEVADA GOLD CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited – Prepared by Management)

JANUARY 31, 2007

1.

BASIS OF PRESENTATION

The unaudited consolidated financial statements contained herein include the accounts of Pan-Nevada Gold Corporation (the “Company”) and its wholly owned subsidiary, Apex Energy (U.S.) Inc., a Nevada company.  All significant inter-company transactions have been eliminated upon consolidation.

The interim period unaudited consolidated financial statements have been prepared by the Company in accordance with Canadian generally accepted accounting principles.  All financial summaries included are presented on a comparative and consistent basis showing the figures for the corresponding period in the preceding year.  The preparation of financial data is based on accounting principles and practices consistent with those used in the preparation of annual financial statements.  Certain information and footnote disclosure normally included in consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.  These interim period statements should be read together with the Company’s audited consolidated financial statements and the accompanying notes for the year ended April 30, 2006.  In the opinion of the Company, its unaudited interim consolidated financial statements contain all adjustments necessary in order to present a fair statement of the results of the interim periods presented.

These unaudited consolidated financial statements have been prepared on a going concern basis which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The continuing operations of the Company are dependent upon its ability to continue to raise adequate financing and to commence profitable operations in the future.

Certain reclassifications have been made to the prior period financial statements to conform to the current period presentation.

2.

NATURE OF OPERATIONS

The Company was incorporated on February 11, 1981 under the British Columbia Company Act and its primary business is the acquisition and exploration of mineral properties in the U.S.A.  On January 20, 2006, the Company changed its name from “Castleworth Ventures Inc.” to “Pan-Nevada Gold Corporation”.  The Company’s trading symbol on the TSX Venture Exchange also changed to PNV.

The Company is in the process of exploring and developing its mineral properties and has not yet determined whether these properties contain ore reserves that are economically recoverable.  The recoverability of the amounts shown for the mineral properties and related deferred exploration costs are dependent upon the existence of economically recoverable reserves, the ability of the Company to obtain necessary financing to complete their development and upon future profitable production.

On December 12, 2006, the Company entered into a Letter of Intent with Midway Gold Corp. (“Midway”) that provides for a proposed acquisition of the Company by way of a Plan of Arrangement (“Arrangement”) with the combined entity to carry on under the Midway Gold Corp. name. Under the Arrangement, the Company’s shareholders will receive one Midway share and one-half of one Midway share purchase warrant for every four shares of the Company. Each whole warrant will entitle the holder to purchase one additional Midway share at a price of $4.00 per share for a term of 12 months. The Company’s options and warrants will be convertible under the Arrangement into Midway options and warrants, on the same basis.

The Company announced an amended agreement which is fully disclosed in subsequent events. (Note 12)

PAN-NEVADA GOLD CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited – Prepared by Management)

JANUARY 31, 2007

3.

INCOME (LOSS) PER SHARE

Basic loss per share is calculated using the weighted-average number of shares outstanding during the period.

4.

MINERAL PROPERTIES

Title to mineral property interests

Title to mineral property interests involve certain inherent risks due to the difficulties of determining the validity of certain claims as well as the potential for problems arising from the frequently ambiguous conveyancing history characteristic of many mineral claims.  The Company has investigated title to its mineral property interests and, to the best of its knowledge, title to all of its interests are in good standing.

Lyle Campbell Trust Properties, Nevada, U.S.A.

During fiscal 2003, the Company entered into a lease option agreement with the Lyle Campbell Trust for a 100% interest in certain gold properties in Nevada.  The Company paid $70,707 (US$45,000) as an advance towards royalty payments and acquired additional claims by staking at a cost of $40,049.

Pursuant to the agreement, the Company must:

i)

Pay US$37,500 advance royalty upon signing of the agreement (paid);

ii)

Pay US$37,500 advance royalty in January 2004 (paid);

iii)

Pay US$60,000 advance royalty in January 2005 (paid);

iv)

Pay US$80,000 advance royalty in January 2006 (paid);

v)

In January 2007 and thereafter pay an advance royalty of the greater of US$165,000 or the US dollar equivalent of certain amounts of gold as of the date of the agreement. (paid US$165,000)

The Company must also pay a production royalty based on gross sales on the following sliding scale:

i)

2.5% if gold is less than US$340/ounce;

ii)

3.0% if gold is between US$340/ounce and US$450/ounce;

iii)

4.0% if gold is greater than US $450/ounce.

The Company has advanced funds for reclamation bonds to regulatory bodies against reclamation obligations relating to exploration work on the mineral properties.

In addition, the Company must incur the following exploration expenditures on the Lyle Campbell Trust Properties:

i)

US$80,000 in the 2003 calendar year (incurred);

ii)

US$85,000 in the 2004 calendar year (incurred);

iii)

US$120,000 in the 2005 calendar year (incurred);

iv)

US$130,000 in the 2006 calendar year; (incurred)

v)

US$165,000 in 2007 and each calendar year thereafter.

PAN-NEVADA GOLD CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited – Prepared by Management)

JANUARY 31, 2007

4.

MINERAL PROPERTIES (cont’d…)

Monte Property, Nevada, U.S.A.

During fiscal 2006, the Company entered into a lease agreement with the Lyle Campbell Trust with regard to the Monte property located in White Pine County, Nevada.

Pursuant to the agreement, the Company must:

i)

Pay US$10,000 advance royalty upon signing of the agreement (paid);

ii)

Pay US$10,000 advance royalty in January 2007 (paid);

iii)

Pay US$30,000 advance royalty in January 2008;

iv)

Pay US$45,000 advance royalty in January 2009;

v)

In January 2010 and thereafter pay an advance royalty of the greater of US$60,000 or the US dollar equivalent of certain amounts of gold as of the date of the agreement.

The Company must also pay a production royalty on gross sales on the following sliding scale:

i)

2.5% if gold is less than US$340/ounce;

ii)

3.0% if gold is between US$340/ounce and US$450/ounce;

iii)

4.0% if gold is greater than US$450/ounce.

In addition, the Company must incur the following exploration expenditures on the Monte property:

i)

US$35,000 in the 2006 calendar year (incurred);

ii)

US$50,000 in the 2007 calendar year;

iii)

US$75,000 in 2008 and each calendar year thereafter.

Jessup Property, Nevada, U.S.A.

In November 2005, the Company entered into an option agreement with Sunrise Land & Minerals Inc. (“Sunrise”), to acquire a 100% leasehold interest in the Jessup property located northeast of Reno, Nevada pursuant to which the Company paid $59,055.  The Company and Sunrise have two directors in common.

The Company assumed all underlying obligations of the Jessup lease during the 12 month option period.  On November 17, 2006, the Company exercised its option to acquire the Jessup lease by paying Sunrise US$200,000.  An additional US$200,000 is payable by November 17, 2007.

PAN-NEVADA GOLD CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited – Prepared by Management)

JANUARY 31, 2007

4.

MINERAL PROPERTIES (cont’d…)

Jessup Property, Nevada, U.S.A. (cont’d…)

Pursuant to the agreement, the Company must:

i)

Pay US$5,000/month advance royalty in 2006;

ii)

Pay US$6,000/month advance royalty in 2007 (renegotiated to US$5,000/month)

iii)

Pay US$7,000/month advance royalty in 2008;

iv)

Pay US$8,000/month advance royalty in 2009;

v)

Pay an advance royalty of US$9,000/month in 2010 and thereafter.

The Company must also pay a Net Smelter Return (“NSR”) on the following sliding scale:

i)

2.6% NSR if gold is less than US$340/ounce;

ii)

3.1% NSR if gold is between US$340/ounce and US$450/ounce;

iii)

4.1% NSR if gold is between US$450/ounce and US$500/ounce;

iv)

5.1% NSR if gold is greater than US$500/ounce.

There is also a right to buy out all but 1.6% of the royalty for US$2,000,000 if exercised before 2008, US$2,500,000 if exercised during 2008 and US$3,000,000 if exercised after 2008.  All advance royalty payments and production royalty payments made under the lease agreements are to be credited to the buyout.

In February 2006, the Company entered into an option agreement with certain individuals, to acquire a 100% leasehold interest in certain claims located in Churchill County, Nevada.

Pursuant to the agreement, the Company must:

i)

Pay US$6,000 advance royalty upon signing of the agreement (paid);

ii)

Pay US$7,000 advance royalty in January 2007 (paid);

iii)

Pay US$8,000 advance royalty in January 2008;

iv)

Pay US$9,000 advance royalty in January 2009;

v)

Pay US$10,000 advance royalty in January 2010 and thereafter.

The Company must also pay a 2.0% Net Smelter Return (“NSR”)

There is also a right to buy out 50% of the royalty for US$1,000,000 at any time during the agreement.

In February, 2006, the Company entered into an option agreement with Victory Exploration (“Victory”), to acquire a 100% leasehold interest in certain claims located in Churchill County, Nevada.

PAN-NEVADA GOLD CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited – Prepared by Management)

JANUARY 31, 2007

4.

MINERAL PROPERTIES (cont’d…)

Jessup Property, Nevada, U.S.A. (cont’d…)

Pursuant to the agreement, the Company must:

i)

Pay US$2,500 advance royalty upon signing of the agreement (paid);

ii)

Pay US$5,000 advance royalty from 2007 to 2010;

iii)

Pay US$10,000 advance royalty from 2011 to 2015;

iv)

Pay US$20,000 advance royalty from 2016 to 2020;

v)

Pay US$30,000 advance royalty from 2021 to thereafter.

The Company must also pay a 5.0% Net Smelter Return (“NSR”).

There is also a right to buy out 50% of the royalty for US$250,000 at any time during the first 5 years of the agreement.

	Jessup Property	Lyle Campbell Trust Properties	Monte Property	Total

Acquisition costs:
Balance, April 30, 2006	$ 59,055	$ 110,756	$ -	$ 169,811

Additions	227,240	-	-	227,240

Balance, January 31, 2007	286,295	110,756	-	397,051

Exploration costs:
Balance, April 30, 2006	305,110	2,015,859	11,717	2,332,686

Advance royalty	61,631	205,783	11,759	279,173
Assays	87,461	119,137	3,129	209,727
Consulting fees	11,543	25,358	-	36,901
Drilling	244,016	374,476	-	618,492
Geological	116,589	103,867	11,896	232,352
Mapping	2,884	5,861	2,381	11,126
Meals and lodging	1,763	10,610	907	13,280
Other	31,850	26,728	397	58,975
Reclamation	-	7,931	-	7,931
Staking and maintenance fees	21,102	86,941	15,531	123,574
Travel	6,341	15,720	918	22,979
Truck / equipment	6,160	17,562	1,730	25,452
Total additions	591,340	999,974	48,648	1,639,962

Balance, January 31, 2007	896,450	3,015,833	60,365	3,972,648

Total costs, January 31, 2007	$ 1,182,745	$ 3,126,589	$ 60,365	$ 4,369,699

PAN-NEVADA GOLD CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited – Prepared by Management)

JANUARY 31, 2007

5.

CAPITAL STOCK AND CONTRIBUTED SURPLUS

	Number of Shares	Capital Stock	Contributed Surplus

Authorized
100,000,000 common shares without par value

Issued
Balance as at April 30, 2006	20,918,681	$ 9,658,134	$ 306,568
Exercise of stock options	550,000	113,000	-
Exercise of warrants	2,622,558	1,314,404	-
Private placement	3,500,000	1,050,000	-
Contributed surplus adjustment for exercised options	-	55,242	(55,242)
Stock-based compensation	-	-	109,969

Balance as at January 31, 2007	27,591,239	$ 12,190,780	$ 361,295

On November 23, 2006, the Company issued 3,500,000 units for a private placement at $0.30 per unit for gross proceeds of $1,050,000.  Each unit consists of one common share and one half of one share purchase warrant. Each whole warrant will entitle the holder to purchase an additional common share at $0.40 until May 23, 2008. The common shares and warrants comprising the Units and any shares issued on exercise of the warrants are subject to a hold period expiring on March 24, 2007.  There were no commissions or finders fee payable on the financing.

During the nine month period ended January 31, 2007, the Company received $113,000 from the exercise of 550,000 stock options.

The Company received an additional $1,314,404 from the exercise of 2,622,558 warrants.

6.

STOCK OPTIONS AND WARRANTS

Options

The Company has a stock option plan under which it is authorized to grant options to executive officers and directors, employees and consultants enabling them to acquire up to 10% of the issued and outstanding common stock of the Company.  Under the plan, the exercise price of each option equals the market price, minimum price or a discounted price, of the Company’s stock as calculated on the date of grant.  The options can be granted for a maximum term of 5 years and vest at the discretion of the board of directors.

PAN-NEVADA GOLD CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited – Prepared by Management)

JANUARY 31, 2007

6.

STOCK OPTIONS AND WARRANTS (cont’d…)

As at January 31, 2007, the Company had the following outstanding stock options:

Number of Shares	Exercise Price	Expiry Date

75,000	$ 0.40	February 9, 2007
475,000	0.40	August 11, 2007
300,000	0.40	February 11, 2008
500,000	0.30	October 11, 2008

Warrants

At January 31, 2007, the Company had share purchase warrants outstanding enabling holders to acquire the following:

Number of Shares	Exercise Price	Expiry Date

1,495,792	$ 0.55	July 19, 2007
1,750,000	0.40	May 23, 2008

7.

STOCK-BASED COMPENSATION

During the nine month period ended January 31, 2007, the Company granted 600,000 (2006 – 550,000) stock options to directors and officers. The estimated fair value of these options was $0.18 (2005 - $0.12) per share for an estimated total of $109,969 (2005 - $67,885). This amount has been expensed as stock-based compensation in the statement of operations with a corresponding amount recorded as contributed surplus in shareholders’ equity.

The following assumptions were used for the Black-Scholes valuation of stock options granted during the period:

	2006	2005
Risk-free interest rate	3.88%	3.13%
Expected life of options	2 years	2 years
Annualized volatility	104.62%	67.28%
Dividend rate	0.00%	0.00%

PAN-NEVADA GOLD CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited – Prepared by Management)

JANUARY 31, 2007

8.

SUPPLEMENTAL DISCLOSURES WITH RESPECT TO CASH FLOWS

The significant non-cash transaction for the nine month period ended January 31, 2007 was incurring mineral property expenditures of $7,149 through accounts payable and accrued liabilities.

There were no significant non-cash transactions during the nine month period ended January 31, 2006.

9.

RELATED PARTY TRANSACTIONS

The Company entered into the following transactions with related parties:

a)

Paid or accrued consulting and management fees totalling $113,603 (2006 - $81,306) to directors and companies controlled by directors.

b)

Paid or accrued rent totalling $15,271 (2006 - $12,422) to a company with a common director.

c)

Paid $50,626 (2006 - $11,592) to a company with a common director and shareholder for advance royalties on the Jessup property.  A second director is a shareholder of the company receiving the advance royalties.

d)

Paid $227,240 (2006 - $59,055) in acquisition costs to a company with a common director and shareholder for the Jessup property.  A second director is a shareholder of the company receiving the acquisition payment.

These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

10.

FINANCIAL INSTRUMENTS

The Company’s financial instruments consist of cash, receivables, reclamation bonds, accounts payable and accrued liabilities.  Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.  The Company is exposed to financial risk arising from fluctuations in foreign exchange rates and the degree of volatility of these rates.  The Company does not use derivative instruments to reduce its exposure to foreign currency risk.  The fair value of these financial instruments approximates their carrying values, unless otherwise noted.

11.

SEGMENTED INFORMATION

The Company has one reportable operating segment being the acquisition and exploration of mineral properties.  All of the Company’s capital assets are located in the United States of America.

PAN-NEVADA GOLD CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited – Prepared by Management)

JANUARY 31, 2007

12.

SUBSEQUENT EVENTS

Exercised Stock Options

Subsequent to January 31, 2007, the Company received $90,000 from the exercise of 250,000 stock options.

Arrangement Agreement Signed and Amended

On February 16, 2007, the Company announced that it entered into an Arrangement Agreement (“Arrangement”) with Midway Gold Corp. (“Midway”) which supersedes the Letter of Intent previously announced on December 12, 2006.  The Arrangement was signed by Midway and the Company on February 20, 2007.

The Company plans to mail its Information Circular regarding the Arrangement to shareholders of record as of February 20, 2007.

Shareholders of the Company can vote on the Arrangement at a special meeting.  The meeting will be held on Tuesday, April 10, 2007 at 2:00pm in the offices of DuMoulin Black, 10th floor, 595 Howe Street, Vancouver, British Columbia.  A fairness opinion on the effect of the Arrangement will be provided with the meeting materials.

On February 26, 2007, the Company announced that the terms of the formal Arrangement have been modified.  Under the amended Arrangement, the Company’s shareholders will instead receive one Midway common share for every 3.5714 Pan-Nevada shares (or 0.28 of a Midway share for each Pan-Nevada share) and the Midway share purchase warrants will not be issued.  This change was made due to United States securities legislation issues affecting the exercise of the Midway warrants by U.S. residents.  The parties respective valuations of Midway and the Company have not changed.

Holders of existing Pan-Nevada share purchase warrants and stock options will receive new Midway share purchase warrants and stock options under the arrangement which are equivalent to their rights existing prior to the Arrangement.

12.

DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The consolidated financial statements have been prepared in accordance with Canadian GAAP.  Canadian GAAP differs in certain material respects from US GAAP.  The material differences between Canadian GAAP and US GAAP and their effect on the Company’s consolidated financial statements are summarized in the tables below.

MIDWAY GOLD CORP.

Pro-Forma Consolidated Financial Statements

(Expressed in Canadian dollars)

(unaudited)

For the Year Ended December 31, 2006

And the Nine Months Ended September 30, 2007

MIDWAY GOLD CORP.

Pro-Forma Consolidated Statements of Operations

(Expressed in Canadian dollars)

(unaudited)

Year ended December 31, 2006

		Pan-Nevada
	Midway Gold	Gold
	Corp. year	Corporation
	ended	year ended
	December 31,	January 31,	Pro Forma			Pro Forma
	2006	2007	Adjustments	Notes		Consolidated
Expenses
Consulting	$37,625	$301,643	$-			$339,268
Depreciation	19,282	-				19,282
Interest and bank charges	12,242	-	-			12,242
Investor relations	282,034	60,337	-			342,371
Legal, audit and accounting	148,945	191,399	-			340,344
Mineral exploration expenditures	6,432,052	1,895,945				8,327,997
Office and administration	147,396	(14,775)	4,045		2(d)	136,666
Salaries and benefits	862,719	-	-			862,719
Transfer agent and filing fees	26,121	17,617	-			43,738
Travel	67,024	32,338	-			99,362
Operating loss	(8,035,440)	(2,484,504)	(4,045)	-		(10,523,989)
Other income (expenses):
Foreign exchange (loss)	(22,983)	(51,198)	-			(74,181)
Interest income	196,195	23,360	-			219,555
	173,212	(27,838)	-	-		145,374
Net loss before income tax	(7,862,228)	(2,512,342)	(4,045)	-		(10,378,615)
Income tax recovery	621,000	-				621,000
Net loss	$(7,241,228)	$(2,512,342)	$(4,045)			$(9,757,615)
Basic and diluted loss per share	$(0.23)	(0.10)	-			$(0.25)
Weighted average number of shares
outstanding	32,000,213	24,677,792	6,909,837			38,910,050

See accompanying notes to pro forma consolidated financial statements

	Midway Gold Corp. nine months ended September 30, 2007	Pan-Nevada Gold Corporation three months ended January 31, 2007	Pro Forma Adjustments	Note	Pro Forma Consolidated

Expenses
Consulting	$96,621	$49,021	$-		$145,642
Depreciation	44,704	-			44,704
Interest and bank charges	4,208	-	-		4,208
Investor relations	182,027	9,330	-		191,357
Legal, audit and accounting	252,522	116,882	-		369,404
Mineral exploration expenditures	8,191,603	330,261			8,521,864
Office and administration	97,896	4,836	-		102,732
Salaries and benefits	1,402,725	-	-		1,402,725
Transfer agent and filing fees	57,929	9,041	-		66,970
Travel	85,604	9,074	-		94,678

Loss before the undernoted	(10,415,839)	(528,445)	-		(10,944,284)

Other income (expenses):
Foreign exchange gain (loss)	1,177,085	-	-		1,177,085
Interest income	247,855	7,146	-		255,001
	1,424,940	7,146	-		1,432,086
Net loss before income tax	(8,990,899)	(521,299)	-		(9,512,198)
Income tax recovery	655,000	-			655,000
Net loss	$(8,335,899)	$(521,299)	$-		$(8,857,198)

Basic and diluted loss per share	$(0.20)	$(0.02)	$-		$(0.21)
Weighted average number of shares* outstanding	41,983,854	26,276,701	2,368,725		44,352,579

MIDWAY GOLD CORP.

Notes to Pro Forma Consolidated Financial Statements

(Expressed in Canadian dollars)

(unaudited)

For the year ended December 31, 2006

And the nine months ended September 30, 2007

1. Description of Offer and Basis of Presentation:

The accompanying unaudited pro forma consolidated financial statements of Midway Gold Corp. (the “Company” or “Midway”) have been prepared by management of Midway for inclusion in the amended prospectus of the Company dated November 21, 2007.

On April 13, 2007 the Company and Pan-Nevada-Nevada Gold Corp. (“Pan-Nevada”) concluded an amended February 16, 2007 formal arrangement agreement (the “Arrangement Agreement”) whereby Midway acquired on April 16, 2007, through a series of transactions, all outstanding Pan-Nevada common shares on the basis of one Midway common share being issued for every 3.5714 Pan-Nevada common share held (the “Arrangement”). Pan-Nevada option and warrant holders received Midway options and warrants based on the Pan-Nevada/Midway share exchange ratio.  For purposes of the pro forma, Midway is considered to be the acquirer of Pan-Nevada assets.

These pro forma statements include:

(a)

a pro forma consolidated statement of operations for the year ended December 31, 2006 prepared from the audited annual consolidated statement of operations of Midway for the year ended December 31, 2006 and the unaudited interim consolidated statements of operations of Pan-Nevada for the year ended January 31, 2007 which was constructed from the unaudited interim consolidated statement of operations of Pan-Nevada for the nine month period ended January 31, 2007 and 2006, and the consolidated statement of operations of Pan-Nevada for the year ended April 30, 2006, adjusted to US GAAP, which gives pro forma effect to the acquisition of Pan-Nevada and the assumptions described in note 2 as if this transaction occurred on January 1, 2006.

(b)

a pro forma consolidated statement of operations for the nine months ended September 30, 2007 prepared from the unaudited interim consolidated statement of operations of Midway for the nine months ended September 30, 2007 and the unaudited interim consolidated statements of operations of Pan-Nevada for the three months ended January 31, 2007 adjusted to US GAAP, which gives pro forma effect to the acquisition of Pan-Nevada and the assumptions described in note 2 as if this transaction occurred on January 1, 2006.

					Constructed
		Pan-Nevada	Constructed	Pan-Nevada	Pan-Nevada
		Gold	Pan-Nevada	Gold	Gold
	Pan-Nevada	Corporation	Gold	Corporation	Corporation
	Gold	for the nine	Corporation	for the nine	for the twelve
	Corporation	months ended	three months	months ended	months ended
	year ended	January 31,	ended April	January 31,	January 31,
	April 30, 2006	2006	30, 2006	2007	2007
Expenses
Consulting and stock based compensation	$209,382	$151,691	$57,691	$243,952	$301,643
Investor relations	21,144	10,065	11,079	49,258	60,337
Legal, audit and accounting	75,893	52,259	23,634	167,765	191,399
Mineral exploration expenditures	-	-	-	-	-
Office and administration	56,532	91,850	(35,318)	20,543	(14,775)
Transfer agent and filing fees	22,978	24,705	(1,727)	19,344	17,617
Travel	32,391	22,986	9,405	22,933	32,338
Loss before the undernoted	(418,320)	(353,556)	(64,764)	(523,795)	(588,559)
Other income (expenses):
Foreign exchange gain (loss)	(51,198)	-	(51,198)	-	(51,198)
Interest income	5,670	1,338	4,332	19,028	23,360
	(45,528)	1,338	(46,866)	19,028	(27,838)
Net loss for Canadian GAAP	(463,848)	(352,218)	(111,630)	(504,767)	(616,397)
Mineral exploration expenditures	(920,897)	(664,914)	(255,983)	(1,639,962)	(1,895,945)
Net loss for US GAAP	$(1,384,745)	$(1,017,132)	$(367,613)	$(2,144,729)	$(2,512,342)

It is management’s opinion that these pro forma consolidated financial statements include all adjustments necessary for the fair presentation, in all material respects, of the proposed acquisition described above in accordance with US GAAP applied on a basis consistent with Midway’s accounting policies, subject to the uncertainties with respect to the Pan-Nevada information as described in note 2.  No adjustments have been made to reflect potential cost savings that may occur subsequent to completion of the transaction.  The pro forma consolidated statements of operations do not reflect non-recurring changes or credits directly attributable to the transaction, of which none are currently anticipated.

These unaudited pro forma consolidated financial statements are not intended to reflect the results of operations or the financial position of Midway which would have actually resulted had the proposed transactions described in Note 2 occurred on January 1, 2006.  Further, this unaudited pro forma financial information is not necessarily indicative of the results of operations or the financial position that may be attained in the future.  The pro forma consolidated financial statements should be read in conjunction with the consolidated audited financial statements of Midway for the year ended December 31, 2006, the consolidated unaudited interim financial statements of Midway for the nine months ended September 30, 2007, and the consolidated unaudited interim financial statements of Pan-Nevada for the nine month period ended January 31, 2007 and the consolidated audited financial statements for the year ended April 30, 2006.

2. Pro Forma Assumptions:

The unaudited pro forma consolidated statement of operation incorporates the following pro forma assumptions:

Acquisition of Pan-Nevada:

(a)

The issuance of 7,764,109 common shares of Midway to the shareholders of Pan-Nevada in exchange for all of the shares of Pan-Nevada.  The value of each of the 7,764,109 Midway common share issued has been determined to be $3.22 (based on the closing price of Midway’s common shares on the closing of the Arrangement Agreement) for an aggregate value of $25,000,431).

(b)

Each 3.5714 Pan-Nevada stock option outstanding on closing of the Arrangement Agreement was exchanged for one Midway new option resulting in 308,000 Midway new options being issued.  Each Midway new option will, upon exercise in accordance with the terms thereof, entitle the holder to receive one Midway common share at an exercise price equal to 3.5714 times the original exercise price of each Pan-Nevada stock option.  The fair value of the 308,000 Midway New Options has been estimated to be $608,020 based on the Black-Scholes option pricing model (note 3(b)).

(c)

Each 3.5714 Pan-Nevada share purchase warrant outstanding on closing of the Arrangement Agreement was exchanged for one Midway new warrant.  Each Midway new warrant will, upon exercise in accordance with the terms thereof, entitle the holder to receive one Midway common share at an exercise price equal to 3.5714 times the original exercise price of each Pan-Nevada warrant.   The fair value of the 870,323 Midway new warrants has been estimated to be $1,420,054 based on the Black-Scholes option pricing model (note 3(b)).

(d)

The payments of the costs of the proposed transaction are estimated as $372,000 of which $284,231 was incurred and recorded as deferred acquisition costs resulting in a remaining $87,769 estimated cash outlay.  The amount of $4,045 adjusts prepaid deposits outstanding on Pan-Nevada's balance sheet that will not be available for use on completion of the transaction.

The total acquisition price of the Pan-Nevada assets is as follows:

The total acquisition price of the Pan-Nevada assets is as follows:
Issuance of 7,764,109 shares of Midway net of issue costs	$25,000,431
Issuance of common share options	608,020
Issuance of share purchase warrants	1,420,054
Transaction costs	372,000
$27,400,505
The total acquisition price has been allocated to the net assets of Pan-Nevada acquired as follows:
Cash	$830,071
Receivables	6,352
Prepaid expenses	6,284
Reclamation bonds	52,463
Mineral properties	36,636,274
Current liabilities	(80,939)
Future income tax	(10,050,000)
$27,400,505

The allocation of the acquisition price includes a deferred income tax liability of approximately $10 million which reflects temporary differences related to the accounting and tax values of Pan-Nevada’s identifiable assets and liabilities.  The deferred income tax liability may be materially different depending on determination of the actual tax basis of the mineral properties acquired.

As a consequence of the nature of this transaction, there may be actions and other events or changes initiated by Pan-Nevada that could significantly change the purchase price allocations.  For example, changes to other assets and liabilities will result in changes to the fair values of the assets and liabilities.   The final allocation of the purchase price and the fair values of Pan-Nevada’s assets and liabilities are subject to completion of definitive analysis, which would be carried out in the coming months.

3.  Pro Forma Share Capital:

The issued common shares, share options and common share purchase warrants to purchase shares of Midway at the completion of the proposed transaction are expected to be:

(a)

Common shares, options and warrants:

	Number of shares	Amount
Balance December 31, 2006	35,927,950	$37,871,763
Issued for the acquisition of Pan-Nevada, net of issue costs	7,764,109	25,000,431
Pro-forma balance December 31, 2006	43,692,059	$62,872,194

	Number of warrants and options	Amount
Balance December 31, 2006	5,421,000	$4,620,560
Share purchase warrants issued for Pan-Nevada share purchase warrants	870,323	1,420,054
Stock options issued for Pan-Nevada stock options	308,000	608,020
Pro-forma balance December 31, 2006	6,599,323	$6,648,634

 (b)

Black Scholes assumptions:

Consideration for the acquisition of Pan-Nevada included the issuance of 308,000 Midway New Options to the holders of Pan-Nevada stock options and 870,323 Midway new warrants to the holders of Pan Nevada share purchase warrants on April 16, 2007. The assumptions used to calculate the aggregate value of the options used a risk free interest rate of 4.13%, an expected life of between 3 months to 18 months for the Midway new options, an expected life of between 3 months and 13 months for the Midway new warrants, an expected volatility of 68% and no dividends.

4. Loss per share:

The calculation of pro forma loss per share in the pro forma consolidated statements of operations for the year ending December 31, 2006, is based on the weighted average number of common shares of Midway actually outstanding for the period, plus the effect of the additional shares issued for the acquisition of Pan-Nevada assuming the transactions described in note 2 occurred on January 1, 2006. The actual weighted average number of shares outstanding of Pan-Nevada for the year ended January 31, 2007 was 24,677,792.

THE SEC’S POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITIES

Our Articles provide that directors and officers shall be indemnified by us, to the extent authorized by Division 5 of Part 5 of the British Columbia Business Corporations Act, against all judgments, penalties or fines awarded or imposed in legal proceedings or investigative actions.  The Articles also authorize the board of directors to indemnify any other person, subject to the approval of the Supreme Court of British Columbia.

Our employment agreement with Alan Branham provides for indemnification to the fullest extent permitted by applicable law. This includes indemnifying him for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by him in connection with any criminal or civil action brought or threatened against him by reason of his being or having been our officer or director or employee, except for gross negligence or willful misconduct.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

TRANSFER AGENT AND REGISTRAR

Our registrar and transfer agent for our common shares is Computershare Investor Services Inc. located at its principal offices in Vancouver, British Columbia and Toronto, Ontario.

LEGAL MATTERS

The law firm of Davis & Company LLP has acted as our counsel by providing an opinion on the validity of the securities.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, accordingly, file current and periodic reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-1 under the Securities Act, as amended, in connection with this offering. This prospectus, which is part of the registration statement, does not contain all of the information contained in the registration statement. For further information with respect to us and the shares of common shares offered hereby, reference is made to such registration statement, including the exhibits thereto, which may be read, without charge, and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a site on the World Wide Web at http://www.sec.gov that contains current and periodic reports, proxy statements and other information regarding registrants that filed electronically with the SEC. Statements contained in this prospectus as to the intent of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to this registration statement, each such statement being qualified in all respects by such reference.

MIDWAY GOLD CORP.

8,450,000 Shares of Common shares

PROSPECTUS

Subject to Completion:  November 23, 2007

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Amount
Securities and Exchange Commission Registration Fee	$ 728
Legal Fees and Expenses	$50,000
Accounting Fees and Expenses	$25,000
Printing and Engraving Expenses	$1,000
Miscellaneous Expenses	$1,000

Total	$77,728

ITEM 14.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles provide that directors and officers shall be indemnified by us, to the extent authorized by Division 5 of Part 5 of the British Columbia Business Corporations Act, against all judgments, penalties or fines awarded or imposed in legal proceedings or investigative actions.  The Articles also authorize the board of directors to indemnify any other person, subject to the approval of the Supreme Court of British Columbia.

Our employment agreement with Alan Branham provides for indemnification to the fullest extent permitted by applicable law. This includes indemnifying him for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by him in connection with any criminal or civil action brought or threatened against him by reason of his being or having been our officer or director or employee, except for gross negligence or willful misconduct.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

On December 12, 2006, Pan-Nevada and Midway announced an agreement whereby Midway would acquire, through a series of transactions, all of the issued and outstanding common shares in the capital of Pan-Nevada on the basis of one common share of Midway for every 3.5714 common shares of Pan-Nevada (or 0.28 of a Midway share for each Pan-Nevada share) pursuant to a Plan of Arrangement between Pan-Nevada and Midway (the “Arrangement”).  On April 16, 2007 (the “Effective Date”), the Plan of Arrangement was closed.  As a result of the Arrangement, all former Pan-Nevada shareholders became shareholders of Midway on the basis of one Midway share for every 3.5714 Pan-Nevada common shares held, and Midway issued 7,764,109 shares of common shares.  Also, holders of Pan-Nevada share purchase warrants and stock options were issued new Midway share purchase warrants and stock options under the Arrangement, adjusted to reflect the same 3.5714 exchange ratio as the common shares.  The new Midway share purchase warrants and stock potions are exercisable within the deadlines applicable to their Pan-Nevada stock options and warrants, subject to the terms of the Pan-Nevada stock option plan and warrant certificates, respectively, at prices relative of the 3.5714 exchange ratio.  Midway issued 870,323 warrants and 308,000 options in connection with the issuance.  The issuance by Midway of the Midway Shares, Options and Warrants pursuant to the Arrangement was not registered under the U.S. Securities Act or the securities laws of any state of the United States and was effected in reliance upon the Section 3(a)(10) Exemption under the U.S. Securities Act and applicable exemptions from registration under the securities laws of each state of the United States in which U.S. Shareholders reside.  Section 3(a)(10) of the U.S. Securities Act exempts from registration a security which is issued in exchange for outstanding securities where the terms and conditions of such issuance and exchange are approved, after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange have the right to appear, by a court or by a governmental authority expressly authorized by law to grant such approval.  Accordingly, the final order of the Court constituted a basis for the exemption from the registration requirements of the U.S. Securities Act with respect to the Midway Shares, Options and Warrants issued in connection with the Arrangement.  The final Court order found that the terms and conditions of the exchange are fair to those to whom securities will be issued and in making the fairness determination the Court was provided sufficient information  to determine the value of both the securities, claims or interests to be surrendered and the securities issued in the Arrangement.  The Court acknowledged in the final Court order that Midway would rely on the Section 3(a)(10) exemption based on the Court's approval of the transaction.

During the past three years Midway has raised all of its funding by way of private placements.  We offered and sold the following securities outside the United States to non-U.S. persons in off-shore transactions pursuant to the exclusion from registration available under Regulation S of the Securities Act and in the United States in private transactions not involving a public offering pursuant to exemptions available under Rule 506 of Regulation D and Section 4(2) of the Securities Act.

On August 26, 2004 Midway closed a Cdn$765,000 non-brokered private placement of 1,020,000 units at Cdn$0.75 per unit with each unit comprised of one common share and one non-transferable share purchase warrant.  The units were issued to Mohinder Brar, Surinder Brar, Geoffrey Goodall, Halcorp Capital Ltd., George T. Hawes, Brian J. McAlister, John McGoran, Connie Regan, Peter Schulhof, Eric Chee-Hang Wong and Frank Yu, each a non-U.S. person outside the United States in off shore transactions in reliance upon an exception from the registration requirements available under Rule 903 of Regulation S.  All of the 1,020,000 share purchase warrants that entitled the holder to purchase one additional share at a price of Cdn$0.80 per share for a period of six months were subsequently exercised.  A finders’ fee of 55,650 common shares was issued in connection with this transaction.

On December 21, 2004 Midway closed a Cdn$595,000 non-brokered private placement of 700,000 units at Cdn$0.85 per unit with each unit comprised of one common share and one non-transferable share purchase warrant.  The units were issued to William Ambrose, Brian E. Bayley, Winnie Chu, Eric Cunningham, Michael H. Halvorson, Jens Jansen, Cristina Hawes, George Hawes, Kathleen Hawes, Hemisphere Holdings Ltd., Richard Hsu, Cheryl Kosaka, Sandra Lee, Michael Mandl, William Matlack, Greg McCoach, Angela M. Miller, Angela Miller ITF Nicholas Miller, Avis M. Muir, Ken Muir, Dev Randhawa, Matthew Sheerin, Ronald E. Sowerby, Lisa Stefani, Jim Thomas and Frank Yu, each a non-U.S. person outside the United States in off shore transactions in reliance upon an exception from the registration requirements available under Rule 903 of Regulation S.  All of the 700,000 share purchase warrants that entitled the holder to purchase one additional share at a price of Cdn$1.00 per share for a period of one year were subsequently exercised.  A finders’ fee of 18,750 common shares was issued in connection with this transaction.

On February 16, 2005 Midway closed a Cdn$2,125,000 non-brokered private placement of 2,500,000 units at Cdn$0.85 per unit with each unit comprised of one common share and one non-transferable share purchase warrant.  The following investors purchased units:  Peter Chapman, David M. Cole, William Davidson, George T. Hawes, Richard Hsu, Kellogg Capital Group LLC, William Matlack, Avis Muir, Ken Muir, Passport Master Fund LP, Passport Master Fund II, LP, Alexandra Pearson, Barry E. Powell, James A. Powell, Rupert Stuart and Frank Yu.  The units were issued to non-U.S. persons outside the United States in off shore transactions in reliance upon an exception from the registration requirements available under Rule 903 of Regulation S and to “accredited investors” (as defined in Rule 501(a) of Regulation D) in the United States pursuant to an exemption from registration available under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act of 1933.  All of the 2,500,000 share purchase warrants that entitled the holder to purchase one additional share at a price of Cdn$1.00 per share for a period of one year were subsequently exercised.  A finders’ fee of Cdn$69,700 was paid and 75,800 common shares were issued in connection with this transaction.

On July 27, 2005 Midway closed a Cdn$1,150,000 non-brokered private placement of 1,000,000 units at Cdn$1.15 per unit with each unit comprised of one common share and one-half of one non-transferable share purchase warrant.  The following investors purchased units:  Geologic Resource Fund Ltd., Geologic Resource Fund LP, Loews Corporation, SV Absolute Precious LP and Permal Gold Ltd.  The units were issued to non-U.S. persons outside the United States in off shore transactions in reliance upon an exception from the registration requirements available under Rule 903 of Regulation S and to “accredited investors” (as defined in Rule 501(a) of Regulation D) in the United States pursuant to an exemption from registration available under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act of 1933.   All of the 500,000 share purchase warrants that entitled the holder to purchase one additional share at a price of Cdn$1.15 per share for a period of one year were subsequently exercised.

On August 22, 2005 Midway closed a Cdn$700,000 non-brokered private placement of 500,000 units at Cdn$1.40 per unit with each unit comprised of one common share and one-half of one non-transferable share purchase warrant.  The following investors purchased units:  Geologic Resource Fund Ltd. and Geologic Resource Fund LP.  The units were issued to one non-U.S. person outside the United States in off shore transactions in reliance upon an exception from the registration requirements available under Rule 903 of Regulation S and to one  “accredited investor” (as defined in Rule 501(a) of Regulation D) in the United States pursuant to an exemption from registration available under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act of 1933.   All of the 250,000 share purchase warrants that entitled the holder to purchase one additional share at a price of Cdn$1.45 per share for a period of one year were subsequently exercised.

In January 2006 Midway issued 40,000 common shares at a value of Cdn$88,000 pursuant to a purchase and sale agreement to purchase mining claims for the Spring Valley project.  The Shares were issued to a non-U.S. person outside the United States in off shore transactions in reliance upon an exception from the registration requirements available under Rule 903 of Regulation S.

 On May 16, 2006 Midway closed a Cdn$6,705,000 non-brokered private placement of 3,725,000 units at Cdn$1.80 per unit with each unit comprised of one common share and one-half of one non-transferable share purchase warrant.  The following investors purchased units:  Barrick Gold Corporation, Sprott Asset Management Inc., Sonny Manraj Janda, William M. Sheriff, Mark D. Johnson, Michael A. Berry, James E. Currie and Maya C. Likar.  The units were issued to non-U.S. persons outside the United States in off shore transactions in reliance upon an exception from the registration requirements available under Rule 903 of Regulation S. and to “accredited investors” (as defined in Rule 501(a) of Regulation D) in the United States pursuant to an exemption from registration available under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act of 1933.  Of the 1,862,500 share purchase warrants that entitled the holder to purchase one additional share at a price of Cdn$2.70 per share for a period of one year 1,725,000 were subsequently exercised.

On November 10, 2006 Midway closed a Cdn$5,000,000 non-brokered private placement of 2,000,000 units at Cdn$2.50 per unit with each unit comprised of one common share and one-half of one non-transferable share purchase warrant.  The following investors purchased units:  Barrick Gold Corporation, W. William Bednarczyck TR, JB Partners LLP, Thomas Magne, Daniel S. Perkins, Patrice M. Perkins, David H. Potter, Richard W. Perkins, Pyramid Partners LP, Elizabeth M. Bishop, Marlin Broberg, Sephen F. Witort, David M. Cole, Richard Droset, Libra Fund LP, Libra Offshore Ltd., Gold Arrow Global Mining Fund, Dennis Lavalle, Jerry Bulman, Halcorp Capital Ltd., Walter Nassichuk, Jon Woolstencroft, Douglas Silverberg, Michael Mandl, Peter Chapman, Cristina Hawes Mohr, George T. Hawes, Brian McAlister, Kudu Partners LP and Steve McKee.  The units were issued to non-U.S. persons outside the United States in off shore transactions in reliance upon an exception from the registration requirements available under Rule 903 of Regulation S and “accredited investors” (as defined in Rule 501(a) of Regulation D) in the United States pursuant to an exemption from registration available under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act of 1933.   The 1,000,000 share purchase warrant entitles the holder to purchase one additional share at a price of Cdn$3.00 per share until November 10, 2007.

On August 24, 2007 we issued 2,000,000 common shares at a price of Cdn$2.70 per share for proceeds of Cdn$5,400,000 by way of a private placement.  The investor, Resolute Performance Fund, is a non-U.S. person outside the United States.  The common shares were issued pursuant to an exception from registration available under Rule 903 of Regulation S of the Securities Act of 1933, as amended.

ITEM 16.   EXHIBITS

Exhibit Number	Description
2.1(1)	Amended and Restated Arrangement Agreement between Midway Gold Corp. and Pan-Nevada Gold Corporation, dated February 26, 2007
3.1(1)	Notice of Articles

3.2(1)	Articles
4.1(1)	Form of Stock Certificate
4.2(1)	Form of Warrant Certificate issued in connection with the November 2006 Private Placement
4.3(1)	Form of Subscription Agreement for May 2006 Private Placement
4.4(1)	Form of Subscription Agreement for November 2006 Private Placement
5.1(1)	Opinion of Davis & Company LLP
10.1(1)	Option Amendment Agreement between Paul G. Schmidt and Mary Ann Schmidt and Thomas C. Patton and Linda Sue Patton and Midway Gold Corp., dated November 2, 2004
10.2(1)	Purchase and Sale Agreement between Paul G. Schmidt and MGC Resources Inc., dated August 15, 2003.
10.3(1)	Purchase and Sale Agreement between Echo Bay Exploration Inc. and MGC Resources Inc. dated September 1, 2003
10.4(1)	Sale Deed between Nevada Land and Resource Company LLC and MGC Resources Inc., dated October 5, 2005
10.5(1)	Purchase and Sale Agreement between Coeur Rochester, Inc. and MGC Resources Inc., dated January 25, 2006
10.6(1)	Mineral Lease Agreement and Option to Purchase between Lamonte J. Duffy and MGC Resources Inc., dated April 25, 2006
10.7(1)	Sale Deed between Seymork Investments Ltd. and MGC Resources Inc., dated May 5, 2006
10.8(1)	Mineral Lease Agreement and Option to Purchase between Dave Rowe, Randall Stoeberl and MGC Resources Inc., dated July 18, 2006
10.9(1)	Mineral Lease Agreement and Option to Purchase between Lamonte J. Duffy and MGC Resources Inc., dated October 25, 2006
10.10(1)	Mineral Lease Agreement and Option to Purchase between Dale Chabino and Diana Chabino and MGC Resources Inc., dated October 30, 2006
10.11(1)	Mineral Lease Agreement between the Lyle Campbell Trust and Pan-Nevada Resources Corporation dated January 7, 2003
10.12(1)	Mineral Lease Agreement and Option to Purchase between George D. Duffy and MGC Resources Inc. dated June 1, 2007.
10.13(1)	Stock Option Plan of Midway Gold Corp.
10.14(2)	Stock Option Plan of Midway Gold Corp. - Form of Stock Option Agreement
10.15(1)	Employment Agreement between Alan Branham and Midway Gold Corp.

10.16(1)	Contracting Agreement between Doris Meyer, Golden Oak Corporate Services Ltd. and Midway Gold Corp. dated December 1, 2006
10.17(1)	Consulting Agreement between Kelly Hyslop
10.18(1)	Consulting Agreement between John Watson
14.1(1)	Code of Ethics
23.1(1)	Consent of Todd Wakefield, M.S.c., MAusIMM (AMEC E&C Services, Mining & Metals)
23.2(1)	Consent of Gordon Seibel, MAusIMM (AMEC E&C Services, Mining & Metals)
23.3	[Intentionally left blank]
23.4(1)	Consent of Michael M. Gustin, R.P. Geo (Mine Development Associates)
23.5(1)	Consent of Steven Ristorcelli, R.P. Geo. (Mine Development Associates)
23.6(1)	Consent of Mine Development Associates
23.7	Consent of Davidson & Company LLP
23.8	Consent of KPMG LLP
24.1(1)	Power of Attorney
99.1(3)	Charter of Audit Committee
99.2(3)	Charter of Compensation Committee
99.3(3)	Charter of Nominating and Corporate Governance Committee

(1)  Previously filed with the initial registration statement on Form S-1 filed with the Securities and Exchange Commission on August 6, 2007 and incorporated herein by reference.

(2)  Previously filed with amendment no. 1 on Form S-1/A filed with the Securities and Exchange Commission on September 27, 2007 and incorporated herein by reference.

(3)  Previously filed with amendment no. 2 on Form S-1/A filed with the Securities and Exchange Commission on November 2, 2007 and incorporated herein by reference.

ITEM 17.   UNDERTAKINGS.

(a)

The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, B.C. on November 23, 2007.

MIDWAY GOLD CORP. By: /s/ Alan D. Branham Alan D. Branham President, Chief Executive Officer and Director (Principal Executive Officer)
By: /s/ Doris Meyer Doris Meyer Chief Financial Officer and Corporate Secretary (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Alan D. Branham Alan D. Branham	President, Chief Executive Officer and Director	November 23, 2007

/s/ Doris Meyer Doris Meyer	Chief Financial Officer and Corporate Secretary	November 23, 2007

/s/ Brian J. McAlister** Brian J. McAlister	Director	November 23, 2007

/s/ Brian E. Bayley** Brian E. Bayley	Director	November 23, 2007

/s/ George T. Hawes** George T. Hawes	Director	November 23, 2007

/s/ William M. Sheriff** William M. Sheriff	Director	November 23, 2007

/s/ William A. Lupien** William A. Lupien	Director	November 23, 2007

** Executed by Doris Meyer pursuant to Power of Attorney dated August 1, 2007.